     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1997

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         ASTORIA FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    6035                                   11-3170868
     (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                           ONE ASTORIA FEDERAL PLAZA
                       LAKE SUCCESS, NEW YORK 11042-1085
                                 (516) 327-3000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             GEORGE L. ENGELKE, JR.
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         ASTORIA FINANCIAL CORPORATION
                           ONE ASTORIA FEDERAL PLAZA
                       LAKE SUCCESS, NEW YORK 11042-1085
                                 (516) 327-3000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

              ROBERT C. AZAROW, ESQ.                              MARK J. MENTING, ESQ.
              THACHER PROFFITT & WOOD                              SULLIVAN & CROMWELL
        TWO WORLD TRADE CENTER, 38TH FLOOR                     125 BROAD STREET, 30TH FL.
             NEW YORK, NEW YORK 10048                           NEW YORK, NEW YORK 10004
                  (212) 912-7400                                     (212) 558-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: At the effective time of the merger of
The Greater New York Savings Bank with and into Astoria Federal Savings and Loan Association as described in the attached Joint Proxy Statement-Prospectus.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
        TITLE OF EACH CLASS                            PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
        OF SECURITIES TO BE            AMOUNT TO BE     OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
             REGISTERED                REGISTERED(1)     PER SHARE(2)         PRICE(3)           FEE(4)
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value(5)....     5,666,517             $            $237,993,714        $2,865.00
=============================================================================================================

(1) This Registration Statement covers the maximum number of shares of the Registrant's common stock that may be issued in the transaction described herein.

(2) Not applicable.

(3) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(f), based on the average of the high and low sale prices of the common stock of The Greater New York Savings Bank on June 18, 1997 as reported on the Nasdaq National Market System ($20.50) and the maximum number of such shares (15,110,712) that may be exchanged for the securities being registered, reduced by the amount of Cash Consideration payable in the Merger.

(4) The required fee pursuant to Section 6(b) of the Securities Act of 1933 ($72,119.00) has been reduced by the amount of the fee previously paid to the Commission with respect to this transaction ($69,254.00), in accordance with Rule 457(b).

(5) This Registration Statement also covers preferred share purchase rights issued under the Rights Agreement between Astoria Financial Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated as of July 17, 1996, which are currently transferable with and only with the shares of Common Stock registered hereby.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                                        ONE ASTORIA FEDERAL
                                                        PLAZA
                                                        LAKE SUCCESS, NY
                                                        11042-1085
[Astoria Financial Corporation Logo]                    (516) 327-3000

                                                                   June 24, 1997

Dear Stockholder:

     On behalf of the Board of Directors, it is with great pleasure that I extend to you a cordial invitation to attend a Special Meeting of Stockholders of Astoria Financial Corporation ("AFC"). The Special Meeting will be held on August 1, 1997, at 9:30 a.m., Eastern Time, at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York 11040. At the Special Meeting, you will be asked to consider and vote upon AFC's issuance of shares of AFC common stock (the "Merger Shares") in connection with the Agreement and Plan of Merger entered into by AFC, Astoria Federal Savings and Loan Association ("Astoria Federal") and The Greater New York Savings Bank ("GNYSB") on March 29, 1997, as amended (the "Merger Agreement"), and an amendment to AFC's Certificate of Incorporation to change the par value of AFC's authorized preferred stock from $0.01 to $1.00 per share (the "Certificate Amendment").

     The Merger Agreement provides for the merger of GNYSB with and into Astoria Federal with Astoria Federal being the surviving corporation (the "Merger"). It also provides that the aggregate consideration payable to stockholders of GNYSB Common Stock in the Merger will consist of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock. Each share of GNYSB Common Stock will be converted in the Merger into the right to receive: (i) 0.5 of a share of AFC Common Stock,
(ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock (collectively, the "Merger Consideration"). The Merger Consideration may be increased by AFC in the event GNYSB exercises its rights under the Merger Agreement to deliver to AFC a notice to terminate the Merger Agreement due to the price of the AFC Common Stock declining below certain levels established by formulas set forth in the Merger Agreement. The actual consideration ultimately received by a stockholder for shares of GNYSB Common Stock will depend upon certain election, allocation and proration procedures and the election of other stockholders as described in the accompanying materials. GNYSB expects that the shares of GNYSB Series A ESOP Convertible Preferred Stock will be converted into shares of GNYSB Common Stock prior to the consummation of the Merger. Holders of shares of GNYSB 12% Noncumulative Perpetual Preferred Stock, Series B will receive an equal amount of shares of a newly-created series of preferred stock of AFC with substantially identical and no less favorable terms.

     The Merger Agreement has been unanimously approved by the Boards of Directors of AFC, Astoria Federal and GNYSB. Your Board of Directors has determined that the Merger is in the best interests of AFC and its stockholders and unanimously recommends that you vote FOR approval of the issuance of the Merger Shares and the Certificate Amendment.

     Approval by the AFC stockholders of the issuance of the Merger Shares and the Certificate Amendment is a condition to the consummation of the Merger. Consummation of the Merger is also subject to certain other conditions, including the approval of the Merger Agreement by GNYSB's stockholders entitled to vote on the Merger Agreement and the approval of the Merger by various regulatory agencies. The stockholders of GNYSB will consider and vote upon a proposal to approve the Merger Agreement at a special meeting to be held on August 1, 1997.

     The enclosed Notice of Special Meeting of Stockholders and Joint Proxy Statement-Prospectus describe the Merger and provide information concerning the Special Meeting. Please read these materials carefully.

     The affirmative vote of a majority of the total votes cast at the AFC Meeting and entitled to vote thereon is required for approval of the issuance of the Merger Shares. In addition, the affirmative vote of a majority of shares of AFC Common Stock outstanding is required for approval of the Certificate Amendment, which approval is a condition to the completion of the Merger. Accordingly, a failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Certificate Amendment. Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, I urge you to sign, date and return the enclosed blue proxy card as soon as possible to ensure that your shares will be represented at the Special Meeting.

     The Merger is an important step for AFC and its stockholders. On behalf of the Board of Directors, I urge you to vote FOR both proposals.

     If you have any questions, please call (516) 327-3000.

                                        Sincerely,

                                    /s/ George L. Engelke, Jr.
                                        George L. Engelke, Jr.
                                        Chairman, President and
                                        Chief Executive Officer

                         ASTORIA FINANCIAL CORPORATION
                           ONE ASTORIA FEDERAL PLAZA
                          LAKE SUCCESS, NEW YORK 11042
                                 (516) 327-3000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 1, 1997

     A Special Meeting of Stockholders of Astoria Financial Corporation ("AFC") will be held on August 1, 1997 at 9:30 a.m., Eastern Time, at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York 11040. The Special Meeting will be held to consider and act upon the following matters:

          1. The issuance by AFC of shares of its common stock pursuant to an Agreement and Plan of Merger, dated as of the 29th day of March, 1997, as amended (the "Merger Agreement"), by and among AFC, Astoria Federal Savings and Loan Association and The Greater New York Savings Bank, a New York State chartered stock savings bank. A copy of the Merger Agreement is included as Appendix A to the accompanying Joint Proxy Statement-Prospectus;

          2. The amendment of AFC's Certificate of Incorporation to change the par value of AFC's authorized preferred stock from $0.01 to $1.00 per share; and

          3. The authorization of the Board of Directors of AFC, in its discretion, to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the transactions contemplated by the Merger Agreement or otherwise.

     Holders of record of AFC common stock as of the close of business on June 23, 1997, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available at the meeting and at Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042-1085, and at the New Hyde Park Inn for a period of ten days prior to the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE.

                                          By Order of the Board of Directors,

                                          /s/ William K. Sheerin
                                          William K. Sheerin
                                          Senior Vice President & Secretary

Dated: June 24, 1997

                                                              [THE GREATER LOGO]

June 24, 1997

Dear Stock Holder:

     It is with great pleasure that I extend to you a cordial invitation to attend a Special Meeting of Stockholders of The Greater New York Savings Bank ("GNYSB"). The Special Meeting will be held on August 1, 1997 at 9:30 a.m., Eastern Time at The Grand Prospect Hall, 263 Prospect Avenue, Brooklyn, New York 11215. As you may be aware, on March 29, 1997, GNYSB, Astoria Financial Corporation ("AFC") and Astoria Federal Savings and Loan Association ("Astoria Federal") entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger of GNYSB into Astoria Federal with Astoria Federal being the surviving corporation (the "Merger"). At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement.

     The Merger Agreement provides that the aggregate consideration payable to holders of GNYSB Common Stock in the Merger will consist of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock. Each share of GNYSB Common Stock will be converted in the Merger into the right to receive: (i) 0.5 of a share of AFC Common Stock, (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock. The actual consideration ultimately received by a stockholder for shares of GNYSB Common Stock will depend upon certain election, allocation and proration procedures and the election of other stockholders as described in the accompanying materials. Because the Merger provides that the aggregate consideration payable to holders of GNYSB Common Stock in the Merger will be fixed such that it consists of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock, no guarantee can be given that the election of any given stockholder will be honored.

     GNYSB expects that the shares of GNYSB Series A ESOP Convertible Preferred Stock (the "GNYSB Series A Preferred Stock") held in The Greater New York Savings Bank Employee Stock Ownership Plan will be converted into shares of GNYSB Common Stock prior to the consummation of the Merger and exchanged as described above. Holders of shares of GNYSB 12% Noncumulative Perpetual Preferred Stock, Series B will receive an equal amount of shares of a newly-created series of preferred stock of AFC with substantially identical and no less favorable terms.

     The Merger Agreement has been unanimously approved by the Boards of Directors of GNYSB, AFC and Astoria Federal. Your Board has determined that the Merger is in the best interests of GNYSB and its stockholders and unanimously recommends that you vote FOR approval of the Merger Agreement. The investment banking firm of Sandler O'Neill & Partners, L.P. has advised your Board of Directors that, in its opinion, as of June 24, 1997, the consideration to be received by the holders of GNYSB Common Stock and the GNYSB Series B Preferred Stock is fair from a financial point of view to the holders of such shares.

     Consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement by the requisite vote of GNYSB stockholders, the approval of the issuance of the shares to be issued in the Merger and an amendment to AFC's Certificate of Incorporation by the requisite vote of AFC stockholders, and the approval of the Merger by various regulatory agencies. The stockholders of AFC will consider and vote upon a proposal to approve the transactions contemplated by the Merger Agreement at a special meeting to be held at 9:30 a.m., Eastern Time, on August 1, 1997.

     The enclosed Notice of Special Meeting of Stockholders and Joint Proxy Statement-Prospectus describe the Merger and provide information regarding the Special Meeting. Please read these materials carefully.

     Your vote is very important regardless of the number of shares you own. The affirmative vote of two-thirds of the aggregate outstanding shares of GNYSB Common Stock and GNYSB Series A Preferred Stock entitled to vote at the Special Meeting, voting as a single class, is required to approve the Merger Agreement. A failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Merger Agreement. Therefore, I urge you to execute, date and return the enclosed white proxy card in the enclosed postage paid envelope as soon as possible to assure that your shares will be voted at the Special Meeting. YOU SHOULD NOT SEND IN CERTIFICATES FOR YOUR SHARES OF GNYSB COMMON STOCK OR GNYSB SERIES A PREFERRED STOCK AT THIS TIME.

     On behalf of the Board of Directors, we thank you for your support and urge you to vote FOR approval of the Merger Agreement.

     If you have any questions, please call us at (212) 613-4075. I look forward to seeing you on August 1, 1997.

Sincerely,

/s/ Gerard C. Keegan
Gerard C. Keegan
Chairman, President and
Chief Executive Officer

                       THE GREATER NEW YORK SAVINGS BANK
                                 ONE PENN PLAZA
                            NEW YORK, NEW YORK 10119
                                 (212) 613-4000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 1, 1997

     A Special Meeting of Stockholders (the "Special Meeting") of The Greater New York Savings Bank ("GNYSB") will be held on August 1, 1997 at 9:30 a.m., Eastern Time, at The Grand Prospect Hall, 263 Prospect Avenue, Brooklyn, New York 11215, for the following purposes:

          1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of the 29th day of March, 1997, as amended, by and among Astoria Financial Corporation ("AFC"), a Delaware corporation, Astoria Federal Savings and Loan Association ("Astoria Federal"), a federally chartered savings and loan association, and GNYSB and the related Plan of Bank Merger to be entered into between GNYSB and Astoria Federal (together, the "Merger Agreement"). The Merger Agreement provides for the merger of GNYSB with and into Astoria Federal (the "Merger"), pursuant to which each share of common stock of GNYSB, par value $1.00 per share ("GNYSB Common Stock"), will be converted into the right to receive (i)
     0.50 of a share of the common stock of AFC, par value $0.01 per share, together with the related preferred share purchase right issued pursuant to the Rights Agreement between AFC and ChaseMellon Shareholder Services, L.L.C. dated as of July 17, 1996 (together, the "AFC Common Stock"), (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock subject to certain election, allocation and proration procedures (collectively, the "Merger Consideration"). The Merger Consideration may be increased by AFC in the event GNYSB exercises its rights under the Merger Agreement to deliver to AFC a notice to terminate the Merger Agreement due to the price of the AFC Common Stock declining below certain levels established by formulas set forth in the Merger Agreement. The Merger Agreement also provides that the aggregate consideration payable to holders of GNYSB Common Stock in the Merger will consist of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock. GNYSB expects that the shares of GNYSB Series A ESOP Convertible Preferred Stock ("GNYSB Series A Preferred Stock"), held by United States Trust Company of New York, as trustee of the trust created pursuant to The Greater New York Savings Bank Employee Stock Ownership Plan Trust Agreement, dated February 13, 1989, will be converted into shares of GNYSB Common Stock prior to the consummation of the Merger and otherwise exchanged as described above. In addition, each share of 12% Noncumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, of GNYSB will be exchanged for a share of a newly-created series of preferred stock of AFC having substantially identical and no less favorable terms. A copy of the Agreement and Plan of Merger, as amended, is included as Appendix A to the accompanying Joint Proxy Statement-Prospectus and a copy of the Plan of Bank Merger is included as Appendix C; and

          2. To consider and vote upon a proposal to authorize the Board of Directors of GNYSB, in its discretion, to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement or otherwise.

     Pursuant to GNYSB's bylaws, GNYSB's Board of Directors has fixed the close of business on June 19, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of GNYSB Common Stock and GNYSB Series A Preferred Stock at the close of business on that date are entitled to notice of and to vote at the Special Meeting. Any holder of GNYSB Common Stock or GNYSB Series A Preferred Stock entitled to vote on the Merger Agreement who does not vote in favor thereof has the right to receive payment of the fair value of such holder's shares upon compliance with the provisions of Section 6022 of the New York Banking Law, the full text of which is included as Appendix F to the Joint Proxy Statement-Prospectus attached to this Notice of Special Meeting. In the event shares of GNYSB Series A Preferred Stock are converted into shares of GNYSB Common Stock, holders of the GNYSB Series A Preferred Stock who dissent from the Merger will have dissenters' rights with respect to the shares of GNYSB Common Stock into which the GNYSB Series A Preferred Stock is converted. For a summary of the dissenters' rights of GNYSB's stockholders, see "THE MERGER -- Dissenters' Rights" in the Joint Proxy Statement-Prospectus. Failure to comply strictly with the procedures set forth in Section 6022 of the New York Banking Law will cause the stockholder to lose dissenters' rights.

     IT IS IMPORTANT THAT YOUR SHARES BE VOTED. THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE AGGREGATE OUTSTANDING SHARES OF GNYSB COMMON STOCK AND GNYSB SERIES A PREFERRED STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING, VOTING TOGETHER AS A SINGLE CLASS, IS REQUIRED TO APPROVE THE MERGER AGREEMENT. A FAILURE TO RETURN A PROPERLY EXECUTED WHITE PROXY CARD OR TO VOTE IN PERSON WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING, YOU CAN REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING.

By Order of the Board of Directors,
/s/ Robert P. Carlson
Robert P. Carlson
Secretary

New York, New York
June 24, 1997

                         ASTORIA FINANCIAL CORPORATION
                                      AND
                       THE GREATER NEW YORK SAVINGS BANK

                             JOINT PROXY STATEMENT
                         ------------------------------

                         ASTORIA FINANCIAL CORPORATION

                                   PROSPECTUS
        (UP TO 5,666,517 SHARES OF COMMON STOCK, SUBJECT TO ADJUSTMENT)
                         ------------------------------

     This Joint Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $1.00 per share ("GNYSB Common Stock"), of The Greater New York Savings Bank ("GNYSB") and to holders of the GNYSB Series A ESOP Convertible Preferred Stock, par value $1.00 per share ("GNYSB Series A Preferred Stock"), each in connection with the solicitation of proxies by the GNYSB Board of Directors (the "GNYSB Board") for use at a special meeting of GNYSB's stockholders to be held at 9:30 a.m., Eastern Time, on August 1, 1997, at The Grand Prospect Hall, 263 Prospect Avenue, Brooklyn, New York 11215, and at any adjournment or postponement thereof (the "GNYSB Meeting").

     At the GNYSB Meeting, holders of GNYSB Common Stock and GNYSB Series A Preferred Stock, will consider and vote, together as a single class, upon a proposal to approve the Agreement and Plan of Merger, dated as of the 29th day of March, 1997, as amended, by and among Astoria Financial Corporation ("AFC"), Astoria Federal Savings and Loan Association ("Astoria Federal"), and GNYSB, and the related Plan of Bank Merger to be entered into between GNYSB and Astoria Federal (together, the "Merger Agreement") pursuant to which GNYSB will merge with and into Astoria Federal (the "Merger"), with Astoria Federal surviving the Merger. Holders of GNYSB Common Stock or GNYSB Series A Preferred Stock who deliver a written objection to the Merger to the Secretary of GNYSB before the vote on the adoption of the Merger Agreement at the GNYSB Meeting and otherwise comply with the additional requirements of Section 6022 of the New York Banking Law will be entitled to dissenters' rights in connection with the Merger. In the event shares of GNYSB Series A Preferred Stock are converted into shares of GNYSB Common Stock, holders of the GNYSB Series A Preferred Stock who dissent from the Merger will have dissenters' rights with respect to the shares of GNYSB Common Stock into which the GNYSB Series A Preferred Stock is converted. See "THE MERGER -- Dissenters' Rights." Holders of GNYSB Series B Preferred Stock are not entitled to vote at the GNYSB Meeting.

     The Merger Agreement provides that the aggregate consideration (the "Merger Consideration") payable to holders of GNYSB Common Stock will consist of 0.5 of a share of common stock of AFC, par value $0.01 per share ("AFC Common Stock") together with the related preferred share purchase right ("AFC Right") issued pursuant to the Rights Agreement between AFC and ChaseMellon Shareholder Services, L.L.C. dated as of July 17, 1996 (the "AFC Rights Agreement") per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock (the "Stock Consideration") and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock (the "Cash Consideration"). Each share of GNYSB Common Stock will be converted in the Merger into the right to receive: (i) 0.5 of a share of AFC Common Stock, (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock determined as provided below. The actual consideration ultimately received by a stockholder for shares of GNYSB Common Stock will depend upon certain election, allocation and proration procedures and the election of other stockholders as described herein. Because the Merger provides that the aggregate consideration payable to holders of GNYSB Common Stock in the Merger will be fixed such that it consists of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock, no guarantee can be given that the election of any given stockholder of GNYSB will be honored.

     GNYSB expects that the shares of GNYSB Series A Preferred Stock, held by United States Trust Company of New York (the "GNYSB ESOP Trustee"), as trustee of the trust created pursuant to The Greater New York Savings Bank Employee Stock Ownership Plan Trust Agreement, dated February 13, 1989 (the "GNYSB ESOP"), will be converted into shares of GNYSB Common Stock prior to the consummation of the Merger and otherwise exchanged as described above. Holders of GNYSB Common Stock who own less than 100 shares will not be entitled to elect to receive the Stock Consideration but must elect the Cash

Consideration or be treated as having made no election under the election and allocation procedures described herein. The Merger Consideration may be increased by AFC in the event GNYSB exercises its rights under the Merger Agreement to deliver to AFC a notice to terminate the Merger Agreement due to the price of the AFC Common Stock declining below certain levels established by formulas set forth in the Merger Agreement. See "THE MERGER -- Price Based Termination." Holders of shares of GNYSB 12% Noncumulative Perpetual Preferred Stock, Series B, par value $1.00 per share (the "GNYSB Series B Preferred Stock"), will receive an equal amount of shares of a newly-created series of preferred stock of AFC with substantially identical and no less favorable terms ("AFC Series B Preferred Stock").

     This Joint Proxy Statement-Prospectus is also being furnished to the holders of AFC Common Stock in connection with the solicitation of proxies by the AFC Board of Directors (the "AFC Board") for use at a special meeting of AFC's stockholders to be held at 9:30 a.m., Eastern Time on August 1, 1997, at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York 11040, and at any adjournment or postponement thereof (the "AFC Meeting" and, together with the GNYSB Meeting, the "Meetings"). At the AFC Meeting, AFC stockholders will consider and vote upon a proposal to approve the issuance of shares of AFC Common Stock to be exchanged for shares of GNYSB Common Stock pursuant to the Merger Agreement and an amendment to AFC's Certificate of Incorporation to change the par value of AFC's authorized preferred stock from $0.01 to $1.00 per share ("Certificate Amendment").

     Each of the stockholders of AFC and GNYSB entitled to vote at the Meetings will also consider and vote upon a proposal to authorize their respective Board of Directors to vote upon such other business as may properly come before the AFC Meeting and GNYSB Meeting, respectively, including and without limitation a motion to adjourn the AFC Meeting, or the GNYSB Meeting, as the case may be, to another time or place for the purpose of soliciting additional proxies (the "Additional Proposal"). See "ADDITIONAL PROPOSAL."

     This Joint Proxy Statement-Prospectus also constitutes a prospectus of AFC with respect to up to 5,666,517 shares of AFC Common Stock to be issued in exchange for shares of GNYSB Common Stock upon consummation of the Merger pursuant to the Merger Agreement, subject to adjustment in the event the Merger Consideration is increased as described in "THE MERGER -- Price-Based Termination" (the "Merger Shares"). As a result of the Merger, holders of GNYSB Common Stock as of completion of the Merger will own approximately 21% of the outstanding shares of AFC Common Stock. (This percentage is based on outstanding shares at March 31, 1997 and assumes conversion of the GNYSB Series A Preferred Stock into GNYSB Common Stock.)

     For a description of the Merger Agreement, which is included in its entirety as Appendix A to this Joint Proxy Statement-Prospectus, see "THE MERGER."

     AFC Common Stock and GNYSB Common Stock are currently, and the Merger Shares will be, traded in the over-the-counter market and included for quotation on the National Market System of the Nasdaq Stock Market (the "Nasdaq National Market"). The last reported sale prices per share of AFC Common Stock and GNYSB Common Stock as reported on the Nasdaq National Market on March 27, 1997, the last business day preceding public announcement of the signing of the Merger Agreement, were $37 7/8 and $17 7/8, respectively, and on June 20, 1997 were
$45 5/8 and $21 1/4, respectively.

     All of the shares of the GNYSB Series A Preferred Stock are held by the GNYSB ESOP Trustee.

     This Joint Proxy Statement-Prospectus and the accompanying proxy card are first being mailed to stockholders of AFC and GNYSB on or about June 25, 1997.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF AFC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF INVESTMENT.
                         ------------------------------

      THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS JUNE 24, 1997.

                             AVAILABLE INFORMATION

     AFC and GNYSB are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") and with the Federal Deposit Insurance Corporation ("FDIC"), respectively. GNYSB has pending a proposed reorganization of GNYSB as a wholly-owned subsidiary of Greater New York Bancorp Inc. ("GNYBancorp"). In connection therewith, GNYBancorp has filed with the Commission a Registration Statement on Form S-4, which includes GNYSB's Registration Statement on Form F-1, GNYSB's 1996 Annual Report on Form F-2, GNYSB's Current Report on Form F-3, dated April 8, 1997, and GNYSB's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as exhibits. As a result of the Merger Agreement, GNYSB has suspended its plan to form a holding company. If the Merger is consummated, such proposed reorganization will not occur.

     Copies of AFC's reports, proxy statements and other information and copies of GNYBancorp's Registration Statement on Form S-4 can be obtained, upon payment of prescribed fees, from the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the Commission's facilities referred to above and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. If available, such information may also be accessed through the Commission's Electronic Data, Gathering, Analysis and Retrieval System via electronic means, including the Commission's website on the Internet (http://www.sec.gov).

     Copies of GNYSB's reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the FDIC at the Registration and Disclosure Section of the FDIC at 550 17th Street, N.W., Room F-643, Washington, D.C. 20429 (202-898-8910).

     Both the AFC Common Stock and the GNYSB Common Stock are included for quotation on the Nasdaq National Market and such reports, proxy statements and other information concerning AFC and GNYSB are available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     AFC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "AFC Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Merger Shares. This Joint Proxy Statement-Prospectus does not contain all of the information set forth in the AFC Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement-Prospectus or in any document incorporated by reference in this Joint Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the AFC Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     All information contained in this Joint Proxy Statement-Prospectus relating to AFC and its subsidiaries has been supplied by AFC, and all information relating to GNYSB and its subsidiaries has been supplied by GNYSB.

     THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF AFC FOLLOWING THE CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS RELATING TO: (A) THE COST SAVINGS AND REVENUE ENHANCEMENTS THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER AND (B) PROJECTED 1998 EARNINGS PER SHARE. SEE "SUMMARY" "THE MERGER -- BACKGROUND AND REASONS FOR THE MERGER -- AFC's REASONS FOR THE MERGER" AND "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION." FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE,

AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS OR REVENUE ENHANCEMENTS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED; (3) COMPETITIVE PRESSURE IN THE BANKING AND FINANCIAL SERVICES INDUSTRY INCREASES SIGNIFICANTLY; (4) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; AND
(5) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATE OF NEW YORK, ARE LESS FAVORABLE THAN EXPECTED.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (EXCLUDING CERTAIN EXHIBITS THERETO) WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT-PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, DIRECTED, IN THE CASE OF DOCUMENTS RELATING TO AFC, TO INVESTOR RELATIONS DEPARTMENT, ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042, TELEPHONE NUMBER (516) 327-7877, AND, IN THE CASE OF DOCUMENTS RELATING TO GNYSB, TO INVESTOR RELATIONS DEPARTMENT, THE GREATER NEW YORK SAVINGS BANK, ONE PENN PLAZA, NEW YORK, NEW YORK 10119, TELEPHONE NUMBER (212) 613-4073. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JULY 25, 1997.

     The following documents filed with the Commission by AFC (File No. 0-22228) pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement-Prospectus:

          1. AFC's Annual Report on Form 10-K for the year ended December 31, 1996;

          2. AFC's Current Report on Form 8-K, dated March 31, 1997, as amended by a Form 8-K/A, dated April 8, 1997;

          3. AFC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

          4. The description of AFC Common Stock, and AFC Series A Junior Participating Preferred Stock and Preferred Stock Purchase Rights set forth in AFC's Registration Statements on Form 8-A dated August 11, 1993 and July 23, 1996, respectively, and any amendment or report filed for the purpose of updating any such descriptions.

     The following documents filed with the FDIC by GNYSB (FDIC Insurance Certificate No. 16015-6) pursuant to the Exchange Act also have been filed as exhibits to GNYBancorp's Registration Statement on Form S-4 filed with the Commission on February 20, 1997, as amended (File No. 333-22127), pursuant to the Securities Act, and are incorporated by reference in this Joint Proxy Statement-Prospectus:

          1. GNYSB's Annual Report on Form F-2 for the year ended December 31, 1996;

          2. The description of the GNYSB Common Stock included in the Registration Statement on Form F-1 filed with the FDIC on May 4, 1987, and the description of the GNYSB Series A Preferred Stock, GNYSB 12% Noncumulative Perpetual Preferred Stock, Series B, and GNYSB Junior Participating Preferred Stock included in the Amended and Restated Organization Certificate of The Greater New York Savings Bank, including any amendment or report filed for the purpose of updating any such description;

          3. GNYSB's Current Report on Form F-3 dated April 8, 1997; and

          4. GNYSB's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     All documents filed by AFC or GNYBancorp with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement-Prospectus and prior to the date of the Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement-Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement-Prospectus.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AFC, GNYSB OR GNYBANCORP. THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AFC OR GNYSB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................     3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................     4
SUMMARY...............................................................................     9
  Parties to the Merger...............................................................     9
  The Meetings........................................................................     9
  Reasons for the Merger; Recommendations of Boards of Directors......................    11
  Effects of the Merger...............................................................    11
  Effective Time......................................................................    11
  Merger Consideration and Election, Allocation and Proration Procedures..............    11
  Opinions of Financial Advisors......................................................    15
  Conditions; Regulatory Approvals....................................................    15
  Certain Federal Income Tax Considerations...........................................    16
  Accounting Treatment................................................................    16
  Nasdaq Listing......................................................................    16
  Dissenters' Rights..................................................................    16
  Termination.........................................................................    16
  Termination Fees....................................................................    17
  Interests of Certain Persons in the Merger..........................................    17
  Management of AFC After the Merger..................................................    17
  Stock Option Agreement..............................................................    18
  Amendment to GNYSB Rights Agreement.................................................    18
  Certain Differences in Stockholders' Rights.........................................    19
  Certificate Amendment...............................................................    19
COMPARATIVE COMMON STOCK PRICE AND DIVIDEND INFORMATION...............................    20
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA........................................    21
  AFC -- Historical...................................................................    21
  GNYSB -- Historical.................................................................    23
SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA........................................    25
COMPARATIVE PER SHARE DATA............................................................    26
THE MEETINGS..........................................................................    27
  GNYSB Meeting.......................................................................    27
  AFC Meeting.........................................................................    28
THE MERGER............................................................................    30
  Parties to the Merger...............................................................    30
  Effects of the Merger...............................................................    30
  Effective Time......................................................................    31
  Merger Consideration and Election, Allocation and Proration Procedures..............    31
  Background of and Reasons for the Merger............................................    35
  Opinions of Financial Advisors......................................................    38
  Procedures for Exchange of GNYSB Common Stock Certificates..........................    48
  Regulatory Approvals................................................................    50
  Conditions to the Consummation of the Merger........................................    51
  Representations and Warranties......................................................    52
  Conduct of Business Pending the Merger..............................................    52
  No Solicitation.....................................................................    54

                                                                                        PAGE
                                                                                        ----
  Amendment and Waiver................................................................    54
  Price-Based Termination.............................................................    55
  Termination.........................................................................    57
  Termination Fees....................................................................    57
  Expenses............................................................................    58
  Material Federal Income Tax Consequences............................................    59
  Accounting Treatment................................................................    62
  Dissenters' Rights..................................................................    62
  Interests of Certain Persons in the Merger..........................................    63
  Effect on GNYSB Employee Benefit Plans..............................................    68
  Operations After the Merger.........................................................    69
  Management of AFC After the Merger..................................................    69
  Involvement in Legal Proceedings....................................................    69
CERTAIN RELATED TRANSACTIONS..........................................................    70
  Stock Option Agreement..............................................................    70
  Amendment to GNYSB Rights Agreement.................................................    71
  Resales of AFC Common Stock.........................................................    72
CERTIFICATE AMENDMENT.................................................................    72
ADDITIONAL PROPOSAL...................................................................    73
BENEFICIAL OWNERSHIP OF AFC COMMON STOCK..............................................    74
  Principal Security Ownership........................................................    74
  Directors and Executive Officers....................................................    75
BENEFICIAL OWNERSHIP OF GNYSB COMMON STOCK............................................    77
  Principal Security Ownership........................................................    77
  Directors and Executive Officers....................................................    78
CERTAIN REGULATORY CONSIDERATIONS.....................................................    79
  General.............................................................................    79
  Business Activities of Federal Savings Associations.................................    80
  Restrictions on Payment of Dividends................................................    80
  Capital Requirements................................................................    80
  Prompt Corrective Regulatory Action.................................................    81
  Impact of Recent Legislation........................................................    82
  Transactions with Related Parties...................................................    84
  Federal Home Loan Bank System.......................................................    84
  Other Regulations Applicable to Federal Savings Associations........................    84
  Holding Company Regulation..........................................................    85
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION.............    88
DESCRIPTION OF AFC CAPITAL STOCK......................................................    96
  General.............................................................................    96
  AFC Common Stock....................................................................    96
  AFC Preferred Stock.................................................................    97

                                                                                        PAGE
                                                                                        ----
COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS..........................................   103
  Special Meetings of Stockholders....................................................   103
  Stockholder Action by Written Consent...............................................   103
  Amendment of Certificate of Incorporation/Organization Certificate..................   103
  Limitation of Director and Officer Liability........................................   104
  Indemnification of Directors and Officers...........................................   104
  Required Vote for Authorization of Certain Actions..................................   104
  Business Combinations Involving Interested Stockholders.............................   105
  Appraisal Rights....................................................................   106
  Other Constituencies................................................................   106
  Rights Plans........................................................................   106
LEGAL MATTERS.........................................................................   108
EXPERTS...............................................................................   108
STOCKHOLDER PROPOSALS.................................................................   108
APPENDICES
  A. Agreement and Plan of Merger, as amended.........................................   A-1
  B. Stock Option Agreement...........................................................   B-1
  C. Plan of Bank Merger..............................................................   C-1
  D. Opinion of GNYSB's Financial Advisor.............................................   D-1
  E. Opinion of AFC's Financial Advisor...............................................   E-1
  F. New York Banking Law Section 6022................................................   F-1

                                    SUMMARY

     The following summary is not intended to be a complete description of all material facts regarding AFC, GNYSB and the matters to be considered at the Meetings and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Joint Proxy Statement-Prospectus, the Appendices hereto and the documents referred to herein.

PARTIES TO THE MERGER

     AFC and Astoria Federal. Astoria Financial Corporation is a Delaware corporation incorporated on June 14, 1993, and is the holding company for Astoria Federal. The principal business of AFC is the operation of its wholly-owned subsidiary, Astoria Federal, a federally-chartered savings and loan association. Astoria Federal's principal business is attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, principal repayments and borrowings, primarily in one-to-four family residential mortgage loans and mortgage-backed and mortgage-related securities and, to a lesser extent, commercial real estate loans, multi-family mortgage loans and consumer loans. In addition, Astoria Federal invests in mortgage-backed and mortgage-related securities and other securities, including those issued by the U.S. Government and Federal agencies and other securities. At March 31, 1997, AFC had total consolidated assets of $7.7 billion, deposits of $4.5 billion and stockholders' equity of $584.4 million. As of March 31, 1997, Astoria Federal had 45 retail banking office locations with thirteen in Queens County, New York, eighteen in Nassau County, New York, six in Suffolk County, New York, and eight in the upstate New York counties of Westchester, Chenango and Otsego. The principal executive offices of AFC are located at One Astoria Federal Plaza, Lake Success, New York 11042-1085 and its telephone number is (516) 327-3000. Astoria Federal's deposits are insured by the Savings Association Insurance Fund ("SAIF") of the FDIC.

     GNYSB. The Greater New York Savings Bank is a New York State-chartered capital stock savings bank which was originally organized as a New York State-chartered mutual savings bank in 1897 in the Park Slope section of Brooklyn, New York. At March 31, 1997, GNYSB had total assets of $2.6 billion, deposits of $1.7 billion and stockholders' equity of $212.8 million.

     As of March 31, 1997, GNYSB conducted its retail banking activities through nine full-service branch offices located in Brooklyn, New York, three full-service branch offices in Nassau County, New York and one full-service branch office in each of Queens and Suffolk Counties, New York. GNYSB has received regulatory approval to open three new full service branches in Brooklyn. GNYSB and AFC intend to proceed with the opening of these facilities. GNYSB has its administrative headquarters in Manhattan, New York at One Penn Plaza, New York, New York 10119, telephone number (212) 613-4000, and its lending office in Mineola, New York. GNYSB's deposits are insured by the Bank Insurance Fund of the FDIC.

     GNYSB has pending a proposed reorganization of GNYSB as a wholly-owned subsidiary of GNYBancorp. This reorganization has received the approval of GNYSB's stockholders. As a result of the Merger Agreement, GNYSB has suspended its plan to form a holding company. If the Merger is consummated, such proposed reorganization will not occur.

     See INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "THE MERGER -- Parties to the Merger," "SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA," "CERTAIN REGULATORY CONSIDERATIONS" and "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION."

THE MEETINGS

     GNYSB. The GNYSB Meeting will be held at 9:30 a.m., Eastern Time, on August 1, 1997 at The Grand Prospect Hall, 263 Prospect Avenue, Brooklyn, New York 11215. The purpose of the GNYSB Meeting is to consider and vote upon a proposal to approve the Merger Agreement and a proposal to authorize the GNYSB Board, in its discretion, to vote upon such other business as may properly come before the GNYSB Meeting, including, without limitation, a motion to adjourn the GNYSB Meeting to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement or otherwise.

     Only holders of record of GNYSB Common Stock and GNYSB Series A Preferred Stock at the close of business on June 19, 1997 (the "GNYSB Record Date") will be entitled to vote at the GNYSB Meeting with each entitled to one vote per share. The affirmative vote of two-thirds of the aggregate outstanding shares on the GNYSB Record Date of GNYSB Common Stock and GNYSB Series A Preferred Stock entitled to vote at the GNYSB Meeting, voting as a single class, is required to approve the Merger Agreement. In addition, assuming the existence of a quorum, the affirmative vote of a majority of the votes present in person or by proxy and entitled to vote at the GNYSB Meeting is required to approve the Additional Proposal (as defined herein). As of the GNYSB Record Date, there were 13,714,485 shares of GNYSB Common Stock outstanding and entitled to be voted at the GNYSB Meeting and 1,477,802 shares of GNYSB Series A Preferred Stock outstanding and entitled to be voted at the GNYSB Meeting. Holders of GNYSB Series B Preferred Stock are not entitled to vote at the GNYSB Meeting.

     As of April 30, 1997, GNYSB's directors and executive officers (and their affiliates) (22 persons) beneficially owned and had the power to vote 271,109 shares of GNYSB Common Stock, beneficially owned, but did not have the right to vote approximately 84,133 shares of GNYSB Common Stock held in the GNYSB Incentive Savings Plan and had a beneficial interest in, and the right to direct the voting of, approximately 143,195 shares of GNYSB Common Stock and GNYSB Series A Preferred Stock held in the GNYSB ESOP accounts. Such shares of GNYSB Common Stock and GNYSB Series A Preferred Stock which GNYSB's directors and executive officers (and their affiliates) have the right to vote or direct the voting thereof, represent approximately 2.73%, as of April 30, 1997, of the outstanding GNYSB Common Stock and GNYSB Series A Preferred Stock which may be voted at the GNYSB Meeting. Such persons have indicated their intention to vote, or direct the voting of, all such shares, in favor of the Merger Agreement and for the Additional Proposal (as defined herein). See "BENEFICIAL OWNERSHIP OF GNYSB COMMON STOCK." The Trustee of the GNYSB ESOP is obligated to vote unallocated shares and shares for which no direction has been received in the same proportion as shares for which such voting directions have been received from participants, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As of April 30, 1997, AFC, its subsidiaries, and the directors and executive officers of AFC, beneficially owned 240,000 shares or approximately 1.75% of GNYSB Common Stock. Such persons have indicated their intention to vote, or direct the voting of, all such shares, in favor of the Merger Agreement and for the Additional Proposal. See "THE MEETINGS -- GNYSB Meeting."

     AFC. The AFC Meeting will be held at 9:30 a.m., Eastern Time, on August 1, 1997 at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York 11040. The purpose of the AFC Meeting is to consider and vote upon a proposal to approve the issuance of the Merger Shares, a proposal to approve the Certificate Amendment in connection with the Merger, and a proposal to authorize the AFC Board, in its discretion, to vote upon such other business as may properly come before the AFC Meeting and any adjournment thereof, including, without limitation, a motion to adjourn the AFC Meeting to another time or place for the purpose of soliciting additional proxies in order to approve the issuance of the Merger Shares, the Certificate Amendment, or otherwise. The proposals to authorize the AFC Board or the GNYSB Board, as the case may be, to vote upon such other business as may properly come before the AFC Meeting or the GNYSB Meeting, as the case may be, is hereinafter referred to as the "Additional Proposal." See the "ADDITIONAL PROPOSAL."

     Only holders of record of AFC Common Stock at the close of business on June 23, 1997 (the "AFC Record Date") will be entitled to vote at the AFC Meeting. The issuance of the Merger Shares and the Additional Proposal requires the affirmative vote of the holders of a majority of the shares of AFC Common Stock represented in person or by proxy at the AFC Meeting. The affirmative vote of a majority of shares of AFC Common Stock outstanding is required for approval of the Certificate Amendment. As of the AFC Record Date, there were 20,972,257 shares of AFC Common Stock outstanding and entitled to be voted at the AFC Meeting.

     The directors and executive officers of AFC and their affiliates (13 persons) beneficially owned, as of April 30, 1997, 2,081,461 shares, or approximately 9.32% of the outstanding shares, of AFC Common Stock and all such persons have indicated a present intent to vote their shares in favor of approval of the issuance of the Merger Shares, the Certificate Amendment and the Additional Proposal. See "BENEFICIAL OWNERSHIP OF AFC COMMON STOCK." As of April 30, 1997, GNYSB, its subsidiaries and the directors and executive officers of GNYSB beneficially owned 1,304 shares of AFC Common Stock. See "THE MEETINGS -- AFC Meeting."

REASONS FOR THE MERGER; RECOMMENDATIONS OF BOARDS OF DIRECTORS

     GNYSB. THE GNYSB BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF GNYSB AND ITS STOCKHOLDERS. THE GNYSB BOARD, THEREFORE, UNANIMOUSLY RECOMMENDS THAT GNYSB'S STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE ADDITIONAL PROPOSAL. The GNYSB Board believes that the Merger will provide significant value to all GNYSB stockholders and also enable them to participate in the opportunities for growth that the GNYSB Board believes the Merger makes possible. See "THE MEETINGS -- GNYSB Meeting -- Recommendation of the Board of Directors" and "THE MERGER -- Background of and Reasons for the Merger -- GNYSB's Reasons for the Merger."

     AFC. THE AFC BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER, THE ISSUANCE OF THE MERGER SHARES AND THE CERTIFICATE AMENDMENT PURSUANT THERETO ARE IN THE BEST INTERESTS OF AFC AND ITS STOCKHOLDERS. THE AFC BOARD, THEREFORE, UNANIMOUSLY RECOMMENDS THAT AFC'S STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF THE MERGER SHARES, THE CERTIFICATE AMENDMENT AND THE ADDITIONAL PROPOSAL. The AFC Board believes the Merger will result in the addition of a well-suited and positioned banking institution to AFC's existing organization. See "THE MEETINGS -- AFC Meeting -- Recommendation of the Board of Directors" and "THE MERGER -- Background of and Reasons for the Merger -- AFC's Reasons for the Merger."

EFFECTS OF THE MERGER

     Pursuant to the Merger Agreement, at the Effective Time (as defined below), GNYSB will be merged with and into Astoria Federal, and GNYSB stockholders will receive the consideration described in "THE MERGER -- Merger Consideration and Election, Allocation and Proration Procedures" and "-- Effects of the Merger." For information on how GNYSB stockholders will be able to exchange certificates representing shares of GNYSB Common Stock for new certificates representing the shares of AFC Common Stock to be issued to them and/or cash, see "THE
MERGER -- Procedures for Exchange of GNYSB Common Stock Certificates." Each outstanding share of AFC Common Stock at the Effective Time shall remain outstanding and unchanged as a result of the Merger.

EFFECTIVE TIME

     The Merger will become effective at the date and time set forth in the articles of combination which will be filed with the Office of Thrift Supervision (the "OTS") in accordance with applicable law (the "Effective Time"). The articles of combination will be filed not later than the last business day of the month in which the last of the waiting periods related to regulatory approval has occurred and after satisfaction or waiver of certain conditions to the Merger specified in the Merger Agreement and become effective after the close of business on such date, unless another date is agreed to by AFC and GNYSB. See "THE MERGER -- Effective Time."

MERGER CONSIDERATION AND ELECTION, ALLOCATION AND PRORATION PROCEDURES

     General. The Merger Agreement provides that the aggregate consideration payable to holders of GNYSB Common Stock in the Merger will consist of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock. Each share of GNYSB Common Stock will be converted in the Merger into the right to receive: (i) 0.5 of a share of AFC Common Stock, (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock determined as provided below. The actual consideration ultimately received by a stockholder for shares of GNYSB Common Stock will depend upon the election, allocation and proration procedures described below and the election of other stockholders. The Merger Consideration may be increased by AFC in the event GNYSB exercises its rights under the Merger Agreement to deliver to AFC a notice to terminate the Merger

Agreement due to the price of the AFC Common Stock declining below certain levels established by formulas set forth in the Merger Agreement. See "THE MERGER -- Price Based Termination."

     Elections. Within three days after the consummation of the Merger, each record holder of GNYSB Common Stock will be sent materials asking such stockholder to elect (an "Election") to receive for its shares of GNYSB Common
Stock:

        (i) 0.5 of a share of AFC Common Stock for each share of GNYSB Common Stock (a "Stock Election");

        (ii) $19.00 in cash without interest for each share of GNYSB Common Stock (a "Cash Election");

          (iii) a Stock Election with respect to some of such stockholder's shares of GNYSB Common Stock and a Cash Election with respect to the remaining shares of GNYSB Common Stock held by such holder; or

          (iv) whatever is left after the election of the other holders of GNYSB Common Stock and the application, to the extent necessary, of certain random selection procedures (a "No-Election").

     Notwithstanding the foregoing, in order to make a Stock Election, the number of shares of GNYSB Common Stock a holder must elect to convert to AFC Common Stock must equal or exceed 100 shares. Therefore, any holder of GNYSB Common Stock who owns less than 100 shares must elect the Cash Election or be treated as having made a No-Election. A failure to properly make an Election as described below will be treated as a No-Election.

     NO GAIN OR LOSS WILL BE RECOGNIZED BY HOLDERS OF GNYSB COMMON STOCK AS A RESULT OF THE MERGER, EXCEPT WHERE ANY CASH CONSIDERATION IS RECEIVED OR TO THE EXTENT OF ANY CASH RECEIVED IN LIEU OF A FRACTIONAL SHARE INTEREST IN AFC COMMON STOCK. SEE "THE MERGER -- MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

     No Oversubscription. In the event that the number of shares as to which a Cash Election has been made does not exceed 25% of the shares of GNYSB Common Stock outstanding at the Effective Time and the number of shares as to which a Stock Election has been made does not exceed 75% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

          (i) all shares as to which a Cash Election has been made shall be converted into the right to receive $19.00 in cash without interest per share of GNYSB Common Stock;

          (ii) all shares as to which a Stock Election has been made shall be converted into the right to receive 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock; and

          (iii) shares as to which No-Election has been made shall be converted into either the right to receive 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock or $19.00 per share of GNYSB Common Stock as determined by random selection so that 25% of the shares of GNYSB Common Stock are converted into the right to receive cash and 75% of the shares of GNYSB Common Stock are converted into the right to receive AFC Common Stock.

     The random selection process to be used by ChaseMellon Shareholder Services, LLC (the "Exchange Agent") will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described above.

     Oversubscription for Cash. If the aggregate number of shares as to which a Cash Election has been made exceeds 25% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

          (i) each share as to which a Stock Election has been made and each share as to which No-Election has been made shall be converted into the right to receive 0.5 of a share of AFC Common Stock; and

          (ii) each share as to which a Cash Election has been made shall be converted into the right to receive a combination of cash and AFC Common Stock. The amount in cash will be equal to the product, rounded to the nearest $0.01, of (x) $19.00 and (y) a fraction (the "Cash Fraction"), the numerator of which shall be a number equal to 25% of the shares of GNYSB Common Stock outstanding at the Effective Time and the denominator of which shall be the total number of shares as to which a Cash Election has been made. The number of shares of AFC Common Stock will be equal to the product, rounded to four decimal places, of (x) 0.50 and (y) a number equal to one minus the Cash Fraction. For example, if the aggregate number of shares as to which a Cash Election has been made equals 50%, 75% or 100% of the shares of GNYSB Common Stock, the combination would consist of $9.50 in cash and 0.25 of a share of AFC Common Stock, $6.33 in cash and 0.3333 of a share of AFC Common Stock and $4.75 in cash and 0.375 of a share of AFC Common Stock, respectively.

     Oversubscription for AFC Common Stock. If the aggregate number of shares as to which a Stock Election has been made exceeds 75% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

          (i) each share as to which a Cash Election has been made and each share as to which No-Election has been made shall be converted into the right to receive $19.00 in cash without interest; and

          (ii) each share as to which a Stock Election has been made shall be converted into the right to receive a combination of cash and AFC Common Stock. The number of shares of AFC Common Stock will be equal to the product, rounded to four decimal places, of (x) 0.50 and (y) a fraction (the "Stock Fraction"), the numerator of which shall be a number equal to 75% of the shares of GNYSB Common Stock outstanding at the Effective Time and the denominator of which shall be the total number of shares as to which a Stock Election has been made. The amount of cash will be equal to the product, rounded to the nearest $0.01, of (x) $19.00 and (y) a number equal to one minus the Stock Fraction. For example, if the aggregate number of shares as to which a Stock Election has been made equals 90% or 100% of the shares of GNYSB Common Stock, the combination would consist of 0.4167 of a share of AFC Common Stock and $3.17 in cash and 0.375 of a share of AFC Common Stock and $4.75 in cash, respectively.

     No Guarantee of Chosen Consideration or Equivalent Value. Because the Merger provides that the aggregate consideration payable to holders of GNYSB Common Stock in the Merger will be fixed such that it consists of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock, no guarantee can be given that the Election of any given stockholder of GNYSB will be honored. Rather, the election by each stockholder will be subject to the election, allocation and proration procedures described herein. Thus stockholders may not receive their requested form of consideration or combination thereof. Because the market price of AFC Common Stock may fluctuate and it could be greater than or less than $38.00 per share (the price at which the market value of 0.5 of a share of AFC Common Stock would equal the cash consideration of $19.00 per share), the market value of 0.5 of a share of AFC Common Stock received per share could be less than or greater than the cash price per share of $19.00.

     Election Procedures. All Elections will be required to be made on a Letter of Transmittal and Election Form. To make an effective Election with respect to shares of GNYSB Common Stock, the holder thereof must, in accordance with the Letter of Transmittal and Election Form, (i) complete properly and return the Letter of Transmittal and Election Form to the Exchange Agent, (ii) either (a) deliver therewith his or her certificates representing shares of GNYSB Common Stock (the "GNYSB Stock Certificates") with respect to such shares (or an appropriate guarantee of delivery thereof), or (b) complete the procedure for delivery by book-entry transfer of such shares on a timely basis, and (iii) deliver therewith any other required documents, prior to 5:00 p.m. on the 10th business day following mailing of the Letter of Transmittal and Election Form (the "Election Deadline").

     GNYSB STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A GNYSB STOCKHOLDER HAS RECEIVED THE LETTER OF TRANSMITTAL AND ELECTION FORM.

     A holder of shares of GNYSB Common Stock having a preference as to the form of consideration to be received for his or her shares of GNYSB Common Stock should make an Election because shares as to which an Election has been made will be given priority in allocating such consideration over shares as to which an

Election is not received. Neither GNYSB nor the GNYSB Board makes any recommendation as to whether stockholders should elect to receive the Cash Consideration or the Stock Consideration in the Merger. Each holder of GNYSB Common Stock must make his or her own decision with respect to such election.
     GNYSB Series A Preferred Stock. All of the shares of the GNYSB Series A Preferred Stock are held by the GNYSB ESOP Trustee. The shares held in the GNYSB ESOP and allocated to participants' accounts are voted by the beneficial owners of such shares based on directions received from such beneficial owners by the trustee of the GNYSB ESOP. Unallocated shares and any allocated shares with respect to which no voting instructions have been received will be voted by the trustee of the GNYSB ESOP in the same manner and proportion as the allocated shares with respect to which voting instructions have been received, as long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
     1,477,802 shares of GNYSB Series A Preferred Stock were outstanding on the Record Date, but may be redeemed or converted into shares of GNYSB Common Stock at any time after the date of this Joint Proxy Statement-Prospectus and prior to the anticipated closing date of the Merger. The Merger Agreement requires that if certain conditions are satisfied GNYSB is obligated to redeem all of the shares of the GNYSB Series A Preferred Stock prior to the consummation of the Merger. These conditions include (i) the approval of the Merger Agreement and related transactions by the holders of GNYSB and AFC stock entitled to vote thereon, (ii) the receipt of all required regulatory approvals, (iii) the waiver by AFC of all conditions to its obligations to consummate the Merger and (iv) a market price of AFC Common Stock of at least $34.125. The redemption price in effect after July 1, 1997 for the GNYSB Series A Preferred Stock is $13.20 plus accrued dividends to the date of redemption. The effectiveness of such redemption is a condition to the consummation of the Merger. GNYSB may, of its own accord, provide a notice of redemption to the GNYSB ESOP Trustee at any time. However, it has not yet done so because it was determined that it was in the best interest of both GNYSB and the GNYSB ESOP and its participants to receive a dividend for the full semi-annual period ending June 30, 1997. AFC has requested that GNYSB exercise its right to call the GNYSB Series A Preferred Stock for redemption prior to the time frames set forth in the Merger Agreement, and GNYSB has advised AFC that it will consider exercising such right to cause a redemption to occur shortly after the payment of such dividend. However, no assurance can be given that GNYSB will exercise such right within such time frame. As long as the market price of the GNYSB Common Stock exceeds approximately $14.00, GNYSB expects that the GNYSB ESOP Trustee will, in lieu of allowing such shares to be redeemed for cash, convert such shares into shares of GNYSB Common Stock with a conversion ratio of .9448 of a share of GNYSB Common Stock for each share of GNYSB Series A Preferred Stock. Notwithstanding the foregoing, GNYSB intends to seek the GNYSB ESOP Trustee's agreement to convert the GNYSB Series A Preferred Stock prior to the time GNYSB is obligated to redeem such shares. Shares of GNYSB Common Stock held by the GNYSB ESOP at the Effective Time will be subject to the election, allocation and proration procedures in the same manner as all other shares of GNYSB Common Stock. AFC intends to enforce its rights to require the issuance of a notice of redemption to the GNYSB ESOP Trustee, which will require the GNYSB ESOP Trustee to choose either to allow such redemption or exercise its right of conversion at the conversion ratio of .9448 per share. However, if for any reason AFC does not do so and GNYSB does not of its own accord exercise its right to call the GNYSB Series A Preferred Stock for redemption, the GNYSB Series A Preferred Stock outstanding at the Effective Time of the Merger, under the Certificate of Designations, would be deemed immediately prior to the Effective Time to have been converted into shares of GNYSB Common Stock at a prescribed conversion ratio.
     GNYSB Series B Preferred Stock. Upon consummation of the Merger, the outstanding shares of GNYSB Series B Preferred Stock will be converted into AFC Series B Preferred Stock, a newly-created series of preferred stock of AFC with substantially identical and no less favorable terms.
     Miscellaneous. If AFC effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction prior to the Effective Time, an appropriate adjustment to the consideration will be made.
     No fractional shares of AFC Common Stock will be issued in connection with the Merger and cash will be paid in lieu thereof.

     Upon consummation of the Merger, any shares of GNYSB Common Stock that are owned by GNYSB as treasury stock or that are held directly or indirectly by AFC, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled and retired and no payment will be made with respect thereto and such shares will not be considered for purposes of the foregoing. In addition, shares of GNYSB Common Stock with respect to which dissenters' rights have been asserted and not withdrawn will not be converted into the right to receive cash or AFC Common Stock as provided in the Merger Agreement and will be considered No-Election Shares for purposes of applying the allocation and proration procedures described herein. For certain information concerning the historical market prices of GNYSB Common Stock and AFC Common Stock, see "COMPARATIVE STOCK PRICE AND DIVIDEND INFORMATION."

     Dissenting Stockholders. Any shares as to which dissenters' or appraisal rights have been asserted and not withdrawn ("Dissenters' Shares") shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's GNYSB Common Stock shall be deemed to be No-Election Shares and shall be subject to the allocation and proration procedures described herein. See "THE MERGER -- Dissenters' Rights."

OPINIONS OF FINANCIAL ADVISORS

     GNYSB. Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") has served as financial advisor to GNYSB in connection with the Merger and has rendered an opinion to the GNYSB Board that, as of the date of this Joint Proxy Statement-Prospectus, the consideration to be received by the holders of shares of GNYSB Common Stock (including any shares that are issued upon the conversion of shares of GNYSB Series A Preferred Stock) and GNYSB Series B Preferred Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such stockholders. For additional information, see "THE MERGER -- Opinions of Financial Advisors -- GNYSB." The opinion of Sandler O'Neill is attached as Appendix D to this Joint Proxy Statement-Prospectus. Stockholders are urged to read such opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications of the review undertaken by Sandler O'Neill in connection therewith.

     AFC. Merrill Lynch & Co. ("Merrill Lynch") has served as financial advisor to AFC in connection with the Merger and has rendered a written opinion to the AFC Board that, as of the date of this Joint Proxy Statement-Prospectus, the proposed Merger Consideration is fair to AFC from a financial point of view. The opinion of Merrill Lynch is attached as Appendix E to this Joint Proxy Statement-Prospectus. Stockholders are urged to read such opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications on the review undertaken by Merrill Lynch in connection therewith. See "THE MERGER -- Opinions of Financial Advisors -- AFC."

CONDITIONS; REGULATORY APPROVALS

     Consummation of the Merger is subject to various conditions, including receipt of the stockholder approvals solicited hereby, receipt of the necessary regulatory approvals, receipt of opinions of counsel regarding certain tax aspects of the Merger, and satisfaction of other customary closing conditions.

     The regulatory approvals and consents necessary to consummate the Merger include the approvals of the OTS and the Superintendent of Banks of the State of New York ("Superintendent"). Applications were filed on June 5, 1997. Such applications are currently under review. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED, AND, IF THE MERGER IS APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF ANY SUCH APPROVAL. THERE CAN ALSO BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED UNDER "THE MERGER -- REGULATORY APPROVALS" AND "CONDITIONS TO THE CONSUMMATION OF THE MERGER."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
     It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code"). Consummation of the Merger is conditioned upon receipt by AFC of an opinion of Thacher Proffitt & Wood and the receipt by GNYSB of an opinion of Sullivan & Cromwell, each dated as of the Effective Date, substantially to such effect. In general, it is expected that no gain or loss will be recognized by AFC, Astoria Federal or GNYSB as a result of the Merger and, except where any Cash Consideration is received or to the extent of any cash received in lieu of a fractional share interest in GNYSB Common Stock, no gain or loss will be recognized by holders of GNYSB Common Stock or GNYSB Series B Preferred Stock as a result of the Merger. See "THE MERGER -- Material Federal Income Tax Consequences."
ACCOUNTING TREATMENT
     AFC will treat the Merger as a purchase for accounting purposes. See "THE MERGER -- Accounting Treatment."
NASDAQ LISTING
     Both the GNYSB Common Stock and the AFC Common Stock are currently included for quotation on the Nasdaq National Market. It is a condition to consummation of the Merger that the AFC Common Stock to be issued to the stockholders of GNYSB pursuant to the Merger Agreement will be included for quotation on the Nasdaq National Market. Similar to the GNYSB Series B Preferred Stock, the AFC Series B Preferred Stock will not be listed on the Nasdaq National Market or on any other exchange.
DISSENTERS' RIGHTS
     Holders of GNYSB Common Stock or GNYSB Series A Preferred Stock who deliver a written objection to the Merger to the Secretary of GNYSB before the vote on the adoption of the Merger Agreement at the GNYSB Meeting and otherwise comply with the additional requirements of Section 6022 of the New York Banking Law (the "NYBL") will be entitled to dissenters' rights in connection with the Merger. A copy of Section 6022 of the NYBL is attached to this Joint Proxy Statement-Prospectus as Appendix F. In the event shares of GNYSB Series A Preferred Stock are converted into shares of GNYSB Common Stock, holders of the GNYSB Series A Preferred Stock who dissent from the Merger will have dissenters' rights with respect to the shares of GNYSB Common Stock into which the GNYSB Series A Preferred Stock is converted. No stockholder of AFC is entitled to dissenters' rights in connection with or as a result of the Merger. See "THE MEETINGS -- GNYSB Meeting," "THE MERGER -- Dissenters' Rights," "-- Interests of Certain Persons in the Merger," and "BENEFICIAL OWNERSHIP OF GNYSB COMMON STOCK."
TERMINATION
     The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the stockholders of AFC or GNYSB under certain specified circumstances, including without limitation a price-based termination provision. Under this provision, the Merger Agreement may be terminated by GNYSB at any time during the five-day period commencing with the date (the "Valuation Date") that is the latest of (i) the day of expiration of the last waiting period with respect to any of the required regulatory approvals, (ii) the day on which the last of the required regulatory approvals is obtained and (iii) the day on which the last of the required stockholder approvals have been received, such termination to be effective on the 30th day following such date, but only if all of the following are true: (i) the average closing price of AFC Common Stock over the 30 consecutive trading days prior to the Valuation Date is less than $30.30 per share, (ii) the quotient obtained by dividing such average closing price of AFC Common Stock on the Valuation Date by $37.88 is less than the number obtained by subtracting
0.15 from the quotient obtained by dividing the weighted average common stock price of a group of other financial institution holding companies over the 30 consecutive trading days prior to the Valuation Date by the weighted average common stock price of such group on March 27, 1997 and (iii) AFC elects on a timely basis not to increase the Merger Consideration including the number of shares of AFC Common Stock to be received by the holders of GNYSB Common Stock in the Merger. Prior to making any decision to terminate (or allow the termination of) the Merger Agreement, each of the GNYSB Board and the AFC Board would consult with its respective financial and other advisors and would consider all financial and other information it deemed relevant to its decision. Approval of the Merger Agreement by the stockholders of GNYSB at the GNYSB Meeting will confer on the GNYSB Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event the termination right is triggered whether or not there is any increase in the Merger Consideration and without any further action by, or resolicitation of, the stockholders of GNYSB. Approval of the issuance of the Merger Shares by the stockholders of AFC of the AFC Meeting will confer on the AFC Board the power, consistent with its fiduciary duties, to elect to increase the Merger Consideration as described above and consummate the Merger in the event the termination right is triggered without any further actions by, or resolicitation of, the stockholders of AFC. See "THE
MERGER -- Price-Based Termination," "-- Termination" and "-- Termination Fees."

TERMINATION FEES

     In recognition of the efforts and expenses of, and other opportunities foregone by AFC while structuring the Merger, the Merger Agreement provides that GNYSB shall, in certain circumstances involving an attempt by a third party to acquire GNYSB, pay to AFC a termination fee of $5 million in cash. In addition, pursuant to the Stock Option Agreement (as defined herein), GNYSB granted AFC an option to purchase up to 2,721,536 shares of GNYSB Common Stock at an exercise price of $17.875 upon the occurrence of certain events. However, the maximum aggregate profit AFC can receive under the Stock Option Agreement and the termination fee arrangement is $10 million. See "THE MERGER -- Termination Fees" and "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of GNYSB's management and the GNYSB Board may be deemed to have interests in the Merger in addition to their interests, if any, as stockholders of GNYSB generally. These include interests relating to indemnification, cash payments under employment agreements and change of control agreements, cash payments under outstanding stock options or the roll-over of stock options, service on an advisory board, employment agreements for executive officers, certain benefits under the GNYSB Retirement Plan for Non-Employee Directors and liability insurance coverage. The estimated maximum severance benefits and excise tax indemnity payment amount under the Employment Agreements (as defined herein) and the Change in Control Letter Agreements (as defined herein) for the executive officers of GNYSB are as follows: Gerard C. Keegan, $5,253,000 and $1,977,000; Michael J. Henchy, $1,352,000 and $535,000; Daniel J.
Harris, $846,000 and $408,000; Philip A. Cimino, $792,000 and $398,000; Philip
T. Spies, $618,000 and $274,000; and all executive officers as a group, which consists of 13 persons, $12,956,000 and $5,622,000. The estimated maximum aggregate amount that would be required to be paid pursuant to the Merger Agreement in consideration for the cancellation of stock options for the executive officers of GNYSB are as follows: Gerard C. Keegan, $3,665,311, Michael J. Henchy, $1,133,146, Daniel J. Harris, $834,063, Philip A. Cimino, $820,526, Philip T. Spies, $718,281; and all executive officers as a group, which consists of 13 persons, $9,973,889. The estimated aggregate potential benefits that could be payable in connection with the Merger to the directors of GNYSB are described in more detail elsewhere herein. See "THE
MERGER -- Interests of Certain Persons in the Merger."

MANAGEMENT OF AFC AFTER THE MERGER

     The Merger Agreement provides that, at the Effective Time, the directors of AFC and Astoria Federal, respectively, will be the directors of AFC and Astoria Federal, respectively, immediately prior to the Effective Time of the Merger and the directors of AFC and Astoria Federal will cause Mr. Gerard C. Keegan and one other member of the GNYSB Board selected by GNYSB and acceptable to AFC and who was a member of the GNYSB Board on the date of the Merger Agreement, to be elected and appointed to the AFC Board and the board of directors of Astoria Federal (the "Astoria Federal Board"). Except for the addition of

Mr. Keegan, the executive officers of AFC and Astoria Federal at the Effective Time, respectively, will be the executive officers of AFC and Astoria Federal, respectively, immediately prior to the Effective Time. At the Effective Time, Mr. Keegan will become Vice Chairman and Chief Administrative Officer of AFC and Astoria Federal. See "THE MERGER -- Interests of Certain Persons in the Merger" and "-- Management of AFC After the Merger."

STOCK OPTION AGREEMENT

     As a condition to AFC entering into the Merger Agreement, AFC required that GNYSB also enter into a Stock Option Agreement, dated as of March 29, 1997 (the "Stock Option Agreement"), pursuant to which GNYSB granted AFC an option (the "Option"), exercisable upon the occurrence of certain events (none of which has occurred, to the best of AFC's and GNYSB's knowledge, as of the date hereof), to purchase up to 2,721,536 shares of GNYSB Common Stock (representing approximately 19.9% of the outstanding shares of GNYSB Common Stock on March 29,
1997), at an exercise price of $17.875 per share, subject to adjustment in certain circumstances and subject to termination within certain periods. In addition, the Merger Agreement provides that GNYSB shall in certain circumstances pay to AFC a termination fee of $5 million in cash. However, the maximum aggregate profit AFC can receive under the Stock Option Agreement and the termination fee arrangement is $10 million. See "THE MERGER -- Price-Based Termination."

     The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the consummation of the Merger be interested in acquiring all of or a significant interest in GNYSB from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the GNYSB Common Stock than the value per share contemplated by the Merger Agreement. The acquisition of GNYSB or an interest in GNYSB, or an agreement to do either, could cause the Option to become exercisable. The existence of such Option could significantly increase the cost to a potential acquiror of acquiring GNYSB compared to its cost had the Stock Option Agreement not been entered into. Such increased costs might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire GNYSB than it might otherwise have proposed to pay. The management of GNYSB believes that the exercise of the Option is likely to prohibit any acquiror of GNYSB from accounting for any acquisition of GNYSB using the pooling-of-interests accounting method for a period of two years. The inability to use the pooling-of-interests accounting method could discourage or preclude an acquisition by other banking organizations during that period.

     A copy of the Stock Option Agreement is attached as Appendix B to this Joint Proxy Statement-Prospectus. A description of the Stock Option Agreement, including a description of the events which will result in the Option becoming exercisable, is set forth under "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement -- Terms of Stock Option Agreement."

AMENDMENT TO GNYSB RIGHTS AGREEMENT

     On June 14, 1990, GNYSB adopted a Rights Agreement (the "GNYSB Rights Agreement"), pursuant to which GNYSB's stockholders each received a dividend of one GNYSB Right for each outstanding share of GNYSB Common Stock to holders of record as of June 25, 1990. In connection with the execution of the Merger Agreement, GNYSB amended the GNYSB Rights Agreement to clarify that for purposes of determining whether AFC (as well as its affiliates and associates) is an acquiring person, as defined in the GNYSB Rights Agreement, AFC shall not be deemed to be a beneficial owner, as defined in the GNYSB Rights Agreement, or to beneficially own any securities as a result of GNYSB's obligation to merge under the Merger Agreement. See "CERTAIN RELATED TRANSACTIONS -- Amendment to GNYSB Rights Agreement."

CERTAIN DIFFERENCES IN STOCKHOLDERS' RIGHTS

     At the Effective Time, stockholders of GNYSB who receive shares of AFC Common Stock will become stockholders of AFC and their rights as stockholders of AFC will be determined by the Delaware General Corporation Law ("DGCL") and by AFC's Certificate of Incorporation and Bylaws. The rights of GNYSB stockholders are currently governed by the NYBL and by GNYSB's Restated Organization Certificate and Bylaws. The rights of stockholders of AFC differ from rights of the stockholders of GNYSB with respect to certain important matters, including: the right to call special meetings; the right to take action by written consent; the right to amend certain provisions of AFC's Certificate of Incorporation or GNYSB's Restated Organization Certificate, as the case may be; appraisal rights; the required stockholder vote as to certain matters; statutory and other restrictions on certain business combinations; consideration of other constituencies when evaluating a change of control; limitations of director and officer liability; indemnification of directors and officers and provisions of the rights agreements including triggering events. For a summary of these differences, see "COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS."

CERTIFICATE AMENDMENT

     In connection with the Merger Agreement, the AFC Board has approved the Certificate Amendment to change the par value of AFC's authorized preferred stock from $0.01 per share to $1.00 per share. Approval of the Certificate Amendment requires the affirmative vote of holders of at least a majority of the issued and outstanding shares of AFC Common Stock entitled to vote thereon. The purpose of the increase in par value to $1.00 per share is to have available AFC preferred stock that has the same par value as the GNYSB Series B Preferred Stock so that the par value of the AFC Series B Preferred Stock is the same as the GNYSB Series B Preferred Stock. The Certificate Amendment provides that at such time as the AFC Series B Preferred Stock is no longer outstanding, the par value of AFC Preferred Stock automatically, without any further action by AFC's stockholders, will be reduced back to $0.01 per share. If approved, the Certificate Amendment will be effective only upon consummation of the Merger. Regardless of whether the Merger Agreement is approved by stockholders of GNYSB or the issuance of the Merger Shares is approved by stockholders of AFC, failure of AFC's stockholders to approve the Certificate Amendment will prevent consummation of the Merger unless such condition is waived by GNYSB. See "CERTIFICATE AMENDMENT."

            COMPARATIVE COMMON STOCK PRICE AND DIVIDEND INFORMATION

     AFC Common Stock and GNYSB Common Stock are included for quotation on the Nasdaq National Market (symbols: "ASFC" and "GRTR," respectively). The following table sets forth the high and low sale prices of shares of AFC Common Stock and GNYSB Common Stock as reported in the Nasdaq National Market, and the quarterly cash dividends declared per share, for the periods indicated.

                                                               AFC                                      GNYSB
                                                          COMMON STOCK                              COMMON STOCK
                                             ---------------------------------------   ---------------------------------------
                                             HIGH          LOW          DIVIDENDS(1)   HIGH          LOW          DIVIDENDS(2)
                                             -----        -----         ------------   -----        -----         ------------
1995(3)
  First Quarter............................  $ 15 5/8     $ 13 1/8         $   --      $  9 1/8     $  7 7/8         $   --
  Second Quarter...........................    18 7/16      15 3/8             --        10 1/8        8 1/4             --
  Third Quarter............................    22 5/16      17 29/32         0.10        12 3/4        9 1/4             --
  Fourth Quarter...........................    23 1/4       21 1/32          0.10        13 1/2       11 3/8             --
1996
  First Quarter(3).........................    25 15/16     22 5/16          0.10        12 1/8       11 1/8             --
  Second Quarter(3)........................    28 1/8       23 5/16          0.11        12 1/4       10 1/2             --
  Third Quarter............................    29 1/8       24 5/8           0.11        13 3/8        9 7/8             --
  Fourth Quarter...........................    38           29 3/8           0.11        15           11 7/8           0.05
1997
  First Quarter............................    44           35 1/2           0.11        18 1/2       13 1/4           0.05
  Second Quarter (through June 20).........    47 1/4       33 3/4           0.15        22 1/16      16 5/8           0.05

---------------

(1) Pursuant to the Merger Agreement, AFC may not, without the prior written consent of GNYSB, make, declare or pay any cash dividends in excess of $0.25 per share per quarter.
(2) Pursuant to the Merger Agreement, GNYSB may not, without the prior written consent of AFC, make, declare or pay any dividend on the GNYSB Common Stock, except for its regular quarterly dividend of $0.05 per share.
(3) On April 17, 1996 the AFC Board declared a two-for-one stock split in the form of a 100% stock dividend and on June 3, 1996, AFC stockholders received one additional share of AFC Common Stock for each share of AFC Common Stock owned as of May 15, 1996. AFC's high and low stock prices and dividends for prior periods have been adjusted to reflect the effect of such stock split.

     The following table sets forth the last reported sale price per share of AFC Common Stock and GNYSB Common Stock on (i) January 31, 1997; (ii) March 27, 1997, the last business day preceding public announcement of the signing of the Merger Agreement; and (iii) June 20, 1997, the last practicable date prior to the mailing of this Joint Proxy Statement-Prospectus:

                                                                AFC       GNYSB
                                                                COMMON    COMMON
                                                                STOCK     STOCK
                                                                ----      ----
    January 31, 1997..........................................  36  5/8   14  1/4
    March 27, 1997(1).........................................  37  7/8   17  7/8
    June 20, 1997.............................................  45  5/8   21  1/4

---------------

(1) On March 27, 1997, the high and low sales prices of AFC Common Stock were $38 7/8 and $37 7/8, respectively, and the high and low sales prices of GNYSB Common Stock were $18 1/4 and $16 3/4, respectively, all as reported on the Nasdaq National Market.

     GNYSB AND AFC STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR AFC COMMON STOCK AND GNYSB COMMON STOCK. The market price of AFC Common Stock will fluctuate between the date of this Joint Proxy Statement-Prospectus and the Effective Date. No assurance can be given concerning the market price of AFC Common Stock before or after the Effective Date.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

AFC -- HISTORICAL

     Set forth below are selected consolidated financial and other data of AFC and is based on, and qualified in its entirety by, the consolidated financial statements of AFC and subsidiary, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement-Prospectus and should be read in conjunction therewith. The selected consolidated financial and other data for AFC at March 31, 1997 and for the three-month periods ended March 31, 1997 and March 31, 1996 were not audited, but in the opinion of management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial conditions and results for such periods. The results of operations for the three-month periods ended March 31, 1997 and March 31, 1996 are not necessarily indicative of the results of operations to be expected for the remainder of the year or any other interim period.

                                                                                       AT DECEMBER 31,
                                                 AT MARCH 31,   --------------------------------------------------------------
                                                     1997          1996         1995         1994         1993         1992
                                                 ------------   ----------   ----------   ----------   ----------   ----------
                                                 (UNAUDITED)                            (IN THOUSANDS)
SELECTED FINANCIAL DATA:
Total assets...................................   $7,689,409    $7,272,763   $6,620,102   $4,642,547   $4,121,280   $3,418,924
Federal funds sold and repurchase agreements...       81,518        56,000      100,000      198,490      229,820      150,000
Securities available-for-sale..................    2,430,970     2,296,662    2,515,968       55,550           --           --
Securities held-to-maturity....................    2,080,739     1,961,015    1,615,542    2,659,533    2,227,402    1,404,020
Loans receivable, net..........................    2,763,538     2,637,327    2,043,643    1,574,760    1,506,966    1,692,939
Real estate owned and investments in real
  estate, net..................................       11,768        12,129       23,331       26,378       32,141       36,428
Deposits.......................................    4,494,230     4,513,093    4,263,421    3,280,652    2,898,372    2,877,843
Borrowed funds.................................    2,540,477     2,111,514    1,704,691      766,849      652,849      265,500
Stockholders' equity(1)........................      584,392       588,829      590,685      550,575      537,349      242,219
Non-performing assets(2),(3),(4)...............       40,073        45,589       67,811       93,316      130,957      164,225

                                                     FOR THE THREE
                                                     MONTHS ENDED
                                                       MARCH 31,                  FOR THE YEAR ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    1997       1996       1996       1995       1994       1993       1992
                                                  --------   --------   --------   --------   --------   --------   --------
                                                      (UNAUDITED)          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA:
Interest income.................................  $129,073   $115,834   $491,174   $434,976   $301,387   $266,983   $266,119
Interest expense................................    79,617     71,100    304,481    265,705    150,527    140,406    155,692
                                                  --------   --------   --------   --------   --------   --------   --------
Net interest income.............................    49,456     44,734    186,693    169,271    150,860    126,577    110,427
Provision for loan losses ......................       500        522      3,963      2,007      3,733      6,959     11,553
                                                  --------   --------   --------   --------   --------   --------   --------
Net interest income after provision for loan
  losses........................................    48,956     44,212    182,730    167,264    147,127    119,618     98,874
Non-interest income.............................     3,471      3,558     13,722      9,466      6,218      6,374      5,759
Non-interest expense:
  General and administrative....................    23,759     23,927     96,165     90,344     72,089     61,877     59,500
  Real estate operations, net...................       112     (3,255)    (2,723)    (3,344)     1,894      3,557      2,218
  Provision for (recovery of) real estate
    losses......................................        64     (1,397)    (1,747)       259      3,017      6,020      3,546
  Amortization of excess of cost over fair value
    of net assets acquired......................     2,110      2,171      8,684      8,307      1,788      2,250      2,895
  SAIF recapitalization assessment..............        --         --     28,545         --         --         --         --
  Provision for restructuring...................        --         --         --         --         --      8,325         --
                                                  --------   --------   --------   --------   --------   --------   --------
  Total non-interest expense....................    26,045     21,446    128,924     95,566     78,788     82,029     68,159
                                                  --------   --------   --------   --------   --------   --------   --------
  Income before income taxes, extraordinary item
    and cumulative effect of accounting
    changes.....................................    26,382     26,324     67,528     81,164     74,557     43,963     36,474
Income tax expense..............................    10,948     11,606     30,675     35,743     30,880     18,677     17,502
                                                  --------   --------   --------   --------   --------   --------   --------
Income before extraordinary item and cumulative
  effect of accounting changes..................    15,434     14,718     36,853     45,421     43,677     25,286     18,972
Extraordinary item:
Penalty on prepayment of FHLB-NY advances, net
  of income tax benefit.........................        --         --         --         --         --     (3,499)        --
Cumulative effect of accounting changes(5)......        --         --         --         --         --      2,881         --
                                                  --------   --------   --------   --------   --------   --------   --------
Net income......................................  $ 15,434   $ 14,718   $ 36,853   $ 45,421   $ 43,677   $ 24,668   $ 18,972
                                                  ========   ========   ========   ========   ========   ========   ========
Primary earnings per common share(6),(7)........  $   0.72   $   0.68   $   1.77   $   2.07   $   1.85   $   0.19        N/A
Fully diluted earnings per common
  share(6),(7)..................................  $   0.72   $   0.68   $   1.71   $   2.06   $   1.85   $   0.19        N/A

                                           (See footnotes on the following page)

                                                     AT OR FOR THE
                                                      THREE MONTHS           AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                         ENDED        ----------------------------------------------------
                                                     MARCH 31, 1997     1996       1995       1994       1993       1992
                                                     --------------   --------   --------   --------   --------   --------
                                                      (UNAUDITED)        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Fully diluted earnings per common share excluding
  SAIF recapitalization assessment, net of
  tax(6),(7),(8)...................................     $   0.72      $   2.49   $   2.06   $   1.85   $   0.19   $    N/A
Return on average assets(9)........................         0.83%         0.53%      0.73%      0.99%      0.67%      0.57%
Return on average assets, excluding SAIF
  recapitalization assessment(8),(9)...............         0.83          0.77       0.73       0.99       0.67       0.57
Return on average stockholders' equity(9)..........        10.52          6.38       8.01       7.95       8.37       8.14
Return on average stockholders' equity, excluding
  SAIF recapitalization assessment(8),(9)..........        10.52          9.28       8.01       7.95       8.37       8.14
Return on average tangible stockholders'
  equity(9)........................................        12.65          7.79       9.81       8.04       8.61       8.54
Return on average tangible stockholders' equity,
  excluding SAIF recapitalization
  assessment(8),(9)................................        12.65         11.33       9.81       8.04       8.61       8.54
Average stockholders' equity to average assets.....         7.93          8.25       9.09      12.44       7.99       7.02
Average tangible stockholders' equity to average
  tangible assets..................................         6.68          6.86       7.55      12.32       7.79       6.69
Stockholders' equity to total assets...............         7.60          8.10       8.92      11.86      13.04       7.08
Core deposits to total deposits(10)................        39.68         38.52      39.59      38.71      47.56      45.49
Net interest spread(9).............................         2.46          2.45       2.55       3.04       3.29       3.20
Net interest margin(9),(11)........................         2.77          2.77       2.85       3.51       3.55       3.45
Operating income to average assets(9),(12).........         0.17          0.17       0.15       0.14       0.17       0.17
General and administrative expense to average
  assets(9)........................................         1.28          1.37       1.45       1.63       1.68       1.79
Efficiency ratio(13)...............................        45.21         48.37      50.55      45.89      46.54      51.21
Average interest-earning assets to average
  interest-bearing liabilities.....................         1.07x         1.07x      1.07x      1.13x      1.07x      1.05x
Book value per common share........................     $  27.51      $  27.42   $  26.13   $  22.87   $  20.39   $     --
Tangible book value per common share...............        22.89         22.75      21.30      22.65      20.12         --
Cash dividends declared per common share...........         0.11          0.43       0.20         --         --         --
ASSET QUALITY RATIOS:
Non-performing loans to total loans(2).............         1.02%         1.26%      2.16%      4.20%      6.45%      7.43%
Non-performing loans to total assets...............         0.37          0.46       0.67       1.44       2.40       3.74
Non-performing assets to total assets(3)...........         0.52          0.63       1.02       2.01       3.18       4.80
Allowance for loan losses to non-performing
  loans............................................        49.55         42.11      30.34      18.19      16.87      12.32
Allowance for loan losses to non-accrual loans.....        60.72         54.06      34.90      21.37      21.47      15.14
Allowance for loan losses to total loans...........         0.50          0.53       0.65       0.76       1.09       0.92
OTHER DATA:
Number of deposit accounts.........................      462,353       461,044    439,681    308,218    284,334    297,941
Mortgage loans serviced for others (in
  thousands).......................................     $107,707      $109,521   $123,931   $ 54,157   $ 67,791   $ 87,070
Number of full service banking offices.............           45            46         46         28         28         30
Full time equivalent employees ....................          925           930        954        751        788        791

---------------

 (1) Balance at December 31, 1992 represents only retained earnings, substantially restricted.
 (2) Non-performing loans consist of all non-accrual loans and all mortgage loans delinquent 90 days or more as to their maturity date but not their interest payments.
 (3) Non-performing assets consist of all non-performing loans, real estate owned and investments in real estate, net.
 (4) For the periods indicated, AFC had no troubled debt restructurings.
 (5) The cumulative effect of accounting changes represents the adoption of Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions" and Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes."
 (6) 1993 based on net income from November 18, 1993 to December 31, 1993.
 (7) Prior periods adjusted for two-for-one stock split on June 3, 1996.
 (8) The SAIF recapitialization assessment was a one-time nonrecurring charge taken as a result of the Deposit Insurance Funds Act of 1996 which was enacted into law on September 30, 1996. Such disclosure is shown for purposes of comparing information with prior periods. See "CERTAIN REGULATORY CONSIDERATIONS -- Impact of Recent Legislation -- Deposit Insurance -- SAIF Recapitalization."
 (9) Data provided for the three months ended March 31, 1997 is shown on an annualized basis.
(10) Core deposits are comprised of savings, money market, money manager and NOW accounts.
(11) Net interest margin represents net interest income divided by average interest-earning assets.
(12) Operating income represents total non-interest income less net gains on sales of securities, loans and premises and equipment of $1,614,000, $11,000 and $165,000, for 1996, 1995 and 1993, respectively.
(13) Efficiency ratio represents general and administrative expense divided by the sum of net interest income plus operating income.

GNYSB -- HISTORICAL

     Set forth below is selected consolidated financial and other data of GNYSB and subsidiaries for the years 1992-1996, which is derived from, and qualified in its entirety by, GNYSB's Annual Report on Form F-2 for the year ended December 31, 1996, which is incorporated by reference in this Joint Proxy Statement-Prospectus and should be read in conjunction therewith. In addition, set forth below is selected unaudited financial and other data of GNYSB and subsidiaries at March 31, 1997 and for the quarters ended March 31, 1996 and 1997. This information is derived from, and qualified in its entirety by, GNYSB's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, which is incorporated herein by reference. In the opinion of management, all material adjustments necessary for a fair presentation of the financial position and results of operations for the interim periods presented have been made. All such adjustments were of a normal recurring nature. The results of operations for the quarter ended March 31, 1997 are not necessarily indicative of the results of operations for the full year or any other interim period.


                                                AT MARCH 31,                          AT DECEMBER 31,
                                                ------------   --------------------------------------------------------------
                                                    1997          1996         1995         1994         1993         1992
                                                ------------   ----------   ----------   ----------   ----------   ----------
                                                (UNAUDITED)                    (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:
Total assets..................................   $2,570,533    $2,541,888   $2,582,977   $2,572,631   $2,459,696   $2,702,849
Securities available-for-sale.................      209,274       215,961      202,444       44,331       44,806      262,064
Securities held-to-maturity...................    1,212,710     1,174,321    1,091,717    1,125,637      906,148      804,156
Loans receivable, net.........................      947,220       951,340    1,071,175    1,191,323    1,285,061    1,427,428
Real estate held for development and acquired
  through foreclosure, net....................       31,491        33,644       36,076       67,693       83,052       89,321
Deposits......................................    1,667,433     1,666,674    1,715,340    1,732,453    1,811,311    2,195,850
Borrowed funds................................      670,108       640,384      641,242      622,356      438,024      333,763
Stockholders' equity..........................      212,814       209,648      195,937      182,484      175,506      142,107
Troubled debt restructurings..................      155,019       155,538      195,139      199,290      174,769      159,485
Nonperforming assets..........................       38,723        45,561       55,769      123,674      186,092      245,835

                                                      FOR THE THREE
                                                      MONTHS ENDED
                                                        MARCH 31,                 FOR THE YEAR ENDED DECEMBER 31,
                                                    -----------------   ----------------------------------------------------
                                                     1997      1996       1996       1995       1994       1993       1992
                                                    -------   -------   --------   --------   --------   --------   --------
                                                       (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA:
Interest income...................................  $44,065   $44,712   $176,934   $182,351   $170,607   $168,466   $203,998
Interest expense..................................   25,169    26,732    104,577    109,994     92,766     96,223    129,826
                                                    -------   -------   --------   --------   --------   --------   --------
Net interest income...............................   18,896    17,980     72,357     72,357     77,841     72,243     74,172
Provision for loan losses.........................       --       500      1,500     29,400      7,990     26,444     26,289
                                                    -------   -------   --------   --------   --------   --------   --------
Net interest income after provision for loan
  losses..........................................   18,896    17,480     70,857     42,957     69,851     45,799     47,883
Noninterest income................................    2,041     1,993     10,797     10,419      5,799     15,912     32,613
Noninterest expenses:
  General and administrative......................   11,932    11,976     48,151     47,539     47,119     49,466     48,804
  Real estate operations, net.....................      992       843      3,457      8,398     11,470     15,597     10,485
  Provision for real estate losses................      500        --        500     17,700      7,110     22,056      6,711
                                                    -------   -------   --------   --------   --------   --------   --------
Total noninterest expenses........................   13,424    12,819     52,108     73,637     65,699     87,119     66,000
                                                    -------   -------   --------   --------   --------   --------   --------
Income (loss) before income tax expense (benefit)
  and cumulative effect of accounting change......    7,513     6,654     29,546    (20,261)     9,951    (25,408)    14,496
Income tax expense (benefit)......................    2,810     2,442     11,047    (39,500)    (3,000)    (3,750)       750
                                                    -------   -------   --------   --------   --------   --------   --------
Income (loss) before cumulative effect of
  accounting change...............................    4,703     4,212     18,499     19,239     12,951    (21,658)    13,746
Cumulative effect of accounting change(1).........       --        --         --         --         --      7,000         --
                                                    -------   -------   --------   --------   --------   --------   --------
Net income (loss).................................  $ 4,703   $ 4,212   $ 18,499   $ 19,239   $ 12,951   $(14,658)  $ 13,746
                                                    =======   =======   ========   ========   ========   ========   ========
Primary earnings (loss) per common share(2).......  $  0.21   $  0.18   $   0.83   $   0.85   $   0.42   $  (1.25)  $   0.92
Fully diluted earnings (loss) per common
  share(2)........................................  $  0.20   $  0.17   $   0.77   $   0.80   $   0.41   $  (1.25)  $   0.79

                                           (See footnotes on the following page)

GNYSB -- HISTORICAL

                                                         AT OR FOR THE
                                                          THREE MONTHS          AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                             ENDED        --------------------------------------------------
                                                         MARCH 31, 1997    1996       1995       1994       1993       1992
                                                         --------------   ------     ------     ------     ------     ------
                                                          (UNAUDITED)
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Return on average assets(3)............................        0.74%        0.72%      0.74%      0.51%     (0.58)%     0.50%
Return on average stockholders' equity(3)..............        8.92         9.20      10.18       7.22      (9.31)      9.83
Average stockholders' equity to average assets.........        8.28         7.87       7.31       7.09       6.21       5.05
Stockholders' equity to total assets...................        8.28         8.25       7.59       7.09       7.14       5.26
Core deposits to total deposits(4).....................       43.06        43.30      44.44      50.88      56.92      56.07
Net interest spread(3).................................        2.85         2.78       2.77       3.12       2.95       2.60
Net interest margin(3).................................        3.11         3.02       2.98       3.28       3.04       2.77
General and administrative expenses to average
  assets(3)............................................        1.87         1.88       1.84       1.86       1.95       1.76
Efficiency ratio(5)....................................       57.00        58.40      57.50      56.10      60.90      58.00
Average interest-earning assets to average
  interest-bearing liabilities.........................        1.06         1.05       1.05       1.04       1.02       1.03
Book value per common share............................      $11.48       $11.31     $10.55     $ 9.71     $ 9.36     $10.65
Cash dividends declared per common share...............      $ 0.05       $ 0.05     $   --     $   --     $   --     $   --
Number of full service banking offices.................          14           14         14         13         13         14
ASSET QUALITY RATIOS:
Nonperforming loans to total loans.....................        2.75%        3.29%      3.59%      5.83%      8.54%     11.77%
Nonperforming loans to total assets....................        1.03         1.25       1.52       2.75       4.56       6.40
Nonperforming assets to total assets...................        1.51         1.79       2.16       4.81       7.57       9.10
Allowance for loan losses to nonperforming loans.......       62.46        54.14      60.94      32.99      27.01      23.76
Allowance for loan losses to total loans...............        1.72         1.78       2.19       1.92       2.31       2.80

---------------

(1) The cumulative effect of accounting change represents the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."
(2) For 1993, both primary and fully diluted loss per common share, based on loss before cumulative effect of accounting change, was $1.78.
(3) Data provided for the three months ended March 31, 1997 is shown on an annualized basis.
(4) Core deposits are comprised of savings, money market and NOW accounts.
(5) The efficiency ratio is defined as general and administrative expenses as a percentage of net interest and dividend income plus noninterest income excluding net gain (loss) on sales of assets.

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following tables set forth certain selected consolidated pro forma financial data for AFC and GNYSB as if the Merger had become effective on March 31, 1997 in the case of the selected statement of financial condition data presented, and as if the Merger had become effective on January 1, 1996, in the case of the statements of operations data presented. The unaudited pro forma data in the tables assume that the Merger is accounted for using the purchase method of accounting. This table should be read in conjunction with, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of AFC and GNYSB incorporated by reference herein and the more detailed pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION." The unaudited pro forma statements do not reflect any income and expense adjustments which may result from the consolidation of the operations of AFC and GNYSB. The unaudited pro forma statements will not be indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated, or which may be attained in the future.

SELECTED STATEMENT OF FINANCIAL CONDITION DATA:                                       AT MARCH 31, 1997
                                                                                      ------------------
Total assets........................................................................     $ 10,294,045
Securities available-for-sale.......................................................        2,532,394
Securities held-to-maturity.........................................................        3,278,449
Loans and investments in real estate held-for-sale..................................           33,413
Loans receivable, net...............................................................        3,677,148
Real estate owned and investments in real estate, net...............................           21,456
Deposits............................................................................        6,177,222
Borrowed funds......................................................................        3,195,655
Stockholders' equity................................................................          841,039

                                                                                           FOR THE                  FOR THE
                                                                                      THREE MONTHS ENDED          YEAR ENDED
SELECTED STATEMENTS OF OPERATIONS DATA:                                                 MARCH 31, 1997         DECEMBER 31, 1996
                                                                                      ------------------       -----------------
Interest income.....................................................................      $  171,689              $   662,310
Interest expense....................................................................         104,561                  408,158
                                                                                          ----------               ----------
Net interest income.................................................................          67,128                  254,152
Provision for loan losses...........................................................             500                    5,463
                                                                                          ----------               ----------
Net interest income after provision for loan losses.................................          66,628                  248,689
Non-interest income.................................................................           5,512                   24,519
Non-interest expense................................................................          42,145                  191,734
                                                                                          ----------               ----------
Income before income taxes..........................................................          29,995                   81,474
Income taxes........................................................................          12,448                   36,989
                                                                                          ----------               ----------
Net income..........................................................................      $   17,547              $    44,485
                                                                                          ==========               ==========
Primary weighted average common stock equivalents...................................      26,934,752               26,492,540
Fully diluted weighted average common stock equivalents.............................      26,935,780               27,201,531

                                                                                        AT OR FOR THE            FOR THE YEAR
                                                                                      THREE MONTHS ENDED             ENDED
                                                                                        MARCH 31, 1997         DECEMBER 31, 1996
                                                                                      ------------------       -----------------
PER COMMON SHARE DATA(1):
Primary earnings per common share...................................................      $     0.60              $      1.45
Fully diluted earnings per common share.............................................            0.60                     1.41
Cash dividends declared.............................................................            0.11                     0.43
Book value..........................................................................           29.55                       --
Tangible book value.................................................................           19.92                       --
SELECTED FINANCIAL RATIOS(1):
Return on average assets............................................................            0.70%                    0.54%
Return on average stockholders' equity..............................................            8.32                     6.20
Stockholders' equity to total assets................................................            8.17                       --
General and administrative expense to average assets................................            1.42                     1.75
Efficiency ratio....................................................................           49.39                    52.09
Average tangible stockholders' equity to average tangible assets....................            5.96                       --

---------------

(1) Per Common Share Data and Selected Financial Ratios are presented only for data relating to the pro forma combined condensed consolidated statements of operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 and data relating to the pro forma combined condensed consolidated statement of financial condition at March 31, 1997. Average assets and average stockholders' equity for the periods presented were calculated assuming the Merger was consummated on December 31, 1996.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth for AFC Common Stock and GNYSB Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma and pro forma equivalent per share information gives effect to the Merger as if the Merger had been effective on the dates presented, in the case of the book value data presented, and as if the Merger had become effective January 1, 1996, in the case of the net income and dividends declared data presented. The pro forma data in the tables assumes that the Merger is accounted for using the purchase method of accounting. See "THE
MERGER -- Accounting Treatment." The information presented herein is based on, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of AFC and GNYSB incorporated by reference herein and the pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus, and should be read in conjunction therewith. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION." The pro forma and equivalent pro forma per share data in the following tables are presented for comparative purposes only and are not necessarily indicative of what the combined financial position or results of operations would have been had the Merger been consummated during the periods or as of the date for which such pro forma tables are presented.

                                                           AFC AND                         75% OF
                                          HISTORICAL        GNYSB                      PER EQUIVALENT
                                        ---------------   PRO FORMA   PER EQUIVALENT       GNYSB
PER COMMON SHARE                         AFC     GNYSB    COMBINED    GNYSB SHARE(1)      SHARE(2)
--------------------------------------  ------   ------   ---------   --------------   --------------
NET INCOME
For the year ended December 31, 1996:
  Primary.............................  $ 1.77   $0.83     $  1.45(3)     $ 0.73           $ 0.55
  Fully diluted.......................    1.71    0.77        1.41(3)       0.71             0.53
For the three months ended March 31,
  1997:
  Primary.............................    0.72    0.21        0.60          0.30             0.23
  Fully diluted.......................    0.72    0.20        0.60          0.30             0.23
CASH DIVIDENDS DECLARED
For the year ended December 31,
  1996................................    0.43    0.05        0.43(4)       0.22             0.17
For the three months ended March 31,
  1997................................    0.11    0.05        0.11(4)       0.06             0.05
BOOK VALUE(5)
As of December 31, 1996...............   27.42   11.31       29.46         14.73            11.05
As of March 31, 1997(6)...............   27.51   11.48       29.55         14.78            11.09

---------------

(1) Assuming the conversion of each share of GNYSB Common Stock into 0.50 of a share of AFC Common Stock.
(2) Per equivalent GNYSB share multiplied by 0.75. Shown for comparative purposes only.
(3) Does not take into consideration any operating efficiencies that may be realized as a result of the Merger.
(4) Pro forma cash dividends represents the AFC historical amount. On April 16, 1997, the AFC Board increased its regular quarterly dividend on the AFC Common Stock to $0.15 per share.
(5) Book value per common share calculated after giving effect to book value per share for all or any outstanding and/or allocated preferred shares.
(6) GNYSB historical book value per share as of March 31, 1997, as adjusted, is $10.71. For a description of the adjustment, see Note B to "Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements, December 31, 1996 and March 31, 1997."

                                  THE MEETINGS

GNYSB MEETING

     General. Each copy of this Joint Proxy Statement-Prospectus mailed to holders of GNYSB Common Stock and GNYSB Series A Preferred Stock is accompanied by a white proxy card furnished in connection with the GNYSB Board's solicitation of proxies for use at the GNYSB Meeting. The GNYSB Meeting is scheduled to be held on August 1, 1997, at 9:30 a.m., Eastern Time, at The Grand Prospect Hall, 263 Prospect Avenue, Brooklyn, New York 11215. At the GNYSB Meeting, stockholders will consider and vote upon (i) a proposal to approve the Merger Agreement and (ii) the Additional Proposal. See "ADDITIONAL PROPOSAL."

     HOLDERS OF GNYSB COMMON STOCK AND GNYSB SERIES A PREFERRED STOCK ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ACCOMPANYING WHITE PROXY CARD AND RETURN IT PROMPTLY TO GNYSB IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

     GNYSB STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

     Recommendation of the Board of Directors. THE GNYSB BOARD HAS APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF GNYSB AND ITS STOCKHOLDERS. THE GNYSB BOARD THEREFORE UNANIMOUSLY RECOMMENDS THAT GNYSB'S STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE ADDITIONAL PROPOSAL.

     See "THE MERGER -- Background of and Reasons for the Merger -- GNYSB's Reasons for the Merger."

     Record Date. The GNYSB Board has fixed the close of business on June 19, 1997 as the record date for the determination of holders of GNYSB Common Stock and GNYSB Series A Preferred Stock entitled to receive notice of and to vote at the GNYSB Meeting. Only holders of record of GNYSB Common Stock and GNYSB Series A Preferred Stock at the close of business on the GNYSB Record Date are entitled to receive notice of and to vote at the GNYSB Meeting.

     Voting and Solicitation of Proxies. GNYSB stockholders will be entitled to one vote for each share of GNYSB Common Stock and GNYSB Series A Preferred Stock held of record as of the close of business on the GNYSB Record Date on each matter to be voted upon at the GNYSB Meeting. The presence in person or by proxy of the holders of at least a majority of the aggregate number of shares outstanding of GNYSB Common Stock and GNYSB Series A Preferred Stock on the GNYSB Record Date is necessary to constitute a quorum at the GNYSB Meeting. Holders of GNYSB Series B Preferred Stock are not entitled to vote at the GNYSB Meeting.

     The shares of GNYSB Common Stock and GNYSB Series A Preferred Stock represented by properly executed proxies received at or prior to the GNYSB Meeting and not subsequently revoked prior to the vote at the GNYSB Meeting will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR THE ADDITIONAL PROPOSAL. However, no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of the Additional Proposal by the proxies pursuant to such discretion.

     Any holder of GNYSB Common Stock or GNYSB Series A Preferred Stock who has executed and delivered a proxy may revoke it at any time before it is voted by attending the GNYSB Meeting and voting in person or by giving notice of revocation in writing or submitting a signed proxy card bearing a later date to GNYSB, at its administrative headquarters at One Penn Plaza, New York, New York 10119, provided that such notice or proxy card is actually received by GNYSB before the vote of stockholders. A proxy will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Corporate Secretary or other person responsible for tabulating votes on behalf of GNYSB.

     The cost of soliciting proxies from holders of GNYSB Common Stock and GNYSB Series A Preferred Stock in the form enclosed herewith will be borne by GNYSB. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of GNYSB (who will receive no additional compensation for doing so). GNYSB has retained Georgeson & Company, Inc. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $20,000, plus reasonable out-of-pocket costs and expenses authorized by GNYSB. In addition, GNYSB will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse such parties for their expenses in doing so.

     A representative of GNYSB's independent auditors, KPMG Peat Marwick LLP, will not be present at the GNYSB Meeting.

     Vote Required. The affirmative vote of two-thirds of the aggregate outstanding shares on the GNYSB Record Date of GNYSB Common Stock and GNYSB Series A Preferred Stock entitled to vote at the GNYSB Meeting, voting as a single class, is required in order to approve and adopt the Merger Agreement. In addition, the affirmative vote of a majority of the votes present in person or by proxy and entitled to vote at the GNYSB Meeting is required to approve the Additional Proposal. A failure to return a properly executed proxy card or to vote in person or abstaining from voting will have the same effect as a vote against the Merger Agreement. An abstention, with respect to the Additional Proposal, will have the effect of a vote against the Additional Proposal. Broker non-votes will not be counted as having been voted in person or by proxy at the GNYSB Meeting and will have the same effect as a vote against the Merger Agreement. In contrast, shares underlying broker non-votes will have no effect on the vote on the Additional Proposal. As of the GNYSB Record Date, there were a total of 13,714,485 shares of GNYSB Common Stock and 1,477,802 shares of GNYSB Series A Preferred Stock outstanding and entitled to be voted at the GNYSB Meeting.

     As of April 30, 1997, GNYSB's directors and executive officers (and their affiliates) (22 persons) beneficially owned and had the power to vote 271,109 shares of GNYSB Common Stock, beneficially owned, but did not have the right to vote approximately 84,133 shares of GNYSB Common Stock held in the GNYSB Incentive Savings Plan and had a beneficial interest in, and the right to direct the voting of, approximately 143,195 shares of GNYSB Common Stock and GNYSB Series A Preferred Stock held in the GNYSB ESOP accounts. Such shares of GNYSB Common Stock and GNYSB Series A Preferred Stock which GNYSB directors and executive officers (and their affiliates) have the right to vote, or direct the voting thereof, represent approximately 2.73%, as of April 30, 1997, of the outstanding GNYSB Common Stock and GNYSB Series A Preferred Stock which may be voted at the GNYSB Meeting. Such persons have indicated their intention to vote, or direct the voting of, all such shares, in favor of the Merger Agreement and for the Additional Proposal. See "BENEFICIAL OWNERSHIP OF GNYSB COMMON STOCK." The Trustee of the GNYSB ESOP is obligated to vote unallocated shares and shares for which no direction has been received in the same proportion as shares for which such voting directions have been received from participants so long as such vote is in accordance with the provisions of ERISA. As of April 30, 1997, AFC, its subsidiaries, and the directors and executive officers of AFC, beneficially owned 240,000 shares, or approximately 1.75%, of GNYSB Common Stock. Such persons have indicated their intention to vote, or direct the voting of, all such shares, in favor of the Merger Agreement and for the Additional Proposal.

AFC MEETING

     General. Each copy of this Joint Proxy Statement-Prospectus mailed to holders of AFC Common Stock is accompanied by a proxy card furnished in connection with the AFC Board's solicitation of proxies for use at the AFC Meeting. The AFC Meeting is scheduled to be held on August 1, 1997, at 9:30 a.m., Eastern Time, at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York 11040. At the AFC Meeting, stockholders will consider and vote upon (i) a proposal to approve the issuance of the Merger Shares in connection with the Merger, (ii) a proposal to approve the Certificate Amendment and (iii) the Additional Proposal. See "ADDITIONAL PROPOSAL."

     HOLDERS OF AFC COMMON STOCK ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING BLUE PROXY CARD AND RETURN IT PROMPTLY TO AFC IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

     Recommendation of the Board of Directors. THE AFC BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER, THE ISSUANCE OF THE MERGER SHARES PURSUANT THERETO AND THE CERTIFICATE AMENDMENT ARE IN THE BEST INTERESTS OF AFC AND ITS STOCKHOLDERS. THE AFC BOARD THEREFORE UNANIMOUSLY RECOMMENDS THAT AFC'S STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF THE MERGER SHARES, THE CERTIFICATE AMENDMENT AND THE ADDITIONAL PROPOSAL.

     See "THE MERGER -- Background of and Reasons for the Merger -- AFC's Reasons for the Merger."

     Record Date. The AFC Board has fixed the close of business on June 23, 1997 as the record date for the determination of holders of AFC Common Stock entitled to receive notice of and to vote at the AFC Meeting. Only holders of record of AFC Common Stock at the close of business on the AFC Record Date are entitled to receive notice of and to vote at the AFC Meeting.

     Voting and Solicitation of Proxies. AFC stockholders will be entitled to one vote for each share of AFC Common Stock held of record as of the close of business on the AFC Record Date on each matter to be voted upon at the AFC Meeting. The presence in person or by proxy of the holders of at least a majority of the total number of shares of AFC Common Stock outstanding on the AFC Record Date is necessary to constitute a quorum at the AFC Meeting.

     The shares of AFC Common Stock represented by properly executed proxies received at or prior to the AFC Meeting and not subsequently revoked prior to the vote at the AFC Meeting will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF THE MERGER SHARES, THE CERTIFICATE AMENDMENT AND THE ADDITIONAL PROPOSAL. However, no proxy which is voted against the proposal to approve the issuance of the Merger Shares or the Certificate Amendment will be voted in favor of the Additional Proposal by the proxies pursuant to such discretion.

     Any holder of AFC Common Stock who has executed and delivered a proxy may revoke it at any time before it is voted by attending and voting in person at the AFC Meeting or by giving written notice of revocation or submitting a signed proxy card bearing a later date to AFC, at One Astoria Federal Plaza, Lake Success, New York 11042, attention: Corporate Secretary, provided that such notice or proxy card is actually received by AFC prior to the vote of stockholders.

     The cost of soliciting proxies from holders of AFC Common Stock in the form enclosed herewith will be borne by AFC. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers or employees of AFC (who will receive no additional compensation for doing so). AFC has retained Kissell-Blake, Inc. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $5,000, plus reasonable out-of-pocket costs and expenses. In addition, AFC will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse such parties for their expenses in doing so.

     A representative of AFC's independent auditors, KPMG Peat Marwick LLP, will not be present at the AFC Meeting.

     Vote Required. Assuming a quorum is present at the AFC Meeting, the affirmative vote of the holders of a majority of the total votes cast at the AFC Meeting and entitled to vote thereon is required for approval of the issuance of the Merger Shares and the Additional Proposal and the affirmative vote of the holders of a majority of shares of AFC Common Stock outstanding is required for approval of the Certificate Amendment. Shares represented at the AFC Meeting and abstaining from voting will be counted as shares represented at the AFC Meeting. Therefore an abstention will have the same effect as a vote against the issuance of the Merger Shares, the Certificate Amendment and the Additional Proposal. Broker non-votes will not be counted as having been voted in person or by proxy at the AFC Meeting and will have the same effect as a vote against the Certificate Amendment, but will have no effect on the vote on the issuance of the Merger Shares or the Additional Proposal. As of the AFC Record Date, there were 20,972,257 shares of AFC Common Stock outstanding and entitled to vote at the AFC Meeting.

     The directors and executive officers of AFC and their affiliates beneficially owned, as of April 30, 1997, 2,081,461 shares, or approximately 9.32% of the outstanding shares, of AFC Common Stock and all such persons have indicated a present intent to vote their shares in favor of approval of the issuance of the Merger Shares, the Certificate Amendment and the Additional Proposal. See "BENEFICIAL OWNERSHIP OF AFC COMMON STOCK." As of April 30, 1997, the directors and executive officers of GNYSB and their affiliates beneficially owned 1,304 shares of AFC Common Stock.

                                   THE MERGER

     The following information, insofar as it relates to matters contained in the Merger Agreement or the Stock Option Agreement, is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreement, which are attached hereto as Appendix A and Appendix B, respectively, and are incorporated herein by reference. AFC and GNYSB stockholders are urged to read the Merger Agreement and the Stock Option Agreement in their entirety.

PARTIES TO THE MERGER

     AFC and Astoria Federal. AFC is a Delaware corporation incorporated on June 14, 1993, and is the holding company for Astoria Federal. The principal business of AFC is the operation of its wholly-owned subsidiary, Astoria Federal, a federally-chartered savings and loan association. Astoria Federal's principal business is attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, principal repayments and borrowings, primarily in one-to-four family residential mortgage loans and mortgage-backed and mortgage-related securities and, to a lesser extent, commercial real estate loans, multi-family mortgage loans and consumer loans. In addition, Astoria Federal invests in mortgage-backed and mortgage-related securities, securities issued by the U.S. Government and Federal agencies and other securities. At March 31, 1997, AFC had total consolidated assets of $7.7 billion, deposits of $4.5 billion and stockholders' equity of $584.4 million. As of March 31, 1997, Astoria Federal had 45 retail banking office locations with thirteen in Queens County, New York, eighteen in Nassau County, New York, six in Suffolk County, New York, and eight in the upstate New York counties of Westchester, Chenango and Otsego. The principal executive offices of AFC are located at One Astoria Federal Plaza, Lake Success, New York 11042-1085 and its telephone number is (516) 327-3000. Astoria Federal's deposits are insured by the SAIF of the FDIC.

     GNYSB. The Greater New York Savings Bank is a New York State-chartered capital stock savings bank which was originally organized as a New York State-chartered mutual savings bank in 1897 in the Park Slope section of Brooklyn, New York. At March 31, 1997, GNYSB had total assets of $2.6 billion, deposits of $1.7 billion and stockholders' equity of $212.8 million.

     As of March 31, 1997, GNYSB conducted its retail banking activities through nine full-service branch offices located in Brooklyn, New York, three full-service branch offices in Nassau County, New York and one full-service branch office in each of Queens and Suffolk Counties, New York. GNYSB has received regulatory approval to open three new full-service branches in Brooklyn. GNYSB and AFC intend to proceed with the opening of these facilities. GNYSB has its administrative headquarters in Manhattan, New York at One Penn Plaza, New York, New York 10119 and its lending office in Mineola, New York. GNYSB's telephone number is (212) 613-4000. GNYSB's deposits are insured by the Bank Insurance Fund of the FDIC.

     GNYSB has pending a proposed reorganization of GNYSB as a wholly-owned subsidiary of GNYBancorp. This reorganization has received the approval of GNYSB's stockholders. As a result of the Merger Agreement, GNYSB has suspended its plan to form a holding company. If the Merger is consummated, such proposed reorganization will not occur.

EFFECTS OF THE MERGER

     Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver (where permissible) of certain conditions, including, among other things, the receipt of all necessary regulatory approvals, the expiration of all waiting periods in respect thereof, the approval of the Merger Agreement by the requisite vote of the stockholders of GNYSB and the approval of the issuance of the Merger Shares and the Certificate Amendment by the requisite vote of the stockholders of AFC, GNYSB will be merged with and into Astoria Federal. GNYSB stockholders will receive the consideration described below in "-- Merger Consideration and Election, Allocation and Proration Procedures." Astoria Federal shall be the surviving corporation in the Merger. Upon consummation of the Merger, the separate corporate existence of GNYSB shall terminate.

     Each outstanding share of AFC Common Stock at the Effective Time will remain outstanding and unchanged as a result of the Merger.

EFFECTIVE TIME

     The Merger will become effective at the date and time set forth in the articles of combination which will be filed with the OTS in accordance with applicable law. The articles of combination will be filed not later than the last business day of the month in which the expiration of the last applicable waiting period in connection with approvals of governmental authorities shall occur and all conditions to the consummation of the Merger Agreement are satisfied or waived and will be effective after the close of business on such date, unless another date is agreed to in writing by AFC and GNYSB (the "Closing Date"). See "-- Conditions to the Consummation of the Merger." It is expected that a period of time will elapse between the Meetings and the Effective Time while the parties seek to obtain the regulatory approvals required to consummate the Merger. There can be no assurance that such regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can likewise be no assurance that the United States Department of Justice or the New York State Attorney General will not challenge the Merger or, if such a challenge is made, as to the result thereof. See "-- Regulatory Approvals."

MERGER CONSIDERATION AND ELECTION, ALLOCATION AND PRORATION PROCEDURES

     General. The Merger Agreement provides that the aggregate consideration payable to holders of GNYSB Common Stock in the Merger will consist of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock. Each share of GNYSB Common Stock will be converted in the Merger into the right to receive: (i) 0.5 of a share of AFC Common Stock, (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock determined as provided below. The actual consideration ultimately received by a stockholder for shares of GNYSB Common Stock will depend upon the election, allocation and proration procedures described below and the election of other stockholders. The Merger Consideration may be increased by AFC in the event GNYSB exercises its rights under the Merger Agreement to deliver to AFC a notice to terminate the Merger Agreement due to the price of the AFC Common Stock declining below certain levels established by formulas set forth in the Merger Agreement. See "THE MERGER -- Price Based Termination."

     Elections. Within three days after the consummation of the Merger, each record holder of GNYSB Common Stock will be sent materials asking such stockholder to elect (an "Election") to receive for its shares of GNYSB Common
Stock:

          (i) 0.5 of a share of AFC Common Stock for each share of GNYSB Common Stock (a "Stock Election");

          (ii) $19.00 in cash without interest for each share of GNYSB Common Stock (a "Cash Election");

          (iii) a Stock Election with respect to some of such stockholder's shares of GNYSB Common Stock and a Cash Election with respect to the remaining shares of GNYSB Common Stock held by such holder; or

          (iv) whatever is left after the election of the other holders of GNYSB Common Stock and the application to the extent necessary of certain random selection procedures (a "No-Election").

     Notwithstanding the foregoing, in order to make a Stock Election, the number of shares of GNYSB Common Stock a holder must elect to convert to AFC Common Stock must equal or exceed 100 shares. Therefore, any holder of GNYSB Common Stock who owns less than 100 shares must elect the Cash Election or be treated as having made a No-Election. A failure to properly make an election as described below will be treated as a No-Election.

     NO GAIN OR LOSS WILL BE RECOGNIZED BY HOLDERS OF GNYSB COMMON STOCK AS A RESULT OF THE MERGER, EXCEPT WHERE ANY CASH CONSIDERATION IS RECEIVED OR TO THE EXTENT OF ANY CASH RECEIVED IN LIEU OF A FRACTIONAL SHARE INTEREST IN AFC COMMON STOCK. SEE "THE MERGER -- MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

     No Oversubscription. In the event that the number of shares as to which a Cash Election has been made does not exceed 25% of the shares of GNYSB Common Stock outstanding at the Effective Time and the number of shares as to which a Stock Election has been made does not exceed 75% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

          (i) all shares as to which a Cash Election has been made shall be converted into the right to receive $19.00 in cash without interest per share of GNYSB Common Stock;

          (ii) all shares as to which a Stock Election has been made shall be converted into the right to receive 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock; and

          (iii) shares as to which No-Election has been made shall be converted into either the right to receive 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock or $19.00 per share of GNYSB Common Stock as determined by random selection so that 25% of the shares of GNYSB Common Stock are converted into the right to receive cash and 75% of the shares of GNYSB Common Stock are converted into the right to receive AFC Common Stock.

     The random selection process to be used by the Exchange Agent will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described above.

     Oversubscription for Cash. If the aggregate number of shares as to which a Cash Election has been made exceeds 25% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

          (i) each share as to which a Stock Election has been made and each share as to which No-Election has been made shall be converted into the right to receive 0.5 of a share of AFC Common Stock; and

          (ii) each share as to which a Cash Election has been made shall be converted into the right to receive a combination of cash and AFC Common Stock. The amount in cash will be equal to the product, rounded to the nearest $0.01, of (x) $19.00 and (y) a fraction (the "Cash Fraction"), the numerator of which shall be a number equal to 25% of the shares of GNYSB Common Stock outstanding at the Effective Time and the denominator of which shall be the total number of shares as to which a Cash Election has been made. The number of shares of AFC Common Stock will be equal to the product, rounded to four decimal places, of (x) 0.50 and (y) a number equal to one minus the Cash Fraction. For example, if the aggregate number of shares as to which a Cash Election has been made equals 50%, 75% or 100% of the shares of GNYSB Common Stock, the combination would consist of $9.50 in cash and 0.25 of a share of AFC Common Stock, $6.33 in cash and 0.3333 of a share of AFC Common Stock and $4.75 in cash and 0.375 of a share of AFC Common Stock, respectively.

     Oversubscription for AFC Common Stock. If the aggregate number of shares as to which a Stock Election has been made exceeds 75% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

          (i) each share as to which a Cash Election has been made and each share as to which No-Election has been made shall be converted into the right to receive $19.00 in cash without interest; and

          (ii) each share as to which a Stock Election has been made shall be converted into the right to receive a combination of cash and AFC Common Stock. The number of shares of AFC Common Stock will be equal to the product, rounded to four decimal places, of (x) 0.50 and (y) a fraction (the "Stock Fraction"), the numerator of which shall be a number equal to 75% of the shares of GNYSB Common

     Stock outstanding at the Effective Time and the denominator of which shall be the total number of shares as to which a Stock Election has been made. The amount of cash will be equal to the product, rounded to the nearest $0.01, of (x) $19.00 and (y) a number equal to one minus the Stock Fraction. For example, if the aggregate number of shares as to which a Stock Election has been made equals 90% or 100% of the shares of GNYSB Common Stock, the combination would consist of 0.4167 of a share of AFC Common Stock and $3.17 in cash and 0.375 of a share of AFC Common Stock and $4.75 in cash, respectively.

     No Guarantee of Chosen Consideration or Equivalent Value. Because the Merger provides that the aggregate consideration payable to holders of GNYSB Common Stock in the Merger will be fixed such that it consists of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock, no guarantee can be given that the election of any given stockholder of GNYSB will be honored. Rather, the election by each stockholder will be subject to the election, allocation and proration procedures described herein. Thus stockholders may not receive their requested form of consideration or combination thereof. Because the market price of AFC Common Stock may fluctuate and it could be greater than or less than $38.00 per share (the price at which the market value of 0.5 of a share of AFC Common Stock would equal the cash consideration of $19.00 per share), the market value of 0.5 of a share of AFC Common Stock received per share could be less than or greater than the cash price per share of $19.00.

     Election Procedures. All Elections will be required to be made on a Letter of Transmittal and Election Form. To make an effective Election with respect to shares of GNYSB Common Stock, the holder thereof must, in accordance with the Letter of Transmittal and Election Form, (i) complete properly and return the Letter of Transmittal and Election Form to the Exchange Agent, (ii) either (a) deliver therewith his or her certificates representing shares of GNYSB Common Stock (the "GNYSB Stock Certificates") with respect to such shares (or an appropriate guarantee of delivery thereof), or (b) complete the procedure for delivery by book-entry transfer of such shares on a timely basis, and (iii) deliver therewith any other required documents, prior to 5:00 p.m. on the 10th business day following mailing of the Letter of Transmittal and Election Form (the "Election Deadline").

     GNYSB STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A GNYSB STOCKHOLDER HAS RECEIVED THE LETTER OF TRANSMITTAL AND ELECTION FORM.

     A holder of shares of GNYSB Common Stock having a preference as to the form of consideration to be received for his or her shares of GNYSB Common Stock should make an Election because shares as to which an Election has been made will be given priority in allocating such consideration over shares as to which an Election is not received. Neither GNYSB nor the GNYSB Board makes any recommendation as to whether stockholders should elect to receive the Cash Consideration or the Stock Consideration in the Merger. Each holder of GNYSB Common Stock must make his or her own decision with respect to such election.

     GNYSB Series A Preferred Stock. All of the shares of the GNYSB Series A Preferred Stock are held by the GNYSB ESOP Trustee. The shares held in the GNYSB ESOP and allocated to participants' accounts are voted by the beneficial owners of such shares based on directions received from such beneficial owners by the trustee of the GNYSB ESOP. Unallocated shares and any allocated shares with respect to which no voting instructions have been received will be voted by the trustee of the GNYSB ESOP in the same manner and proportion as the allocated shares with respect to which voting instructions have been received, as long as such vote is in accordance with the provisions of ERISA.

     1,477,802 shares of GNYSB Series A Preferred Stock were outstanding on the Record Date, but may be redeemed or converted into shares of GNYSB Common Stock at any time after the date of this Joint Proxy Statement-Prospectus and prior to the anticipated closing date of the Merger. The Merger Agreement requires that if certain conditions are satisfied GNYSB is obligated to redeem all of the shares of the GNYSB Series A Preferred Stock prior to the consummation of the Merger. These conditions include (i) the approval of the Merger Agreement and related transactions by the holders of GNYSB and AFC stock entitled to vote thereon, (ii) the receipt of all required regulatory approvals, (iii) the waiver by AFC of all conditions to its obligations to consummate the Merger and (iv) a market price of AFC Common Stock of at least $34.125. The redemption price in effect after July 1, 1997 for the GNYSB Series A Preferred Stock is $13.20 plus accrued dividends to the date of redemption. The effectiveness of such redemption is a condition to the consummation of the Merger. GNYSB may, of its own accord, provide a notice of redemption to the GNYSB ESOP Trustee at any time. However, it has not yet done so because it was determined that it was in the best interest of both GNYSB and the GNYSB ESOP and its participants to receive a dividend for the full semi-annual period ending June 30, 1997. AFC has requested that GNYSB exercise its right to call the GNYSB Series A Preferred Stock for redemption prior to the time frames set forth in the Merger Agreement, and GNYSB has advised AFC that it will consider exercising such right to cause a redemption to occur shortly after the payment of such dividend. However, no assurance can be given that GNYSB will exercise such right within such time frame. As long as the market price of the GNYSB Common Stock exceeds approximately $14.00, GNYSB expects that the GNYSB ESOP Trustee will, in lieu of allowing such shares to be redeemed for cash, convert such shares into shares of GNYSB Common Stock with a conversion ratio of
0.9448 of a share of GNYSB Common Stock for each share of GNYSB Series A Preferred Stock. Notwithstanding the foregoing, GNYSB intends to seek the GNYSB ESOP Trustee's agreement to convert the GNYSB Series A Preferred Stock prior to the time GNYSB is obligated to redeem such shares. Shares of GNYSB Common Stock held by the GNYSB ESOP at the Effective Time will be subject to the election, allocation and proration procedures in the same manner as all other shares of GNYSB Common Stock. AFC intends to enforce its rights to require the issuance of a notice of redemption to the GNYSB ESOP Trustee, which will require the GNYSB ESOP Trustee to choose either to allow such redemption or exercise its right of conversion at the conversion ratio of .9448 per share. However, if for any reason AFC does not do so and GNYSB does not of its own accord exercise its right to call the GNYSB Series A Preferred Stock for redemption, the GNYSB Series A Preferred Stock outstanding at the Effective Time of the Merger, under the Certificate of Designations, would be deemed immediately prior to the Effective Time to have been converted into shares of GNYSB Common Stock at a prescribed conversion ratio.

     GNYSB Series B Preferred Stock. Upon consummation of the Merger, the outstanding shares of GNYSB Series B Preferred Stock will be converted into the AFC Series B Preferred Stock, a newly-created series of preferred stock of AFC with substantially identical and no less favorable terms.

     Miscellaneous. If AFC effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction prior to the Effective Time, an appropriate adjustment to the consideration will be made.

     No fractional shares of AFC Common Stock will be issued in connection with the Merger and cash will be paid in lieu thereof.

     Upon consummation of the Merger, any shares of GNYSB Common Stock that are owned by GNYSB as treasury stock or that are held directly or indirectly by AFC other than in a fiduciary capacity or in satisfaction of a debt previously contracted will be canceled and retired and no payment will be made with respect thereto and such shares will not be considered for purposes of the foregoing. In addition, shares of GNYSB Common Stock with respect to which dissenters' rights have been asserted and not withdrawn will not be converted into the right to receive cash or AFC Common Stock as provided in the Merger Agreement and will be considered No-Election Shares for purposes of applying the allocation and proration procedures described herein. For certain information concerning the historical market prices of GNYSB Common Stock and AFC Common Stock, see "COMPARATIVE COMMON STOCK PRICE AND DIVIDEND INFORMATION."

     Dissenting Stockholders. Any Dissenting Shares shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's GNYSB Common Stock shall be deemed to be No-Election Shares and shall be subject to the allocation and proration procedures described herein. See "-- Dissenters' Rights."

BACKGROUND OF AND REASONS FOR THE MERGER

     Background of the Merger. In early January of 1997, Mr. George L. Engelke, Jr., the chief executive officer of AFC, called Mr. Gerard C. Keegan, the chief executive officer of GNYSB, to request a meeting. After informing the GNYSB Board at a regularly scheduled meeting on January 22, 1997, Mr. Keegan agreed to meet with Mr. Engelke on January 23, 1997. At this meeting, Mr. Engelke raised with Mr. Keegan the concept of a possible combination between AFC and GNYSB. Mr. Keegan informed the GNYSB Board of Mr. Engelke's interest at a regularly scheduled meeting of the GNYSB Board on February 13, 1997. Although the GNYSB Board recognized that there may well be a strategic fit between the two institutions and strategic benefits to such a combination, it declined to pursue Mr. Engelke's interest because of the general nature of the interest and absence of specifics as to a proposed combination and the manner in which it would be executed and implemented. Mr. Keegan called Mr. Engelke on February 14, 1997 and informed him of the GNYSB Board's determination.

     On March 7, 1997, Mr. Engelke again contacted Mr. Keegan to arrange a meeting to discuss a possible combination. He indicated that, despite GNYSB's earlier rejection, his further consideration of a strategic business combination with GNYSB led him to conclude that there were even more compelling reasons for a combination than he had initially thought and that such a combination would provide significant benefits to both organizations and their shareholders. At a GNYSB Board meeting held on March 13, 1997, it was decided that Mr. Keegan should meet again with Mr. Engelke and hear what he had to say. As a result, Mr. Engelke and Mr. Keegan met on March 16, 1997. At this meeting, Mr. Engelke explained to Mr. Keegan, among other things, (i) the strategic focus and plan of AFC and how he believed GNYSB and its operations were consistent with and would facilitate such strategic focus and plan, (ii) the complementary nature of AFC's and GNYSB's branch networks (location and product mix, as well as service orientation) and how a combination of those branch networks could strengthen a combined organization, (iii) AFC's views, approaches and commitments to the communities and customers it serves and its employees and how they were similar to GNYSB's and (iv) certain economic effects and implications of a possible combination, including cost savings, and the general effect the foregoing could have on the combined organization and its shareholders. After a discussion of the foregoing, and the benefits it would have, Mr. Engelke indicated to Mr. Keegan that AFC would be willing to pursue a negotiated strategic combination on an expedited basis with GNYSB at a price of approximately $18 per share in part cash and part AFC Common Stock and that AFC would be willing to consider a higher price subject in each case to the results of its due diligence as well as various different combinations of cash and AFC Common Stock.

     On March 17, 1997, Mr. Keegan received a call from the chief executive officer of another banking organization (the "Other Organization") expressing an interest in acquiring GNYSB.

     Mr. Keegan reported the contact with the chief executive officer of the Other Organization to the GNYSB Board at a special meeting on March 17, 1997. At this meeting, he also reported the results of his meeting with Mr. Engelke and the GNYSB Board authorized the further consideration of a possible combination with AFC, including due diligence on GNYSB and AFC, and the further consideration of GNYSB's strategic alternatives. The GNYSB Board authorized the further consideration of a possible combination with AFC at such time in part because of its assessment regarding AFC's strategic plan and focus and how GNYSB and its operations were consistent with such focus and plan, the branch network strengths of a combined organization, the similarity in AFC's and GNYSB's views, approaches and commitments to the communities and customers they each serve and their respective employees, the strategic benefits that a possible combination would have on the combined organization and AFC's stated willingness to pursue a negotiated strategic combination on an expedited basis with GNYSB at a price of approximately $18 per share with the possibility that such price could be higher and with flexibility with respect to any cash/stock mix.

     Subsequently, the chief executive officer of the Other Organization initiated a series of telephone calls with Mr. Keegan and GNYSB's investment bankers, Sandler O'Neill, regarding its interest in GNYSB and seeking the opportunity to make a proposal regarding a possible business combination with GNYSB. As part of these discussions and at the request of GNYSB, the Other Organization submitted a letter intended to address its views on how an acquisition by it would impact the communities and customers served by GNYSB and its employees.

     Discussions and negotiations concerning a possible combination with AFC and due diligence by both parties continued through a special meeting of the GNYSB Board on Thursday March 27, 1997 attended by representatives of Sandler O'Neill, GNYSB's counsel and the GNYSB Board's counsel at which there was before the GNYSB Board a proposal by AFC to combine with GNYSB. This proposal involved the exchange by AFC of $19.00 in cash per share for 25% of the shares of GNYSB Common Stock and AFC Common Stock with a value of approximately $19.00 per share for 75% of the shares of GNYSB Common Stock in a combination accounted for as a "purchase." Based on the closing price of AFC Common Stock of $38.75 per share on March 26 (the day prior to the meeting), this represented an exchange ratio of 0.4903 of a share of AFC Common Stock per share of GNYSB Common Stock. At this meeting, the GNYSB Board considered, among others, the strategic alternatives available to GNYSB, the AFC proposal and the alternatives to the AFC proposal, including a possible combination with the Other Organization, and their feasibility.

     As part of the GNYSB Board's deliberations, it instructed Sandler O'Neill to contact the Other Organization to inquire as to the consideration it would be willing to provide to GNYSB's shareholders in a combination with GNYSB and its ability to move expeditiously to sign a definitive agreement with respect to such a transaction. The Other Organization responded with a proposal that involved a combination conditioned on "pooling of interests" accounting treatment and consideration consisting of a fixed exchange ratio of the Other Organization's common stock that had a value of $18.53 per share of GNYSB Common Stock based on the closing price of the Other Organization's common stock on March 27, 1997. Sandler O'Neill asked the Other Organization to increase its price and it declined to do so. The Other Organization also indicated that it could move expeditiously to enter into a definitive agreement. This proposal was immediately communicated to the GNYSB Board.

     As a result of a decline in the closing price of AFC Common Stock from $38.75 on March 26, 1997 to $37.875 on March 27, 1997, the value of the exchange ratio of 0.4903 of a share of AFC Common Stock for each share of GNYSB Common Stock declined from $19.00 to $18.57. In light of this decline, GNYSB requested AFC to increase the exchange ratio to reflect a value of $19.00 per share based on the closing price of AFC Common Stock on March 27, 1997. AFC indicated that it would be willing to increase the fixed exchange ratio in its proposal to 0.5, but demanded, in return, that it be granted a stock option for 19.9% of GNYSB Common Stock, which was intended to increase the likelihood that the Merger will be consummated in accordance with the Merger Agreement. This increased exchange ratio had a value of $18.94 based on the closing price of AFC Common Stock on March 27, 1997, the last trading day prior to the announcement of the Merger.

     A special meeting of the AFC Board was held on Thursday, March 27, 1997 attended by representatives of Merrill Lynch and AFC's counsel. At the meeting, there was before the AFC Board a proposal to authorize Mr. Engelke to finalize a definitive agreement for the merger of GNYSB with Astoria Federal on the terms presented at the meeting, which proposal was unanimously approved by the AFC Board. The material terms presented at the meeting included pricing, the Stock Option Agreement, termination provisions, standard representations and warranties, negative covenants, customary closing conditions, honoring any existing employment agreements between GNYSB and its officers, the cash-out of existing stock options of GNYSB, the creation of an advisory board, the addition of two directors of GNYSB to the AFC Board and Mr. Keegan becoming an officer of AFC and Astoria Federal with the title of Vice Chairman and Chief Administrative Officer.

     On Saturday March 29, 1997, the GNYSB Board held a special meeting with representatives of Sandler O'Neill, GNYSB's counsel and the GNYSB Board's counsel to further consider the AFC proposal and its alternatives. Sandler O'Neill rendered its oral opinion, subsequently confirmed in writing, that, as of such date, the consideration to be received in the Merger by the holders of GNYSB Common Stock, including the shares of GNYSB Common Stock issued upon the conversion of GNYSB Series A Preferred Stock and GNYSB Series B Preferred Stock, was fair to the holders thereof from a financial point of view. After an extensive discussion, the GNYSB Board unanimously determined, based on the consideration of the various factors discussed below, to accept the AFC proposal.

     GNYSB's Reasons for the Merger. The GNYSB Board has unanimously approved the Merger Agreement and has determined that the Merger is in the best interests of GNYSB and its stockholders. The

GNYSB Board therefore unanimously recommends that holders of GNYSB Common Stock and GNYSB Series A Preferred Stock vote FOR the adoption and approval of the Merger Agreement. The GNYSB Board believes that the Merger will enable holders of GNYSB Common Stock and GNYSB Series A Preferred Stock to realize significant value in part on a tax-free basis. In addition, the shareholders would receive a higher dividend on the AFC Common Stock than that presently received on GNYSB Common Stock. See "-- AFC's Reasons for the Merger" and "-- Opinions of Financial Advisors -- GNYSB."

     In reaching its determination that the Merger and the Merger Agreement are in the best interests of GNYSB and the holders of GNYSB Common Stock, GNYSB Series A Preferred Stock and GNYSB Series B Preferred Stock, the GNYSB Board considered during the course of its strategic deliberations a number of factors, both from a short-term and a long-term perspective, including, without limitation, the following:

          (i) The GNYSB Board's familiarity with and review of GNYSB's business, financial condition, results of operations and prospects, including, but not limited to, its level of non-performing assets and troubled debt restructurings, the quality of its loan portfolio and its potential growth, development, productivity and profitability;

          (ii) The current and prospective environment in which GNYSB operates, including national and local economic conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry;

          (iii) The GNYSB Board's review with its legal and financial advisors of alternatives to the Merger (including its review of the proposal made by the Other Organization and the possibility of remaining independent and growing internally);

          (iv) The GNYSB Board's review, based in part on presentations by GNYSB management and advisors, of AFC's business, financial condition, results of operations and management and the recent performance of the AFC Common Stock on both an historical and prospective basis, the strategic fit between the parties, the enhanced opportunities for operating efficiencies that could result from the Merger and the respective contributions the parties would bring to a combined institution;

          (v) The expectation that the Merger will provide holders of GNYSB Common Stock with the opportunity to receive a substantial premium over the historical trading prices for their shares and that a portion of the consideration received will be tax-free for federal income tax purposes;

          (vi) The review by the GNYSB Board with its legal and financial advisors of the provisions of the Merger Agreement and the Stock Option Agreement and the limit therein on the total amount AFC could obtain under the Stock Option Agreement and the termination fee arrangements of $10 million;

          (vii) The oral presentation by Sandler O'Neill and the oral opinion of Sandler O'Neill that the consideration to be received by holders of GNYSB Common Stock, including the shares of GNYSB Common Stock issued upon the conversion of GNYSB Series A Preferred Stock, and GNYSB Series B Preferred Stock is fair to the holders thereof from a financial point of view. See "-- Opinions of Financial Advisors -- GNYSB;"

          (viii) The similarity between AFC's and GNYSB's views, approaches and commitments to the communities and customers they each serve and their respective employees;

          (ix) The expectation that AFC will continue to provide quality service to the communities and customers served by GNYSB; and

          (x) AFC's agreement in the Merger Agreement to form an Employee Merger Transition Committee that will include Mr. Keegan, Mr. Engelke and such others as they shall mutually select and that will have sole responsibility for all decisions affecting the employees of GNYSB after the Merger.

     The GNYSB Board did not assign any specific or relative weights to the factors under consideration.

     AFC's Reasons for the Merger. The AFC Board believes that the Merger is in the best interests of AFC and its stockholders. Accordingly, the AFC Board has unanimously approved and adopted the Merger Agreement and recommends that AFC stockholders vote FOR the approval and adoption of the transactions related to the Merger Agreement.

     In negotiating the terms of the Merger and in considering its recommendation for the approval of the Merger Agreement, the AFC Board considered a number of factors including, without limitation, the following:

          (i) the Merger Consideration to be paid to the GNYSB stockholders in relation to the market value, book value and earnings per share of the GNYSB Common Stock;

          (ii) the AFC Board's review, based in part on presentations by Merrill Lynch, its financial advisor, and management, of the business, operations and financial condition of GNYSB, the prospects of the combined institution, and the increased market presence, economies of scale, cost savings opportunities and enhanced opportunities for growth made possible by the Merger;

          (iii) the AFC Board's recognition of the complementary nature of the markets served and products offered by AFC and GNYSB and expectation that the Merger would provide it with opportunities for additional growth, and permit it to commence operations with a significant market presence in Kings County while further enhancing its market presence in Long Island;

          (iv) the impact the Merger is anticipated to have on AFC's consolidated results of operations, including anticipated cost savings (estimated to be approximately $26.3 million per annum ($13.6 million after tax) representing 45% of GNYSB projected 1997 non-interest expense base) resulting from consolidation in certain areas such that management of AFC estimated that the transaction would be accretive to earnings per share in 1998 by 4.4%, and accretive to cash earnings per share (calculated as reported earnings plus non-cash charges for amortization of goodwill and amortization relating to certain employee stock plans) in 1998 by 6.7%, with estimated pro forma earnings per share of $3.60 and estimated pro forma cash earnings per share of $4.75 for 1998;

          (v) the opinion of Merrill Lynch that the Merger Consideration to be paid by AFC is fair, from a financial point of view, to AFC. See
     "-- Opinions of Financial Advisors -- AFC");

          (vi) the impact of the Merger on depositors, employees, customers and communities served by AFC and GNYSB;

          (vii) the expectation that the Merger will generally be a tax-free transaction to Astoria Financial and its stockholders and that the Merger will be accounted for under the purchase method of accounting. See
     "-- Material Federal Income Tax Consequences" and "-- Accounting
     Treatment;"

        (viii) the Merger is consistent with AFC's ongoing strategy of growth through acquisitions; and

          (ix) the terms of the Merger Agreement, the Stock Option Agreement and the other documents executed in connection with the Merger.

     The AFC Board did not assign any specific or relative weights to the factors under consideration.

OPINIONS OF FINANCIAL ADVISORS

     GNYSB. Pursuant to letter agreements dated as of October 1, 1992 and February 1, 1994, GNYSB retained Sandler O'Neill as an independent financial advisor to assist GNYSB in connection with its analysis of various strategic alternatives available to it, including strategic planning and merger and acquisition transactions. Pursuant to a letter agreement dated as of March 29, 1997, GNYSB retained Sandler O'Neill as an independent financial advisor in connection with certain possible business combinations with third parties (the letter agreements are collectively referred to herein as the "Sandler O'Neill Agreement.") Sandler O'Neill is a nationally-recognized investment banking firm whose principal business specialty is banks and savings institutions and, in that connection, is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

     Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to GNYSB in connection with the Merger. In connection therewith, at the March 29, 1997 meeting at which the GNYSB Board approved and adopted the Merger Agreement, Sandler O'Neill delivered an oral opinion, which was subsequently confirmed in writing, to the GNYSB Board, that, as of March 29, 1997, the consideration to be received by the holders of shares of GNYSB Common Stock (including any shares that are issued upon the conversion of GNYSB Series A Preferred Stock) and the holders of shares of GNYSB Series B Preferred Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders. Sandler O'Neill has also delivered to the GNYSB Board a written opinion (the "Sandler

O'Neill Fairness Opinion") dated the date of this Joint Proxy Statement-Prospectus which is substantially identical to the March 29, 1997 opinion. THE FULL TEXT OF THE SANDLER O'NEILL FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF SUCH OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX D. HOLDERS OF GNYSB COMMON STOCK AND GNYSB SERIES A PREFERRED STOCK ARE URGED TO READ THE SANDLER O'NEILL FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER.

     THE SANDLER O'NEILL OPINION WAS PROVIDED TO THE GNYSB BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF GNYSB COMMON STOCK (INCLUDING ANY SHARES THAT ARE ISSUED UPON THE CONVERSION OF GNYSB SERIES A PREFERRED STOCK) AND GNYSB SERIES B PREFERRED STOCK OF THE PROPOSED MERGER CONSIDERATION. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF GNYSB TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY GNYSB STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE GNYSB MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

     In connection with rendering its opinion dated March 29, 1997, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill and included in Sandler O'Neill's presentation to the GNYSB Board on March 29, 1997. Such summary does not purport to be a complete description of Sandler O'Neill's analyses or the presentation made by Sandler O'Neill to the GNYSB Board. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying the Sandler O'Neill Fairness Opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of AFC, GNYSB and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, none of AFC, GNYSB, or Sandler O'Neill assumes responsibility for their accuracy.

     Stock Trading History. Sandler O'Neill examined the history of the trading prices and the volume of the GNYSB Common Stock and the AFC Common Stock, and the relationship between the movements in the prices of the GNYSB Common Stock and the AFC Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Banking Index and a composite group of publicly traded savings institutions in geographic proximity and of similar asset size.

     Analysis of Selected Publicly Traded Companies. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples, of GNYSB, AFC, and two different groups of selected institutions. The first group consisted of GNYSB, AFC and the following fifteen (15) publicly traded savings institutions (the "Regional Thrift Group") which operate in the same general geographic region as GNYSB and have assets of from $1.5 billion to $18.9 billion: Dime Bancorp, Inc., GreenPoint Financial Corp., Sovereign Bancorp, Inc., Chevy Chase Bank, FSB, Long Island Bancorp, Inc., RCSB Financial, Inc., Roslyn Bancorp, Inc., ALBANK Financial Corporation, TR Financial Corp., New York Bancorp Inc., Commonwealth Bancorp, Inc., Reliance Bancorp, Inc., ML Bancorp, Inc., Haven Bancorp, Inc., and JSB Financial, Inc. Sandler O'Neill also compared GNYSB and AFC to a group of eleven (11) publicly traded savings institutions of asset size from $3.3 billion to $37.7 billion which had a price to tangible book value multiple of greater than 140% and a ratio of last 12 months' core income to common equity of greater than 14% (the "Highly-Valued Group"). The Highly-Valued Group was comprised of: Golden West Financial, Dime Bancorp, Inc., Charter One Financial, Bank United Corp.,

Sovereign Bancorp, Inc., TCF Financial Corp., Commercial Federal Corporation, Washington Federal, Inc., First Financial Corp., Peoples Heritage Financial Group, and TR Financial Corp. The analysis compared publicly available financial information as of and for the years ended December 31, 1991 through December 31, 1996. The following comparisons are based upon financial information at or for the year ended December 31, 1996 and the data with respect to the Regional Thrift Group and the Highly-Valued Group consists of the median data for such groups.

     The total assets of GNYSB were $2.5 billion, compared to $7.3 billion for AFC, $3.5 billion for the Regional Thrift Group and $7.1 billion for the Highly-Valued Group. The annual growth rate of assets for GNYSB was negative 1.59%, compared to a positive growth rate of 9.86% for AFC, approximately 12% for the Regional Thrift Group and approximately 4% for the Highly-Valued Group. The total equity of GNYSB was $210 million, compared to $589 million for AFC, $319 million for the Regional Thrift Group and $545 million for the Highly-Valued Group. The tangible equity to total assets ratio was 8.25% for GNYSB, compared to 6.72% for AFC, 6.72% for the Regional Thrift Group and 6.23% for the Highly-Valued Group. The intangible assets to total equity ratio was 0% for GNYSB, compared to 17.03% for AFC, 2.48% for the Regional Thrift Group and 3.77% for the Highly-Valued Group. The net loans to total assets ratio for GNYSB was 37%, compared to 36% for AFC, 53% for the Regional Thrift Group and 68% for the Highly-Valued Group. The cash and securities to total assets ratio was 57% for GNYSB, compared to 60% for AFC, 42% for the Regional Thrift Group and 26% for the Highly-Valued Group. Total deposits were $1.7 billion for GNYSB, compared to $4.5 billion for AFC, $2.3 billion for the Regional Thrift Group and $5.0 billion for the Highly-Valued Group. GNYSB had a gross loans to total deposits ratio of 58%, compared to 59% for AFC, 76% for the Regional Thrift Group and 104% for the Highly-Valued Group. The total borrowings to total assets ratio for GNYSB was 25%, compared to 29% for AFC, 22% for the Regional Thrift Group and 28% for the Highly-Valued Group. The ratio of non-performing loans (including troubled debt restructurings) to total assets for GNYSB was 7.37% (1.25%, excluding troubled debt restructurings), compared to 0.46% for AFC, 0.84% for the Regional Thrift Group and 0.56% for the Highly-Valued Group. The ratio of non-performing assets (including troubled debt restructurings) to total assets for GNYSB was 7.84% (1.79%, excluding troubled debt restructurings) compared to 0.63% for AFC, 0.90% for the Regional Thrift Group and 0.81% for the Highly-Valued Group. The ratio of loan loss reserves to non-performing loans (including troubled debt restructurings) for GNYSB was 9.20% (54.14%, excluding troubled debt restructurings) compared to 54.06% for AFC, approximately 70% for the Regional Thrift Group and approximately 94% for the Highly-Valued Group. The net interest margin of GNYSB was 3.02%, compared to 2.77% for AFC, 3.3% for the Regional Thrift Group and 2.7% for the Highly-Valued Group. The ratio of non-interest income to average total assets for GNYSB was 0.42%, compared to 0.20% for AFC, 0.42% for the Regional Thrift Group and 0.52% for the Highly-Valued Group. The ratio of non-interest expense to average total assets was 2.04% for GNYSB, compared to 1.49% for AFC, 1.98% for the Regional Thrift Group and 1.47% for the Highly-Valued Group. The efficiency ratio of GNYSB was 59.65%, compared to 48.37% for AFC, approximately 54% for the Regional Thrift Group and approximately 50% for the Highly-Valued Group. The overhead ratio of GNYSB was 54.99%, compared to 45.02% for AFC, approximately 45% for the Regional Thrift Group and approximately 41% for the Highly-Valued Group. The return on average assets for GNYSB was 0.72%, compared to 0.53% for AFC, 0.83% for the Regional Thrift Group and 0.98% for the Highly-Valued Group. The return on average equity for GNYSB was 9.20%, compared to 6.38% for AFC, approximately 10% for the Regional Thrift Group and approximately 16% for the Highly-Valued Group. The price to tangible book value for GNYSB was 148.1%, compared to 171.4% for AFC, approximately 167% for the Regional Thrift Group and approximately 236% for the Highly-Valued Group. The price to earnings per share multiple for GNYSB was 21.75x, compared to 22.81x for AFC, approximately 15x for the Regional Thrift Group and approximately 13x for the Highly-Valued Group. The dividend payout ratio for GNYSB was 6.49%, compared to 25.15% for AFC, 26.28% for the Regional Thrift Group and 24.92% for the Highly-Valued Group. Ratios with respect to AFC include the one-time SAIF-recapitalization expense.

     Analysis of Selected Merger Transactions. Sandler O'Neill reviewed 128 transactions announced from January 1, 1995 to March 29, 1997 involving public savings institutions nationwide as targets with transaction values over $15 million ("All Transactions"), 21 transactions announced from January 1, 1995 to March 29, 1997 involving public savings institutions nationwide with transaction values between $150 million and $550 million ("Nationwide $150-$550 Transactions"), 10 transactions announced from January 1, 1995 to March 29, 1997 involving public savings institutions nationwide with transaction values between $150 million and $550 million and with the seller's return on average equity below 10% ("Nationwide Low ROAE $150-$550 Transactions"), 22 transactions announced from January 1, 1995 to March 29, 1997 involving public savings institutions in the Mid-Atlantic region with transaction values over $15 million ("Mid-Atlantic Transactions"), 4 transactions announced from January 1, 1995 to March 29, 1997 involving public savings institutions in the Mid-Atlantic region with transaction values between $150 million and $550 million ("Mid-Atlantic $150-$550 Transactions"), 1 transaction announced from January 1, 1995 to March 29, 1997 involving a public savings institution in the Mid-Atlantic region with a transaction value between $150 million and $550 million and with the seller's return on average equity below 10% ("Mid-Atlantic Low ROAE $150-$550 Transaction"), 8 transactions announced from January 1, 1995 to March 29, 1997 involving public savings institutions in New York ("New York Transactions"), and 2 transactions announced from January 1, 1995 to March 29, 1997 involving public savings institutions in New York with transaction values between $150 million and $550 million ("New York $150-$550 Transactions"). Sandler O'Neill reviewed the ratios of price to earnings, price to book value, price to tangible book value, price to deposits, price to assets, and core deposit premium paid in each such transaction and computed high, low, mean, and median ratios and premiums for the respective groups of transactions. Based upon the median multiples for All Transactions, Sandler O'Neill derived an imputed range of values per share of the GNYSB Common Stock of $13.25 to $26.80. Based upon the median multiples for Nationwide $150-$550 Transactions, Sandler O'Neill derived an imputed range of values per share of the GNYSB Common Stock of $12.02 to $24.28. Based upon the median multiples for Nationwide Low ROAE $150-$550 Transactions, Sandler O'Neill derived an imputed range of values per share of the GNYSB Common Stock of $13.69 to $24.04. Based upon the median multiples for Mid-Atlantic Transactions, Sandler O'Neill derived an imputed range of values per share of the GNYSB Common Stock of $10.70 to $26.26. Based upon the median multiples for Mid-Atlantic $150-$550 Transactions, Sandler O'Neill derived an imputed range of values per share of the GNYSB Common Stock of $10.09 to $24.87. Based upon the median multiples for the one Mid-Atlantic Low ROAE $150-$550 Transaction, Sandler O'Neill derived an imputed range of values per share of the GNYSB Common Stock of $13.43 to $24.77. Based upon the median multiples for New York Transactions, Sandler O'Neill derived an imputed range of values per share of the GNYSB Common Stock of $11.73 to $29.13. Based upon the median multiples for New York $150-$550 Transactions, Sandler O'Neill derived an imputed range of values per share of the GNYSB Common Stock of $10.09 to $24.87.

     Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of GNYSB through the year 2001 under various circumstances, assuming GNYSB performed in accordance with the earnings forecasts of its management and certain variations thereof (including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio). To approximate the terminal value of the GNYSB Common Stock at the end of the five-year period, Sandler O'Neill applied price to earnings multiples ranging from 8x to 17x and applied multiples of tangible book value ranging from 100% to 190%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 8% to 13%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of the GNYSB Common Stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values per share of the GNYSB Common Stock of between $6.19 and $15.40 when applying the price to earnings multiples, and an imputed range of values per share of the GNYSB Common Stock of between $10.43 and $23.96 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to illustrate the effects changes in the underlying assumptions would have on the resulting present value, and discussed these changes with the GNYSB Board.

     In addition, Sandler O'Neill performed an analysis which estimated the future stream of after-tax dividend flows of AFC on a pro forma basis assuming consummation of the Merger (the "Combined Company") through the year 2001 under various circumstances, assuming (i) the operations of the Combined Company attributable to GNYSB performed in accordance with the earnings forecasts of GNYSB's management and certain variations thereof, as described in the previous paragraph, (ii) the operations of the

Combined Company attributable to AFC performed in accordance with the earnings forecasts of AFC's management and certain variations thereof (including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio); and (iii) the Combined Company realized cost savings equal to 48.8% of GNYSB's projected non-interest expenses (other than the expense of deposit insurance). To approximate the terminal value of the AFC Common Stock at the end of the five-year period, Sandler O'Neill applied a range of price to earnings multiples and tangible book value multiples. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of the AFC Common Stock. This analysis, assuming the current dividend payout ratio, indicated that the imputed range of values of the 0.5 shares of AFC Common Stock or $19.00 in cash to be received in the Merger for each share of GNYSB Common Stock was in excess of the imputed range of the values of the shares of GNYSB Common Stock. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to illustrate the effects changes in the underlying assumptions would have on the resulting present value, and discussed these changes with the GNYSB Board.

     In connection with rendering its opinion of March 29, 1997, Sandler O'Neill also reviewed, among other things: (i) the Merger Agreement and exhibits thereto; (ii) the Stock Option Agreement; (iii) AFC's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to shareholders for the year ended December 31, 1996; (iv) GNYSB's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to shareholders for the year ended December 31, 1996; (v) certain financial analyses and forecasts of GNYSB prepared by and reviewed with management of GNYSB and the views of senior management of GNYSB regarding GNYSB's past and current business operations, results thereof, financial condition and future prospects, (vi) certain financial analyses and forecasts of AFC prepared by and reviewed with management of AFC and the views of senior management of AFC regarding AFC's past and current business operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger on AFC;
(viii) the historical reported price and trading activity for the AFC Common Stock and the GNYSB Common Stock, including a comparison of certain financial and stock market information for AFC and GNYSB with similar information for certain other companies, the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the savings institution and banking industries; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant. Sandler O'Neill was not asked to, and did not, solicit indications of interest in a potential transaction with GNYSB from other third parties, other than one third party specifically identified to Sandler O'Neill by GNYSB.

     In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its March 29, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     In performing its reviews, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with it, and Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of AFC or GNYSB or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of AFC and GNYSB). With respect to the financial projections reviewed with each company's management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of AFC and GNYSB and that such performances will be achieved. Sandler O'Neill also assumed that there has been no material change in AFC's or GNYSB's assets, financial condition, results of operations, business or prospects since the date of the last financial statements noted above. With respect to the exchange of GNYSB Series B Preferred Stock, Sandler O'Neill also assumed that the terms and conditions of the AFC Series B Preferred Stock are substantially identical to the GNYSB Series B Preferred Stock and that there are no material and adverse differences in the rights and privileges of the holders of the AFC Series B Preferred Stock under Delaware law as compared to the rights and privileges of holders of the GNYSB Series B Preferred Stock under New York law.

     Under the Sandler O'Neill Agreement, GNYSB will pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial portion of which is contingent upon the consummation of the Merger. Under the terms of the Agreement, GNYSB will pay Sandler O'Neill a transaction fee equal to 1.0% of the aggregate purchase price paid in the transaction (as defined in the Sandler O'Neill Agreement). Based upon the closing price of AFC Common Stock on the business day preceding announcement of the Merger, such fee would be approximately $3.1 million. Approximately 25% of such transaction fee was paid upon execution of the Merger Agreement and 75% will be paid if the Merger is consummated. GNYSB has also paid Sandler O'Neill a fee of $100,000 for rendering the Sandler O'Neill Fairness Opinion. The Sandler O'Neill Agreement provides that the aggregate of the 1% transaction fee and the fee paid for the Sandler O'Neill Fairness Opinion will not exceed $3.4 million. GNYSB has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

     Pursuant to the Sandler O'Neill Agreement, Sandler O'Neill has in the past provided, and may continue to provide, other financial advisory services to GNYSB and has received, and may receive, fees for the rendering of such services. In the ordinary course of its business, Sandler O'Neill may actively trade the debt and/or equity securities of AFC and GNYSB and their respective affiliates for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     AFC. AFC retained Merrill Lynch to act as its exclusive financial advisor to assist AFC in analyzing, structuring, negotiating and effecting a transaction with GNYSB.

     Representatives of Merrill Lynch attended the meeting of the AFC Board held on March 27, 1997 at which the AFC Board considered and approved the Merger Agreement. At that meeting, Merrill Lynch rendered its oral opinion, that, as of the date of the Merger Agreement, the Merger Consideration was fair to AFC from a financial point of view. This opinion was confirmed in writing as of the date of the Merger Agreement. Such opinion was reconfirmed in writing as of the date of this Joint Proxy Statement-Prospectus (the "Merrill Lynch Opinion").

     The full text of Merrill Lynch's written opinion dated as of the date of this Joint Proxy Statement-Prospectus is attached as Appendix E to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. The description of the Merrill Lynch Opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. AFC stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken, by Merrill Lynch in connection therewith.

     THE MERRILL LYNCH OPINION WAS PROVIDED TO THE AFC BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO AFC OF THE PROPOSED MERGER CONSIDERATION. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF AFC TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY AFC STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE AFC MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

     The summary set forth below does not purport to be a complete description of the analyses performed by Merrill Lynch underlying the Merrill Lynch Opinion or the presentation made by Merrill Lynch to the AFC Board. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the Merrill Lynch Opinion.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AFC, GNYSB and Merrill Lynch. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. With respect to the comparison of selected companies analysis and the analysis of selected nationwide thrift transactions summarized below, no public company utilized as a comparison is identical to AFC or GNYSB. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies concerned. The analyses do not purport to be appraisals or to reflect the prices at which AFC or GNYSB might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Merrill Lynch was not asked to consider, and the Merrill Lynch Opinion does not in any manner address, the price at which shares of common stock of AFC will actually trade following consummation of the Merger. In addition, as described below, the Merrill Lynch Opinion and Merrill Lynch's presentation to the AFC Board were among many factors taken into consideration by the AFC Board in making its determination to approve the Merger Agreement. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of the AFC Board or AFC's management with respect to the Merger.

     In arriving at its opinion, Merrill Lynch, among other things, reviewed certain publicly available business and financial information relating to AFC and GNYSB, as well as a draft of the Merger Agreement. Merrill Lynch also reviewed certain other information, including financial forecasts for AFC and GNYSB, as well as information regarding cost savings and related expenses and revenue enhancements expected to result from the Merger (the "Expected Synergies") provided to it by AFC and GNYSB, and met with members of senior management of AFC and GNYSB to discuss the businesses and prospects of AFC and GNYSB, before and after giving effect to the Merger, and the Expected Synergies.

     Merrill Lynch reviewed certain financial and stock market data for AFC and GNYSB and compared that data with similar data for other publicly held companies that Merrill Lynch deemed to be relevant. In addition, Merrill Lynch considered the financial terms of certain other transactions which Merrill Lynch deemed relevant. Merrill Lynch also considered the pro forma impact of the Merger. Merrill Lynch reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available. Merrill Lynch has not assumed responsibility for independently verifying such information, has not undertaken an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of AFC or GNYSB or any of their subsidiaries and was not furnished with any such evaluation or appraisal. Merrill Lynch is not expert in the evaluation of allowances for loan losses and has not made an independent evaluation of the adequacy of the allowance for loan losses of AFC or GNYSB, nor has Merrill Lynch reviewed any individual credit files relating to AFC or GNYSB and Merrill Lynch has assumed that the aggregate allowance for loan losses for each of AFC and GNYSB is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity, utilizing AFC's ordinary course practice for such allowances. In addition, Merrill Lynch has not conducted any physical inspection of the properties or facilities of AFC or GNYSB. With respect to the financial forecast information, including, without limitation, financial forecasts, evaluations of contingencies and projections regarding under-performing and non-performing assets, net charge-offs, adequacy of reserves and future economic conditions, and the Expected Synergies furnished to or discussed with Merrill Lynch by AFC and GNYSB, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates, allocations and judgment of AFC's and GNYSB's management as to the expected future financial performance of AFC or GNYSB, as the case may be, and the Expected Synergies. Merrill Lynch expressed no opinion as to such financial forecast information or the Expected Synergies or the assumptions on which they were based. In addition, Merrill Lynch assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles and that it will qualify as a tax-free reorganization for United States Federal income tax purposes.

     The Merrill Lynch Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. For purposes of rendering its opinion Merrill Lynch assumed, in all respects material to its analysis, that the representations and warranties of each party to the Merger Agreement and all related documents and instruments (collectively, the "Documents") contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. Merrill Lynch also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     The projections furnished to Merrill Lynch and used by it in certain of its analyses were prepared by the management of AFC and GNYSB in connection with the Merger and were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such projections.

     The following is a summary of the material analyses presented by Merrill Lynch to the AFC Board on March 27, 1997, in connection with its fairness opinion.

     Transaction Summary. Merrill Lynch reviewed the terms of the proposed transaction, including the Merger Consideration and the implied aggregate transaction value. Based on AFC's closing stock price of $38.75 on March 26, 1997, Merrill Lynch calculated an implied transaction value per share of GNYSB of $19.00, and an implied total transaction value of approximately $292.9 million. Merrill Lynch also calculated the price to market, price to fully diluted book value, price to fully diluted tangible book value and price to last twelve months ("LTM") adjusted fully diluted earnings multiples for GNYSB in the Merger based on such implied total transaction value. This analysis yielded a price to market multiple of 1.13x based on GNYSB's closing stock price on March 26, 1997 and a price to market multiple of 1.26x based on GNYSB's average closing stock price over the 30 trading days prior to March 26, 1997, a price to fully diluted book value multiple of 1.68x, a price to fully diluted tangible book value multiple of 1.68x, a price to fully diluted earnings multiple of 24.67x, a price to 1997 earnings multiple (based on information provided by First Call Earnings Estimates ("First Call")) of 19.00x and a price to 1998 earnings multiple (based on information provided by First Call) of 17.27x. First Call is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

     Pro Forma Merger Analysis. Based on projections provided to Merrill Lynch by AFC's management, Merrill Lynch analyzed certain pro forma effects of the Merger. This analysis indicated that the Merger would be accretive to projected earnings per share of AFC Common Stock in 1998 and thereafter (calculated on both a GAAP and cash basis). Including an estimated pre-tax charge of $30 million for transaction costs and an additional loan loss reserve to comply GNYSB's reserve methodology to that of AFC's, this analysis indicated that the Merger would be dilutive to tangible book value per share. In this analysis, Merrill Lynch assumed that AFC performed in accordance with the earnings forecasts and Expected Synergies provided to Merrill Lynch by AFC's management.

     Contribution Analysis. Merrill Lynch reviewed the relative contributions in terms of various balance sheet items, LTM net income, 1997 estimated income and 1998 estimated income to be made by AFC and GNYSB to the combined institution based on data at December 31, 1996. Merrill Lynch analyzed total assets, total loans, total deposits, common equity, total equity, LTM net income, 1997 estimated income and 1998 estimated income of the combined institution as provided by AFC's management. This analysis showed that, while AFC stockholders would own approximately 79.9% of the outstanding shares of the combined institution based upon the terms of the Merger Agreement, AFC's implied contribution (not taking into account the Cash Consideration paid pursuant to the Merger Agreement) was 74.1% of total assets, 73.5% of total loans,

73.0% of total deposits, 78.9% of common equity, 73.7% of total equity, 82.19% of LTM income, 82.89% of 1997 estimated income and 80.83% of 1998 estimated income.

     Discounted Dividend Stream Analysis. Using a discounted dividend stream analysis, Merrill Lynch estimated the net present value of the future streams of after tax cash flows that GNYSB could produce ("dividendable net income") assuming fully phased-in after-tax cost savings of $25.7 million and an estimated pre-tax charge of $30 million for transaction costs and an additional loan loss reserve to conform GNYSB's reserve methodology to that of AFC's. Merrill Lynch assumed that GNYSB performed in accordance with earnings forecasts provided to Merrill Lynch by AFC's management and that GNYSB's tangible common equity to tangible asset ratio would be maintained at a minimum 6.0% level. Merrill Lynch assumed terminal values for the GNYSB common stock at 10.0, 11.0 and 12.0 times GNYSB's, estimated operating income in the year 2003 (defined as net income before intangible amortization). The dividendable net income streams and terminal values were then discounted to present values using different discount rates (ranging from 13% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of GNYSB Common Stock. This discounted dividend stream analysis indicated a reference range of $18.59 to $22.98 per share for GNYSB Common Stock. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Merrill Lynch noted that the discounted dividend stream analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

     Analysis of Selected Thrift Acquisition Transactions. Merrill Lynch reviewed publicly available information regarding selected nationwide thrift transactions with a value between $100 million and $400 million which had occurred in the United States since January 1, 1996 that it deemed to be relevant (the "Comparable Transactions"). The Comparable Transactions and the month in which they were announced are: Provident Bankshares Corporation's proposed acquisition of First Citizens Financial Corporation (March, 1997), CCB Financial Corporation's proposed acquisition of American Federal Bank (February,
1997), CFX Corporation's proposed acquisition of Portsmouth Bank Shares (February, 1997), Sovereign Bancorp's proposed acquisition of Bankers Corp. (February, 1997), Temple-Inland Inc.'s proposed acquisition of California Financial (December, 1996), Pinnacle Financial Services' acquisition of Indiana Federal Corporation (November, 1996), Webster Financial Corp.'s acquisition of DS Bancor (October, 1996), Mutual Savings Bank's proposed acquisition of First Federal Bancshares of Eau Claire (September, 1996), UST Corp.'s acquisition of Walden Bancorp (August, 1996), North Fork Bancorporation's acquisition of North Side Savings (July, 1996), First Union's acquisition of Home Financial Corporation (June, 1996), First Union's acquisition of Center Financial Corporation (June, 1996), Peoples Heritage Financial's acquisition of Family Bancorp (May, 1996), NationsBank Corporation's acquisition of TAC Bancshares (April, 1996) and Norwest Corp.'s acquisition of Primerit Bank FSB (January,
1996). Merrill Lynch compared the price to market multiple, price to fully diluted book value, price to fully diluted tangible book value, price to LTM earnings ratios and the implied deposit premium paid in the Merger to the corresponding ratios for the Comparable Transactions. This analysis yielded a range of (i) price to market multiple of 0.97x to 1.63x with a mean of 1.29x and a median of 1.22 (compared with multiple of 1.13x for GNYSB in the Merger), (ii) price to fully diluted book value multiples of 0.97x to 2.81x with a mean of
1.71 and a median of 1.72x (compared with a multiple of 1.68x for GNYSB in the Merger), (iii) price to fully diluted tangible book value multiples of 1.03x to 3.03x with a mean of 1.82x and a median of 1.75x (compared with a multiple of 1.68x for GNYSB in the Merger), (iv) price to fully diluted LTM earnings multiples of 11.73x to 24.69x with a mean of 17.53x and a median of 16.68x (compared with a multiple of 24.67x for GNYSB in the merger), and (v) implied deposit premiums paid of 2.80% to 19.39% with a mean of 8.82% and a median of 7.70% (compared with a premium of 8.14% for GNYSB in the merger). This analysis yielded an overall imputed reference range per share of GNYSB common stock of $12.84 to $21.61 based on the mean and median imputed range.

     No company or transaction used in the above analysis as a comparison is identical to GNYSB or the Merger respectively. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of GNYSB and the companies to which it is being compared.

     Comparable Company Analysis -- GNYSB. Merrill Lynch compared selected operating and stock market results of GNYSB to the publicly available corresponding data of certain other companies which Merrill Lynch deemed to be relevant, including AFC, Haven Bancorp, Inc., JSB Financial, Inc., Long Island Bancorp, Inc., Queens County Bancorp, Inc., Reliance Bancorp, Inc., T R Financial Corp. and Flushing Financial Corp. (collectively the "GNYSB Composite"). For purposes of this analysis, ratios with respect to the GNYSB Composite have been adjusted to exclude the one-time SAIF recapitalization expense. This comparison showed, among other things, that at or for the latest twelve months ended December 31, 1996 (i) GNYSB's ratio of net noninterest expense to average assets was 1.56% compared to a mean of 1.56% of and a median of 1.57% for the GNYSB Composite, (ii) GNYSB's ratio of noninterest income to average assets was 0.33% compared to a mean of 0.30% and a median of 0.22% for the GNYSB Composite, (iii) GNYSB's net interest margin was 3.02%, compared with a mean 3.52% and a median of 3.29% for the GNYSB Composite, (iv) GNYSB's efficiency ratio (defined as noninterest expense divided by the sum of noninterest income and net interest income before provision for loan losses) was 58.44%, compared with a mean of 50.91% and a median of 50.06% for the GNYSB Composite, (v) GNYSB's return on average assets was 0.72% compared to a mean of 1.00% and a median of 0.89% for the GNYSB Composite and (vi) GNYSB's return on average equity was 9.20% compared to a mean of 9.90% and a median of 9.23% for the GNYSB Composite. This comparison also indicated that (i) at December 31, 1996, (A) GNYSB's tangible equity to tangible asset ratio was 6.19% compared to a mean of 11.13% and a median of 7.88% for the GNYSB Composite, (B) GNYSB's ratio of nonperforming loans (including troubled debt restructurings) to total loans was 19.69% compared with a mean of 3.38% and a median of 1.52% for the GNYSB Composite, (C) GNYSB's ratio of nonperforming assets (including troubled debt restructurings) to total assets was 7.91% compared with a mean of 1.61% and a median of 0.86% for the GNYSB Composite, (D) GNYSB's ratio of loan loss reserves to nonperforming assets was 8.57% compared with a mean of 59.46% and a median of 54.05% for the GNYSB Composite, (ii) as of December 31, 1996 (X) the ratio of GNYSB's market price to 1998 estimated earnings was 15.23x, compared to a mean of 13.50x and a median of 12.93x for the GNYSB Composite (based on information from First Call for both GNYSB and the GNYSB Composite), (Y) the ratio of GNYSB's market price to book value per share at December 31, 1996 was 1.48x, compared to a mean of 1.47x and a median of 1.44x for the GNYSB Composite, (Z) the ratio of GNYSB's market price to tangible book value per share at December 31, 1996 was 1.48x, compared to a mean of 1.58x and a median of 1.58x for the GNYSB Composite, and (iii) as of December 31, 1996, GNYSB's common dividend yield was 1.19%, compared to a mean of 1.96% and a median of 1.78% for the GNYSB Composite.

     Comparable Company Analysis -- AFC. Merrill Lynch compared selected operating and stock market results of AFC to the publicly available corresponding data of certain other companies which Merrill Lynch deemed to be relevant, including GNYSB, Haven Bancorp, Inc., JSB Financial, Inc., Long Island Bancorp, Inc., Queens County Bancorp, Inc., Reliance Bancorp, Inc., T R Financial Corp. and Flushing Financial Corp. (collectively the "AFC Composite"). For purposes of this analysis, ratios with respect to AFC and the AFC Composite have been adjusted to exclude the one-time SAIF recapitalization expense. This comparison showed, among other things, that at or for the latest twelve months ended December 31, 1996, (i) AFC's ratio of net noninterest expense to average assets was 1.20% compared to a mean of 1.56% and a median of 1.57% for the AFC Composite, (ii) AFC's ratio of noninterest income to average assets was 0.17% compared to a mean of 0.30% and a median of 0.22% for the AFC Composite, (iii) AFC's net interest margin was 2.77%, compared with a mean of 3.52% and median of 3.29% for the AFC Composite, (iv) AFC's efficiency ratio (defined as noninterest expenses divided by the sum of noninterest income and net interest income before provision for loan losses) was 48.37%, compared with a mean of 50.91% and a median of 50.06% for the AFC Composite, (v) AFC's return on average assets was 0.77% compared to a mean of 1.00% and a median of 0.89% for the AFC Composite, and (vi) AFC's return on average equity was 9.28% compared to a mean of 9.90% and a median of 9.23% for the AFC Composite. This comparison also indicated that
(i) at December 31, 1996, (A) AFC's tangible equity to tangible asset ratio was 6.72% compared to a mean of 11.07% and a median of 7.65% for the AFC Composite,
(B) AFC's ratio of nonperforming loans to total loans was 1.26% compared with a mean of 3.65% and a median of 1.58% for the AFC Composite, (C) AFC's ratio of nonperforming assets to total assets was 0.63% compared with a mean of 1.73% and a median of 0.90% for the AFC Composite, (D) AFC's ratio of loan loss reserves to nonperforming assets was 30.90% compared with a mean of 63.03% and a median of 62.87% for the AFC Composite, (ii) as of December 31, 1996 (X) the ratio of AFC's market price to estimated 1998 earnings for the twelve month period ending December 31, 1997 was 11.92x, compared to a mean of 13.91x and a median of 14.29x for the AFC Composite (based on information from First Call for both AFC and the AFC Composite), (Y) the ratio of AFC's market price to book value per share at December 31, 1996 was 1.41x, compared to a mean of 1.48x and a median of 1.47x for the AFC Composite, (Z) the ratio of AFC's market price to tangible book value per share at December 31, 1996 was 1.70x, compared to a mean of 1.55x and a median of 1.49x for the AFC Composite, and (iii) as of December 31, 1996, AFC's dividend yield was 1.14%, compared to a mean of 1.97% and a median of 1.78% for the AFC Composite.

     In connection with its opinion dated as of the date of this Joint Proxy Statement-Prospectus, Merrill Lynch performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses described above were based and the factors considered in connection therewith. Merrill Lynch did not perform any analyses in addition to those described above in updating its March 27, 1997 opinion.

     AFC retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally-recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Merrill Lynch has, in the past, provided financial advisory and/or financing services to AFC and GNYSB and may continue to do so and has received, and may receive, fees for the rendering of such services. In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt and/or equity securities of AFC and GNYSB and their respective affiliates for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     AFC and Merrill Lynch have entered into a letter agreement dated March 19, 1997 relating to the services to be provided by Merrill Lynch in connection with the Merger. AFC has agreed to pay Merrill Lynch fees as follows: (i) a cash fee of $25,000, which was payable upon the execution of the letter agreement, (ii) a cash fee of $200,000, which was payable upon the execution of the Merger Agreement and (iii) a cash fee in an amount equal to 0.60% of the aggregate purchase price paid in connection with the Merger to be calculated at the closing of the Merger. Based on the closing price of AFC Common Stock on the business day preceding announcement of the Merger, this fee is estimated to be approximately $1.8 million (less any fees paid pursuant to clauses (i) or (ii) above). In such letter, AFC also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch against certain liabilities relating to or arising out of the Merger, including liabilities under the federal securities laws.

PROCEDURES FOR EXCHANGE OF GNYSB COMMON STOCK CERTIFICATES

     As of the Effective Time, AFC shall deposit, or will cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of GNYSB Common Stock for exchange, an estimated amount of cash sufficient to pay the aggregate Cash Consideration and the aggregate amount of cash paid in lieu of fractional shares, and AFC shall reserve for issuance with its Transfer Agent and Registrar the aggregate Stock Consideration and AFC Series B Preferred Stock to be issued.

     The Letter of Transmittal and Election Form to be mailed within three business days after the Effective Date will specify that delivery will be effected, and risk of loss and title to the GNYSB Stock Certificates representing AFC Common Stock shall pass, only upon proper delivery of the GNYSB Stock Certificates to the Exchange Agent and shall include instructions for use in effecting the surrender of the GNYSB Stock

Certificates in exchange for certificates evidencing shares of AFC Common Stock or cash or AFC Series B Preferred Stock, as appropriate.

     Upon the proper surrender to the Exchange Agent of a GNYSB Stock Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such GNYSB Stock Certificate will be entitled to receive in exchange therefor the appropriate Merger Consideration or a certificate representing shares of AFC Series B Preferred Stock, as appropriate. However, holders of the GNYSB Series B Preferred Stock Certificates will not be required to exchange such certificates for certificates representing AFC Series B Preferred Stock, but may do so voluntarily. As soon as practicable after completion of the allocations of the Merger Consideration and in no event later than ten business days after the Election Deadline, the Exchange Agent shall distribute AFC Common Stock and cash as provided in the Merger Agreement.

     No dividends or other distributions declared or made after the Effective Time with respect to AFC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered GNYSB Stock Certificate with respect to the shares of AFC Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder, until the holder of such GNYSB Stock Certificate shall surrender such certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, the holder of whole shares of AFC Common Stock issued in exchange therefor, will be paid without interest, (i) the amount of any cash payable with respect to a fractional share of AFC Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of AFC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of AFC Common Stock.

     At the Effective Time, the stock transfer books of GNYSB will be closed and there shall be no further registration of transfers of shares of GNYSB Common Stock, GNYSB Series A Preferred Stock or GNYSB Series B Preferred Stock thereafter on the records of GNYSB. From and after the Effective Time, the holders of certificates representing shares of GNYSB Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of GNYSB Common Stock, except as otherwise provided herein or by law.

     Any portion of the aggregate Cash Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of GNYSB for six
(6) months after the Effective Time will be repaid by the Exchange Agent to AFC upon the written request of AFC. After such request is made, any stockholders of GNYSB will look only to AFC for payment and issuance of their Merger Consideration deliverable in respect of each share of GNYSB Common Stock such stockholder holds as determined pursuant to the Merger Agreement without any interest thereon. If outstanding certificates for shares of GNYSB Common Stock are not surrendered or the payment for such shares is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of AFC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of AFC, Astoria Federal, the Exchange Agent or any other person shall be liable to any former holder of GNYSB Common Stock or GNYSB Series B Preferred Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     AFC and the Exchange Agent shall be entitled to rely upon GNYSB's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration or shares of AFC Series B Preferred Stock, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any GNYSB Stock Certificate, AFC and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     In the event any GNYSB Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such GNYSB Stock Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such GNYSB Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed GNYSB Stock Certificate the Merger Consideration or the shares of AFC Series B Preferred Stock deliverable in respect thereof pursuant to the Merger Agreement.

REGULATORY APPROVALS

     Pursuant to the Bank Merger Act, Section 1828(c) of Title 12 of the United States Code, and the Home Owners' Loan Act, Section 1467a(s) of Title 12 of the United States Code and Sections 552.13 and 563.22 of Title 12 of the Code of Federal Regulations, promulgated thereunder, the Merger is subject to the approval of the OTS. AFC filed an application for approval of the Merger with the OTS on June 5, 1997. This application is currently under review by the OTS. There can be no assurance as to the timing of such approval or that the OTS will approve the Merger. The OTS is required to evaluate the applications by taking into consideration, among other things, the capital level of the resulting institution, the financial and managerial resources and future prospects of the institutions involved, the convenience and needs of the communities to be served and the conformity of the transaction to applicable law, regulation and supervisory policies. In addition, the OTS may not approve any proposed acquisition (i) which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States, or
(ii) which in any section of the country may have the effect of substantially lessening competition or tending to create a monopoly or which in any other manner would be in restraint of trade, unless the OTS finds that the anti-competitive effects of the proposed acquisition are clearly outweighed in the public interest by the probable effect of the acquisition in meeting the convenience and needs of the community to be served. Under the Community Reinvestment Act of 1977 ("CRA"), the OTS must take into account Astoria Federal's record of performance in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by Astoria Federal. The OTS also considers, among other things, the fairness and disclosure of the plan (including compensation to officers, directors and controlling persons of the disappearing association by the surviving association), the justification, need for and compensation to be paid to any advisory board, fees paid to each person or firm rendering legal or other professional services in connection with a merger, and the accounting and tax treatment of the merger. The regulations of the OTS also provide for the publication of notice and the opportunity for public comments relating to the application for approval discussed above.

     In addition, under federal law, a period of 30 days must expire following approval by the OTS within which period the Department of Justice may file objections to the Merger under the federal antitrust laws. The post-approval waiting period may be reduced by the OTS to 15 days, with the concurrence of the Department of Justice. The Department of Justice could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser could be made. While AFC believes that the likelihood of such action by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate such proceeding, or that the Attorney General of the State of New York will not challenge the Merger, or if such proceeding is instituted or challenge is made, as to the result thereof.

     In addition, pursuant to Section 601 of the NYBL, the Merger is subject to the prior approval of the Superintendent. AFC filed an application for approval of the Merger with the Superintendent on June 5, 1997. In determining whether to approve the application for the merger of GNYSB with and into Astoria Federal, the Superintendent will consider, among other factors, whether the Merger would be consistent with adequate or sound banking and would not result in concentration of assets beyond limits consistent with effective competition, and whether the Merger would result in such a lessening of competition as to be injurious to the interest of the public or tend toward monopoly. The Superintendent will also consider the public interest and the needs and convenience thereof. Further, it is the policy of the State of New York to ensure the safe and sound conduct of banking organizations, to conserve assets of banking organizations, to prevent hoarding of money, to eliminate unsound and destructive competition among banking organizations, and to maintain public confidence in the business of banking and protect the public interest and the interests of depositors, creditors, and stockholders, and such factors will be considered by the Superintendent in connection with Astoria Federal's application.

     The Merger cannot proceed in the absence of the requisite regulatory approvals. See "-- Conditions to the Consummation of the Merger" and "-- Termination." There can be no assurance that such regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement and described below under "-- Conditions to the Consummation of the Merger."

     Inner City Press/Community on the Move has indicated in a letter to the OTS that it intends to protest the application to be submitted by AFC to the OTS with respect to the Merger on the grounds of the institutions' CRA compliance. AFC and GNYSB believe that any such protest would be without merit although there can be no assurance that such protest, if filed, would not delay or otherwise affect AFC's ability to obtain the requisite regulatory approvals of the Merger. As a result of the most recent OTS examination of Astoria Federal, Astoria Federal received a CRA compliance rating of "Outstanding." Based upon the most recent New York State Banking Department and FDIC examinations of GNYSB, GNYSB received a CRA compliance rating of "Satisfactory."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to various conditions. While it is anticipated that all such conditions will be satisfied, there can be no assurance that all of such conditions will be satisfied or waived.

     The respective obligations of AFC and GNYSB to cause the Merger to be consummated are subject to certain conditions, including the following:

          (i) the requisite vote of GNYSB's stockholders and AFC's stockholders;

          (ii) receipt and effectiveness of all regulatory approvals required to consummate the Merger and the expiration of all applicable statutory waiting periods in respect thereof; provided, that no regulatory approval contains any term or condition which would have a material adverse effect on (x) GNYSB and its subsidiaries taken as a whole or (y) AFC and its subsidiaries taken as a whole;

          (iii) no party to the Merger Agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which prohibits the consummation of the Merger;

          (iv) no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger;

          (v) no proceedings shall be pending or threatened by the Commission to suspend the effectiveness of the Registration Statement; and the shares of AFC Common Stock issuable pursuant to the Merger Agreement shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

          (vi) AFC shall have received letters from Messrs. Keegan, Henchy and Harris with respect to settlement of such individuals' rights under the specified compensation and benefits programs;

          (vii) the representations and warranties of the other party in the Merger Agreement being true and correct in all material respects as of the dates specified therein, and the performance by the other party in all material respects of all obligations required by the Merger Agreement to be performed;

          (viii) the receipt by AFC of the opinion of Thacher Proffitt & Wood, and the receipt by GNYSB of the opinion of Sullivan & Cromwell, each substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, no gain or loss will be recognized by AFC or GNYSB as a result of the Merger; and

          (ix) the delivery to each of AFC and GNYSB of various letters, certificates and other documents.

     The obligations of AFC and Astoria Federal to cause the Merger to be consummated are subject to certain additional conditions, including that neither AFC nor Astoria Federal shall have become an "Acquiring Person" and no "Stock Acquisition Date" or "Distribution Date" shall have occurred as such terms are defined in the GNYSB Rights Agreement, and the rights reserved thereunder shall not have become distributable, unredeemable or exercisable. See "CERTAIN RELATED TRANSACTIONS -- Amendment to GNYSB Rights Agreement."

     The obligations of GNYSB to cause the Merger to be consummated are subject to certain additional conditions, including the following:

          (i) AFC shall have filed with the Secretary of State of the State of Delaware the amendment to the certificate of incorporation changing the par value of the shares of AFC Preferred Stock to $1.00 per share and AFC's certificate of designations with respect to AFC Series B Preferred Stock and such documents shall have become effective under the DGCL; and

          (ii) no "Share Acquisition Date" or "Distribution Date" as such terms are defined in AFC's Rights Agreement shall have occurred, and the rights reserved thereunder shall not have become distributable, unredeemable or exercisable.

REPRESENTATIONS AND WARRANTIES

     Each of GNYSB and AFC have made certain representations and warranties to each other in the Merger Agreement as to, among other things, the authorization, validity, binding effect and enforceability of the Merger Agreement, various corporate matters, capital structure, compliance with laws, absence of material adverse changes, labor matters, employee benefit plans, environmental matters, asset quality, loan portfolio and allowances for possible loan losses, investment securities and borrowings, books and records, absence of certain legal proceedings and regulatory actions and certain fees payable in connection with the proposed transactions. GNYSB has also made certain representations and warranties to AFC and Astoria Federal with respect to among other things, its taxes, its deposits, its material agreements, its insurance, its termination benefits and certain other matters. AFC has also made representations and warranties to GNYSB, with respect to the shares of AFC Common Stock and AFC Series B Preferred Stock to be issued in connection with the Merger and AFC's access to all funds necessary to consummate the Merger and pay aggregate Merger Consideration. Virtually all of the representations and warranties of the parties, the accuracy of which is a condition to the closing of the transactions contemplated by the Merger Agreement, contain exceptions for any condition, event, change or occurrence that would not have a material adverse effect on the business, financial condition or results of operations of the party making such representation or warranty, and its subsidiaries taken as a whole; provided that any such effects resulting from any (i) changes in law, rule or regulation or generally accepted accounting principles or interpretations thereof that applies to both AFC and Astoria Federal, and GNYSB, as the case may be, or (ii) changes in interest rates, shall not be considered in determining if a material adverse effect has occurred. The representations and warranties of the parties do not survive beyond the Effective Time if the Merger is consummated, and, if the Merger Agreement is terminated without consummation of the Merger, there will be no liability on the part of any party for a misrepresentation except that no party will be relieved from any liability arising out of the willful and material misrepresentation in the Merger Agreement of any fact actually known to its senior officers.

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, each of GNYSB and AFC has agreed that during the period from the date of the Merger Agreement to the Effective Time (except as expressly provided in the Merger Agreement and except to the extent required by law or regulation or by regulatory authorities), to use commercially reasonable efforts to, and shall cause each of its respective subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with prudent banking practice, (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action that would materially adversely affect or delay the ability of AFC, Astoria Federal or GNYSB to perform its covenants and agreements on a timely basis under the Merger Agreement, (iv) take no action which would adversely effect or delay the ability of AFC, Astoria Federal or GNYSB to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated by the Merger Agreement or to perform its respective covenants and agreements on a timely basis under the Merger Agreement or which could reasonably be expected to result in any such approval, consent or waiver containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a material adverse effect on the other party.

     In addition, pursuant to the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time (except as otherwise specifically provided in the Merger Agreement or as required by law or regulation or by regulatory authorities), GNYSB has agreed that it shall not, and shall not permit any of its subsidiaries to, without the prior consent of AFC, take certain actions, including the following:

          (i) complete any reorganization into a holding company structure or otherwise change its corporate structure or amend GNYSB's or any of its subsidiaries' charters or bylaws;

          (ii) issue any shares of capital stock except pursuant to (a) the exercise of stock options, or (b) the Stock Option Agreement, or (c) the terms of the certificate of designations of the GNYSB Series A Preferred Stock, or (d) the Rights Agreement; declare or pay any dividend (except for payment of the quarterly cash dividend of $0.05 per share and dividends payable pursuant to the Certificate of Designations of the GNYSB Series A Preferred Stock and the Certificate of Designations of the GNYSB Series B Preferred Stock);

          (iii) other than in the ordinary course of business, sell, transfer, mortgage, encumber or otherwise dispose of any material properties, leases or assets;

          (iv) increase the compensation or fringe benefits of any of its employees or directors, except for general salary increases for non-executive officers in the ordinary course of business, consistent with past practice, not to exceed 5% of the aggregate annualized compensation of such employees participating in the increase being granted, immediately following such increase and that do not cause the aggregate annual rates of salaries of all of GNYSB's non-officer employees participating in the increase to exceed 5% over such aggregate base salaries at March 31, 1997; pay any pension or retirement allowance not required under existing agreements; commit to the funding of accounts or trusts related to GNYSB's Plans; voluntarily accelerate the vesting of any stock options or other compensation or benefit; terminate or increase the cost to GNYSB of any GNYSB Plan; hire any new employees with an annual compensation in excess of $50,000; enter into any employment contracts; or make any discretionary contribution to any GNYSB Plan;

          (v) except as contemplated by the Merger Agreement or as required by certain accounting standards, change GNYSB's methods of accounting;

          (vi) make any individual investment of more than $50,000 by purchase of stock or security of any individual, corporation or other entity other than in the ordinary course of business, consistent with past practice, or as permitted by (vii);

          (vii) make any investment in any mortgage-backed security or other debt security, other than U.S. government and U.S. government agency securities with final maturities not greater than 5 years or mortgage-backed securities not considered "high risk" under OTS guidelines that are purchased in the ordinary course of business;

          (viii) enter into, terminate or revise any contract or agreement in excess of $100,000;

          (ix) settle any claim, action or proceeding for money damages in excess of $500,000 or which materially restricts the operations of GNYSB;

          (x) waive or release any material right or collateral or cancel or compromise any extension of credit or claim in excess of $500,000;

          (xi) make, renegotiate, renew, increase, extend or purchase any loans, lease, advance, credit enhancement or extension of credit except loans, advances or commitments made in accordance with generally established underwriting guidelines in amounts not in excess of $1,000,000;

          (xii) organize, capitalize, lend or otherwise invest in any subsidiary or acquire a 10% or greater equity or voting interest in any entity;

          (xiii) make any new capital expenditure in excess of $100,000;

          (xiv) make any new real estate loans secured by undeveloped land or real estate located outside the State of New York or make any construction loan; and

          (xv) establish or make any commitment relating to the establishment of any new branch, other than those for which all regulatory approvals have been obtained.

     After the date on which all required stockholder approvals, regulatory approvals and other approvals are received with respect to the Merger and prior to the Effective Time, at the request of AFC, GNYSB will modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications, levels of reserves and tax effects thereof) and investment and asset/liability management policies and practices so as to be consistent on a mutually satisfactory basis with those of AFC and generally accepted accounting principles; provided, that such policies and procedures (i) are consistent with all applicable laws and regulations and (ii) do not violate any law or regulation or cause GNYSB to be other than "well-capitalized".

     GNYSB is obligated under the Merger Agreement to change the record and payment dates of its regular quarterly dividend on GNYSB Common Stock to be the same as record and payment dates of AFC's regular quarterly dividend on AFC Common Stock. During the period from the date of the Merger Agreement to the Effective Time, AFC may not, without the prior written consent of the GNYSB, make, declare or pay any quarterly cash dividends in excess of $0.25 per share (AFC's current quarterly dividend is $0.15 per share.)

NO SOLICITATION

     GNYSB has agreed not to: (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any "Acquisition Proposal" or, (ii) except to the extent legally required for the discharge by the GNYSB Board of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate or attempt to make or implement an Acquisition Proposal. "Acquisition Proposal" means for such purposes any proposal or offer (including, without limitation, any proposal or offer to stockholders of GNYSB) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or more than 10% of the assets or equity securities of, GNYSB or any of its material subsidiaries. This restriction applies to GNYSB's officers and directors as well. GNYSB is required to notify AFC immediately if any such negotiations or discussions are sought to be initiated or continued in respect of any such Acquisition Proposal, together with details as to the identity of the persons making such inquiry or proposal, requesting such information or seeking such negotiations or discussions and the terms and conditions thereof.

AMENDMENT AND WAIVER

     Subject to applicable law, the Merger Agreement may be amended by AFC and GNYSB at any time before or after approval of the matters presented herein in connection with the Merger by the stockholders of AFC or GNYSB except that, after any such approval, no amendment may be made which either (i) legally requires further approval by stockholders, unless such further stockholder approval is obtained, or (ii) reduces the aggregate Merger Consideration or contravenes New York State or federal banking laws, rules or regulations. Subject to applicable law, the parties may extend the time for performance of the obligations or other acts of the other party to the Merger Agreement, may waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and may waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

PRICE-BASED TERMINATION

     The Merger Agreement contains a provision that permits GNYSB to terminate the Merger Agreement if there is a significant and prolonged decline in the per share market price of AFC's Common Stock that is not coincidental with a significant and prolonged decline in the stock prices of certain other financial institution holding companies unless AFC is willing to increase the Merger Consideration.

     This provision specifically provides that GNYSB may terminate the Merger Agreement at any time during the five-day period commencing with the day (the "Valuation Date") that is the latest of (i) the day of expiration of the last waiting period with respect to any of the required regulatory approvals, (ii) the day on which the last of the required regulatory approvals is obtained and
(iii) the day on which the last of the required stockholder approvals have been received, such termination to be effective on the 30th day following such date (the "Effective Termination Date"), if both of the following conditions are satisfied:

          (i) the average of the mean between the closing high bid and the low asked prices of a share of AFC Common Stock for the 30 consecutive trading days immediately preceding the Valuation Date (the "AFC Market Value") is less than $30.30; and

          (ii) (A) the number obtained by dividing the AFC Market Value on the Valuation Date by $37.88 (the "AFC Ratio") is less than (B) the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting 0.15 from the quotient in this clause (ii)(B) (the "Index Ratio").

     If the GNYSB Board elects to exercise this termination right, it must give prompt written notice to AFC following such election (provided that such notice of election to terminate may be withdrawn at any time prior to the Effective Termination Date). During the seven-day period commencing with its receipt of such notice, AFC has the option to avoid such termination of the Merger Agreement by electing to increase the consideration to be received by the holders of GNYSB Common Stock. This increase would occur by adjusting the Stock Consideration to equal the lesser of (x) a number equal to a fraction, the numerator of which is $15.15 and the denominator of which is AFC Market Value, and (y) a number equal to a fraction, the numerator of which is the Index Ratio (as defined below) multiplied by 0.50 and the denominator of which is the AFC Ratio. If AFC so elects within such seven-day period, it must give prompt written notice to GNYSB of such election and the revised Stock Consideration, whereupon no termination will have occurred and the Merger Agreement will otherwise remain in effect in accordance with its terms.

     The following terms have the meanings indicated below:

          "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the appropriate weighting.

          "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 30 trading days ending on the Valuation Date.

          "Index Group" means the 15 financial institution holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal at any time during the period beginning on the date of the Merger Agreement and ending on the Valuation Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of this Agreement and ending on the Valuation Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 15 financial institution holding companies and the weights attributed to them are as follows:

            HOLDING COMPANY                                              WEIGHTING
            -----------------------------------------------------------  ---------
            ALBANK Financial Corporation...............................      2.4%
            Bank United Corp...........................................      5.9%
            Charter One Financial......................................      8.6%
            Commercial Federal Corporation.............................      4.0%
            GreenPoint Financial Corp..................................      8.8%
            Sovereign Bancorp, Inc.....................................     11.8%
            First Financial Corp.......................................      6.8%
            North Fork Bancorporation Inc..............................      6.0%
            Dime Bancorp, Inc..........................................     19.4%
            Long Island Bancorp, Inc...................................      4.5%
            New York Bancorp Inc.......................................      3.1%
            Peoples Heritage Financial Group, Inc......................      5.2%
            RCSB Financial, Inc........................................      2.8%
            St. Paul Bancorp, Inc......................................      4.2%
            TCF Financial Corp.........................................      6.4%

          "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on the trading day immediately preceding the public announcement of the Merger Agreement.

If AFC or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Merger Agreement and the Valuation Date, the prices for the common stock of such company will be appropriately adjusted for purposes of applying the foregoing price-based termination option.

     Prior to making any decision to terminate (or allow the termination of) the Merger Agreement, each of the GNYSB Board and the AFC Board would consult with its respective financial and other advisors and would consider all financial and other information it deemed relevant to its decision. It is not possible to know whether such termination right will be triggered until after the Valuation Date. The GNYSB Board has made no decision as to whether it would exercise its right to terminate the Merger Agreement if the termination right has been triggered. In considering whether to exercise its termination right in such situation, the GNYSB Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. Approval of the Merger Agreement by the stockholders of GNYSB at the GNYSB Meeting will confer on the GNYSB Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event the termination right is triggered whether or not there is any increase in the Merger Consideration and without any further action by, or resolicitation of, the stockholders of GNYSB. If the GNYSB Board elects to exercise its termination right, GNYSB must give AFC prompt notice of that decision during a five-day period beginning with the Valuation Date but the GNYSB Board may withdraw such notice, at its sole option, at any time prior to the 30th day following the Valuation Date. During the seven-day period commencing with receipt of such notice, AFC has the option, in its sole discretion, to increase the Merger Consideration in the manner set forth in the Merger Agreement and as illustrated above and thereby avoid such termination of the Merger Agreement. AFC is under no obligation to increase the Merger Consideration, and there can be no assurance that AFC would elect to increase the Merger Consideration if the GNYSB Board were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by AFC in consultation with its investment and legal advisors in light of the circumstances existing at the time AFC has the opportunity to make such an election. Approval of the issuance of the Merger Shares by the stockholders of AFC at the AFC Meeting will confer on the AFC Board the power, consistent with its fiduciary duties, to elect to increase the Merger Consideration as described above and consummate the Merger in the event the termination right is triggered without any further action by, or resolicitation of, the stockholders of AFC. If AFC elects to increase the Merger Consideration as set forth in the Merger Agreement and as illustrated above, it must give GNYSB prompt notice of that election and such increased Merger Consideration, in which case no termination of the Merger Agreement would occur as a result of the triggering of the termination right.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after its approval by the stockholders of GNYSB or AFC:
(i) by mutual consent of AFC and GNYSB if the board of directors of each so determines by a vote of a majority of the members of its entire board; (ii) by either AFC or GNYSB upon written notice to the other party if either (a) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated by the Merger Agreement shall have been denied, or (b) if any governmental authority of competent jurisdiction issues a final, nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement; (iii) by either AFC or GNYSB if the board of directors of either so determines by a vote of a majority of the members of its entire Board, in the event the Merger is not consummated on or before March 31, 1998, unless the failure to consummate the Merger by such date is due to the breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, that such date shall be extended for a period of 30 days following the Valuation Date in the event GNYSB delivers a written notice to AFC of the satisfaction of the conditions for a price-based termination. See "-- Price-Based Termination"; (iv) by either AFC or GNYSB, if its board of directors so determines by vote of a majority of the members of its entire board, in the event (a) any approval of the stockholders of AFC or GNYSB required for the consummation of the Merger shall not have been obtained or (b) of a material breach by the other party of any representation, warranty, covenant or agreement in the Merger Agreement, which is not cured within 25 business days after written notice of such breach or which breach by its nature cannot be cured prior to the closing date or any extension thereof; (v) by either AFC or GNYSB if the GNYSB Board shall have withdrawn or adversely modified its approval or recommendation of the Merger Agreement at a time when there has been proposed (x) a merger, consolidation, or similar transaction involving GNYSB, (y) a purchase, lease or other acquisition of all or substantially all of the assets of GNYSB or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of GNYSB; (vi) by either AFC or GNYSB, if the AFC Board shall have withdrawn or adversely modified its approval or recommendation of the Merger Agreement or AFC has not convened a meeting of stockholders at which a vote was taken to approve the transactions contemplated by the Merger prior to the termination of the Merger Agreement pursuant to the terms thereof.

     In the event of termination of the Merger Agreement, the Merger Agreement shall thereafter become void and, subject to certain specified provisions of the Merger Agreement dealing with confidentiality of information and expenses, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of such party arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in the Merger Agreement and except that in certain limited circumstances, a termination fee may become payable as described under "-- Termination Fees."

TERMINATION FEES

     In recognition of the efforts and expenses of, and other opportunities foregone by AFC while, structuring the Merger, the Merger Agreement provides that GNYSB shall, except as described below, pay to AFC a termination fee of $5,000,000 in cash (the "Termination Fee") on demand if, during a period of eighteen (18) months after the date of the Merger Agreement, the Merger has not been completed and any of the following has occurred:

          (i) Any person other than AFC or an affiliate of AFC acquires beneficial ownership of 20% or more of the then outstanding voting power of GNYSB;

          (ii) GNYSB or any of its subsidiaries, without having received AFC's prior written consent, enters into an agreement to engage in an acquisition transaction with any person other than AFC or any of its subsidiaries or the GNYSB Board recommends that the stockholders of GNYSB approve or accept any acquisition transaction with any person other than AFC or any of its subsidiaries; under the Merger Agreement, an "acquisition transaction" is defined as (a) a merger or consolidation, or similar transaction involving GNYSB, (b) a purchase, lease, or other acquisition of all or substantially all of the assets of GNYSB or (c) a purchase or other acquisition of securities representing 20% or more of the voting power of GNYSB; or

          (iii) If a bona fide proposal is made by a third party to GNYSB or its stockholders to engage in an acquisition transaction (as defined in paragraph (ii) above) and after such proposal is made: (a) GNYSB breaches any covenant or obligation contained in the Merger Agreement and such breach entitles AFC to terminate the Merger Agreement; (b) the holders of GNYSB Common Stock do not approve the Merger Agreement; or (c) the GNYSB Board withdraws or modifies in a manner adverse to AFC the recommendation of the GNYSB Board with respect to the Merger Agreement.

     Notwithstanding the foregoing, GNYSB shall not be obligated to pay to AFC such termination fee in the event that: (i) GNYSB or AFC validly terminate the Merger Agreement due to the failure of stockholders of AFC to approve the transactions contemplated by the Merger, the denial of any governmental approval necessary to consummate the Merger, the issuance of a final governmental order enjoining the Merger or the mutual consent of the parties; (ii) GNYSB terminates the Merger Agreement due to a material breach by AFC of any representation warranty, covenant or agreement contained in the Merger Agreement which causes the conditions to the Merger Agreement not to be satisfied and which breach is not cured within 25 days after written notice of such breach is given by GNYSB to AFC or which breach is not capable of being cured by the closing or any extension thereof or due to a drop in the price of the AFC common stock as described in the Merger Agreement; or (iii) the Merger is not consummated by March 31, 1998 (other than by reason of GNYSB's fault).

     The Termination Fee may be reduced under certain circumstances. Pursuant to the Stock Option Agreement, GNYSB has granted AFC an option to purchase up to 2,271,536 shares of GNYSB Common Stock at an exercise price of $17.875 upon the occurrence of certain events. The maximum aggregate profit AFC can receive under the Stock Option Agreement and the Termination Fee arrangements is $10 million. See "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement."

     In the event of a termination (i) by either AFC or GNYSB if the GNYSB Board shall have withdrawn or adversely modified its approval or recommendation of the Merger Agreement at a time when there has been proposed (x) a merger, consolidation, or similar transaction involving GNYSB, (y) a lease or other acquisition of all or substantially all of the assets of GNYSB or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of GNYSB; or (ii) by either AFC or GNYSB, if the AFC Board shall have withdrawn or adversely modified its approval or recommendation of the Merger Agreement or AFC has not convened a meeting of stockholders at which a vote was taken to approve the transactions contemplated by the Merger prior to the termination of the Merger Agreement pursuant to the terms thereof, the party which has withdrawn or adversely modified its approval or recommendation shall pay to the other party a termination fee of $5 million in cash in recognition of the efforts, expenses and other opportunities foregone by the other party while structuring the Merger. In the event GNYSB makes such payment it shall have no further obligations to pay the Termination Fee described above.

EXPENSES

     All costs and expenses incurred in connection with the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense.

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

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax discussion set forth below may not be applicable to certain classes of taxpayers, including insurance companies, securities dealers, financial institutions, tax exempt organizations or trusts, foreign persons, persons who hold shares of GNYSB Common Stock as part of a straddle or conversion transaction and persons who acquired shares of GNYSB Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the Merger, whether or not such transactions are in connection with the Merger, including, without limitation, the exercise of options or rights to purchase shares of GNYSB stock in anticipation of the Merger. GNYSB stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and other tax laws.

     Tax Opinions. It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Consummation of the Merger is conditioned upon receipt by AFC of an opinion of Thacher Proffitt & Wood, and receipt by GNYSB of an opinion of Sullivan & Cromwell, (the "Tax Opinions"), dated the Effective Date, substantially to the effect that, for federal income tax purposes: (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by AFC, Astoria Federal or GNYSB as a result of the Merger; (iii) except to the extent of any cash received in lieu of a fractional share interest in GNYSB Common Stock or of any Cash Consideration received, no gain or loss will be recognized by holders of GNYSB Common Stock who exchange their shares of GNYSB Common Stock for shares of AFC Common Stock pursuant to the Merger; (iv) the tax basis of the shares of AFC Common Stock received by each holder of GNYSB Common Stock who exchanges shares of GNYSB Common Stock for shares of AFC Common stock in the Merger will be the same as the tax basis of the shares of GNYSB Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest of GNYSB Common Stock for which cash is received and by the amount of any Cash Consideration received, and increased by any gain recognized on such exchange; (v) the holding period of the shares of AFC Common Stock received by each holder of GNYSB Common Stock in the Merger will include the holding period of the shares of GNYSB Common Stock exchanged therefor, provided that such stockholder holds such shares of GNYSB Common Stock as a capital asset at the Effective Time; (vi) no gain or loss will be recognized by the holders of GNYSB Series B Preferred Stock who exchange their shares of GNYSB Series B Preferred Stock solely for shares of AFC Series B Preferred Stock pursuant to the Merger; (vii) the tax basis of the shares of AFC Series B Preferred Stock received by each GNYSB stockholder who exchanges GNYSB Series B Preferred Stock solely for shares of AFC Series B Preferred Stock in the Merger will be the same as the tax basis of the GNYSB Series B Preferred Stock surrendered pursuant to the Merger and (viii) the holding period of the shares of AFC Series B Preferred Stock received by each holder of GNYSB Series B Preferred Stock in the Merger will include the holding period of the shares of GNYSB Series B Preferred Stock exchanged therefor, provided that such stockholder holds such GNYSB Series B Preferred Stock as a capital asset at the Effective Time.

     The Tax Opinions will not be binding on the Internal Revenue Service (the "Service"), and there can be no assurance that the Service will not contest the conclusions expressed therein. The Tax Opinions may be based in part upon certain factual assumptions and upon certain representations made, and certificates delivered, by AFC, Astoria Federal, GNYSB and certain of their respective stockholders, officers and other persons, which representations and certificates Thacher Proffitt & Wood and Sullivan & Cromwell will assume to be true, correct and complete. If such representations or certificates are inaccurate, the Tax Opinions could be adversely affected. In the event the parties waive receipt of the tax opinions and the material federal income tax consequences are materially different for stockholders than as described herein, GNYSB will resolicit its voting stockholders prior to completing the Merger.

     Tax Consequences; General. The following summary sets forth certain anticipated material federal income tax consequences of the Merger to GNYSB stockholders. The tax treatment of each GNYSB stockholder will depend in part upon such stockholder's particular situation and the consideration received by such stockholder pursuant to the Merger. This summary is based on the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as

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

of the date hereof. Such laws, regulations or interpretations may differ at the Effective Time, and relevant facts also may differ. In general, the tax treatment of holders of both GNYSB Common Stock and GNYSB Series B Preferred Stock who receive Cash Consideration pursuant to the Merger will be essentially as described below under "Exchange of GNYSB Common Stock for AFC Common Stock and Cash." Such holders should consult their own tax advisors for the specific tax consequences applicable to such holders.

     Exchange of GNYSB Stock Solely for AFC Stock. No gain or loss will be recognized by a GNYSB stockholder who receives solely AFC Common Stock for such stockholder's shares of GNYSB Common Stock (except to the extent such a stockholder receives cash in lieu of a fractional share interest in AFC Common Stock) or by a GNYSB stockholder who receives solely AFC Series B Preferred Stock for such stockholder's shares of GNYSB Series B Preferred Stock.

     Such a GNYSB stockholder's aggregate tax basis in the AFC Common Stock received pursuant to the Merger will equal such stockholder's aggregate tax basis in the shares of GNYSB Common Stock exchanged therefor, reduced by any amount allocable to a fractional share interest of AFC Common Stock for which cash is received. Such a GNYSB stockholder's aggregate tax basis in the AFC Series B Preferred Stock received pursuant to the Merger will equal such stockholder's aggregate tax basis in the shares of GNYSB Series B Preferred Stock exchanged therefor. The holding period of AFC Common Stock or AFC Series B Preferred Stock received will include the holding period of the shares of GNYSB Common Stock or GNYSB Series B Preferred Stock exchanged therefor, provided that such shares were held as a capital asset as of the Effective Date. GNYSB stockholders should consult their own tax advisors concerning the determination of their basis and holding period in any particular share of AFC Common Stock or AFC Series B Preferred Stock since several methods of determination may be available.

     Exchange of GNYSB Common Stock for AFC Common Stock and Cash. A GNYSB stockholder who receives both AFC Common Stock and cash (other than cash received in lieu of a fractional share interest in AFC Common Stock) will recognize gain, but not loss, to the extent of the lesser of:

          (i) the excess of (A) the sum of the aggregate fair market value of the AFC Common Stock received (including the fair market value of any fractional share interest in AFC Common Stock for which cash is received) and the amount of cash received (other than cash received in lieu of such fractional share interest) over (B) the stockholder's aggregate adjusted federal income tax basis for the shares of GNYSB Common Stock exchanged; and

          (ii) the amount of cash received by such stockholder (other than cash received in lieu of such fractional share interest).

     If the shares of GNYSB Common Stock exchanged in the Merger were held as capital assets at the Effective Time, any such gain will be treated as capital gain (which will be long-term capital gain if the shares of GNYSB Common Stock exchanged were held for more than one year), unless the receipt of cash (other than cash received in lieu of a fractional share interest) has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code, in which case such gain will be treated as a dividend to the extent of such stockholder's ratable share of the undistributed accumulated earnings and profits of GNYSB or possibly of AFC. Following is a brief discussion of such potential tax treatment; however, GNYSB stockholders should consult their own tax advisors as to the possibility that all or a portion of any cash received in exchange for their GNYSB Common Stock will be treated as a dividend.

     The stock redemption provisions of Section 302 of the Code apply in determining whether cash received by a GNYSB stockholder pursuant to the Merger has the effect of a distribution of a dividend under Section 356(a)(2) of the Code (the "Hypothetical Redemption Analysis"). Under the Hypothetical Redemption Analysis, a GNYSB stockholder will be treated as if the portion of the shares of GNYSB Common Stock exchanged for cash in the Merger had been instead exchanged for shares of AFC Common Stock (the "Hypothetical Shares"), followed immediately by a redemption of the Hypothetical Shares by AFC for cash. Under the principles of Section 302 of the Code, a GNYSB stockholder will recognize capital gain rather than dividend income with respect to the cash received if the hypothetical redemption is "not essentially equivalent to a dividend" or is "substantially disproportionate" with respect to such GNYSB stockholder. In applying the principles of Section 302, the constructive ownership rules of Section 318 of the Code will apply in comparing a GNYSB stockholder's ownership interest in AFC both immediately after the Merger (but before the hypothetical redemption) and after the hypothetical redemption.

     Whether the hypothetical redemption by AFC of the Hypothetical Shares for cash is "not essentially equivalent to a dividend" with respect to a GNYSB stockholder will depend upon such stockholder's particular circumstances. However, the hypothetical redemption must, in any event, result in a "meaningful reduction" in such GNYSB stockholder's percentage ownership of AFC stock. In determining whether the hypothetical redemption by AFC results in a meaningful reduction in a GNYSB stockholder's percentage ownership of AFC stock, and therefore, does not have the effect of a distribution of a dividend, a GNYSB stockholder should compare his or her share interest in AFC (including interests owned actually, hypothetically and constructively) immediately after the Merger (but before the hypothetical redemption) to his or her share interest after the hypothetical redemption. The Service has indicated, in Revenue Ruling 76-385, that a stockholder in a publicly-held corporation whose relative stock interest in the corporation is minimal and who exercises no "control" over corporate affairs is generally treated as having had a meaningful reduction in his or her stock after a redemption transaction if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the stockholder's actual and constructive ownership before and after the redemption. In Revenue Ruling 76-385, a reduction from .0001118 percent to .0001081 percent was found to be a meaningful reduction in stockholdings.

     The hypothetical redemption transaction would be "substantially disproportionate", and therefore, would not have the effect of a distribution of a dividend with respect to a GNYSB stockholder who owns less than 50% of the voting power of the outstanding AFC Common Stock if the percentage of AFC Common Stock actually and constructively owned by such stockholder immediately after the hypothetical redemption is less than 80% of the percentage of AFC Common Stock actually, hypothetically and constructively owned by the GNYSB stockholder immediately before the hypothetical redemption.

     In determining how many shares of AFC Common Stock a GNYSB stockholder owns constructively before the hypothetical redemption for purposes of making the "not essentially equivalent to a dividend" or "substantially disproportionate" determination, a GNYSB stockholder must take into account any Hypothetical Shares owned by the persons or entities whose stock he or she is deemed to own constructively under Section 318 of the Code.

     Such a GNYSB stockholder's aggregate tax basis in the AFC Common Stock received pursuant to the Merger will equal such stockholder's aggregate tax basis in the shares of GNYSB Common Stock exchanged therefor, reduced by any amount allocable to a fractional share interest of AFC Common Stock for which cash is received and by the amount of any Cash Consideration received, and increased by the amount of gain, if any, recognized by such stockholder in the Merger (including any portion of such gain that is treated as a dividend). The holding period of AFC Common Stock received will include the holding period of the shares of GNYSB Common Stock exchanged therefor, provided that such shares of GNYSB Common Stock were held as a capital asset as of the Effective Date. GNYSB stockholders should consult their own tax advisors concerning the determination of their basis and holding period in any particular share of AFC Common Stock since several methods of determination may be available.

     Exchange of GNYSB Common Stock Solely for Cash. A GNYSB stockholder who receives solely cash in exchange for such stockholder's shares of GNYSB Common Stock may be treated as (i) having sold such shares of GNYSB Common Stock to AFC, (ii) having received, in exchange for such shares of GNYSB Common Stock, stock of AFC which was deemed to have been redeemed by AFC, or (iii) as having such shares of GNYSB Common Stock deemed to have been redeemed by GNYSB. In the event of sale treatment, such stockholder would recognize gain or loss in an amount equal to the difference between the amount of cash received and the stockholder's aggregate adjusted federal income tax basis for such shares of GNYSB Common Stock. In the event of redemption treatment, such deemed redemption would be subject to Section 302 of the Code, with the result that such stockholder would be treated as having sold his or her shares and would recognize gain or loss in a like amount if the deemed redemption is in "complete redemption" of all of such stockholder's stock in the redeeming corporation, is "substantially disproportionate" with respect to

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

such stockholder or is "not essentially equivalent to a dividend." In making such a determination under Section 302, the constructive ownership rules of
Section 318 of the Code will apply in comparing a GNYSB stockholder's ownership interest in the redeeming corporation both immediately before and after the Merger. See "-- Exchange of GNYSB Common Stock for AFC Common Stock and Cash." Gain or loss realized on a sale of such shares of GNYSB Common Stock will be capital gain or loss if such shares of GNYSB Common Stock were held as capital assets at the Effective Time, and will be long-term capital gain or loss if such shares of GNYSB Common Stock were held for more than one year. If sale treatment does not apply to a deemed redemption, the cash received by such a stockholder will be treated as a dividend to the extent of the redeeming corporation's accumulated and current earnings and profits. GNYSB stockholders should consult their own tax advisors as to the possibility that all or a portion of any cash received in exchange for their shares of GNYSB Common Stock will be treated as a dividend.

     Fractional Shares of AFC Common Stock. No fractional shares of AFC Common Stock will be issued in the Merger. A GNYSB stockholder who receives cash in lieu of such a fractional share will be treated as having received such fractional share pursuant to the Merger and then as having exchanged such fractional share for cash in a redemption by AFC subject to Section 302 of the Code. Such a deemed redemption will be treated as a sale of the fractional share, provided that it is not "essentially equivalent to a dividend." See
"-- Exchange of GNYSB Common Stock for AFC Common Stock and Cash." If the AFC Common Stock represents a capital asset in the hands of the stockholder, the stockholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received therefor and the stockholder's tax basis in the fractional share. Any such capital gain will be long-term if the GNYSB Common Stock exchanged was held for more than one year.

     Backup Withholding. Unless an exemption applies under applicable law and regulations, the Exchange Agent will be required to withhold 31% of any cash payments to which a non-corporate stockholder or other payee is entitled pursuant to the Merger unless the stockholder or other payee provides its taxpayer identification number (social security number, employer identification number or individual taxpayer identification number) and certifies that such number is correct. Each stockholder and, if applicable, each other payee must complete and sign the substitute Form W-9 or, if applicable, the certificate of foreign status on Form W-8, included with the Election Forms, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to AFC and the Exchange Agent.

     Redemption of GNYSB Rights. Receipt of a cash payment from GNYSB in redemption of a GNYSB Right should be treated as a dividend taxable as ordinary income to the extent of the accumulated and current earnings and profits of GNYSB.

ACCOUNTING TREATMENT

     AFC will record the Merger using the purchase method of accounting. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their fair value.

DISSENTERS' RIGHTS

     GNYSB. Any holder of GNYSB Common Stock or GNYSB Series A Preferred Stock entitled to vote on the Merger who does not vote in favor thereof has the right to receive payment of the fair value of such stockholder's shares of GNYSB Common Stock, upon compliance with the provisions of Section 6022 of the NYBL. GNYSB expects that the shares of GNYSB Series A Preferred Stock will have been converted or redeemed prior to the time at which a notice of election to dissent may be filed under Section 6022 of the NYBL, in which case holders of GNYSB Series A Preferred Stock who dissent from the Merger will have dissenters' rights only with respect to the shares of GNYSB Common Stock into which such holders' GNYSB Series A Preferred Stock is converted. If shares of GNYSB Series A Preferred Stock are outstanding at the time a notice of election to dissent is filed with respect thereto, and all other provisions of Sections 6022 of the NYBL are complied with, then the holder of GNYSB Series A Preferred Stock who filed such notice of election to dissent shall have the right to receive payment of the fair value of such stockholder's shares of GNYSB Series A Preferred Stock. Failure to comply strictly with the procedures set forth in that section will cause the stockholder to lose his dissenters' rights. The following summary of the applicable provisions of

Section 6022 of the NYBL is not intended to be a complete statement thereof and is qualified in its entirety by reference to the full text of Section 6022 of the NYBL, which is attached hereto as Appendix F.

     Any GNYSB stockholder intending to enforce his right to receive payment for shares of GNYSB Common Stock or GNYSB Series A Preferred Stock may not vote in favor of the Merger Agreement and must file with GNYSB before or at the GNYSB Meeting (but before the stockholders' vote), written objection to the Merger Agreement. Neither a vote against the Merger Agreement, a proxy directing such vote, an abstention nor a failure to vote will satisfy the requirement that a written demand for payment be delivered to GNYSB before the vote on the Merger Agreement is taken at the GNYSB Meeting. In addition, a vote in favor of the Merger Agreement shall constitute a waiver of any dissenters' rights pursuant to the NYBL. A vote against, an abstention or a failure to vote will not constitute a waiver of such rights.

     A stockholder's objection must state that the stockholder intends to demand payment for his shares of GNYSB Common Stock or GNYSB Series A Preferred Stock, if the Merger is consummated. Each stockholder who has filed such an objection will be notified of the approval of the Merger Agreement within ten (10) days following the date of any approval by the GNYSB stockholders. Any such stockholder who elects to dissent must, within twenty (20) days of the giving of such notice, file with GNYSB a written notice of such election containing the information required under Section 6022 of the NYBL, and simultaneously or within one month thereafter, must submit the certificate representing shares of GNYSB Common Stock or GNYSB Series A Preferred Stock for placement of the appropriate legend thereon. A stockholder may not dissent as to less than all of the shares of GNYSB Common Stock or GNYSB Series A Preferred Stock held by the stockholder. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner held of record by such nominee or fiduciary.

     Upon filing a Notice of Election to dissent, a stockholder will cease to have any of the rights of a stockholder of GNYSB Common Stock or GNYSB Series A Preferred Stock including dividend rights, except the right to be paid the fair value of his or her shares and such other rights as are granted under the NYBL. Withdrawal of any election to dissent will require the written consent of GNYSB. If the Merger is not consummated, dissenting stockholders will have no right to payment for shares and will be reinstated with all rights of a stockholder of GNYSB Common Stock or GNYSB Series A Preferred Stock.

     Within seven (7) days after the later of the expiration of the period within which stockholders may file their written election to dissent or the consummation of the Merger, AFC may make a written offer to all dissenting stockholders to pay a specified amount, which it considers to be a fair amount, for each share of GNYSB Common Stock or GNYSB Series A Preferred Stock held by dissenting stockholders. If, within thirty (30) days of such offer, any dissenting stockholder and AFC agree on the price to be paid for the stockholder's shares of GNYSB Common Stock or GNYSB Series A Preferred Stock the agreed upon payment will be made to such stockholder within sixty (60) days of the written offer and upon surrender of the certificates representing such shares.

     If a written offer is not made within the specified period or if there is no agreement with the dissenting stockholder on the price to be paid, then AFC may institute a special court proceeding to determine the rights of dissenting stockholders and to fix the fair value of shares of GNYSB Common Stock or GNYSB Series A Preferred Stock. If such proceeding is not instituted, then any dissenting stockholder who has not accepted an offer must initiate a similar court proceeding within thirty (30) days of the last date on which AFC could have initiated such a court proceeding. If the required court proceeding is not instituted within the thirty (30) day period, a dissenting stockholder shall lose all dissenters' rights unless the court directs otherwise.

     AFC. Under the DGCL stockholders of AFC are not entitled to dissenters' rights in connection with the transactions related to the consummation of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of GNYSB's management and the GNYSB Board may be deemed to have interests in the Merger in addition to their interests, if any, as holders of GNYSB Common Stock and as holders of GNYSB Series A Preferred Stock through their participation in the GNYSB ESOP. The GNYSB Board was aware of these factors and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

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

     Election to Advisory Board. Promptly following the Effective Time, AFC will cause all of the non-officer members of the GNYSB Board as of March 29, 1997 who are willing to so serve to be elected or appointed as members of the Advisory Board, the principal function of which shall be to advise AFC with respect to deposit and lending activities in GNYSB's former market area and to maintain and develop customer relationships. The members of the Advisory Board who are willing to so serve shall be elected to serve a term of three years beginning on the Effective Date. Each member of the Advisory Board who is not a director of AFC and who is not an employee of AFC will receive an annual retainer fee for such service at an annual rate of $24,000, payable in monthly installments or in one lump sum at any time in advance at the option of AFC. In addition, within 30 days after the Effective Date, each member of the Advisory Board will be granted an option to purchase 4,000 shares of AFC Common Stock. Such options will be for a term of ten (10) years beginning on the Effective Date and will be exercisable at any time after the Effective Date at an exercise price per share equal to the closing sales price for a share of AFC Common Stock on the date of grant.

     Effect on Retirement Plan for Non-employee Directors. GNYSB maintains The Retirement Plan of The Greater New York Savings Bank for Non-Employee Directors ("GNYSB Directors Plan"). The GNYSB Directors Plan provides each nonemployee director of GNYSB who has attained age 55 and has completed five years of service as a director with an annual retirement benefit equal to the director's annual retainer payable on the date of retirement ($24,000), reduced by 5% for each year (or fraction thereof) that the director's retirement date precedes the director's attainment of age 65 and increased to the actuarial equivalent of the normal annual retirement benefit based upon interest rate and mortality assumptions specified in the GNYSB Directors' Plan if the director's retirement date is after age 65. In addition, each non-employee director may elect to receive the actuarial equivalent of the annual pension benefit described above in the form of a lump sum payment. All of the directors of GNYSB, other than Gwendolyn Calvert Baker, will have satisfied the vesting requirements of the GNYSB Directors Plan at, or prior to, the Effective Time. All of the directors except for Peter Haeffner, Jr. and C. Stephen Connolly are at least 65 years of age and are therefore currently eligible for an unreduced retirement benefit. The Merger, as a "change in control" as defined in the GNYSB Directors Plan will result in Dr. Baker's benefit being vested and Mr. Connolly, Mr. Haeffner and Dr. Baker being entitled to an unreduced retirement benefit.

     Indemnification. AFC has agreed, among other things, that AFC shall, from and after the Effective Time through the sixth anniversary of the Effective Time, indemnify and hold harmless each present and former director and officer of GNYSB or its subsidiaries and each officer or employee of GNYSB or its subsidiaries that is serving or has served as a director or trustee of another entity expressly at GNYSB's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by the Merger), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent then permitted under applicable law. AFC has also agreed, among other things, that for a period of six years after the Effective Time, it will maintain in effect the current policies of directors' and officers' liability insurance maintained by GNYSB (provided that AFC may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amount containing terms which are no less advantageous to the beneficiaries thereof); however, in no event will AFC be obligated to expend any premium per annum in excess of 200% of the amount of the annual premiums paid as of March 29, 1997 by GNYSB for such insurance.

     Employment Agreements for Executive Officers. AFC has agreed to honor all existing GNYSB employment, severance and other compensation agreements and arrangements, including the employment agreements dated various dates (and for some individuals, subsequent amendatory agreements dated June 22, 1994 amending the respective employment agreements) between GNYSB and, respectively, Gerard C. Keegan, Michael J. Henchy, Daniel J. Harris, Philip A. Cimino, Philip T. Spies, Michael R. Barrett, Franklyn A. Berkowitz, Robert P. Carlson, Gary P. DiLorenzo, Michael D. Gornicki, Jeanne M. Lutfy, Theodore A. Zarembo and John A. Dresch (the "Employment Agreements") and change in control letter agreements dated various dates between GNYSB and, respectively, Gerard C. Keegan, Michael J. Henchy, Daniel J. Harris, Philip A. Cimino, Philip T. Spies, Michael R. Barrett, Franklyn A. Berkowitz, Robert P. Carlson,

Gary P. DiLorenzo, Michael D. Gornicki, Jeanne M. Lutfy, Theodore A. Zarembo and John A. Dresch (the "Change in Control Letter Agreements"). Under the Change in Control Letter Agreements, upon the involuntary termination of the covered executive's employment other than for "cause" or the voluntary termination by the covered executive for "good reason" (as defined in the Change in Control Letter Agreements) following a "change in control" as defined in those agreements (which includes the Merger), during the term of such agreements or within two years after the change in control, if later, the covered executive would be entitled to the following payments and benefits: (a) the product of (i) and (ii), where (i) is the sum of the executive's base salary and the single highest bonus amount paid to him or her during the prior three years and (ii) is three in the case of Mr. Keegan or two in the case of the twelve other officers;
(b) the present value of the executive's accrued benefit under any of GNYSB's qualified or non-qualified defined benefit plans and the executive's account balance under any of GNYSB's qualified or non-qualified defined contribution plans, in either case to the extent that such accrued benefit or account balance is not fully vested as of the Effective Date; (c) a lump sum payment for all outstanding options (whether or not vested) held by the executive equal to the difference between the exercise price of such options and the higher of the closing price of the GNYSB Common Stock on the day before the payment or the highest price per share paid in connection with any change in control of GNYSB multiplied by the number of shares of GNYSB Common Stock subject to such options (see "-- Stock Options" below); (d) indemnification for any excise taxes that may be imposed pursuant to Section 4999 of the Code (the "Excise Tax Indemnity") and (e) if the Executive has attained age 55 and is eligible for early retirement under the GNYSB pension plan, a lump sum payment representing the present value of the difference between normal retirement benefits and early retirement benefits under the GNYSB pension plan. Each covered executive would also be entitled to continued insurance coverage for two years.

     Under the Employment Agreements upon the involuntary termination of the executive's employment other than for "cause" (as defined in such agreements) or a termination by the executive following a material breach of the agreement by GNYSB, each executive would be entitled to the following payments and benefits: (a) an amount equal to the executive's annual base salary in effect as of the date of his termination multiplied by the number of years (including fractions) remaining in the executive's term under the Employment Agreement, such amount payable in bi-weekly payments over such term; (b) continued insurance benefits for the remaining term of such agreement; (c) lump sum cash payments equal to the present value of the additional benefits to which he would have been entitled under GNYSB's pension plan, the GNYSB ESOP and GNYSB's supplemental executive retirement plan ("SERP") or other similar plans if he had continued working for GNYSB for the remaining term under his agreement; and (d) a lump sum as payment for all outstanding options held by the executive (whether or not vested) equal to the difference between the exercise price of such options and the fair market value of the Common Stock on the date of the termination multiplied by the number of shares of GNYSB Common Stock subject to such options. See "-- Stock Options" below. Each Employment Agreement provides an offset for benefits payable under the related Change in Control Letter Agreement.

     The Merger Agreement provides that Astoria Federal will pay Messrs. Keegan, Harris and Henchy a cash amount in settlement of their Employment Agreements and Change in Control Letter Agreements as soon as practicable following the Effective Time. The estimated maximum severance benefits and excise tax indemnity payment amount under the Employment Agreements and the Change in Control Letter Agreements for the executive officers of GNYSB are as follows:
Gerard C. Keegan, $5,253,000 and $1,977,000; Michael J. Henchy, $1,352,000 and
$535,000; Daniel J. Harris, $846,000 and $408,000; Philip A. Cimino, $792,000
and $398,000; Philip T. Spies, $618,000 and $274,000; and all executive officers as a group, which consists of 13 persons, $12,956,000 and $5,622,000.

     Mr. Keegan will be named as a director, Vice Chairman and Chief Administrative Officer of each of AFC and Astoria Federal. AFC also agrees to cause one other member of the GNYSB Board (as of March 29, 1997), selected by GNYSB and acceptable to AFC, to be elected or appointed as a director of AFC and Astoria Federal as promptly as practicable after the Effective Time. AFC and Astoria Federal have entered into new employment agreements with Mr. Keegan to serve as Vice Chairman and Chief Administrative Officer and as a director of AFC and Astoria Federal, which agreements are conditioned upon the consummation of the Merger and will take effect at the Effective Time and will have an initial term of three years. On each anniversary of the Effective Time, the disinterested members of the Astoria Federal Board may extend Mr. Keegan's agreement with Astoria Federal for an additional year such that the remaining term shall be three years. The agreement with AFC automatically extends daily, so as to maintain its original term of three years, unless written notice of non-renewal is given by the AFC Board. The agreements provide for an annual base salary of $350,000. The agreement with AFC provides for an award of 15,000 shares of restricted stock under the Astoria Federal Savings and Loan Association Recognition and Retention Plan for Officers and Employees, with such shares vesting in equal portions over three years beginning on January 10, 1998. There is no cost to Mr. Keegan for such shares. The agreements provide for Mr. Keegan's participation in retirement plans, group life, medical and disability insurance plans and any other employee benefit programs, including incentive compensation plans and stock option, stock appreciation right ("SAR") and restricted stock plans maintained by AFC or Astoria Federal in accordance with the terms and conditions of such plans. The agreements provide for termination of Mr. Keegan's employment at any time by AFC or Astoria Federal with or without cause, as separately defined in such agreements. In the event Mr. Keegan's employment terminates (A) due to AFC's or Astoria Federal's (i) failure to re-elect him to the office of Vice Chairman and Chief Administrative Officer (or a higher office) or to the Board, (ii) failure by whatever cause to vest in Mr. Keegan the functions, duties or responsibilities prescribed in the agreement, (iii) material breach of the agreements or reduction in Mr. Keegan's base salary or other change to the terms and conditions of his compensation and benefits which either individually or in the aggregate has a material adverse effect on the aggregate value of the total compensation package provided to him or (iv) relocation of Mr. Keegan's principal place of employment outside of Nassau or Queens Counties of New York; or (B) for reasons other than (i) for cause (as defined in the agreements), (ii) voluntary resignation, except as a result of the actions specified under clause
(A) above or following a change of control, as defined in the agreements, (iii) following the executive's attainment of mandatory retirement age for executive officers (currently 70 years of age); (iv) death, (v) long term disability or
(vi) expiration of the term of the agreement, Mr. Keegan would be entitled to severance benefits.

     The severance benefits to which Mr. Keegan would be entitled include (i) continued life, medical and disability insurance benefits for the period from termination of his employment through the remaining term of the agreement as if he had continued in the employ of AFC or Astoria Federal through the end of the term of the agreement (the "Unexpired Term"); (ii) a lump sum payment equal to the present value of the salary, incentive compensation, pension, profit-sharing and the GNYSB ESOP benefits he would have earned during the Unexpired Term computed using a prescribed valuation method; (iii) accelerated vesting of all outstanding options and restricted stock awards; (vi) at the election of AFC or Astoria Federal, a cash settlement of all outstanding options and restricted stock awards. In addition, if Mr. Keegan's employment terminates following a change of control of AFC or Astoria Federal, his agreement with AFC provides that for any taxable year in which Mr. Keegan would be liable for the payment of excise taxes under Section 4999 of the Code with respect to any payment in the nature of compensation paid by AFC or any of its affiliated companies, as a result of such payments constituting an "excess parachute payments" under
Section 280G of the Code, or any successor thereto, then an amount will be paid (the "Tax Payment") to him, or on his behalf, based upon a formula set forth in the agreement, the effect of which would be to maintain the after-tax severance benefit to which he would be entitled as described in the preceding paragraph for the application of the excise tax specified in Section 4999 of the Code and any federal, state and local income or other taxes to which he would be subject as a result of the Tax Payment. Mr. Keegan's agreement with AFC provides that any compensation or benefits provided to Mr. Keegan under the agreement with Astoria Federal will be applied to offset the obligations under the agreement with AFC.

     Change in Control Severance Agreements. Under the terms of the Merger Agreement, AFC will honor the change in control severance agreements dated various dates between GNYSB and 73 individuals, in addition to those individuals named above.

     Share Ownership. As of April 30, 1997, directors and executive officers of GNYSB and certain of their affiliates had a beneficial interest in 405,002 shares of GNYSB Common Stock (exclusive of shares which could be acquired upon exercise of options) and 93,435 shares of GNYSB Series A Preferred Stock for which they will receive the Merger Consideration.

     Stock Options. GNYSB maintains the Long-Term Incentive Program, 1996 Equity Incentive Plan and 1996 Non-Employee Directors' Stock Option Plan (collectively, the "GNYSB Option Plans"). At the Effective Time, each option to purchase a share of GNYSB Common Stock that has been granted pursuant to the GNYSB Option Plans and that is outstanding and unexercised at the Effective Time (whether or not such option is otherwise vested or exercisable) (each, an "Outstanding GNYSB Option") will be cancelled and will cease to be exercisable. In consideration for such cancellation, AFC will, with respect to each Outstanding GNYSB Option, pay to the holder thereof an amount equal to the excess (if any) of (i) $19.00 over (ii) the price at which the holder may acquire a share of GNYSB Common Stock upon exercise of such Outstanding GNYSB Option multiplied by the number of shares of GNYSB Common Stock subject to such option (the "Option Cashout Payment"). Any cash paid in connection with the cancellation of GNYSB stock options issued pursuant to GNYSB Option Plans is independent of the Merger Consideration paid pursuant to the procedures discussed in "Merger Consideration and Election, Allocation and Proration Procedures" herein and so is not considered for purposes of determining the allocation and proration of the Merger Consideration among GNYSB shares.

     The following table sets forth, with respect to outstanding options held by executive officers on April 30, 1997, the aggregate number of shares subject to such options (whether or not exercisable), the number of shares with respect to which such options are exercisable on September 30, 1997, the number of additional shares with respect to which such options would become exercisable because of a change in control, and based on figures provided by GNYSB, the aggregate amount that would be required to be paid pursuant to the Merger Agreement in consideration for the cancellation of such options.

                                            (2)
                                     SHARES SUBJECT TO
                                        OUTSTANDING
                                        OPTIONS ON                                    (4)               (5)
                                        4/30/97 AND             (3)            AGGREGATE SHARES      AGGREGATE
                (1)                     EXERCISABLE      ADDITIONAL SHARES        SUBJECT TO        CANCELLATION
         EXECUTIVE OFFICER              AT 9/30/97       SUBJECT TO OPTIONS   OUTSTANDING OPTIONS      PRICE*
-----------------------------------  -----------------   ------------------   -------------------   ------------
Gerard C. Keegan...................       231,250               86,250              317,500          $ 3,665,311
Michael J. Henchy..................        74,430               22,500               96,930            1,133,145
Daniel J. Harris...................        50,375               22,125               72,500              834,063
Philip A. Cimino...................        53,875               14,625               68,500              820,526
Philip T. Spies....................        42,875               14,625               57,500              718,281
All executive officers as a group
  (13 persons).....................       623,255              246,675              869,930          $ 9,973,889

---------------

* Based on calculations provided by GNYSB and $19.00 per share.

     In lieu of the payment indicated in the table above, Mr. Keegan and any two other officers of the GNYSB to be designated by Mr. Keegan (currently expected to be Messrs. Henchy and Harris) or any one or more of them may (and each of Messrs. Keegan, Henchy and Harris have indicated that they currently expect to), by written notice to AFC received not less than the day that is ten (10) business days prior to the Effective Time, elect to convert all or any portion of the Outstanding GNYSB Options held by them into options ("AFC Options") to purchase shares of AFC Common Stock. Any such election will be irrevocable upon receipt by AFC of the notice of election. As a result of such election, AFC will issue to the electing individual AFC Options to purchase the number of shares of AFC Common Stock (rounded down to the nearest whole share) equal to one-half the number of shares of GNYSB Common Stock subject to the Outstanding GNYSB Options being converted. The exercise price per share for each share of AFC Common Stock subject to an AFC Option issued under an election will be equal to two times the per share exercise price of the Outstanding GNYSB Option being converted into such AFC Options, rounded up to the next whole cent. Each such AFC Option (i) shall be fully vested and non-forfeitable, (ii) shall be exercisable at the same time and for the same terms as the related Outstanding GNYSB Options, (iii) shall not be subject to any condition, except as may be required under applicable securities laws, including without limitation the continued employment by AFC of the holder thereof, and (iv) shall be evidenced by an AFC Option agreement. No cash payment will be made with respect to any portion of an Outstanding GNYSB Option that is converted into an AFC Option as aforesaid. Any holder of an Outstanding GNYSB Option other than Mr. Keegan or the two individuals he designates may request a conversion identical to that described above but AFC may, in its sole and absolute discretion, determine whether to accept or deny such request.

     Each non-employee director of GNYSB is the beneficial owner of 8,000 outstanding GNYSB Options. The approximate economic benefit of the stock options held by each of the non-employee directors of GNYSB is $34,000 (based on an option to purchase 4,000 shares at an $11.50 exercise price and 4,000 shares at an $17.875 exercise price).

     Any payment for GNYSB options, less any applicable withholding taxes, will be made as soon as practicable following the Effective Time or the date on which such holder delivers to AFC his or her written acceptance of an Option Cashout Payment as full and complete consideration for the cancellation of each Outstanding GNYSB Option held by him or her.

EFFECT ON GNYSB EMPLOYEE BENEFIT PLANS

     Each person who is employed by GNYSB immediately prior to the Effective Time (a "GNYSB Employee") shall, at the Effective Time, become an employee (but not an officer) of Astoria Federal. Beginning at the Effective Time, each GNYSB Employee will serve Astoria Federal in the same capacity in which he or she served GNYSB immediately prior to the Effective Time and upon the same terms and conditions generally applicable to other employees of Astoria Federal with comparable positions. If it is not practical to enroll GNYSB Employees as of the Effective Time in a particular employee benefit plan or program maintained by Astoria Federal for its employees (the "Astoria Federal Plans"), Astoria Federal shall continue any comparable plan or program of GNYSB in effect immediately prior to the Effective Time (the "GNYSB Plans") for a transition period. During the transition period, GNYSB Employees shall continue to participate in GNYSB Plans which are continued, and all other employees of Astoria Federal will participate only in the Astoria Federal Plans and AFC plans, if any.

     Each of AFC and Astoria Federal will amend its respective employee benefit plans and programs to recognize the service of each GNYSB Employee with GNYSB as service with AFC and Astoria Federal for all purposes. Each of GNYSB's tax-qualified plans will be amended, if necessary, to provide that all benefits accrued by employees through the Effective Time will be fully vested without regard to their length of service. Astoria Federal will amend its tax-qualified defined benefit plan to recognize the service of each GNYSB Employee with GNYSB as service with Astoria Federal for purposes of benefit accrual, with an offset for vested benefits accrued under GNYSB's tax-qualified defined benefit plan. GNYSB will take all necessary action to amend its tax-qualified defined benefit plan, effective no later than the Effective Time, to cease all future benefit accruals.

     If GNYSB Employees become eligible to participate in a medical, dental or health plan of AFC or Astoria Federal, AFC will cause such plan to (A) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of GNYSB and (B) honor any deductible and out of pocket expenses incurred by the GNYSB Employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation. If GNYSB Employees become eligible to participate in a life insurance plan maintained by AFC or Astoria Federal, AFC will cause such plan to waive any medical certification for the GNYSB Employees up to the amount of coverage the GNYSB Employees had under the life insurance plan of GNYSB (but subject to any limits on the maximum amount of coverage under the life insurance plan of AFC or Astoria Federal). GNYSB will amend its SERP to provide that amounts includible in the wages of a GNYSB Employee as a result of stock option exercises that occur after the date of execution of the Merger Agreement and payments in settlement of GNYSB obligations under any employment agreement or change of control agreement will not be included as compensation for purposes of benefit accrual under such plan. GNYSB will amend its SERP to cease all future benefit accruals effective no later than the Effective Time, but such amendment will not affect the calculation of any "make-up" payment provided for under any employment agreement or change in control severance agreement.

     As long as the market price of GNYSB Common Stock exceeds approximately $14.00, GNYSB expects that the GNYSB ESOP Trustee will convert the outstanding shares of GNYSB Series A Preferred Stock into

GNYSB Common Stock prior to the consummation of the Merger. See "THE
MERGER -- Merger Consideration and Election, Allocation and Proration Procedures -- GNYSB Series A Preferred Stock." Each such share of GNYSB Common Stock will be converted into the Cash Consideration or the Stock Consideration pursuant to election procedures to be established for participants in the GNYSB ESOP. It is also anticipated that, in connection with the Merger, the GNYSB ESOP's outstanding indebtedness will be repaid in full, any unallocated assets remaining after such repayment will be allocated among participating employees of GNYSB, the GNYSB ESOP will be terminated and the remaining assets, if any, will be allocated to the accounts of participants.

OPERATIONS AFTER THE MERGER

     At the Effective Time, GNYSB will merge with and into Astoria Federal, with Astoria Federal being the surviving entity. Under the terms of the Merger Agreement, the charter and bylaws of Astoria Federal will be the charter and bylaws of the surviving entity which will retain the name of Astoria Federal Savings and Loan Association. Astoria Federal, as the resulting entity, will operate under the policies, practices and procedures currently in place. All assets and property (real, personal and mixed, tangible and intangible, choses in actions, rights and credits) owned by GNYSB shall immediately become the property of Astoria Federal. AFC and Astoria Federal do not currently anticipate closing any of GNYSB's or Astoria Federal's branches following the Merger which will result in a greater number of branches and the addition of a new market area for AFC. Also, AFC will recognize some cost savings through consolidation of back office functions. Also, see "-- Management of AFC after the Merger."

MANAGEMENT OF AFC AFTER THE MERGER

     The Merger Agreement provides that, at the Effective Time, the directors of AFC and Astoria Federal, respectively, will be the directors of AFC and Astoria Federal, respectively, immediately prior to the Effective Time of the Merger and the directors of AFC and Astoria Federal will cause Mr. Gerard C. Keegan and one other member of the GNYSB Board, selected by GNYSB and acceptable to AFC and who was a member of the GNYSB Board on the date of the Merger Agreement, to be elected and appointed to the boards of directors of AFC and Astoria Federal. Except for the addition of Mr. Keegan, the executive officers of AFC and Astoria Federal, respectively, will be the executive officers of AFC and Astoria Federal, respectively, immediately prior to the Effective Time. At the Effective Time, Mr. Keegan will become Vice Chairman and Chief Administrative Officer of AFC and Astoria Federal. See "-- Interests of Certain Persons in the Merger."

INVOLVEMENT IN LEGAL PROCEEDINGS

     On April 3, 1997, a purported class action (the "Action") was commenced in the Supreme Court of the State of New York (Kings County) entitled Leonard Minzer and Harry Schipper v. Gerard C. Keegan, et al (Index No. 11546/1997) against GNYSB and its directors and certain executive officers. The suit alleges, among other things, that the directors and executive officers of GNYSB have breached their fiduciary duties in entering into the Merger Agreement and related arrangements. The complaint seeks, among other things, a preliminary and permanent injunction against the Merger and the related transactions, an order to the directors and executive officers of GNYSB to carry-out their fiduciary duties and unspecified damages and costs. GNYSB believes that the allegations made in the Action are without merit. On May 16, 1997, Mr. Keegan and GNYSB filed a motion to dismiss the Action.

                          CERTAIN RELATED TRANSACTIONS

STOCK OPTION AGREEMENT

     General. As a condition to entering into the Merger Agreement, AFC required that GNYSB enter into the Stock Option Agreement, which allows AFC to purchase GNYSB Common Stock under certain circumstances. Pursuant to the Stock Option Agreement, GNYSB granted to AFC the Option to purchase 2,721,536 shares of GNYSB Common Stock (representing approximately 19.9% of the issued and outstanding shares of the GNYSB Common Stock on March 29, 1997) (subject to adjustment such that in no event may AFC acquire shares of GNYSB Common Stock representing more than 19.9% of the issued and outstanding shares of such stock) at an exercise price of $17.875 per share (subject to adjustment). The Option may only be exercised upon the occurrence of certain "Purchase Events" which are described herein (none of which has occurred to the best of AFC's or GNYSB's knowledge as of the date of this Joint Proxy Statement-Prospectus).

     Effect of Stock Option Agreement. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the consummation of the Merger be interested in acquiring all of or a significant interest in GNYSB from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the GNYSB Common Stock than the value per share contemplated by the Merger Agreement. The acquisition of GNYSB, a significant portion of its consolidated assets or an interest in GNYSB, or an agreement to do so, could cause the Option to become exercisable. The existence of such Option could significantly increase the cost to a potential acquiror of acquiring GNYSB compared to its cost had the Stock Option Agreement not been executed. Such increased costs might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire GNYSB than it might otherwise have proposed to pay. The management of GNYSB believes that the exercise of the Option is likely to prohibit any acquiror of GNYSB from accounting for any acquisition of GNYSB using the pooling of interests accounting method for a period of two years. This could discourage or preclude an acquisition by other banking organizations.

     Terms of Stock Option Agreement. The following is a brief summary of certain provisions of the Stock Option Agreement, which is attached hereto as Appendix B. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

     If AFC is not in material breach of the Stock Option Agreement or the Merger Agreement and if no injunction or other court order against delivery of the shares covered by the related Option is in effect, AFC may exercise the Option, in whole or in part, at any time and from time to time upon the occurrence of the following (each a "Purchase Event"):

          (i) Without AFC's prior written consent, GNYSB taking certain actions (each an "Acquisition Transaction") including authorizing, recommending or proposing, or entering into an agreement with any third party to effect (A) a merger, consolidation or similar transaction involving GNYSB or any of its significant subsidiaries, (B) the sale, lease, exchange or other disposition of 25% or more of the consolidated assets or deposits of GNYSB or (C) the issuance, sale or other disposition of 25% or more of the voting power of GNYSB; or

          (ii) Any third party acquiring or having the right to acquire 20% or more of the voting power of GNYSB;

provided, that the Option will terminate upon the earliest to occur of certain events, including:

          (i) the Effective Time;

          (ii) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event other than a termination thereof by AFC under certain circumstances (a "Default Termination");

          (iii) 15 months after a Default Termination; or

          (iv) 15 months after termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event.

     The term "Preliminary Purchase Event" means any of the following events:

          (i) Commencement by any third party of a tender offer or exchange offer to purchase 20% or more of the voting power of GNYSB (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

          (ii) Failure of the stockholders of GNYSB to approve the Merger Agreement or failure of GNYSB to have held such meeting or the GNYSB Board shall have withdrawn or modified in a manner adverse to AFC the recommendation of the GNYSB Board with respect to the Merger Agreement, in each case after public announcement that a third party (A) proposes to engage in an Acquisition Transaction, (B) commences a Tender Offer or (C) files an application under certain federal statutes relating to the regulation of banks and other financial institutions or their holding companies to engage in an Acquisition Transaction; or

          (iii) Any third party proposal to GNYSB or its stockholders publicly, or in any writing that becomes publicly disclosed, to engage in an Acquisition Transaction; or

          (iv) After a proposal is made by a third party to GNYSB or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to GNYSB to make such a proposal if the Merger Agreement terminates, GNYSB breaches any representation, warranty, covenant or agreement in the Merger Agreement and such breach would entitle AFC to terminate the Merger Agreement.

     In the event that GNYSB shall enter into an agreement (i) to consolidate with or merge into any person, other than AFC or one of its subsidiaries, and GNYSB shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than AFC or one of its subsidiaries, to merge into GNYSB and GNYSB shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of GNYSB Common Stock shall be changed into or exchanged for stock or other securities of GNYSB or any other person or cash or any other property, or the outstanding shares of GNYSB Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than AFC or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth in the Stock Option Agreement, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of AFC, of either (A) the Acquiring Corporation (as defined in the Stock Option Agreement), (B) any person that controls the Acquiring Corporation or (C) in the case of a merger described in clause (ii), GNYSB (such person being referred to as "Substitute Option GNYSB").

     Both the Merger Agreement and the Stock Option Agreement contain provisions that limit the aggregate realizable profit to AFC from the Option and the Termination Fee to $10 million.

AMENDMENT TO GNYSB RIGHTS AGREEMENT

     On June 14, 1990, GNYSB adopted the GNYSB Rights Agreement pursuant to which GNYSB's stockholders of record as of June 25, 1990 each received a dividend of one GNYSB Right for each outstanding share of GNYSB Common Stock to holders. In connection with the execution of the Merger Agreement, GNYSB amended the GNYSB Rights Agreement to clarify that for purposes of determining whether AFC (as well as its affiliates and associates) is an Acquiring Person, as defined in the GNYSB Rights Agreement, AFC shall not be deemed to be a Beneficial Owner, as defined in the GNYSB Rights Agreement, or to beneficially own any securities as a result of GNYSB's obligation to merge under the Merger Agreement. See "COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS -- Rights
Plans -- GNYSB."

RESALES OF AFC COMMON STOCK

     The shares of AFC Common Stock issued pursuant to the Merger Agreement will be freely transferable under the Securities Act except for shares issued to any stockholder who may be deemed to be an "affiliate" of GNYSB for purposes of Rule 145 under the Securities Act as of the date of the GNYSB Meeting. Affiliates may not sell their shares of AFC Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of GNYSB generally include individuals or entities that control, are controlled by or are under common control with GNYSB and may include certain officers and directors of GNYSB as well as principal stockholders of GNYSB.

     GNYSB agreed in the Merger Agreement to cause each affiliate of GNYSB to enter into an agreement with AFC providing that such persons will not sell, transfer or otherwise dispose of shares of GNYSB Common Stock owned by such person or AFC Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder. GNYSB has delivered these agreements to AFC.

                             CERTIFICATE AMENDMENT

     In connection with the Merger, the AFC Board has approved the Certificate Amendment to change the par value of AFC's authorized preferred stock from $0.01 to $1.00 per share. Approval of the Certificate Amendment requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of AFC Common Stock. The purpose of the increase in par value to $1.00 per share is to have available AFC Preferred Stock that has the same par value as the GNYSB Series B Preferred Stock so that the par value of the AFC Series B Preferred Stock is the same as the GNYSB Series B Preferred Stock. The Certificate Amendment provides that at such time as the AFC Series B Preferred Stock is no longer outstanding, the par value of AFC Preferred Stock automatically, without any further action by AFC's stockholders, will be reduced back to $0.01 per share.

     The text of the Certificate Amendment is as follows:

     Section Fourth A.1. of the Certificate of Incorporation of Astoria Financial Corporation is hereby restated in its entirety as follows:

          1. Five million (5,000,000) shares of Preferred Stock, par value one dollar ($1.00) per share (the "Preferred Stock"); provided, however, that at such time as the Astoria Financial Corporation 12% Noncumulative Perpetual Preferred Stock, Series B, issued pursuant to the terms of the Agreement and Plan of Merger, dated as of March 29, 1997, by and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and The Greater New York Savings Bank, is no longer outstanding, then Section Fourth A.1. of the Certificate of Incorporation shall automatically, and without any further action of the stockholders of Astoria Financial Corporation, be restated in its entirety as follows:

             1. Five million (5,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the "Preferred Stock"); and

     The Certificate Amendment will become effective only upon consummation of the Merger. Regardless of whether the Merger Agreement is approved by stockholders of GNYSB or the issuance of the Merger Shares is approved by stockholders of AFC, failure of AFC's stockholders to approve the Certificate Amendment will prevent consummation of the Merger unless such condition is waived by GNYSB.

     THE AFC BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF ITS STOCKHOLDERS AND, ACCORDINGLY, HAS UNANIMOUSLY APPROVED THE TRANSACTIONS REQUIRED FOR THE CONSUMMATION OF THE MERGER AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CERTIFICATE AMENDMENT BY AFC'S STOCKHOLDERS.

                              ADDITIONAL PROPOSAL

     The Bylaws of GNYSB and AFC each require that no business be transacted and no corporate action be taken at a special meeting of their respective stockholders other than that stated in the Notice of Meeting. The GNYSB Board is not aware of any other business that may properly come before the GNYSB Meeting. The AFC Board is not aware of any other business that may properly come before the AFC Meeting. The GNYSB Board and the AFC Board each seek the authorization of their respective stockholders, in the event matters incident to the conduct of the GNYSB Meeting or AFC Meeting, as the case may be, properly come before such meeting, including, without limitation, a motion to adjourn the GNYSB Meeting or the AFC Meeting, as the case may be, to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the transactions contemplated by the Merger Agreement or otherwise. As to all such matters, the GNYSB Board and the AFC Board each intends to direct the voting of such shares in the manner determined by the board of directors in its discretion, and in the exercise of its duties and responsibilities, to be in the best interests of GNYSB or AFC, as the case may be, and its stockholders, taken as a whole.

     THE GNYSB BOARD AND THE AFC BOARD EACH UNANIMOUSLY RECOMMENDS THAT ITS RESPECTIVE STOCKHOLDERS VOTE "FOR" AUTHORIZATION OF THEIR BOARD OF DIRECTORS, TO DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER MATTERS INCIDENT TO THE CONDUCT OF THE AFC MEETING OR THE GNYSB MEETING, AS THE CASE MAY BE, AS MAY PROPERLY COME BEFORE SUCH MEETING, INCLUDING, WITHOUT LIMITATION, A MOTION TO ADJOURN SUCH MEETING.

                    BENEFICIAL OWNERSHIP OF AFC COMMON STOCK

PRINCIPAL SECURITY OWNERSHIP

     As of April 30, 1997 management of AFC knew of no person, other than those below, who is the beneficial owner of more than 5% of AFC Common Stock.

                                                                    AMOUNT AND NATURE OF     PERCENT OF
TITLE OF CLASS          NAME & ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP       CLASS
--------------     ---------------------------------------------    --------------------     ----------
    Common         State Street Bank and Trust Company, Trustee           2,716,424(1)          12.72%
                   225 Franklin Street
                   Boston, Massachusetts
    Common         FMR Corp.                                              1,530,170(2)           7.16%
                   82 Devonshire Street
                   Boston, Massachusetts 02109
    Common         Keystone Investment Management Company                 1,122,924              5.29%
                   200 Berkeley Street
                   Boston, Massachusetts 02116

---------------

(1) State Street Bank and Trust Company ("State Street") is the trustee of the Astoria Federal Employee Stock Ownership Plan (the "Astoria Federal ESOP"), which is administered by the Astoria Federal ESOP Committee consisting of four (4) officers of Astoria Federal, one of whom is an executive officer of Astoria Federal. As of December 31, 1996, State Street held 2,612,324 shares of AFC Common Stock for the benefit of the participants of the Astoria Federal ESOP. Under the terms of the Astoria Federal ESOP, the Trustee votes the shares held by the Astoria Federal ESOP Trust based upon directions received from the participants as "named fiduciaries" in the Astoria Federal ESOP. As of December 31, 1996, approximately 653,212 shares were allocated to participants. For voting purposes, each participant as a "named fiduciary" will be eligible to direct the Trustee how to vote at the AFC Meeting as to the number of shares of AFC Common Stock which have been allocated to his or her account under the Astoria Federal ESOP. The remaining unallocated shares and any allocated shares with respect to which no voting instructions have been received will be voted by the Trustee at the AFC Meeting in the same manner and proportion as the allocated shares with respect to which voting instructions have been received, so long as such vote is in accordance with the provisions of ERISA. Due to the requirements of ERISA, the trustee is deemed to have shared voting power as to all shares held in the Astoria Federal ESOP Trust. According to a filing on Schedule 13G under the Exchange Act dated February 10, 1997, State Street also holds 104,100 shares as trustee of various collective investment funds for employee benefit plans of other companies and other index accounts, as to which State Street has sole voting and dispositive power.
(2) According to a filing on Schedule 13G, dated February 14, 1997, under the Exchange Act Edward C. Johnson 3d and Abigail P. Johnson own 12.0 % and 24.5 %, respectively, of the outstanding voting common stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. Ms. Johnson is a director of FMR Corp. Members of Mr. Johnson's family and trusts beneficially own approximately 49% of the voting power of FMR Corp. These family members may be deemed to form a controlling group with respect to FMR Corp. Fidelity Management & Research Company ("FMRC"), a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 816,000 shares of AFC Common Stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 714,170 shares of AFC Common Stock. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each claim sole dispositive power over 714,170 shares of AFC Common Stock and sole power to direct the voting of 582,570 shares, and no power to vote or to direct the voting of 131,600 shares of AFC Common Stock owned by institutional account(s).

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of April 30, 1997 with respect to the beneficial ownership of AFC Common Stock by each director of AFC, the Chief Executive Officer and each of the four most highly compensated officers of AFC other than the Chief Executive Officer, and all of the directors and executive officers of AFC as a group.

                     NAME OF BENEFICIAL           AMOUNT AND NATURE          PERCENT OF
TITLE OF CLASS              OWNER             OF BENEFICIAL OWNERSHIP(1)      CLASS(2)
--------------     -----------------------    --------------------------     ----------
    Common         George L. Engelke, Jr.                607,336(3)(12)         2.83%
    Common         Andrew M. Burger                      111,754(12)            *
    Common         William J. Fendt                      120,474(12)            *
    Common         Robert G. Bolton                      114,874(4)(12)         *
    Common         Denis J. Connors                      122,107(12)            *
    Common         Thomas J. Donahue                     124,666(5)(12)         *
    Common         Thomas V. Powderly                    115,349(6)(12)         *
    Common         Ralph F. Palleschi                      7,000(12)            *
    Common         Arnold K. Greenberg                   254,721(7)(12)         1.20%
    Common         Thomas W. Drennan                     193,954(8)(12)         *
    Common         Monte N. Redman                       186,943(9)(12)         *
    Common         William K. Sheerin                    211,284(10)(12)        *
    Common         All Directors and
                   Executive Officers as a
                   group (13 persons)                  2,081,461(11)(12)        9.32%

---------------
 * Less than 1%
 (1) Except as otherwise indicated, each person listed has sole voting and investment power with respect to the shares of AFC Common Stock indicated.
 (2) Except as otherwise indicated, the percent of class beneficially owned does not exceed one percent (1.00%).
 (3) Included are 62,000 shares of AFC Common Stock as to which Mr. Engelke has shared voting and investment power, 105,800 shares of AFC Common Stock as to which he has sole voting and no investment power, 5,555 shares of AFC Common Stock as to which he has shared voting and no investment power, and 8,216 shares of AFC Common Stock as to which he has shared voting and sole investment power.
 (4) Included are 2,270 shares of AFC Common Stock as to which Mr. Bolton is deemed to have shared voting and investment power.
 (5) Included are 24,813 shares of AFC Common Stock as to which Mr. Donahue is deemed to have shared voting and investment power.
 (6) Included are 6,784 shares of AFC Common Stock as to which Mr. Powderly is deemed to have shared voting and investment power and 3,392 shares of AFC Common Stock as to which he has sole voting and no investment power.
 (7) Included are 63,486 shares of AFC Common Stock as to which Mr. Greenberg has shared voting and investment power, 37,836 shares of AFC Common Stock as to which he has sole voting and no investment power, 5,555 shares of AFC Common Stock as to which he has shared voting and no investment power, and 12,305 shares of AFC Common Stock as to which he has shared voting and sole investment power.
 (8) Included are 40,340 shares of AFC Common Stock as to which Mr. Drennan has shared voting and investment power, 37,836 shares of AFC Common Stock as to which he has sole voting and no investment power, 5,555 shares of AFC Common Stock as to which he has shared voting and no investment power, and 9,723 shares of AFC Common Stock as to which he has shared voting and sole investment power.
 (9) Included are 709 shares of AFC Common Stock as to which Mr. Redman has shared voting and investment power, 37,836 shares of AFC Common Stock as to which he has sole voting and no investment power, 5,555 shares of AFC Common Stock as to which he has shared voting and no investment power, and 7,857 shares of AFC Common Stock as to which he has shared voting and sole investment power.
(10) Included are 61,943 shares of AFC Common Stock as to which Mr. Sheerin has shared voting and investment power, 28,478 shares of AFC Common Stock as to which he has sole voting and no investment power, 5,555 shares of AFC Common Stock as to which he has shared voting and no investment power, and 13,538 shares of AFC Common Stock as to which he has shared voting and sole investment power.
(11) Included are 146,878 shares of AFC Common Stock as to which Directors and Executive Officers, as a group, have shared voting and investment power, 251,178 shares of AFC Common Stock as to which they have sole voting and no investment power, 31,288 shares of AFC Common Stock as to which they have shared voting and no investment power, and 52,197 shares of AFC Common Stock as to which they have shared voting and sole investment power.
(12) Included are shares of AFC Common Stock which could be acquired within 60 days of April 30, 1997 pursuant to options to acquire AFC Common Stock as follows: Mr. Engelke (285,660 shares), Mr. Burger (80,314 shares), Mr. Fendt (80,314 shares), Mr. Bolton (80,314 shares), Mr. Connors (80,314 shares), Mr. Donahue (80,314 shares), Mr. Powderly (104,969 shares), Mr. Palleschi (6,000 shares), Mr. Greenberg (97,669 shares), Mr. Drennan (92,669 shares), Mr. Redman (97,669 shares), and Mr. Sheerin (68,243 shares) and All Directors, Board Nominees and Executive Officers as a group (1,168,499 shares).

                   BENEFICIAL OWNERSHIP OF GNYSB COMMON STOCK

PRINCIPAL SECURITY OWNERSHIP

     As of April 30, 1997 management of GNYSB knew of no person, except as set forth below, who is the beneficial owner of more than 5% of GNYSB Common Stock or GNYSB Series A Preferred Stock, as the case may be:

                                                                                            PERCENT OF
                                                            AMOUNT AND                       COMBINED
                                                            NATURE OF                      COMMON STOCK
                                                            BENEFICIAL         PERCENT     AND SERIES A
TITLE OF CLASS             NAME AND ADDRESS                OWNERSHIP(1)       OF CLASS    PREFERRED STOCK
-----------------  ---------------------------------   --------------------   ---------   ---------------
GNYSB Common
  Stock..........  Dimensional Fund Advisors Inc.      770,000 shares (sole    5.63%(2)         5.08%(2)
                   1299 Ocean Avenue, 11th Floor       voting and/or
                   Santa Monica, California 90401      dispositive power)
GNYSB Series A
  Preferred
  Stock..........  United States Trust Company of      1,478,077 shares       100.0%(3)        11.99%(3)
                   New York, solely as Trustee under   (shares voted by
                   The Greater New York Savings        ESOP participants)
                   Bank Employee Stock Ownership
                   Plan Trust
                   114 West 47th Street
                   New York, New York 10036

---------------

(1) Based upon current filing with the FDIC pursuant to the Exchange Act.
(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 770,000 shares of GNYSB Common Stock as of April 30, 1997, all of which shares are held in portfolios of the DFA Investment Dimensions Group Inc. and the DFA Investment Trust Company, both registered open-end investment companies, or in series of the DFA Investment Trust Company, a Delaware business trust, or in the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which are served by Dimensional as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(3) GNYSB Series A Preferred Stock votes with GNSYB Common Stock as a single class, except as otherwise required by law. As of April 30, 1997, the GNYSB Series A Preferred Stock represented 9.75% of the voting power of GNYSB's voting securities. In addition, as of April 30, 1997, the GNYSB ESOP Trustee was the record owner of 339,789 shares of GNYSB Common Stock, which, together with the GNYSB Series A Preferred Stock, accounts for 11.99% of combined GNYSB Common Stock and GNYSB Series A Preferred Stock. For a description of who has voting rights as to the shares of GNYSB Common Stock held by the GNYSB ESOP, see note 2 to the table under "-- Directors and Executive Officers."

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of April 30, 1997 with respect to the beneficial ownership of GNYSB Common Stock and GNYSB Series A Preferred Stock by each director of GNYSB, the Chief Executive Officer and each of the four most highly compensated officers of GNYSB other than the Chief Executive Officer, and all of the directors and executive officers of GNYSB as a group as of April 30, 1997.

                                                                                                                PERCENT OF
                                                                                  SHARES OF                       GNYSB
                                                       SHARES OF                    GNYSB        PERCENT OF    COMMON STOCK
                                                         GNYSB      PERCENT OF     SERIES A        GNYSB        AND GNYSB
                                                        COMMON         GNYSB      PREFERRED       SERIES A       SERIES A
                                                         STOCK        COMMON        STOCK        PREFERRED      PREFERRED
                                                      BENEFICIALLY     STOCK     BENEFICIALLY      STOCK          STOCK
NAME                                   TITLE          OWNED(1)(2)   OUTSTANDING    OWNED(3)    OUTSTANDING(3)  OUTSTANDING
------------------------------ ---------------------  -----------   -----------  ------------  --------------  ------------
Gerard C. Keegan.............. Chairman, President       298,193        2.14%       15,906          1.08%          2.04%
                               and Chief Executive
                               Officer, Director
William F. de Neergaard....... Director                   59,000           *             0             0              *
James G. Peel................. Director                   12,400(4)        *             0             0              *
C. Stephen Connolly, M.D. .... Director                   90,972(5)        *             0             0              *
Philip F. Ruppel.............. Director                    7,000           *             0             0              *
George H. Sorter.............. Director                   43,350           *             0             0              *
Nicholas A. Marshall.......... Director                   17,000           *             0             0              *
William F. Ward............... Director                   18,125(6)        *             0             0              *
Peter C. Haeffner, Jr......... Director                   17,000           *             0             0              *
Gwendolyn Calvert Baker....... Director                   16,314(6)        *             0             0              *
Michael J. Henchy............. Executive Vice             93,521           *        12,278             *
                               President and Chief
                               Administration
                               Officer
Daniel J. Harris.............. Executive Vice             52,608           *         5,089             *              *
                               President and Chief
                               Lending Officer
Philip A. Cimino.............. Senior Vice President      72,925           *        10,814             *              *
                               and Chief
                               Investment Officer
Philip T. Spies............... Senior Vice President      61,537           *        11,552             *              *
                               and Controller
All directors and executive
  officers as a group (22
  persons)(7).................                         1,070,196        7.46%       93,435          6.32%          7.36%

---------------

  * Less than 1%.
(1) For purposes of this and the following table, under the rules of the FDIC, a person is considered to "beneficially own" any shares of common stock (a) over which that person exercises sole or shared voting or investment power or (b) of which that person has the right to acquire beneficial ownership at any time within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose of or direct the disposition of shares. Unless otherwise indicated, all persons named in the table above have sole voting and investment power or share voting and investment power with members of their immediate family.
(2) The total number of shares shown includes shares beneficially owned in GNYSB's Stock Fund (the "GNYSB Stock Fund") by Mr. Keegan (42,936), Mr. Henchy (10,261), Mr. Cimino (11,969), Mr. Spies (4,729) and by the executive officers who are not directors (14,238) under GNYSB Incentive Savings Plan. Directors who are not officers are not eligible to participate in the GNYSB Incentive Savings Plan. All shares in the GNYSB Stock Fund are voted by the trustee of the GNYSB Incentive Savings Plan in its sole discretion. The total number of shares includes shares beneficially owned by Mr. Keegan (11,842), Mr. Henchy (8,303), Mr. Harris (1,033), Mr. Cimino (7,081), Mr.
    Spies (7,823) and by the other executive officers who are not directors (13,678) under GNYSB ESOP. Directors who are not officers are not eligible to participate in the GNYSB ESOP. The shares held in the GNYSB

                                           (See footnotes on the following page)

    ESOP, and allocated to participants' accounts are voted by the beneficial owners of such shares based on directions received from such beneficial owners by the trustee of the GNYSB ESOP. Unallocated shares and any allocated shares with respect to which no voting instructions have been received will be voted by the trustee of the GNYSB ESOP in the same manner and proportion as the allocated shares with respect to which voting instructions have been received, as long as such vote is in accordance with the provisions of ERISA. The total number of shares shown also includes 4,000 options exercisable by each non-employee director, and options exercisable by Mr. Keegan (231,250), Mr. Henchy (74,430), Mr. Harris (50,375), Mr. Cimino (53,875), Mr. Spies (42,875) and by the other executive officers who are not directors (170,450).
(3) As of April 30, 1997, GNYSB's current named executive officers and approximately 434 other current or former officers and employees of GNYSB, had in the aggregate beneficial ownership of 649,045 shares of GNYSB Series A Preferred Stock which had been allocated to their respective accounts under the GNYSB ESOP. Of these shares, 93,435 had been allocated to the GNYSB's executive officers, which was 14.4% of the allocated shares as of April 30, 1997.
(4) Mr. Peel disclaims beneficial ownership of 2,400 shares held jointly with his wife which are included in the total number of shares shown.
(5) Dr. Connolly disclaims beneficial ownership of 19,500 shares owned by his wife or his wife's Individual Retirement Account which are included in the number of shares shown.
(6) Includes 3,814 phantom stock units held for Dr. Baker and 2,125 phantom stock units held for Mr. Ward in The Greater New York Savings Bank Non-Employee Director's Deferred Compensation Plan.
(7) One executive officer disclaims beneficial ownership of 1,000 shares owned by a member of his immediate family which are included in the number of shares shown.
                            ------------------------

     The FDIC Rules and Regulations require the GNYSB's directors, executive officers and holders of more than 10% of the GNYSB Common Stock to file with the FDIC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of GNYSB. GNYSB believes that during the fiscal year ended December 31, 1996, its directors, executive officers and holders of more than 10% of the GNYSB Common Stock complied with all filing requirements.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

     Astoria Federal, as a federal savings and loan association, is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and by the FDIC, as the insurer of its deposits. Astoria Federal is a member of the Federal Home Loan Bank ("FHLB") System, and its deposit accounts are insured up to applicable limits by the FDIC under the SAIF. AFC, as a savings and loan holding company, is registered with the OTS and is subject to OTS regulations, examination, supervision and reporting requirements. GNYSB is subject to extensive regulation, examination and supervision by the Banking Department, as its chartering agency, and by the FDIC, as the insurer of its deposits.

     The earnings of AFC and Astoria Federal and the earnings of GNYSB are affected by general economic conditions, management policies and the legislative and governmental actions of various federal and state regulatory authorities, including the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the OTS, the FDIC and the Banking Department. Additionally, there are numerous governmental requirements and regulations that affect the activities of AFC, GNYSB and their respective subsidiaries. Any change in applicable law or regulation might have a material effect on the business and prospects of AFC and GNYSB.

     The description of statutory provisions and regulations applicable to federally chartered savings associations and to savings and loan holding companies set forth in this document do not purport to be complete descriptions of such statutes and regulations and their effects on AFC or Astoria Federal.

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

BUSINESS ACTIVITIES OF FEDERAL SAVINGS ASSOCIATIONS

     The activities of federally chartered savings associations are governed by the Home Owner's Loan Act, as amended ("HOLA") and, in certain respects, by the Federal Deposit Insurance Act ("FDI Act"). The federal banking statutes, among other things, (i) restrict the use of brokered deposits by federally chartered savings associations that are not well-capitalized, (ii) prohibit the acquisition of any corporate debt security that is not rated in one of the four highest rating categories, (iii) restrict the aggregate amount of loans secured by non-residential real estate property, (iv) permit savings and loan holding companies to acquire up to 5% of the voting shares of non-subsidiary savings associations or savings and loan holding companies without prior approval of the OTS, (v) permit bank holding companies to acquire savings associations and (vi) require the federal banking agencies to establish by regulation uniform standards for real estate lending. Under HOLA, Astoria Federal has the authority to make certain loans or investments not exceeding 5.0% of its total assets on each of (a) non-conforming loans (loans in excess of the specific limitations of the HOLA) and (b) construction loans without security for the purpose of financing what is or is expected to be residential property. To assure repayment of such loans, an association would rely substantially on the borrower's general credit standing, personal guarantees and projected future income on the properties.

RESTRICTIONS ON PAYMENT OF DIVIDENDS

     AFC is a separate legal entity from Astoria Federal and its subsidiaries. A substantial portion of the revenues of AFC (on an unconsolidated basis) available for payment of dividends to its stockholders will result from the amounts paid to it, directly or indirectly, in the form of dividends from Astoria Federal. OTS regulations impose limitations upon all capital distributions by savings associations, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to stockholders of another institution in a cash-out merger and other distributions charged against capital. The regulations establish three tiers of institutions, which are based primarily on an institution's capital level. An institution that exceeds all fully phased-in capital requirements before and after a proposed capital distribution ("Tier I Association") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year or (ii) 75% of its net income for the previous four quarters. Any additional capital distributions would require prior regulatory approval. As of March 31, 1997, Astoria Federal was a Tier I Association. In the event Astoria Federal's capital fell below its fully-phased in requirement or the OTS notified Astoria Federal that it was in need of more than normal supervision, Astoria Federal's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. Furthermore, under the OTS' prompt corrective action regulations, Astoria Federal would be prohibited from making any capital distributions if, after the distribution, Astoria Federal would not comply with applicable minimum capital requirements. See "-- Capital Requirements." At the time of the conversion to stock form, Astoria Federal was required to establish a liquidation account in an amount equal to its capital as of June 30, 1993. As part of the acquisition of Fidelity New York, F.S.B. ("Fidelity"), Astoria Federal established a similar liquidation account equal to the remaining liquidation account balance previously maintained by Fidelity as a result of its conversion from mutual to stock form of ownership. The liquidation account is reduced to the extent that eligible account holders reduce their qualifying deposits. In the unlikely event of a complete liquidation of Astoria Federal, each eligible account holder will be entitled to receive a distribution from the liquidation account. Astoria Federal may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below the amount required for the liquidation account.

CAPITAL REQUIREMENTS

     There is no capital requirement applicable to AFC as a savings and loan holding company, other than those applicable to Astoria Federal. With respect to Astoria Federal, the OTS capital regulations require

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

savings associations to meet three capital ratios: a 1.5% tangible capital ratio, a 3% leverage (core capital) ratio and an 8% risk-based capital ratio. Core capital is defined as common stockholders' equity (including retained earnings but excluding net unrealized gains and losses from available-for-sale debt securities), certain noncumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain qualifying supervisory intangible assets, certain mortgage servicing rights and certain other assets as defined by OTS capital regulations. The OTS regulations also require that, in meeting the tangible, leverage, and risk-based capital ratios, institutions must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank.

     The risk-based capital standard for savings associations requires the maintenance of total risk-based capital (which is defined as core capital plus supplementary capital less certain adjustments) to risk weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, including certain off balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks the OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed earlier under the 3% leverage ratio. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and allowance for loan and lease losses. Allowance for loan and lease losses includible in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of supplementary capital counted toward total capital cannot exceed 100% of core capital. In addition, certain assets are required to be deducted from risk-based capital, such as certain equity investments and construction loans with loan-to-value ratios exceeding 80%.

     Financial Institutions Reform, Recovery and Enforcement Act of 1989 requires that the OTS and other federal banking agencies revise the risk-based capital standards, with appropriate transition rules, to ensure that they take into account interest rate risk ("IRR"), concentration of risk and the risks of non-traditional activities. The OTS adopted regulations, effective January 1, 1994, that set forth the methodology for calculating an interest rate risk component to be incorporated into the OTS risk-based capital regulations. The OTS has indefinitely deferred its requirement of the interest rate risk component in the calculation of an institution's risk-based capital requirements. The OTS continues to monitor the IRR of individual institutions and retains the right to impose minimum capital requirements on individual institutions. Based on Astoria Federal's IRR profile and the level of interest rates at December 31, 1996, as well as Astoria Federal's level of risk-based capital at December 31, 1996, management believes that Astoria Federal does not have a greater than normal level of IRR as measured under the OTS rule and would not be required to hold additional capital against its IRR as a result of the rule.

     At March 31, 1997, Astoria Federal met each of its capital requirements. The following table sets forth the regulatory capital calculations of Astoria Federal at March 31, 1997, calculated in accordance with applicable requirements of the OTS. At March 31, 1997, Astoria Federal is a "well capitalized" institution.

                                                             AT MARCH 31, 1997
                                       -------------------------------------------------------------
                                           CAPITAL
                                         REQUIREMENT          ACTUAL CAPITAL        EXCESS CAPITAL
                                       ----------------     ------------------     -----------------
                                                          (DOLLARS IN THOUSANDS)
Tangible.............................  $113,327     1.5%    $410,105      5.43%    $296,778     3.93%
Leverage.............................   226,661     3.0      410,105      5.43      183,444     2.43
Risk-based...........................   214,925     8.0      424,062     15.78      183,444     8.41

     On a pro forma basis after giving effect to the Merger, Astoria Federal would remain a "well capitalized" institution with pro forma tangible, leverage and risk-based capital ratios of 5.01%, 5.01% and 13.65% respectively at March 31, 1997.

PROMPT CORRECTIVE REGULATORY ACTION

     FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the banking regulators are required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization.

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

Generally, subject to a narrow exception, FDICIA requires the applicable banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized.

     Under the OTS regulations, generally, a federally chartered savings association is treated as "well capitalized" if its total risk-based capital ratio is 10% or greater, its Tier 1 risk-based capital ratio is 6% or greater, and its leverage ratio is 5% or greater, and it is not subject to any order or directive by the OTS to meet a specific capital level. A federally chartered savings association is treated as adequately capitalized if its ratio of total capital to risk-weighted assets is at least 8%, its Tier 1 risk-based capital ratio is at least 4%, and its leverage ratio is at least 4% (3% if the institution receives the highest rating on the regulatory rating system). A federally chartered savings association that has a total risk-based capital ratio of less than 8% or a leverage ratio or a Tier 1 risk-based capital ratio of less than 4% is considered to be "undercapitalized." A federally chartered savings association that has a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3% or a leverage ratio of less than 3% is considered to be "significantly undercapitalized," and a federally chartered savings association that has a tangible-capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Generally, a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, various mandatory supervisory actions become immediately applicable to the institution, including restrictions on growth of assets and other forms of expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. As of March 31, 1997, Astoria Federal was considered "well capitalized" by the OTS.

     "Undercapitalized" depository institutions are subject to growth limitations and are required to submit a capital restoration plan. "Significantly undercapitalized" institutions are subject to more severe restrictions. The OTS may not accept a capital restoration plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to the five percent of the depository institution's total assets at the time it became "undercapitalized," and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." In the event of a savings and loan holding company's bankruptcy, any commitment by the savings and loan company to a federal bank regulatory agency to maintain the capital of a subsidiary depository institution will be assumed by the bankruptcy trustee and entitled to a priority of payment.

IMPACT OF RECENT LEGISLATION

     Deposit Insurance -- SAIF Recapitalization. For the first three quarters of 1996, SAIF-insured institutions paid deposit insurance assessment rates on an annual basis of $0.23 to $0.31 per $100 of deposits. As a well capitalized institution, Astoria Federal paid deposit insurance assessment rates on an annual basis of $0.23 per $100 of deposits or $7.4 million for the first three quarters of 1996. In contrast, BIF-insured institutions that were well capitalized and without any significant supervisory concerns paid the minimum annual assessment of $2,000, and all other BIF-insured institutions paid deposit insurance assessments at annual rates of $0.03 to $0.27 per $100 of deposits.

     In response to the SAIF/BIF assessment disparity, the Deposit Insurance Funds Act of 1996 (the "Funds Act") was enacted into law on September 30, 1996. The Funds Act amended the FDI Act in several ways to recapitalize the SAIF and reduce the disparity in the assessment rates for the BIF and the SAIF. The Funds Act authorized the FDIC to impose a special one-time assessment on all institutions with SAIF-assessable deposits in the amount necessary to recapitalize the SAIF. As implemented by the FDIC, institutions with SAIF-assessable deposits paid a special assessment, subject to adjustment, of
65.7 basis points per $100 of the institution's SAIF-assessable deposits. The special assessment was based on the amount of SAIF-assessable deposits held on March 31, 1995. The Funds Act provides that the amount of the special

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

assessment is deductible for federal income tax purposes for the taxable year in which the special assessment is paid. Based on the foregoing, the special assessment for Astoria Federal of $28.5 million (before taxes) was charged against income during the quarter ended September 30, 1996 and paid in November 1996.

     In view of the recapitalization of the SAIF, the FDIC reduced the assessment rates for SAIF-assessable deposits. For periods beginning on October 1, 1996 the annual rates were reduced to a range of 18 to 27 basis points, and beginning on January 1, 1997, the effective annual rates were reduced to a range of 0 to 27 basis points. The Funds Act also provides that the FDIC cannot assess regular insurance assessments for an insurance fund unless required to maintain or to achieve the designated reserve ratio of 1.25% of insured deposits, except on those of its member institutions that are not classified as "well capitalized" or that have been found to have "moderately severe" or "unsatisfactory" financial, operational or compliance weaknesses. Astoria Federal has not been so classified by the FDIC or the OTS.

     In addition, the Funds Act expanded the assessment base to provide funds for the payment of interest on the bonds issued in the late 1980s by the Financing Corporation (the "FICO bonds") to recapitalize the now defunct Federal Savings and Loan Insurance Corporation to include the deposits of both BIF- and SAIF-insured institutions beginning January 1, 1997. Until December 31, 1999, or such earlier date on which the last savings association ceases to exist (relative to charter form), the rate of assessment for BIF-assessable deposits will be one-fifth of the rate imposed on SAIF-assessable deposits. The annual rate of assessment for the payments on the FICO bonds for the semiannual period beginning on January 1, 1997 was 0.013% for BIF-assessable deposits and 0.0648% for SAIF-assessable deposits, and for the semiannual period beginning on July 1, 1997 will be 0.0126% and 0.0630%, respectively. Assuming that the designated reserve ratio is maintained by the SAIF, Astoria Federal, as long as it maintains its regulatory status, will pay substantially lower regular assessments compared to those paid by Astoria Federal in recent years. Based on the foregoing, Astoria Federal's SAIF assessment rate was 4.5 basis points for the last quarter of 1996, and Astoria Federal's annual SAIF assessment rate for 1997 is zero basis points. As a result, AFC expects a reduction in its total 1997 expense for the assessment for deposit insurance and FICO obligations of $6.7 million from the 1996 expense incurred.

     The Funds Act also provides for the merger of the BIF and SAIF on January 1, 1999, with such merger being conditioned upon the prior elimination of the thrift charter and the development of a new common charter. The Funds Act directs the Secretary of the Treasury to conduct a study of relevant factors with respect to the development of a common charter for all insured depository institutions and to report the Secretary's conclusions and findings to the Congress. The Secretary of the Treasury has recommended that the separate charter for thrifts be eliminated only if other legislation is adopted that permits bank holding companies to engage in certain non-financial activities. Absent legislation permitting such non-financial activity, the Secretary of the Treasury recommended retention of the thrift charter. The Secretary of the Treasury also recommended the merger of the BIF and the SAIF irrespective of whether the thrift charter is eliminated. Other proposed legislation has been introduced in Congress that would require thrift institutions to convert to bank charters. These bills include provisions that would (i) apply the restrictions on activities applicable to multiple savings and loan holding companies and bank holding companies to unitary savings and loan building companies and (ii) eliminate the savings association charter and require savings associations to become banks and simultaneously abolish the OTS and its supervisory role over savings and loan holding companies. Although no assurances can be given as to whether legislation will be enacted to eliminate the thrift charter or if enacted, what powers would be available to Astoria Federal under any new or revised depository institution charter, management of AFC and Astoria Federal believes that such legislation will not significantly impact the core business activities of Astoria Federal. Management intends to continue to closely monitor such developments.

     Recapture of Bad Debt Reserves. Prior to the enactment of the Small Business Job Protection Act of 1996 (the "1996 Act"), on August 20, 1996, thrift institutions such as Astoria Federal, which met certain definitional tests primarily relating to their assets and the nature of their business, for federal income tax purposes, were permitted to establish tax reserves for bad debts and to make annual additions thereto, which additions could be deducted, within specified limitations, in arriving at their taxable income. Astoria Federal's deduction with respect to "qualifying loans," which are generally loans secured by certain interest in real

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

property, could be computed using an amount based on Astoria Federal's actual loss experience (the "Experience Method"), or a percentage equal to 8.0% of Astoria Federal's taxable income (the "PTI Method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. Similar deductions for additions to Astoria Federal's bad debt reserve were permitted under the New York State Franchise Tax and the New York City Financial Corporation Tax; however, for purposes of these taxes, the effective allowable percentage under the PTI method was 32% rather than 8%.

     Under the 1996 Act, the PTI Method was repealed and Astoria Federal, as a "large bank" (one with assets having an adjusted basis of more than $500 million), will be unable to make additions to its tax bad debt reserve, will be permitted to deduct bad debts only as they occur and will be required to recapture (that is, take into taxable income) over a six-year period, beginning with Astoria Federal's taxable year beginning January 1, 1996, the excess of the balance of such reserves (other than the supplemental reserve) as of December 31, 1995 over the balance of such reserves as of December 31, 1987. However, under the 1996 Act, such recapture requirements will be suspended for each of the two successive taxable years beginning January 1, 1996 in which Astoria Federal originates a minimum amount of certain residential loans during such years that is not less than the average of the principal amounts of such loans made by Astoria Federal during its six taxable years preceding January 1, 1996. Since Astoria Federal has already provided a deferred income tax liability for financial reporting purposes, there will be no adverse impact to Astoria Federal's financial condition or results of operations from the enactment of this legislation.

     The New York State and New York City tax laws have been amended to prevent a similar recapture of Astoria Federal's bad debt reserve, and to permit continued future use of the bad debt reserve method for purposes of determining the Astoria Federal's New York State and New York City tax liabilities, in either case so long as the Astoria Federal continues to satisfy the New York State and New York City definitional tests related to its assets and the nature of its business, which are similar to the former federal income tax tests, discussed above.

TRANSACTIONS WITH RELATED PARTIES

     In addition to Sections 23A and 23B of the Federal Reserve Act ("FRA"), which limit Astoria Federal's authority to engage in transactions with "affiliates" (i.e., any company that controls or is under common control with an institution, which for Astoria Federal would be AFC), OTS regulations prohibit savings associations from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act ("BHC Act"). Further, no savings association may purchase the securities of any affiliate other than a subsidiary.

FEDERAL HOME LOAN BANK SYSTEM

     Astoria Federal is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. Astoria Federal, as a member of the FHLB-NY, is required to acquire and hold shares of capital stock in FHLB-NY in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, 0.3% of total assets, or 1/20% of its advances from the FHLB-NY, whichever is greater. Astoria Federal was in compliance with this requirement with an investment in FHLB-NY stock at December 31, 1996, of $32.4 million.

     For each of the years ended December 31, 1996 and 1995, dividends from the FHLB-NY to Astoria Federal amounted to $2.0 million, and for the year ended December 31, 1994, dividends amounted to $1.5 million.

OTHER REGULATIONS APPLICABLE TO FEDERAL SAVINGS ASSOCIATIONS

     Qualified Thrift Lender ("QTL") Test. The HOLA requires savings associations to meet a QTL test. Under the QTL test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less
(i) specified liquid assets up to 20% of total assets, (ii) intangibles, including goodwill, and (iii) the

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

value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and mortgage-related securities) on a monthly basis in 9 out of every 12 months.

     A savings association that fails the QTL test and does not convert to a bank charter generally will be prohibited from: (i) engaging in any new activity not permissible for a national bank, (ii) paying dividends not permissible under national bank regulations, (iii) obtaining advances from any FHLB, and (iv) establishing any new branch office in a location not permissible for a national bank in the association's home state. In addition, beginning three years after an association fails the QTL test, the association is prohibited from engaging in any activity not permissible for a national bank and must repay any outstanding advances from the FHLB as promptly as possible. On September 30, 1996, Congress enacted the Economic Growth and Paperwork Reduction Act of 1996 ("Regulatory Paperwork Reduction Act"), which modified and expanded the investment authority of federal savings associations under the QTL test. The Regulatory Paperwork Reduction Act expanded the definition of "qualified thrift investment" to include, without limit, education, small business, and credit card loans, and removed the 10% limit on personal, family, or household loans for purposes of the QTL test. The legislation also provides that a thrift meets the QTL test if it qualifies as a domestic building and loan association under the Internal Revenue Code. As of December 31, 1996, Astoria Federal maintained its portfolio assets in qualified thrift investments in excess of 85% and had more than 65% of its portfolio assets in qualified thrift investments for each of the 12 months ending December 31, 1996. Therefore, Astoria Federal qualified under the QTL test.

     Liquidity. Astoria Federal is required to maintain an average daily balance of liquid assets (cash, certain time deposits, bankers' acceptances, specified United States Government, state or federal agency obligations, shares of certain mutual funds and certain corporate debt securities and commercial paper) equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement may be changed from time to time by the OTS to any amount within the range of 4% to 10% depending upon economic conditions and the savings flows of member institutions, and is currently 5%. OTS regulations also require each savings association to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet these liquidity requirements. Astoria Federal's liquidity and short-term liquidity ratios for December 31, 1996 were 8.60% and 3.76%. Astoria Federal has never failed to meet its liquidity requirements.

     Assessments. Federally chartered savings associations are required by OTS regulations to pay assessments to the OTS to fund the operations of the OTS. The general assessment, paid on a semi-annual basis, is computed upon the federally chartered savings association's total assets, including consolidated subsidiaries, as reported in the association's latest quarterly thrift financial report. The assessment recorded by Astoria Federal for the year ended December 31, 1996 totaled $917,200.

     Branching. OTS regulations authorize federally chartered savings associations to branch nationwide to the extent allowed by federal statute. This permits federal savings and loan associations with interstate networks to diversify more easily their loan portfolios and lines of business geographically. The OTS' authority preempts any state law purporting to regulate branching by federal savings associations. The branching powers afforded federal savings associations are broader than the branching authority currently available to national banks and state chartered institutions, which generally lack the authority to branch outside their state of domicile. However, national banks and state chartered banks and savings banks will have increased authority under 1995 legislation to establish interstate branches beginning in June 1997.

HOLDING COMPANY REGULATION

     AFC is a non-diversified, unitary savings and loan holding company within the meaning of the HOLA. As such, AFC is registered with the OTS and is subject to the OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over AFC. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to any of a holding company's subsidiaries which are savings associations. Astoria Federal must notify the OTS at least 30

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

days before declaring any dividend to AFC. Such notification has been complied with for each dividend declared in 1996 to AFC, for which Astoria Federal has received OTS approval.

     Because AFC is a holding company, the rights of AFC to participate in any distribution of assets of any subsidiary, including Astoria Federal, upon the subsidiary's liquidation or reorganization or otherwise (and thus the ability of AFC's stockholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that AFC itself may be a creditor of that subsidiary with recognized claims. Claims on AFC subsidiaries by creditors other than AFC will include substantial obligations with respect to deposit liabilities and purchased funds.

     The HOLA prohibits a savings and loan holding company (directly or indirectly) or through one or more subsidiaries from acquiring another savings association or holding company thereof without prior written approval of the OTS; acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary savings association, a nonsubsidiary holding company, or a non-subsidiary company engaged in activities other than those permitted by the HOLA or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings associations, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

     As a unitary savings and loan holding company, AFC generally is not restricted under existing laws as to the types of business activities in which it may engage; provided, that Astoria Federal continues to be a QTL. Upon any non-supervisory acquisition by AFC of another savings association or savings bank that meets the QTL test and is deemed to be a savings association by the OTS, AFC would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the BHC Act, subject to the prior approval of the OTS, and activities authorized by OTS regulations, which activities include mortgage banking, consumer finance, operation of a trust company, and certain types of securities brokerage activities.

     The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings associations in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings association in another state if the laws of the state of the target savings association specifically permit such acquisitions. Although the conditions imposed upon acquisitions in those states that have enacted such legislation vary, many such statutes are of the "reciprocity" type and a number are limited by regional restrictions, which require that the acquiring holding company be located (as defined by the location of its subsidiary savings associations) in a state within a defined geographic region and that the state in which the acquiring holding company is located has enacted reciprocal legislation allowing savings associations in the target state to purchase savings associations in the acquiror's home state on terms no more restrictive than those imposed by the target state on the acquiror. Some states authorize acquisition by out-of-state holding companies only in supervisory cases, and certain states do not authorize interstate acquisitions under any circumstances.

     Under the Change in Bank Control Act, HOLA and 12 C.F.R. Part 574 promulgated thereunder, OTS approval (or, in certain cases, non-disapproval) must be obtained before any person may acquire control of a savings and loan holding company such as AFC. For such purposes, "person" includes an individual or an entity, and security holdings of persons acting in concert are aggregated for purposes of applying these provisions. Control is conclusively presumed to exist if, among other things, a person acquires more than 25% of any class of voting stock of a savings and loan holding company or controls in any manner the election of a majority of the directors of the savings and loan holding company. Control is rebuttably presumed to exist if, among other things, a person acquires more than 10% of any class of voting stock (or 25% of any class of stock) of a savings and loan holding company and is subject to any of certain specified "control factors." The control factors relate to, among other matters, the percentage of the debt and equity of the savings and loan holding company owned by the person, agreements giving the person influence over a material aspect of the operations of the savings and loan holding company and the number of seats on the board of directors of the savings and loan holding company held by the person or designees of the person. Subject to rebuttal, a person also may be deemed to have control of a savings and loan holding company if such person holds any combination of voting stock and revocable or irrevocable proxies representing more than 25% of any class of voting stock of the savings and loan holding company (excluding proxies held in connection with a solicitation by, or in opposition to, a solicitation on behalf of management, but including a solicitation in connection with the election of directors) and the proxies would enable such person to: (i) elect one-third or more directors of, (ii) cause the stockholders to approve the acquisition or reorganization of, or (iii) exert a continuing influence on a material aspect of the business operations of, an association or its holding company. OTS regulations provide an application procedure to rebut the control presumptions. If the holders of the AFC Series B Preferred Stock become entitled to vote for the election of directors because dividends are in arrears, such series may then be deemed a separate "class of voting stock" for purposes of the foregoing.

                              UNAUDITED PRO FORMA
             COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of AFC and subsidiary and the adjusted historical Consolidated Statement of Financial Condition of GNYSB and subsidiaries giving effect to the consummation of the Merger on March 31, 1997, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements. The following Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 combine the historical Consolidated Statements of Operations of AFC and subsidiary and GNYSB and subsidiaries giving effect to the Merger as if the Merger had become effective on January 1, 1996, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

     The unaudited pro forma combined condensed consolidated financial statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the Merger had been consummated on the date or at the beginning of the periods indicated or which may be obtained in the future. The unaudited pro forma combined condensed consolidated financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of AFC and subsidiary and GNYSB and subsidiaries incorporated by reference in this Joint Proxy Statement-Prospectus and the other pro forma financial information and notes thereto appearing elsewhere herein.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES
   UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL
                                   CONDITION
                              AS OF MARCH 31, 1997
                                 (IN THOUSANDS)

                                                      ADJUSTED
                                      HISTORICAL     HISTORICAL        PRO FORMA            PRO FORMA
                                          AFC          GNYSB          ADJUSTMENTS           COMBINED
                                      -----------    ----------       -----------          -----------
ASSETS
Cash and due from banks.............  $    22,674    $   23,279        $      --           $    45,953
Federal funds sold and repurchase
  agreements........................       81,518         8,300               --                89,818
Securities available-for-sale (at
  estimated fair value).............    2,430,970       209,274         (107,850)(C)         2,532,394
Securities held-to-maturity.........    2,080,739     1,212,710          (15,000)(D)         3,278,449
Federal Home Loan Bank of New York
  stock.............................       35,800        23,600               --                59,400
Loans and investments in real estate
  held-for-sale.....................           --            --           33,413(D(ii))         33,413
Loans receivable....................    2,777,562       963,799           23,000(D)          3,727,251
                                               --            --          (37,110)(D(ii))            --
  Less allowance for loan losses....      (14,024)      (36,079)(B)           --               (50,103)
                                      -----------    ----------        ---------           -----------
  Loans receivable, net.............    2,763,538       927,720(B)       (14,110)            3,677,148
Real estate owned and investments in
  real estate, net..................       11,768        31,491          (21,803)(D(ii))        21,456
Accrued interest receivable.........       44,591        13,552               --                58,143
Premises and equipment, net.........       83,433        28,567               --               112,000
Excess of cost over fair value of
  net assets acquired and other
  intangibles.......................       98,157            --          160,535(E)            258,692
Other assets........................       36,221        81,491(B)         9,467(D)            127,179
                                      -----------    ----------        ---------           -----------
          Total Assets..............  $ 7,689,409    $2,559,984(B)     $  44,652           $10,294,045
                                      ===========    ==========        =========           ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:.........................  $ 4,494,230    $1,667,433        $   5,200(D)        $ 6,177,222
  Borrowed funds....................    2,540,477       670,108          (14,930)(D)         3,195,655
  Accrued expenses and other
     liabilities....................       70,310        20,178               --                80,129
                                      -----------    ----------        ---------           -----------
          Total Liabilities.........    7,105,017     2,357,719           (9,730)            9,453,006
                                      -----------    ----------        ---------           -----------
Stockholders' Equity:
  Preferred stock...................           --         3,478           (3,478)(F)             2,000
                                                                           2,000(C)
  Common stock......................          264        13,678          (13,678)(F)               264
  Additional paid-in capital........      334,960       166,937         (166,937)(F)           485,812
                                                                         150,852(C)
  Retained earnings.................      391,639        32,817(B)       (32,817)(F)           391,639
  Treasury stock....................     (103,795)           --          103,795(C)                 --
  Net unrealized (losses) on
     securities, net of taxes.......       (9,471)         (415)             415(F)             (9,471)
  Unallocated common stock held by
     ESOP...........................      (23,755)      (14,230)          14,230(F)            (23,755)
  Unearned common stock held by the
     RRPs...........................       (5,450)           --               --                (5,450)
                                      -----------    ----------        ---------           -----------
          Total Stockholders'
            Equity..................      584,392       202,265(B)        54,382               841,039
                                      -----------    ----------        ---------           -----------
          Total Liabilities and
            Stockholders' Equity....  $ 7,689,409    $2,559,984(B)     $  44,652           $10,294,045
                                      ===========    ==========        =========           ===========

 See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES
  UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                 HISTORICAL
                                          -------------------------      PRO FORMA         PRO FORMA
                                             AFC           GNYSB        ADJUSTMENTS         COMBINED
                                          ----------     ----------     -----------        ----------
Total interest income...................  $  491,174     $  176,934      $  (5,798)(G)     $  662,310
Total interest expense..................     301,481        104,577           (900)(G)        408,158
                                          ----------     ----------      ---------         ----------
Net interest income.....................     186,693         72,357         (4,898)(B)        254,152
Provision for loan losses...............       3,963          1,500                             5,463
                                          ----------     ----------      ---------         ----------
Net interest income after provision for
  loan losses...........................     182,730         70,857         (4,898)           248,689
Non-interest income.....................      13,722         10,797             --             24,519
Non-interest expense:
  General and administrative............      96,165         48,151             --            144,316
  Real estate operations, net...........      (2,723)         3,457             --                734
  (Recovery of) provision for real
     estate losses......................      (1,747)           500             --             (1,247)
  Amortization of excess of cost over
     fair value of net assets
     acquired...........................       8,684             --         10,702(H)          19,386
SAIF recapitalization assessment........      28,545             --             --             28,545
                                          ----------     ----------      ---------         ----------
Total non-interest expense..............     128,924         52,108         10,702            191,734
                                          ----------     ----------      ---------         ----------
Income before income taxes..............      67,528         29,546        (15,600)            81,474
Income taxes............................      30,675         11,047         (4,733)            36,989(I)
                                          ----------     ----------      ---------         ----------
Net income..............................  $   36,853     $   18,499      $ (10,867)        $   44,485
                                          ==========     ==========      =========         ==========
Primary weighted average number of
  common stock equivalents outstanding
  during the year.......................  20,872,779     13,528,303                        26,492,540(J)
Fully diluted weighted average number of
  common stock equivalents outstanding
  during the year.......................  21,581,770     15,134,708                        27,201,531(J)
Net income per common share:
  Primary...............................  $     1.77     $     0.83                        $     1.45(K)
  Fully diluted.........................  $     1.71     $     0.77                        $     1.41(K)

 See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES
  UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1997
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                HISTORICAL
                                         -------------------------      PRO FORMA          PRO FORMA
                                            AFC           GNYSB        ADJUSTMENTS          COMBINED
                                         ----------     ----------     ------------        ----------
Total interest income..................  $  129,073     $   44,065       $ (1,449)(G)      $  171,689
Total interest expense.................      79,617         25,169           (225)(G)         104,561
                                         ----------     ----------       --------          ----------
Net interest income....................      49,456         18,896         (1,224)(B)          67,128
Provision for loan losses..............         500             --             --                 500
                                         ----------     ----------       --------          ----------
Net interest income after provision for
  loan losses..........................      48,956         18,896         (1,224)             66,628
Non-interest income....................       3,471          2,041             --               5,512
Non-interest expense:
  General and administrative...........      23,759         11,932                             35,691
  Real estate operations, net..........         112            992                              1,104
  Provision for real estate losses.....          64            500                                564
  Amortization of excess of cost over
     fair value of net assets
     acquired..........................       2,110             --          2,676(H)            4,786
                                         ----------     ----------       --------          ----------
Total non-interest expense.............      26,045         13,424          2,676              42,145
                                         ----------     ----------       --------          ----------
Income before income taxes.............      26,382          7,513         (3,900)             29,995
Income taxes...........................      10,948          2,810         (1,310)             12,448(I)
                                         ----------     ----------       --------          ----------
Net income.............................  $   15,434     $    4,703       $ (2,590)         $   17,547
                                         ==========     ==========       ========          ==========
Primary weighted average number of
  common stock equivalents outstanding
  during the year......................  21,314,991     13,884,527                         26,934,752(J)
Fully diluted weighted average number
  of common stock equivalents
  outstanding during the year..........  21,316,019     15,361,009                         26,935,780(J)
Net income per common share:
  Primary..............................  $     0.72     $     0.21                         $     0.60(K)
  Fully diluted........................  $     0.72     $     0.20                         $     0.60(K)

 See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES
     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS
                      DECEMBER 31, 1996 AND MARCH 31, 1997

     (A) Basis of Presentation

     The Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition of AFC and subsidiary and GNYSB and subsidiaries at March 31, 1997 has been prepared as if the Merger had been consummated on that date. The Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 were prepared as if the Merger had been consummated on January 1, 1996. The unaudited pro forma combined condensed consolidated financial statements are based on the historical financial statements of AFC and GNYSB after giving effect to the Merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.

     Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma combined condensed consolidated financial statements are summarized as follows:

          (i) Estimated fair values -- Estimated fair values for securities held-to-maturity, loans, deposits and borrowings were obtained from GNYSB's 1996 Annual Report to Shareholders -- Footnote number 17 of "Notes to Consolidated Financial Statements" -- Fair Value of Financial Instruments. The resulting net discount/premium on securities held-to-maturity and loans, respectively, for purposes of these pro forma financial statements, is being accreted/amortized to interest income on a straight-line basis over four and ten years, respectively. The actual discount/premium will be accreted/amortized to interest income to produce a constant yield to maturity. The resulting net premium and discount on deposits and borrowings, respectively, is being amortized/accreted into interest expense on a straight-line basis over their remaining estimated lives of five years.

          (ii) Income taxes -- a net deferred tax asset was recorded equal to the deferred tax consequences associated with the differences between the tax basis and book basis of the assets acquired and liabilities assumed, using a statutory tax rate of 43.03%.

     (B) The Merger Agreement requires GNYSB at the written request of AFC to modify and change certain of its policies and practices, including loan policies and practices, before the Effective Time so as to be consistent on a mutually satisfactory basis with those of Astoria Federal subject to compliance with generally accepted accounting principles and all applicable laws and regulations. GNYSB is not obligated to take any such action until after the date on which all required regulatory approvals and stockholder approvals are received and after receipt of written confirmation from AFC that it is not aware of any fact or circumstance that would prevent completion of the Merger. AFC has advised GNYSB that it expects to make such a request and that it currently expects that compliance with such requirement will result in an additional provision for loan losses of $19,500,000. Differences in policies and practices of GNYSB and AFC which give rise to this additional provision include, but are not limited to, evaluation of current and future economic trends, estimation of fair value, particularly for collateral dependent loans, designation of non-accrual loans and underwriting standards. A corresponding deferred tax asset of $8,951,000 was recorded in other assets using GNYSB's historical statutory tax rate of 45.9%. The provision is not reflected in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations as the statements are prepared as if the Merger had occurred on January 1, 1996. The provision is a non-recurring charge which would have been recorded by GNYSB prior to the Merger assuming all regulatory and stockholder approvals were obtained, AFC made a written request and the Merger was consummated. The following table reconciles the adjustments to the historical GNYSB and subsidiaries Consolidated Statement of Condition at March 31, 1997 with the presentation of the Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition as of March 31, 1997.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES
     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                           STATEMENTS -- (CONTINUED)

                                                                                          ADJUSTED
                                                      HISTORICAL                         HISTORICAL
                                                        GNYSB          ADJUSTMENT          GNYSB
                                                      ----------     ---------------     ----------
                                                                     (IN THOUSANDS)
    Allowance for loan losses.......................   $ (16,579)       $ (19,500)        $ (36,079)
                                                        ========      ===========          ========
    Other assets (including deferred tax assets of
      $43,213,000 prior to adjustment and
      $52,164,000 after adjustment).................   $  72,540        $   8,951         $  81,491
                                                        ========      ===========          ========
    Retained Earnings...............................   $  43,366        $ (10,549)        $  32,817
                                                        ========      ===========          ========

     (C) Under the terms of the Merger Agreement, holders of GNYSB Common Stock will receive either 0.50 shares of AFC Common Stock or $19.00 in cash for each share, subject to 75% of the GNYSB Common Stock being converted into the right to receive AFC Common Stock and 25% being converted into the right to receive cash. The total cost of the transaction is summarized as follows:

                                                     25% CASH       75% STOCK        TOTAL
                                                     --------       ---------       --------
                                                                 (IN THOUSANDS)
    GNYSB's total common shares outstanding(i).....  $ 64,968       $ 190,289(vii)  $255,257
    Cash-out of incremental stock options, net of
      tax(ii)......................................     6,871              --          6,871
    Conversion of GNYSB's Series A Preferred Stock
      to GNYSB Common Stock(iii)...................     6,633          19,429         26,062
    Issuance of Preferred Stock Series B(iv).......        --          47,312         47,312
    Estimated transaction costs....................    28,995(v)           --         28,995
                                                     --------       ---------       --------
              Totals...............................  $107,467(vi)   $ 257,030       $364,497
                                                     ========        ========       ========

---------------

(i) Based on 13,677,565 shares of GNYSB Common Stock outstanding as of March 31, 1997, of which 25% represents 3,419,391 shares and 75% represents 10,258,174 shares.
(ii) Assumes that none of the holders of GNYSB's stock options elect to exchange such options for AFC's options. As of March 31, 1997, there were 1,090,480 outstanding options to purchase GNYSB Common Stock with a weighted average exercise price of $7.94.
(iii) Assumes the conversion of shares of GNYSB Series A Preferred Stock into shares of GNYSB Common Stock at or prior to the Effective Time at an exchange ratio of .9448 shares of GNYSB Common Stock for each share of GNYSB Series A Preferred Stock. As of March 31, 1997, there were 1,478,077 shares of GNYSB Series A Preferred Stock outstanding. See "THE
      MERGER -- Merger Consideration and Election, Allocation and Proration Procedures -- GNYSB Series A Preferred Stock."
(iv) Estimated fair value of AFC Series B Preferred Stock to be issued pursuant to the Merger Agreement.
(v)  Estimated transaction costs of $28,995,000 consist of the following:

        Merger-related compensation and severance.......................  $19,320,000
        Professional services...........................................    5,600,000
        Systems and facilities conversion and other expenses............    4,075,000

(vi) It is assumed that the cash portion of the transaction will be financed through the sale of securities from AFC's available-for-sale securities portfolio. As of March 31, 1997, the weighted average yield of AFC's available-for-sale securities portfolio was 6.72%.
(vii) Assumes reissuance of AFC's Common Stock through its treasury account with an average cost per share of $20.28. For accounting purposes, the fair market value of AFC Common Stock was $37.10 per share, for determination of total stock consideration.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES
     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                           STATEMENTS -- (CONTINUED)

     (D) Purchase accounting adjustments are estimated as follows:

                                                                           (IN THOUSANDS)
                                                                           --------------
        GNYSB's net assets -- historical at March 31,
          1997(i)..............................................               $202,265
        Adjustments to GNYSB's statement of condition:
          Termination of GNYSB's ESOP (payoff of loan
             payable)..........................................                 14,230
        Fair value adjustments:(ii)
          Securities held-to-maturity..........................  (15,000)
          Loans and investments in real estate held-for-sale...  (25,500)(iii)
          Loans receivable.....................................   23,000
          Deposits.............................................   (5,200)
          Borrowings...........................................      700
                                                                 -------
        Subtotal -- net fair value adjustments.................                (22,000)
        Tax effects of fair value adjustments at 43.03%........                  9,467
                                                                              --------
        Total net adjustments to net assets acquired...........                  1,697
                                                                              --------
        Adjusted net assets acquired...........................               $203,962
                                                                              ========

---------------

 (i) After adjustments as described above under Note B.
 (ii) Fair value adjustments in accordance with purchase accounting under generally accepted accounting principles.
(iii) Represents loans and investments in real estate, held-for-investment by GNYSB, but which AFC will consider selling subsequent to the consummation of the Merger. Based on the intent to accelerate the disposition of such assets, an estimated purchase accounting adjustment of $25,500,000 was made.

     (E) The excess of cost over the fair value of net assets acquired is set forth below:

                                                                         (IN THOUSANDS)
                                                                         --------------
        Total cost:
        Cash portion...................................................     $107,467
          Stock portion................................................      257,030
                                                                         --------------
                                                                             364,497
          Net assets acquired..........................................      203,962
                                                                         --------------
          Total excess of cost over the fair value of net assets
             acquired..................................................     $160,535
                                                                         ===========

     (F) Purchase accounting adjustments to eliminate GNYSB's stockholders' equity accounts.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES
     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                           STATEMENTS -- (CONTINUED)

     (G) Pro forma adjustments to interest income and interest expense were calculated as follows:

                                                    FOR THE YEAR ENDED   FOR THE THREE MONTHS
                                                    DECEMBER 31, 1996    ENDED MARCH 31, 1997
                                                    ------------------   --------------------
                                                                 (IN THOUSANDS)
        Reduction in interest income on securities
          sold to fund acquisition ($107,850 at
          6.72%)..................................       $ (7,248)             $ (1,812)
        Accretion of discount on securities (4
          years)..................................          3,750                   938
        Amortization of premium on loans (10
          years)..................................         (2,300)                 (575)
                                                          -------               -------
          Total net adjustments -- interest
             income...............................       $ (5,798)             $ (1,449)
                                                          =======               =======
        Amortization of premium on deposits (5
          years)..................................       $  1,040              $    260
        Accretion of discount on borrowings (5
          years)..................................           (140)                  (35)
                                                          -------               -------
          Total net adjustments -- interest
             expense..............................       $    900              $    225
                                                          =======               =======

     (H) The amortization of the excess of cost over the fair value of net assets acquired is assumed straight-line over a period of fifteen years.

     (I) Income tax expense was calculated using AFC's actual three months ended March 31, 1997 and year ended December 31, 1996 effective tax rates of 41.5%, and 45.4%, respectively.

     (J) Primary and fully diluted weighted average number of common and common stock equivalents utilized for the calculation of earnings per share for the periods presented were calculated using AFC's historical weighted average common and common stock equivalents plus 5,619,761 shares issued to GNYSB stockholders under the terms of the Merger Agreement.

     (K) Net income per common share was adjusted for dividends on preferred shares of $6,000,000 annually and $1,500,000 quarterly.

     (L) The following table summarizes the estimated impact of the amortization and accretion of the purchase accounting adjustments made in connection with the Merger on AFC's results of operations for the next five years:

               PROJECTED FUTURE
                AMOUNTS FOR THE                                                     NET        NET DECREASE
                  YEARS ENDED                      EXCESS OF COST OVER FAIR     (ACCRETION)     IN INCOME
                  DECEMBER 31                    VALUE OF NET ASSETS ACQUIRED   AMORTIZATION   BEFORE TAXES
-----------------------------------------------  ----------------------------   ------------   ------------
                                                                       (IN THOUSANDS)
1997...........................................            $ 10,702               $ (2,350)      $  8,352
1998...........................................              10,702                 (2,350)         8,352
1999...........................................              10,702                 (2,350)         8,352
2000...........................................              10,702                 (2,350)         8,352
2001...........................................              10,702                  1,400         12,102
2002 and thereafter............................             107,025                 11,500        118,525
                                                           --------                -------       --------
                                                           $160,535               $  3,500       $164,035
                                                           ========                =======       ========

                        DESCRIPTION OF AFC CAPITAL STOCK

GENERAL

     AFC is authorized to issue 70,000,000 shares of Common Stock having a par value of $0.01 per share and 5,000,000 shares of Preferred Stock having a par value of $0.01 per share (the "AFC Preferred Stock"). If AFC's stockholders approve the Certificate Amendment, upon consummation of the Merger, AFC Preferred Stock will have a par value of $1.00 per share. As of the AFC Record Date, there were 20,972,257 shares of AFC Common Stock issued and outstanding and no shares of AFC Preferred Stock issued and outstanding. Each share of the AFC Common Stock has the same relative rights as, and is identical in all respects with, each other share of AFC Common Stock. The AFC Board has the power from time to time to issue additional shares of AFC Common Stock or preferred stock authorized by AFC's Certificate of Incorporation without obtaining approval of AFC's stockholders. The rights, qualifications, limitations and restrictions on each series of preferred stock issued will be determined by the AFC Board and approved as required by the DGCL or otherwise, at the time of issuance and may include, among other things, rights in liquidation, rights to participating dividends, voting and convertibility to AFC Common Stock. The following descriptions of AFC capital stock are qualified in their entirety by reference to AFC's Certificate of Incorporation. See "CERTIFICATE AMENDMENT."

AFC COMMON STOCK

     Dividends. AFC can pay dividends out of statutory surplus or from certain net profits if, as, and when declared by the AFC Board. The payment of dividends by AFC is subject to limitations that are imposed by law and applicable regulations. The holders of AFC Common Stock are entitled to receive and share equally in such dividends as may be declared by the AFC Board out of funds legally available therefor. Holders of AFC Preferred Stock will have a priority over the holders of AFC Common Stock with respect to dividends. See "-- AFC Preferred Stock -- AFC Series B Preferred Stock -- Noncumulative Dividends," and "CERTAIN REGULATORY CONSIDERATIONS -- Restrictions on Payment of Dividends."

     Voting Rights. The holders of AFC Common Stock possess exclusive voting rights in AFC. Such holders elect the AFC Board and act on such other matters as are required to be presented to them under the DGCL or AFC's Certificate of Incorporation or as are otherwise presented to them by the AFC Board. Except as discussed in "Limitation on Voting Rights," each holder of AFC Common Stock is entitled to one vote per share of AFC Common Stock and will not have any right to cumulate votes in the election of directors. Holders of AFC Preferred Stock will not have voting rights except in certain limited circumstances although the AFC Board may provide voting rights for any newly created series of AFC Preferred Stock that may be issued in the future. See "-- AFC Preferred
Stock -- AFC Junior Preferred Stock" and " -- AFC Preferred Stock -- AFC Series B Preferred Stock -- Voting Rights."

     Limitation on Voting Rights. AFC's Certificate of Incorporation provides that in no event shall any record owner of any outstanding AFC Common Stock that is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of AFC Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in AFC's Certificate of Incorporation), shares that such person or his affiliates have the right to acquire upon the exercise of conversion rights or options, and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by Astoria Federal's ESOP or, in the case of directors or officers of Astoria Federal or AFC, shares beneficially owned by any other such director or officer or shares that are subject to a publicly solicited revocable proxy and that are not otherwise beneficially owned, or deemed by AFC to be beneficially owned, by such person and his affiliates. AFC's Certificate of Incorporation further provides that such provision limiting voting rights only may be amended upon the vote of 80% of the outstanding shares of voting stock.

     Liquidation Rights. In the event of any liquidation, dissolution, or winding up of Astoria Federal, AFC, as a holder of Astoria Federal's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Astoria Federal (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation accounts established for the benefit of certain account holders of Astoria Federal in connection with its conversion to stock form and for the benefit of certain account holders of Fidelity in connection with its conversion to stock form, all assets of Astoria Federal available for distribution. In the event of liquidation, dissolution, or winding up of AFC, the holders of AFC Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of AFC available for distribution. Holders of AFC Preferred Stock will have a priority over the holders of AFC Common Stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the AFC Common Stock are not entitled to preemptive rights with respect to any shares which may be issued.

     Issuance of Stock. In certain instances, the issuance of authorized but unissued shares of AFC Common Stock or AFC Preferred Stock may have an anti-takeover effect. The authority of the AFC Board to issue AFC Preferred Stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the AFC Board to prevent a change of control despite a shift in ownership of AFC Common Stock. In addition, the AFC Board's authority to issue additional shares of AFC Common Stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

     Certain Anti-takeover Provisions. AFC's Certificate of Incorporation and Bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of AFC, including provisions
(i) classifying the AFC Board into three classes with each class to serve for three years with one class being elected annually; (ii) authorizing the AFC Board the exclusive power to fix from time to time the size of the AFC Board;
(iii) authorizing a majority vote of the AFC Board then in office to fill vacancies in the AFC Board; (iv) providing that the directors may be removed only for cause and only by the affirmative vote of at least 80% of the shares entitled to be voted in the election of directors; (v) providing that any action required or permitted to be taken by the stockholders of AFC may not be effected by a written consent by such stockholders; (vi) allowing the AFC Board to give due consideration to constituencies other than AFC's stockholders in evaluating acquisition or merger proposals; (vii) providing that certain of the foregoing provisions only may be amended by the affirmative vote of at least 80% of the outstanding stock entitled to vote or a majority vote of the AFC Board; and
(viii) setting forth specific conditions under which: (a) business may be transacted at an annual meeting of stockholders; and (b) persons may be nominated for election as directors of AFC at an annual meeting of stockholders.

     The foregoing provisions could impede a change of control of AFC. In particular, classification of the AFC Board has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the AFC Board. Furthermore, allowing the AFC Board to consider nonstockholder constituencies may have the effect of increasing the AFC Board's discretion to reject acquisition or merger proposals.

AFC PREFERRED STOCK

     As of the AFC Record Date, no shares of AFC Preferred Stock have been issued by AFC. AFC Preferred Stock may be issued with such preferences and designations as the AFC Board may determine from time to time. The AFC Board may issue, without stockholder approval, AFC Preferred Stock with voting, dividend, liquidation, and conversion rights that could dilute the voting strength of the holders of AFC Common Stock and may assist AFC's management in impeding an unfriendly takeover or an attempted change in control.

     Although AFC has no arrangements, understandings, or plans at the present time for the issuance or use of the shares of undesignated preferred stock (the "AFC Undesignated Preferred Stock") authorized, the AFC Board believes that the availability of such shares will provide AFC and Astoria Federal with increased flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs that may arise. In the event of a proposed merger, tender offer, or other attempt to gain control of AFC of which

AFC management does not approve, the AFC Board may be able to authorize the issuance of one or more series of AFC Preferred Stock with rights and preferences that could impede the completion of such a hostile transaction. The issuance of AFC Preferred Stock, therefore, may deter future takeover attempts. The AFC Board does not intend to issue any AFC Preferred Stock except on terms that it deems to be in the best interest of both Astoria Federal's and AFC's then existing stockholders.

     AFC Junior Preferred Stock. AFC's Certificate of Designations with respect to the AFC Junior Preferred Stock authorizes the issuance of AFC Series A Junior Participating Preferred Stock, par value $.01 per share ("AFC Junior Preferred Stock"). AFC Junior Preferred Stock is only issuable in connection with AFC's Rights Plan. See "COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS -- Rights
Plans -- AFC." When issued, the AFC Junior Preferred Stock will rank junior to all other series of AFC's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provide otherwise. The AFC Junior Preferred Stock will rank junior to the AFC Series B Preferred Stock.

     Dividends on the AFC Junior Preferred Stock will be cumulative to the greater of (i) $1.00 or (ii) subject to adjustment, 100 times the aggregate per share amount of all cash dividends declared on AFC Common Stock, and 100 times the aggregate per share amount of all non-cash dividends or other distributions declared on AFC Common Stock other than a dividend payable in shares of AFC Common Stock or a subdivision of the outstanding shares of AFC Common Stock.

     The holders of AFC Junior Preferred Stock will have no voting rights except as required by law.

     The AFC Junior Preferred Stock has preference over the AFC Common Stock with respect to the distribution of assets in the event of a liquidation, dissolution, or winding up of AFC. The liquidation preference of the AFC Junior Preferred Stock is $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions.

     If AFC enters into any consolidation, merger, combination or other transaction in which shares of AFC Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then the shares of AFC Junior Preferred Stock will at the same time be similarly exchangeable or changeable in an amount equal to 100 times the aggregate amount of consideration received by the holders of AFC Common Stock. Holders of the AFC Junior Preferred Stock are not entitled to preemptive rights with respect to any shares of AFC that may be issued.

     AFC Series B Preferred Stock. AFC's Certificate of Designations with respect to AFC Series B Preferred Stock authorizes AFC to issue up to 2,000,000 shares of AFC Series B Preferred Stock. Except for its issuer, the AFC Series B Preferred Stock will have terms that are substantially identical to and no less favorable than the terms of the GNYSB Series B Preferred Stock. The AFC Series B Preferred Stock, upon issuance in connection with the Merger, will be fully paid and nonassessable. The holders of AFC Series B Preferred Stock will have no preemptive rights. The rights of the holders of AFC Series B Preferred Stock will be subordinate to the rights of AFC's general creditors. The AFC Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund, or other obligation of AFC to redeem or retire the AFC Series B Preferred Stock.

        Rank. The AFC Series B Preferred Stock will rank prior to the AFC Common Stock and to all other classes and series of equity securities of AFC (collectively, "Junior Stock"), now or hereafter authorized, other than Parity Stock and Senior Stock (as hereinafter defined) with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of AFC. "Parity Stock" means any class or series of equity securities of AFC expressly designated as ranking, with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of AFC, on a parity with the AFC Series B Preferred Stock. "Senior Stock" means any class or series of equity securities of AFC expressly designated as ranking, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of AFC, as senior to the AFC Series B Preferred Stock. AFC Junior Preferred Stock is designated as Junior Stock.

        Noncumulative Dividends. Holders of shares of AFC Series B Preferred Stock will be entitled to receive, when, as and if declared by the AFC Board or a duly authorized committee thereof, out of funds of AFC legally available for payment therefor, noncumulative cash dividends at an annual rate of 12% of the $25.00 liquidation preference per share ($3.00 per share per annum), and no more. Such noncumulative dividends, payable only in cash, may be declared and payable quarterly in equal amounts in arrears, at the rate of $0.75 per share per quarter, to be paid on January 15, April 15, July 15 and October 15 of each year or, if such day is not a business day, on the next business day (each such date, a "Series B Dividend Payment Date"). Each declared dividend shall be payable to holders of record of the AFC Series B Preferred Stock as they appear on the stock books of AFC (or of any transfer agent for the AFC Series B Preferred Stock) at the close of business on such record dates, not more than fifty (50) calendar days nor less than ten (10) calendar days preceding the Series B Dividend Payment Date therefor, as determined by the AFC Board (each such date, a "Record Date"). The initial period for which dividends shall be paid (the "Initial Dividend Period") shall commence on the last "Dividend Period Commencement Date" (as defined below) that occurred under the GNYSB Series B Preferred Stock and shall end on and include the date next preceding the first Dividend Period Commencement Date to occur after the Merger. A full dividend shall be paid for the Initial Dividend Period. Thereafter, quarterly dividend periods (each, a "Dividend Period") shall commence on and include March 1, June 1, September 1 and December 1 of each year (each such date, a "Dividend Period Commencement Date") and shall end on and include the date next preceding the Dividend Period Commencement Date of the following Dividend Period.

     The right of holders of AFC Series B Preferred Stock to receive dividends is noncumulative. Accordingly, if the AFC Board fails to declare a dividend payable on a Series B Dividend Payment Date, then holders of the AFC Series B Preferred Stock will have no right to receive a dividend in respect of the Dividend Period ending on such Series B Dividend Payment Date, and AFC will have no obligation to pay the dividend accrued for such period, whether or not dividends are declared and payable on any future Series B Dividend Payment Dates.

     No full dividends may be declared or paid or set apart for payment on any Parity Stock for any dividend period unless full dividends on the AFC Series B Preferred Stock for the Dividend Period ending on the same day as such dividend period will have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. If, with respect to any Dividend Period, dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the AFC Series B Preferred Stock and any other Parity Stock, dividends declared on the AFC Series B Preferred Stock and other Parity Stock shall only be declared pro rata, such that the amount of dividends declared per share on the AFC Series B Preferred Stock and other Parity Stock shall bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends for such Dividend Period per share on shares of the AFC Series B Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior Dividend Periods) and other Parity Stock bear to each other. Full dividends on the AFC Series B Preferred Stock must be declared and paid or set apart for payment for the most recently concluded Dividend Period before (i) any dividends (other than dividends payable in AFC Common Stock or other Junior Stock) may be declared or paid or set aside for payment, or other distribution made upon the AFC Common Stock or on any other Junior Stock or (ii) any Junior Stock is redeemed (or any monies are paid to or made available for a sinking fund for the redemption of any shares of any such Junior Stock) or any Junior Stock is purchased or otherwise acquired by AFC for any consideration except by conversion into or exchange for Junior Stock.

     There can be no assurance that any dividend on the AFC Series B Preferred Stock will be declared or, if so, in what amount. Further, there can be no assurance that dividends, once declared, will continue for any future Dividend Period. The declaration and payment of future dividends on the AFC Series B Preferred Stock will be subject to business conditions, the earnings and financial condition of AFC and the judgment of the AFC Board. Dividends also will be affected by dividend restrictions and limitations imposed by the DGCL and by the ability of Astoria Federal to pay dividends to AFC. See "CERTAIN REGULATORY CONSIDERATIONS -- Restrictions on Payment of Dividends."

        Liquidation Preference. In the event of any liquidation, dissolution or winding up of AFC, voluntary or involuntary, the holders of AFC Series B Preferred Stock will be entitled to receive out of the assets of AFC available for distribution to stockholders, before any distribution of assets is made to the holders of AFC Common Stock or other Junior Stock, liquidating distributions in the amount of $25.00 per share, plus an amount per share equal to all accrued, undeclared and unpaid dividends thereon from the Dividend Period Commencement Date next preceding the date fixed for such liquidation, dissolution or winding up; provided, however, that the holders of AFC Series B Preferred Stock and any Parity Stock will be entitled to such liquidating distributions only after payment in full of liquidating distributions of holders of shares of any Senior Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of AFC, the amounts payable with respect to the AFC Series B Preferred Stock and any Parity Stock are not sufficient to satisfy the full liquidation rights of all the outstanding shares thereof, the holders of the AFC Series B Preferred Stock and of such Parity Stock will share ratably in any such distribution of assets of AFC in proportion to the full respective preferential amounts to which they are entitled (which, in the case of Parity Stock, may include accumulated dividends). After payment of the full amount of the liquidating distribution to which they are entitled, the holders of AFC Series B Preferred Stock will not be entitled to any further participation in any distribution of assets of AFC. All distributions made with respect to the AFC Series B Preferred Stock in connection with such liquidation, dissolution or winding up of AFC will be made pro rata to the holders entitled thereto. Neither the merger or consolidation of AFC with or into any other entity, nor the merger or consolidation of any other entity with or into AFC, nor the sale, transfer or lease of all or any portion of the assets of AFC, will be deemed to be a liquidation, dissolution or winding up of AFC.

        Optional Redemption. The AFC Series B Preferred Stock will not be redeemable before October 1, 2003. On or after October 1, 2003, the AFC Series B Preferred Stock is redeemable at the option of AFC, in whole or in part, at any time and from time to time, at the redemption prices set forth below in cash, plus in each case, an amount in cash equal to all accrued and unpaid dividends thereon, whether or not declared, from the Dividend Period Commencement Date next preceding the date fixed for redemption (the "Redemption Date") to, but excluding, the Redemption Date (without accumulation of unpaid dividends for prior Dividend Periods):

         REDEMPTION PRICE                             REDEMPTION PRICE
YEAR        PER SHARE                 YEAR               PER SHARE
-----    ----------------             ----            ----------------
2003...      $ 27.250                 2009.........      $ 25.900
2004...        27.025                 2010.........        25.675
2005...        26.800                 2011.........        25.450
2006...        26.575                 2012.........        25.225
                                      2013 and
2007...        26.350                 thereafter...        25.000
2008...        26.125

     If fewer than all the outstanding shares of the AFC Series B Preferred Stock are to be redeemed, AFC will select those to be redeemed pro rata, by lot, or by such other method as the AFC Board, in its sole discretion, determines to be equitable.

     Notice of any redemption shall be given by first-class mail, postage prepaid, mailed at least twenty (20) days but not more than sixty (60) days prior to the Redemption Date to each holder of record of AFC Series B Preferred Stock to be redeemed at such holder's address as the same shall appear on the stock books of AFC (or of any transfer agent for the AFC Series B Preferred Stock). If on or before the Redemption Date specified in such notice, all funds necessary for such redemption have been set aside by AFC, separate and apart from its other funds, in trust for the account of holders of shares of AFC Series B Preferred Stock to be redeemed, then, on and after the Redemption Date, notwithstanding that any certificates for shares of AFC Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of AFC Series B Preferred Stock so called for redemption will be deemed to be no longer outstanding and the holders of such shares will cease to be stockholders of AFC and shall have no voting or other rights with respect to such shares, except for the right to receive out of the funds so set aside in trust the amount payable on redemption thereof, without interest, upon surrender of their certificates.

        Conversion Rights. The holders of shares of AFC Series B Preferred Stock will not have any rights to convert such shares into shares of any other class or series of capital stock or into any other securities of, or any interest in, AFC.

        Voting Rights. Except as indicated below and except as required by applicable law, the holders of the AFC Series B Preferred Stock will not be entitled to vote for any purpose.

     As long as any shares of the AFC Series B Preferred Stock remain outstanding, unless the vote of the holders of a greater number of such shares is required by law, the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast with respect to the then-outstanding shares of the AFC Series B Preferred Stock, voting as a class, will be necessary to (i) amend, alter, or repeal or otherwise change any provision of the AFC's Certificate of Incorporation (including any such amendment, alteration, repeal or change effected by any merger or consolidation in which AFC is the surviving or resulting corporation) if such amendment, alteration, repeal, or change would materially and adversely affect the rights, preferences, powers, or privileges of the AFC Series B Preferred Stock, or (ii) authorize, create, or issue or increase the authorized or issued amount of any class or series of Senior Stock or any warrants, options, or other rights convertible into or exchangeable for any class or series of Senior Stock. The creation or issuance of Parity Stock or Junior Stock, or the distribution of assets upon a voluntary or involuntary liquidation, dissolution or winding up of AFC, or a merger, consolidation, reorganization, or other business combination in which AFC is not the surviving or resulting corporation, or an amendment that substitutes the surviving or resulting corporation in a merger or consolidation for AFC or which increases the number of shares of preferred stock which AFC is authorized to issue, shall not be deemed to be a material and adverse change to the rights, preferences, powers, or privileges of the AFC Series B Preferred Stock requiring a vote of the holders thereof. No vote of the AFC Series B Preferred Stock will be required if the AFC Series B Preferred Stock is to be redeemed in whole on a Redemption Date occurring on or prior to the date of occurrence of any event otherwise requiring a class vote by the AFC Series B Preferred Stock.

     If six (6) full quarterly dividends on the AFC Series B Preferred Stock, whether or not consecutive, are not paid, the holders of AFC Series B Preferred Stock and the holders of any other class or series of Parity Stock as to which the payment of dividends is in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable for six (6) quarterly dividend periods (or if dividends are payable other than on a quarterly basis, the number of dividend periods, whether or not consecutive, containing in the aggregate not less than five hundred forty (540) calendar days) and upon which by its terms the same right to elect two (2) directors has been conferred and is exercisable (the "Voting Parity Stock"), will have the exclusive right, voting together as a single class, to elect two directors for newly created directorships of AFC, each director to be in addition to the number of directors constituting the AFC Board immediately prior to the accrual of such right (the remaining directors to be elected by the other class or classes of stock entitled to vote therefor), at each meeting of stockholders duly held for the purpose of electing directors. At any time when the right to elect such directors is vested, AFC may, and upon the written request of the holders of record of not less than 20% of the total number of shares of the AFC Series B Preferred Stock and such Voting Parity Stock then outstanding will, call a special meeting of the holders of such shares to fill such newly-created directorships. The right of holders of AFC Series B Preferred Stock to elect directors will continue until dividends on the AFC Series B Preferred Stock have been paid for four (4) consecutive Dividend Periods, at which time such voting rights of the holders of the AFC Series B Preferred Stock and the Voting Parity Stock will, without further action, terminate, subject to revesting in the event of each and every subsequent failure of AFC to pay such dividends for the requisite number of periods as described above; provided, however, that if, at the time of termination of the election right of the holders of the AFC Series B Preferred Stock, there will be outstanding any Voting Parity Stock having similar voting rights which remain in effect, the term of any directors elected by the holders of the AFC Series B Preferred Stock and such Voting Parity Stock shall continue until such time as the voting right of the holders of such Voting Parity Stock shall terminate by its terms.

     The term of office of all directors elected by the holders of the AFC Series B Preferred Stock and the Voting Parity Stock in office at any time when the aforesaid voting right is vested in such holders will terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors; provided, however, that, without further action and unless otherwise required by law, any directors who shall have been elected by the holders of the AFC Series B Preferred Stock and the Voting Parity Stock as provided herein may be removed at any time, either with or without cause by the affirmative vote of the holders of record of a majority of the outstanding shares of the AFC Series B Preferred Stock and the Voting Parity Stock, voting together as a single class. Upon termination of the aforesaid voting right in accordance with the foregoing provisions, the term of office of all directors elected by the holders of the AFC Series B Preferred Stock and the Voting Parity Stock pursuant thereto then in office will, without further action, terminate unless otherwise required by law. Upon such termination, the number of directors constituting AFC's Board of Directors will, without further action, be reduced by two (2), subject always to the increase of the number of directors pursuant to the foregoing provisions in the case of the future right of such holders of the AFC Series B Preferred Stock and the Voting Parity Stock to elect directors as provided above.

     Unless otherwise required by law, in the case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and if all directors so elected by the holders of the AFC Series B Preferred Stock and the Voting Parity Stock shall cease to serve as directors before their term shall expire, the holders of the AFC Series B Preferred Stock and the Voting Parity Stock then outstanding may, at a meeting of such holders duly held, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

     The directors elected by the holders of the AFC Series B Preferred Stock and the Voting Parity Stock in accordance with the foregoing provisions will be entitled to one vote per director on any matter.

     AFC's Certificate of Incorporation provides that the AFC Board will be divided into three (3) classes. AFC's Certificate of Designations with respect to the AFC Series B Preferred Stock also provides that the directors to be elected by the AFC Series B Preferred Stock and the Voting Parity Stock, voting together as a class, will not become members of the three (3) classes of directors otherwise required by AFC's Certificate of Incorporation. AFC's Certificate of Incorporation provides that if for any reason the holders of the AFC Series B Preferred Stock and the Voting Parity Stock would not be able to elect the specified number of directors at the next annual meeting of stockholders in the manner described above, AFC will use its best efforts to take all actions necessary to permit the full exercise of such voting rights which will include, if necessary, taking action to increase the authorized number of directors standing for election at such next annual meeting of stockholders or seeking to amend, alter or change AFC's Certificate of Incorporation and Bylaws. If such directors were required by law to be classified, then such directors could not be removed from office except for cause and then only with the vote of 80% of the votes eligible to be cast, and any vacancies would be required to be filled by a majority of the directors then in office.

     In connection with any matter on which holders of the AFC Series B Preferred Stock are entitled to vote as one class or otherwise pursuant to law or the provisions of AFC's Certificate of Incorporation, including, without limitation, the election of directors as set forth above, each holder of the AFC Series B Preferred Stock will be entitled to one vote for each share of the AFC Series B Preferred Stock held by such holder.

          No Other Rights. The shares of AFC Series B Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above and in AFC's Certificate of Incorporation or as otherwise required by law.

                  COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS

     GNYSB is a New York State-chartered capital stock savings bank subject to the provisions of the NYBL. AFC is a Delaware corporation subject to the provisions of the DGCL. At the Effective Time, stockholders of GNYSB whose rights are governed by the GNYSB Restated Organization Certificate, the GNYSB Bylaws and the NYBL and who are allocated stock under the exchange procedures set forth herein, will, upon consummation of the Merger, become stockholders of AFC, and their rights as stockholders will be determined by AFC's Certificate of Incorporation, AFC's Bylaws, and the DGCL. The terms, designations, preferences, limitations, privileges, and rights of the holders of AFC Series B Preferred Stock under AFC's Certificate of Incorporation and AFC's Bylaws will be substantially identical to those of GNYSB Series B Preferred Stock under GNYSB's Restated Organization Certificate and GNYSB's Bylaws.

     The following is a summary of the material differences in the rights of stockholders of GNYSB under GNYSB's Restated Organization Certificate, GNYSB's Bylaws and the NYBL on the one hand, and the rights of stockholders of AFC under AFC's Certificate of Incorporation, AFC's Bylaws and the DGCL, on the other hand. The following discussion does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing laws, GNYSB's Restated Organization Certificate, GNYSB's Bylaws, AFC's Certificate of Incorporation and AFC's Bylaws.

SPECIAL MEETINGS OF STOCKHOLDERS

     AFC. Under AFC's Bylaws, special meetings of AFC stockholders may be called only by the AFC Board pursuant to a resolution adopted by a majority of the total number of AFC directors that AFC would have if there were no vacancies on the AFC Board.

     GNYSB. GNYSB's Bylaws provide that special meetings of GNYSB stockholders, for any purpose, may be called at any time by the Chairman, the President, or by resolution of at least three-fourths of the GNYSB Board and must be called by the Secretary upon the written request of the holders of record of three-fourths of all the outstanding voting stock of GNYSB.

STOCKHOLDER ACTION BY WRITTEN CONSENT

     AFC. AFC's Certificate of Incorporation does not permit any stockholder action by written consent.

     GNYSB. GNYSB's Restated Organization Certificate provides that whenever GNYSB stockholders are required or permitted to take any action by vote at any annual or special meeting, such action may be taken without a meeting upon written consent, setting forth the action so taken, signed by the holders of all outstanding shares of GNYSB stock entitled to vote thereon.

AMENDMENT OF CERTIFICATE OF INCORPORATION/ORGANIZATION CERTIFICATE

     AFC. The DGCL provides that a corporation may amend its certificate of incorporation by a majority vote of the outstanding stock entitled to vote thereon, unless the certificate of incorporation provides for a higher vote. AFC's Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of AFC entitled to vote generally in the election of AFC's directors, voting together as a single class, to amend or repeal the provisions of AFC's Certificate of Incorporation regarding: (i) amendments to AFC's Certificate of Incorporation, (ii) beneficial ownership limitations on AFC Common Stock, (iii) actions by stockholders by written consent, (iv) staggered board of directors and the ability to fill vacancies on the AFC Board, (v) removal of directors, (vi) stockholder special meetings, (vii) higher vote requirements for certain actions, and (viii) director and officer indemnification.

     GNYSB. The NYBL provides that a stock form savings bank may amend its organization certificate by a vote of the holders of a majority all outstanding shares entitled to vote thereon at a meeting of stockholders unless the organization certificate provides for a higher vote. GNYSB's Restated Organization Certificate provides that the affirmative vote of at least 66 2/3% of the total votes eligible to be cast by the holders of all outstanding shares of GNYSB's capital stock entitled to vote thereon is required to amend, repeal or adopt any provisions inconsistent with the provisions of GNYSB's Restated Organization Certificate regarding: (i) the GNYSB Board, (ii) actions by stockholders by written consent, and (iii) certain amendments to GNYSB's Restated Organization Certificate or Bylaws.

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

     AFC. Section 102(b)(7) of the DGCL permits the inclusion of a provision in the certificate of incorporation of a Delaware corporation which eliminates or limits the personal liability of a director of such corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for a breach of the DGCL provision relating to unlawful payment of dividends or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. AFC's Certificate of Incorporation contains a provision so eliminating the liability of AFC directors to AFC or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption is not permitted under the DGCL. Such provision absolves AFC directors from liability for monetary damages to AFC or AFC's stockholders for breaches of their duty of due care, even if it involved gross negligence, unless the conduct falls within one of the statutory limitations.

     GNYSB. There is no analogous provision in GNYSB's Restated Organization Certificate as such a provision is not permitted under the NYBL.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     AFC. Under Section 145 of the DGCL, a Delaware corporation may indemnify fully its directors, officers, employees, and agents if such persons have acted in good faith and in a manner that such persons reasonably believed was in, or not opposed to, the best interests of the corporation. A Delaware corporation also may indemnify fully such individuals with respect to criminal actions or proceedings, provided that such individual had no reasonable cause to believe such conduct was unlawful. AFC's Certificate of Incorporation provides that AFC shall indemnify its directors, officers, employees, and agents to the fullest extent authorized by the DGCL against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except as provided in AFC's Certificate of Incorporation with respect to proceedings to enforce rights to indemnification, AFC shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the AFC Board. AFC's Certificate of Incorporation further permits AFC to maintain insurance on behalf of any director, officer, employee, or agent of AFC.

     GNYSB. Section 7019 of the NYBL permits indemnification of directors and officers (but not employees) if such person acted in good faith for a purpose that he reasonably believed to be in the best interests of the corporation, and in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. GNYSB's Bylaws provide for the full indemnification of GNYSB's directors, officers, and employees to the extent permitted by law and permit, but do not require, GNYSB to purchase and maintain insurance on behalf of any director, officer, employee, or agent of GNYSB.

     The NYBL requires that (i) stockholders be notified of any expenses or other amounts paid to a director or officer by way of indemnification otherwise than by court order or stockholder action, and (ii) the Superintendent be notified of any amounts to be paid to a director or officer by way of indemnification at least thirty (30) days prior to such payment.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     AFC. AFC's Certificate of Incorporation requires the approval of the holders of at least 80% of the AFC's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under the DGCL, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of AFC Common Stock and any other affected class of stock. Under AFC's Certificate of Incorporation, at least 80% approval of stockholders is required in connection with any Business Combination involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the AFC Board who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder, or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. For purposes of this paragraph, the term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity (other than AFC or a subsidiary of AFC) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of AFC. This provision of AFC's Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of AFC or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of an Interested Stockholder of 25% or more of the assets of AFC or combined assets of AFC and AFC's subsidiaries; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by AFC (or any subsidiary of AFC) of any securities of AFC in exchange for any assets, cash or securities the value of which equals or exceeds 25% of the fair market value of outstanding AFC Common Stock; (iv) the adoption of any plan for the liquidation or dissolution of AFC proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of AFC which has the effect of increasing the proportionate share of AFC Common Stock or any class of equity or convertible securities of AFC owned directly or indirectly by an Interested Stockholder or Affiliate thereof.

     GNYSB. The NYBL provides that a merger, voluntary liquidation, or sale of assets by a savings bank must be approved by the vote of at least 66 2/3% of the outstanding stock of such savings bank eligible to vote, unless the total assets of the entity being acquired do not exceed 10% of the total assets of the acquiring entity and the plan of merger does not change the name or the authorized shares of capital stock of the acquiring entity or make or require any other change or amendment for which the approval or consent of stockholders of GNYSB would be required under the NYBL.

BUSINESS COMBINATIONS INVOLVING INTERESTED STOCKHOLDERS

     AFC. Section 203 of the DGCL provides that a Person (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not engage in any business combination with such corporation for a period of three years following the time such person became an Interested Stockholder, unless an exception to Section 203 of the DGCL applies. Section 203(c)(3) broadly defines "business combination" to cover a wide range of corporate transactions, including mergers, sales of assets, issuances of stock, transactions with subsidiaries and receipts of disproportionate financial benefits.

     Section 203 of the DGCL exempts the following transactions from its requirements: (i) any business combination if, prior to the time such person became an Interested Stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which such person became an Interested Stockholder, calculated without regard to those shares owned by the corporation's directors who are also officers or certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the board of directors of the corporation and by a 66 2/3% vote of the outstanding voting stock not owned by the Interested Stockholder; (iv) business combinations with Interested Stockholders who become interested when the corporation is not covered by the statute; and (v) certain business combinations that are proposed after the corporation had received other acquisition proposals and that are approved or not opposed by a majority of certain continuing members of the board of directors of the corporation. A corporation may exempt itself from the requirements of Section 203 of the DGCL by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203 of the DGCL. No such amendment has been adopted by AFC.

     Under the DGCL there is no statutory minimum beneficial ownership threshold requirement for a stockholder rights plan to be authorized.

     GNYSB.  The NYBL does not have an analogous business combination statute to
Section 203 of the DGCL. For a stockholder rights plan to be authorized under the NYBL the beneficial ownership threshold at which a stockholder's rights may become void must be at least 20%. See "-- Rights Plans -- GNYSB."

APPRAISAL RIGHTS

     AFC. Pursuant to Section 262 of the DGCL, a stockholder of AFC, including those not entitled to vote, generally will be entitled to appraisal rights in connection with a merger, consolidation, or similar transaction in which the vote of the stockholders of AFC is required. No such appraisal rights, however, are available for the shares of any class or series of stock if (i) such class or series is either (a) listed on a stock exchange or quoted on the Nasdaq National Market (as the AFC Common Stock is) or (b) held of record by more than 2,000 holders and (ii) such class or series receives stock in such transaction.

     GNYSB. Pursuant to Section 6022 of the NYBL, a stockholder who is entitled to vote on a merger, consolidation, or similar transaction who does not approve such transaction generally is entitled to appraisal rights. See "THE
MERGER -- Dissenters' Rights."

OTHER CONSTITUENCIES

     AFC. AFC's Certificate of Incorporation requires the AFC Board, when evaluating offers to make a tender offer, merge or consolidate AFC, or purchase or otherwise acquire all or substantially all of the assets and properties of AFC, to determine what is in the best interests of AFC and AFC's stockholders. In exercising such duty, AFC may, in connection with the exercise of its judgment in determining what is in the best interest of AFC, Astoria Federal, and the stockholders of AFC, give due consideration (to the extent permitted by law) to all relevant factors, including, without limitation, those factors that directors of AFC or any subsidiary of AFC may consider in evaluating any action that may result in a change in control of the subsidiary, and the social and economic effect of acceptance of such offer: (i) on AFC's and any of AFC's subsidiary's present and future customers and employees, (ii) on the communities in which AFC and any subsidiary of AFC operate or are located, (iii) on the ability of AFC to fulfill its corporate objectives as a savings and loan holding company, and (iv) on the ability of Astoria Federal to fulfill the objectives of a federally chartered stock savings and loan association. The DGCL does not address what factors a board of directors may consider in exercising such duty. However, pursuant to case law interpreting the provisions of the DGCL, the board of directors of a Delaware corporation, such as AFC, generally may consider the impact of such a proposal on AFC's other constituencies, provided that doing so bears some reasonable relationship to general stockholder interests.

     GNYSB. GNYSB's Restated Organization Certificate contains a provision requiring the GNYSB Board, when evaluating a change of control proposal presented to GNYSB, to give due consideration to, among other things, the possible effects on constituencies other than the stockholders of GNYSB. In addition, Section 7015 of the NYBL as described above contains a provision specifically permitting the GNYSB Board to consider, in taking any action, including in the context of a change in control, both the long term and short term interests of GNYSB and its stockholders and various constituencies.

RIGHTS PLANS

     AFC. The AFC Rights Agreement, dated as of July 17, 1996, contains provisions intended to protect stockholders in the event of unsolicited offers or attempts to acquire AFC. The AFC Rights Agreement provides that attached to each share of AFC Common Stock is an AFC Right, which constitutes a right to purchase one one-hundredth of a share of AFC Junior Preferred Stock, at a price of $100.00 per one one-

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

hundredth interest in a share of AFC Junior Preferred Stock, subject to adjustment. The AFC Rights will expire on September 3, 2006, unless extended or unless the AFC Rights are earlier redeemed by AFC, in each case as described below.

     The AFC Rights will separate from the AFC Common Stock and become exercisable for AFC Junior Preferred Stock within a specified time after (i) a person or group (an "AFC Acquiring Person") other than AFC or its affiliates acquires "beneficial ownership" of 10% or more of the outstanding AFC Common Stock or (ii) the commencement of, or the public announcement of an intention to commence, a tender or exchange offer which would result in the beneficial ownership by a person or group (other than AFC or its affiliates) of 10% or more of such outstanding AFC Common Stock (the "AFC Distribution Date"). The AFC Rights Agreement provides that, until the AFC Distribution Date, the AFC Rights will be transferred with and only with the transfer of AFC Common Stock and will not be exercisable. In the event that any person or group becomes an AFC Acquiring Person pursuant to the terms of the AFC Rights Agreement, each holder of AFC Rights, other than the AFC Acquiring Person (whose rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of AFC Common Stock having a market value of two times the purchase price of an AFC Right.

     In the event that, at any time after a person becomes an AFC Acquiring Person, AFC is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, pursuant to the terms of the AFC Rights, proper provision must be made so that each holder of AFC Rights will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of an AFC Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the purchase price of an AFC Right.

     At any time after a person or group becomes an AFC Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding AFC Common Stock, the AFC Board may exchange the AFC Rights (other than the AFC Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of AFC Common Stock, or one one-hundredth of a share of AFC Junior Preferred Stock (or equivalent class of securities), per AFC Right (subject to adjustment).

     At any time prior to a person or group becoming an AFC Acquiring Person, the AFC Board may redeem the AFC Rights in whole, but not in part, at a price of $0.01 per AFC Right.

     The terms of the AFC Rights may be amended by the Board of Directors of AFC without the consent of the holders of the AFC Rights. Until an AFC Right is exercised, the holder thereof, as such, will have no rights as a stockholder of AFC, including, without limitation, the right to vote or to receive dividends.

     The AFC Rights will not prevent a takeover of AFC. However, the AFC Rights may cause substantial dilution to a person or group that acquires 10% or more of the AFC Common Stock without receiving the prior approval of the AFC Board. Accordingly, the AFC Rights may result in AFC being less attractive to a potential acquiror and, in the event that the existence of the AFC Rights deter certain potential acquirors, such AFC Rights could result in holders of AFC Common Stock receiving less in the event of a takeover. The AFC Rights should not interfere with any merger or other business combination approved by the AFC Board.

     Each share of AFC Common Stock issued in the Merger will have attached thereto an AFC Right.

     GNYSB. On June 14, 1990, the GNYSB Board adopted the GNYSB Rights Plan and declared a dividend distribution of one GNYSB Right for each outstanding share of GNYSB Common Stock to holders of record at the close of business on June 25, 1990. The GNYSB Rights Agreement contains provisions intended to protect stockholders in the event of unsolicited offers or attempts to acquire GNYSB and is substantially similar in effect to the AFC Rights Agreement, except that the relevant triggering threshold for certain events is beneficial ownership of 20% or more of the outstanding GNYSB Common Stock.

     GNYSB and the rights agent with respect to the GNYSB Rights have executed and delivered an amendment dated as of March 29, 1997 to the GNYSB Rights Agreement. See "THE MERGER -- Amendment to the GNYSB Rights Agreement."

                                 LEGAL MATTERS

     The validity of the Merger Shares will be passed upon for AFC by Thacher Proffitt & Wood.

                                    EXPERTS

     The consolidated financial statements of AFC and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in AFC's Form 10-K for the year ended December 31, 1996 and incorporated by reference into this Joint Proxy Statement-Prospectus, have been incorporated by reference herein and in the Registration Statement of which this Joint Proxy Statement-Prospectus is a part in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in AFC's 1996 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of GNYSB and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in GNYBancorp's Registration Statement on Form S-4 dated March 11, 1997 and GNYSB's Annual Report on Form F-2 and incorporated by reference into this Joint Proxy Statement-Prospectus, have been incorporated by reference herein and in the Registration Statement of which the Joint Proxy Statement-Prospectus is a part in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in GNYBancorp's Registration Statement on Form S-4 dated March 11, 1997 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

     To be considered for inclusion in AFC's proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 1998, a stockholder proposal must be received by the Secretary of AFC at Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042 but not later than December 8, 1997. Any such proposal will be subject to 17 C.F.R. sec. 240.14a-8 promulgated by the Commission under the Exchange Act.

                                                                      APPENDIX A
================================================================================

                          AGREEMENT AND PLAN OF MERGER

                    DATED AS OF THE 29TH DAY OF MARCH, 1997

                                   AS AMENDED

                                  BY AND AMONG

                         ASTORIA FINANCIAL CORPORATION

                            ASTORIA FEDERAL SAVINGS
                              AND LOAN ASSOCIATION

                                      AND

                       THE GREATER NEW YORK SAVINGS BANK

================================================================================

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                        -----
Introductory Statement................................................................    A-1

                                          ARTICLE I

                                         THE MERGER

SECTION 1.01  Structure of the Merger.................................................    A-1
SECTION 1.02  Effect on Outstanding Shares............................................    A-1
SECTION 1.03  Effect on Outstanding Shares of Company Preferred Stock.................    A-2
SECTION 1.04  Fractional Shares.......................................................    A-2
SECTION 1.05  Elections...............................................................    A-2
SECTION 1.06  Allocations of Merger Consideration.....................................    A-3
SECTION 1.07  Exchange Procedures.....................................................    A-4
SECTION 1.08  Dissenters' Rights......................................................    A-6
SECTION 1.09  Options.................................................................    A-6
SECTION 1.10  Directors and Officers of the Association after Effective Time..........    A-7
SECTION 1.11  Liquidation Account.....................................................    A-7

                                         ARTICLE II

                               REPRESENTATIONS AND WARRANTIES

SECTION 2.01  Disclosure Letters......................................................    A-7
SECTION 2.02  Standards...............................................................    A-7
SECTION 2.03  Representations and Warranties of the Company...........................    A-8
SECTION 2.04  Representations and Warranties of the Parent............................   A-19

                                         ARTICLE III

                                 CONDUCT PENDING THE MERGER

SECTION 3.01  Conduct of the Company's Business Prior to the Effective Time...........   A-27
SECTION 3.02  Forbearance by the Company..............................................   A-27
SECTION 3.03  Conduct of the Parent's Business Prior to the Effective Time............   A-30

                                         ARTICLE IV

                                          COVENANTS

SECTION 4.01  Acquisition Proposals...................................................   A-30
SECTION 4.02  Certain Policies of the Company.........................................   A-31
SECTION 4.03  Employees; Benefit Plans and Programs...................................   A-31
SECTION 4.04  Access and Information..................................................   A-32
SECTION 4.05  Certain Filings, Consents and Arrangements..............................   A-33
SECTION 4.06  Antitakeover Provisions.................................................   A-33
SECTION 4.07  Additional Agreements...................................................   A-33
SECTION 4.08  Publicity...............................................................   A-34
SECTION 4.09  Stockholders' Meeting...................................................   A-34
SECTION 4.10  Proxy; Registration Statement...........................................   A-34
SECTION 4.11  Registration of Parent Common Stock.....................................   A-34
SECTION 4.12  Affiliate Letters.......................................................   A-35
SECTION 4.13  Notification of Certain Matters.........................................   A-35

                                                                                         PAGE
                                                                                        -----
SECTION 4.14  Advisory Board..........................................................   A-35
SECTION 4.15  Directors...............................................................   A-35
SECTION 4.16  Indemnification; Directors' and Officers' Insurance.....................   A-35
SECTION 4.17  Transition Committee....................................................   A-36
SECTION 4.18  Series A ESOP Convertible Preferred Stock...............................   A-37
                                          ARTICLE V
                                 CONDITIONS TO CONSUMMATION
SECTION 5.01  Conditions to Each Party's Obligations..................................   A-37
SECTION 5.02  Conditions to the Obligations of the Parent and the Association Under
                this Agreement........................................................   A-37
SECTION 5.03  Conditions to the Obligations of the Company............................   A-39
                                         ARTICLE VI
                                         TERMINATION
SECTION 6.01  Termination.............................................................   A-40
SECTION 6.02  Effect of Termination...................................................   A-43
SECTION 6.03  Third Party Termination Fee.............................................   A-43
                                         ARTICLE VII
                         CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME
SECTION 7.01  Effective Date and Effective Time.......................................   A-44
SECTION 7.02  Deliveries at the Closing...............................................   A-44
                                        ARTICLE VIII
                                        OTHER MATTERS
SECTION 8.01  Certain Definitions; Interpretation.....................................   A-44
SECTION 8.02  Survival................................................................   A-44
SECTION 8.03  Waiver; Amendment.......................................................   A-44
SECTION 8.04  Counterparts............................................................   A-44
SECTION 8.05  Governing Law...........................................................   A-45
SECTION 8.06  Expenses................................................................   A-45
SECTION 8.07  Notices.................................................................   A-45
SECTION 8.08  Entire Agreement; etc...................................................   A-46
SECTION 8.09  Assignment..............................................................   A-46

     This is an AGREEMENT AND PLAN OF MERGER, dated as of the 29th day of March, 1997 (this "Agreement"), by and among ASTORIA FINANCIAL CORPORATION, a Delaware corporation (the "Parent"), ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, a federally chartered savings and loan association and a wholly owned subsidiary of the Parent (the "Association"), and THE GREATER NEW YORK SAVINGS BANK, a New York chartered stock savings bank (the "Company"), as amended.

                             INTRODUCTORY STATEMENT

     The Board of Directors of each of the Parent and the Company (i) has determined that this Agreement and the transactions contemplated hereby are in the best interests of the Parent and the Company, respectively, and in the best long-term interests of their respective stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Agreement.

     Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Parent's willingness to enter into this Agreement, the Parent and the Company have entered into a Stock Option Agreement (the "Option Agreement") pursuant to which the Company has granted to the Parent an option to purchase shares of the Company's common stock, par value $1.00 per share (the "Company Common Stock"), upon the terms and conditions therein contained.

     The Parent and the Company desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to the transaction.

     In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01 Structure of the Merger. On the Effective Date (as defined in Section 7.01), the Company will merge with and into the Association (the "Merger"), with the Association being the surviving entity, pursuant to the provisions of, and with the effect provided in, the rules and regulations of the Office of Thrift Supervision (the "OTS") and the Banking Law of the State of New York (the "NYBL") and pursuant to the terms and conditions of an agreement and plan of merger to be entered into between the Association and the Company in a form to be mutually agreed upon. The separate corporate existence of the Company shall thereupon cease. The Association shall continue to be governed by the laws of the United States and its name and separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

     SECTION 1.02 Effect on Outstanding Shares of Company Common Stock. (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Company Common Stock issued and outstanding at the Effective Time (as defined in Section 7.01) (other than (i) shares the holder of which (the "Dissenting Stockholder") pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "Dissenters' Shares"), (ii) shares held directly or indirectly by the Parent (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and (iii) shares held as treasury stock of the Company (the "Excluded Shares") shall become and be converted into, at the election of the holder thereof (subject to the provisions of this Article), the right to receive: (x) the "Cash Consideration," described below, or (y) the "Stock Consideration" consisting of shares of common stock, par value $.01 per share of the Parent ("Parent Common Stock"), together with the related preferred share purchase right issued pursuant to the rights agreement (the "Parent

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Rights Agreement") between the Parent and ChaseMellon Shareholder Services,
L.L.C. dated as of July 17, 1996 (the "Preferred Share Purchase Right"), described below (collectively, the "Merger Consideration").

        (i) The Cash Consideration shall be $19.00 for each share of Company Common Stock.

        (ii) The Stock Consideration shall be 0.50 of a share of Parent Common Stock for each share of Company Common Stock.

        (iii) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or into a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (each, a "Stock Adjustment"), the Merger Consideration shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

        (iv) As used herein, "Parent Market Value" shall be the average of the mean between the closing high bid and low asked prices of a share of Parent Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System National Market System (the "Nasdaq"), for the 30 consecutive trading days immediately preceding the day (the "Valuation Date") which is the day that is the latest of (i) the day of expiration of the last waiting period with respect to any of the required regulatory approvals, as defined in Section 5.01(b), (ii) the day on which the last of the required regulatory approvals, as defined in Section 5.01(b), is obtained and (iii) the day on which the last of the required stockholder approvals have been received.

     (b) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

     (c) As of the Effective Time, all shares of Company Common Stock other than Excluded Shares shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of the Parent.

     SECTION 1.03 Effect on Outstanding Shares of Company Preferred Stock. (a) Subject to Section 4.18 hereof, at or prior to the Effective Time, the Company shall use such procedures as they deem necessary and appropriate in order to cause the shares of Series A ESOP Convertible Preferred Stock to be converted into Company Common Stock which shall include, if necessary, giving notice of its intention to redeem the Series A ESOP Convertible Preferred Stock in accordance with the terms thereof.

     (b) At or immediately prior to the Effective Time, the Certificate of Incorporation of the Parent shall be amended to (i) change the par value of the authorized shares of Parent Preferred Stock from $0.01 per share to $1.00 per share and (ii) fix the preferences of a newly-created Series B Preferred Stock of the Parent (the "Parent Series B Preferred Stock") to have terms substantially identical, and in any event no less favorable, to those of the 12% Noncumulative Preferred Stock, Series B of the Company (the "Company Series B Preferred Stock") and agreeable to the Company; provided, that, the Parent may, in its sole discretion, effect such an amendment provided for in clause (ii) above through a Certificate of Designations filed pursuant to Section 151 of the Delaware General Corporation Law. At the Effective Time, each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and shall become, one share of the Parent Series A Preferred Stock.

     SECTION 1.04 Fractional Shares. Notwithstanding any other provision hereof, no fraction of a whole share of Parent Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, the Parent shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Parent Market Value.

     SECTION 1.05 Elections. (a) Subject to the allocation procedures set forth in this Article, each holder of Company Common Stock will be entitled, with respect to the Merger Consideration to be received for each

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

share of Company Common Stock held by such holder, to (i) elect to receive the Stock Consideration (a "Stock Election") with respect to such holder's Company Common Stock ("Stock Election Shares"), (ii) elect to receive the Cash Consideration (a "Cash Election") with respect to such holder's Company Common Stock ("Cash Election Shares"), (iii) make no election (a "No-Election") with respect to such holder's Company Common Stock ("No-Election Shares") or (iv) elect to make a Stock Election with respect to some of such holder's shares of Company Common Stock and a Cash Election with respect to the remaining shares of Company Common Stock held by such holder (a "Split Election"). Any Dissenting Shares shall be deemed to be No-Election Shares. Notwithstanding the foregoing, in order to make a Stock Election, the number of shares of Company Common Stock a Company stockholder elects to convert must equal or exceed 100 shares.

     (b) An election form and other appropriate transmittal materials (the "Letter of Transmittal and Election Form") will be mailed within three business days after the Effective Date to each holder of record of Company Common Stock as of the Effective Time permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make a (i) Stock Election, (ii) Cash Election, (iii) No-Election or (iv) Split Election. Holders who hold in a variety of capacities may make a separate election in each capacity. Any election shall have been properly made only if a bank or trust company designated by the Parent (the "Exchange Agent") shall have actually received a properly completed Letter of Transmittal and Election Form by the Election Deadline, described below. A Letter of Transmittal and Election Form will be properly completed only if accompanied by certificates representing all shares of Company Common Stock converted thereby. Any shares of Company Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to the Exchange Agent of an effective, properly completed Letter of Transmittal and Election Form shall be deemed to be No-Election Shares (as defined herein). The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

     (c) The Election Deadline shall be 5:00 p.m., Eastern Time, on the 10th business day following but not including the date of mailing of the Letter of Transmittal and Election Form or such other date as the Parent and the Company shall mutually agree upon.

     SECTION 1.06 Allocations of Merger Consideration. (a) As provided below, 75% of the shares of Company Common Stock will be converted into the right to receive the Stock Consideration. The Exchange Agent shall effectuate the allocations of the Merger Consideration described below among the holders of Company Common Stock within five business days after the Election Deadline.

     (b) If the aggregate number of Cash Election Shares exceeds the number of shares of Company Common Stock equal to 25% of the shares of Company Common Stock outstanding at the Effective Time (excluding such shares which are to be cancelled and retired in accordance with Section 1.02(b)) (the "Cash Election Number"), all Stock Election Shares and all No-Election Shares outstanding at the Effective Time shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

     each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product, rounded to the nearest 1c, of (x) the Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Parent Common Stock equal to the product, rounded to four decimal places, of (x) the Stock Consideration and (y) a number equal to one minus the Cash Fraction.

     (c) If the aggregate number of Stock Election Shares exceeds the number of shares of Company Common Stock equal to 75% of the shares of Company Common Stock outstanding at the Effective Time (excluding such shares which are to be cancelled and retired in accordance with Section 1.02(d)) (the "Stock Election Number"), all Cash Election Shares and all No-Election Shares shall be converted into the right to

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

receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

     each Stock Election Share shall be converted into the right to receive (i) a number of shares of Parent Common Stock equal to the product, rounded to four decimal places, of (x) the Stock Consideration and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount of cash, without interest, equal to the product, rounded to the nearest 1c, of (x) the Cash Consideration and (y) a number equal to one minus the Stock Fraction.

     (d) In the event that the number of Cash Election Shares does not exceed the Cash Election Number and the number of Stock Election Shares does not exceed the Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the No-Election Shares shall be converted into either the right to receive the Stock Consideration or the Cash Consideration as determined by random selection so that the result provided for in Section 1.06(a) is achieved.

     (e) The random selection process to be used by the Exchange Agent pursuant to this Section 1.06 will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described in such subparagraphs.

     SECTION 1.07 Exchange Procedures. (a) At and after the Effective Time, each certificate previously representing shares of Company Common Stock (except as specifically set forth in Section 1.02) shall represent only the right to receive the Merger Consideration and each certificate previously representing shares of Company Series B Preferred Stock shall be deemed to represent shares of Parent Series B Preferred Stock (the Company Common Stock Certificates and the Company Preferred Stock Certificates, together, are herein referred to as the "Company Certificates").

     (b) As of the Effective Time, the Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.07, an estimated amount of cash sufficient to pay the aggregate Cash Consideration to be paid pursuant to Section 1.02 and the aggregate amount of cash paid in lieu of fractional shares to be paid pursuant to Section 1.04, and the Parent shall reserve for issuance with its Transfer Agent and Registrar, the aggregate Stock Consideration and Parent Series B Preferred Stock to be issued.

     (c) The Letter of Transmittal and Election Form to be mailed within three business days of the Effective Date shall specify that delivery shall be effected, and risk of loss and title to the Company Common Stock Certificates shall pass, only upon delivery of the Company Common Stock Certificates to the Exchange Agent, shall be in a form and contain any other provisions as the Parent may reasonably determine and shall include instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration or Parent Series B Preferred Stock, as appropriate. Upon the proper surrender of a Company Certificate or Company Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal and Election Form, the holder of such Company Certificate or Company Certificates shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock or Preferred Series B Stock, if any, that such holder has the right to receive pursuant to
Article I of this Agreement and (ii) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to Article I of this Agreement (including any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled to pursuant to Section 1.04 and any dividend or other distributions to which such holder of Parent Common Stock is entitled to pursuant to Section 1.07(d)). Holders of Company Preferred Stock Certificates shall not be required to exchange such certificates for certificates representing Parent Series B Preferred Stock but may do so in accordance with the provisions hereof. Upon the proper surrender of a Company Certificate or Company Certificates previously representing shares of Company Preferred Stock, the holder of such Company Certificates or Company Certificates shall be entitled to receive in exchange therefor a certificate representing the same number of shares of Parent Series B Preferred Stock. The Company Certificate or Company Certificates so surrendered shall forthwith be cancelled. As soon as practicable after completion of the allocations of the Merger

Consideration and in no event later than ten business days after the Election Deadline, the Exchange Agent shall distribute Parent Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, the Cash Consideration shall be paid and the Stock Consideration shall be issued to the transferee if the Company Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable judgment of the Parent and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that all applicable stock transfer taxes have been paid.

     (d) No interest will be paid or accrued on the Cash Consideration. No dividend or other distributions declared or made after the Effective Time with respect to the Parent Common Stock shall be remitted to any person entitled to receive shares of Parent Common Stock until such person surrenders the Company Common Stock Certificate or Company Common Stock Certificates, at which time such dividends shall be remitted to such persons, without interest.

     (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Company Certificates are presented to the Parent or the Association, they shall be cancelled and exchanged for the Merger Consideration or Parent Series B Preferred Stock, as appropriate, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.07.

     (f) Any portion of the aggregate Cash Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of the Company for six (6) months after the Effective Time shall be repaid by the Exchange Agent to the Parent upon the written request of the Parent. After such request is made, any stockholders of the Company who have not theretofore complied with this Section 1.07 shall look only to the Parent for payment and issuance of their Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Parent (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of the Parent, the Association, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) The Parent and the Exchange Agent shall be entitled to rely upon the Company's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration or shares of Parent Series B Preferred Stock, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Company Certificate, the Parent and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     (h) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration or the shares of Parent Series B Preferred Stock deliverable in respect thereof pursuant to this Agreement.

     SECTION 1.08 Dissenters' Rights. (a) Any Dissenting Stockholder who shall be entitled to dissenters' rights with respect to his or her Dissenters' Shares, as provided in Sections 604 and 6022 of the NYBL, shall not be entitled to the Merger Consideration, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under such law, and shall be entitled to receive only the payment to the extent provided for therein with respect to such Dissenters' Shares. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenters' Shares held by such Dissenting Stockholder shall thereupon be treated as No-Election Shares.

     (b) The Company shall (i) give the Parent prompt written notice of the receipt of any notice from a stockholder to exercise any dissenters' rights,
(ii) not settle nor offer to settle any demand for payment without the prior written consent of the Parent and (iii) not waive any failure strictly to comply with any procedural requirements of Section 6022 of the NYBL.

     SECTION 1.09 Options. (a) Subject to Section 1.09(b) and (c), at the Effective Time, each option to purchase a share of Company Common Stock that has been granted pursuant to Company's Long-Term Incentive Program, 1996 Equity Incentive Plan and 1996 Non-Employee Directors' Stock Option Plan (collectively, the "Company's Option Plans") and that is outstanding and unexercised at the Effective Time (whether or not such option is otherwise vested or exercisable) (each, an "Outstanding Company Option") shall be cancelled and shall cease to be exercisable. In consideration for such cancellation, the Parent shall, with respect to each Outstanding Company Option, pay to the holder thereof an amount equal to the excess (if any) of (a) the Cash Consideration over (b) price at which the holder may acquire a share of Company Common Stock upon exercise of such Outstanding Company Option (the "Option Cashout Payment"). The Parent shall make such payment as soon as practicable following the Effective Time or, if later in the case of any holder of an Outstanding Company Option, the date on which such holder delivers to the Parent his written acceptance of an Option Cashout Payment as full and complete consideration for the cancellation of each Outstanding Company Option held by him. The Company shall take such action as is necessary or appropriate under the terms of Company's Option Plans to convert each Outstanding Company Option, as of the Effective Time, into the right to receive an Option Cashout Payment upon the terms and conditions set forth herein. Payment hereunder shall be subject to withholding for applicable federal, state and local taxes.

     (b) Mr. Gerard C. Keegan and any two other officers of the Company to be designated by Mr. Keegan or any one or more of them may, by written notice to the Parent received by the Parent not less than the day that is ten (10) business days prior to the Effective Time, elect to convert all or any portion of the Outstanding Company Options held by them into options ("Parent Options") to purchase shares of Parent Common Stock. Any such election shall identify the Outstanding Company Options to be converted into Parent Options and shall become irrevocable upon receipt by the Parent of the notice of election. Any conversion pursuant to this Section 1.09(b) shall be effected by issuing to the electing individual Parent Options to purchase the number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock subject to the Outstanding Company Options being converted, and (ii) the Stock Consideration. The exercise price per share for each share of Parent Common Stock subject to a Parent Option issued under this Section 1.09(b) shall be equal to the quotient of the per share exercise price of the Outstanding Company Option being converted into such Parent Options divided by the Stock Consideration, rounded up to the next whole cent. Each such Parent Option (i) shall be fully vested and non-forfeitable,
(ii) shall be exercisable at the same time and for the same terms as the related Outstanding Company Options, (iii) shall not be subject to any condition, except as may be required under applicable securities laws, including without limitation the continued employment by the Parent of the holder thereof, and
(iv) shall be evidenced by a Parent Option agreement in a form to be provided by the Parent that is reasonably acceptable to the Company, and that shall provide for reasonable registration rights. No payment shall be made pursuant to Section 1.09(a) with respect to any portion of a Outstanding Company Option that is converted into a Parent Option as aforesaid. At or prior to the Effective Time, Parent shall (i) take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Outstanding Company Options converted into Parent Options in accordance with this Section and (ii) file a registration statement on Form S-8 (or any successor or other appropriate form)

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

with respect to the Parent Common Stock subject to such Parent Options. Parent shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remain outstanding.

     (c) Any holder of an Outstanding Company Option not included in Section 1.09(b) may request a conversion identical to that described in Section 1.09(b); provided, however, that the Parent may, in its sole and absolute discretion, determine whether to accept or deny such request. If the Parent denies such request, the holder of the Outstanding Company Option shall be subject to
Section 1.09(a).

     SECTION 1.10 Directors and Officers of the Association after Effective Time. At the Effective Time, the directors of the Association shall consist of
(a) the Directors of the Association serving immediately prior to the Effective Time and (b) such additional persons who shall become directors of the Parent in accordance with Section 4.15.

     SECTION 1.11 Liquidation Account. The Association shall expressly assume the Company's liquidation account and its obligations related thereto in the Merger. In the event of a complete liquidation of the Association, and only in such event, any amounts distributable from such liquidation account will be determined in accordance with the rules and regulations pertaining to conversions by a thrift from mutual to stock form of organization set forth in
Section 86.4(f) of the General Regulations of the Banking Board of the State of New York. No merger, consolidation, purchase of bulk assets with assumption of savings accounts and other liabilities, or similar transaction, whether or not the Association is the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the liquidation account shall be assumed by the surviving institution.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01 Disclosure Letters. On or prior to the execution hereof, the Company and the Parent have delivered to each other a letter (its "Disclosure Letter") setting forth, among other items, the disclosure of which is required or appropriate in relation to any or all of its representations and warranties (and making specific reference to the Section of this Agreement to which they relate), other than Section 2.03(h); provided, that (a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 2.02, and (b) the mere inclusion of an item in the Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 2.02(b)).

     SECTION 2.02 Standards. (a) No representation or warranty of the Company or the Parent contained in Section 2.03 or 2.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 2.03 or 2.04, as applicable, there is reasonably likely to exist a Material Adverse Effect. The Company's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of the Parent.

     (b) As used in this Agreement, the term "Material Adverse Effect" means either (i) an effect which is material and adverse to the business, financial condition or results of operations of the Company or the Parent, as the context may dictate, and its subsidiaries taken as a whole; provided, however, that any such effects resulting from any changes (A) in law, rule or regulation or generally accepted accounting principles or interpretations thereof that applies to both the Parent and the Association and the Company, as the case may be, or
(B) changes in interest rates shall not be considered in determining if a Material Adverse Effect has occurred; or (ii) the failure of (x) a representation or warranty contained in Section 2.03(a)(iv), 2.03(d), 2.03(h)(iii), 2.04(a)(iv), 2.04(d), 2.04(i)(iii) or 2.04(l) to be true and correct or (y) a representation or

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warranty contained in the last sentence of each of Section 2.03(f) or 2.04(f), the second sentence of each of 2.03(g)(i) or 2.04(h)(i) and the first two sentences of each of Section 2.03(bb) or 2.04(v) to be true and correct in all material respects.

     (c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party, its counsel, any officer of that party with the title ranking not less than senior vice president and that party's in-house counsel.

     SECTION 2.03 Representations and Warranties of the Company. Subject to Sections 2.01 and 2.02, the Company represents and warrants to the Parent that, except as specifically disclosed in the Disclosure Letter of the Company:

     (a) Organization. (i) The Company is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. Each Subsidiary of the Company is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is controlled, directly or indirectly, by such party.

        (ii) The Company and each Subsidiary of the Company is duly qualified and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

        (iii) The Disclosure Letter sets forth all of the Subsidiaries of the Company and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership in which the Company owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each Subsidiary, as of such date, its jurisdiction of organization and the jurisdiction wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. The Company owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of the Company is an "insured depositary institution" as defined in the Federal Deposit Insurance Act, as amended (the "FDIA"), and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by the Company or by another Subsidiary of the Company are fully paid, nonassessable and not subject to any preemptive rights and are owned by the Company or a Subsidiary of the Company free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

        (iv) The deposits of the Company are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") to the extent provided in the FDIA.

     (b) Capital Structure. (i) The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock and 10,000,000 shares, par value $1.00 per share, of preferred stock (the "Company Preferred Stock"). As of the date of this Agreement: (A) 13,676,065 shares of Company Common Stock were issued and outstanding, (B) 1,478,077 shares of Company Series A ESOP Preferred Stock, and 2,000,000 shares of 12% Noncumulative Perpetual Preferred Stock, Series B were issued and outstanding, (C) no shares of Company Common Stock were reserved for issuance except that 770,710 shares of Company Common Stock were reserved for issuance pursuant to the Company Long-Term Incentive Program, 1,000,000 shares of Company Common Stock were reserved for issuance pursuant to the Company 1996 Equity Incentive Plan, 200,000 shares of Company Common Stock were reserved for issuance pursuant to Company 1996 Non-Employee Directors' Stock Option Plan, a sufficient number of shares of Company Common Stock were reserved for issuance to allow for the conversion of the Company Series A ESOP Preferred Stock, a sufficient number of shares of Company Common Stock were reserved for issuance pursuant to the Rights Agreement between the Company and The Chase Manhattan Bank (as successor in interest to the Manufacturers Hanover Trust Company), dated as of June 14, 1990, as amended, as in effect on the date hereof (the "Rights Agreement"), and a sufficient number of shares of Company Common Stock were reserved for issuance pursuant to the Option Agreement (D) no shares of Company Preferred Stock were reserved for issuance except pursuant to the Rights Agreement, and (E) no shares of Company Common Stock were held by the Company in its treasury or by its Subsidiaries. All outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by the Company in its treasury or by its Subsidiaries, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares. The Disclosure Letter sets forth a complete and accurate list of all options to purchase Company Common Stock that have been issued pursuant to the Company Option Plans including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to option for each grant.

        (ii) As of the date of this Agreement, except for this Agreement, the Option Agreement and as set forth in the Disclosure Letter, neither the Company nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

     (c) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the stockholders of the Company and receipt of all required regulatory or governmental approvals as contemplated by Section 5.01(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by the stockholders of the Company, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

     (d) Fairness Opinion. The Company has received the opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Merger Consideration to be received by the stockholders of the Company is fair, from a financial point of view, to such stockholders.

     (e) No Violations. Subject to approval of this Agreement by the Company's stockholders, the execution, delivery and performance of this Agreement by the Company do not, the execution, delivery and performance of the Option Agreement by the Company will not and the consummation of the transactions contemplated hereby or thereby by the Company will not, constitute (i) a breach or violation of, or a default under, any law, including any Environmental Law (as defined in Section 2.03(s)), rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any Subsidiary of the Company or to which the Company or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the organization certificate or articles of incorporation or bylaws of the Company or any Subsidiary of the Company or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any Subsidiary of the Company under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any Subsidiary of the Company is a party, or to which any of their respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby by the Company or, upon its execution and delivery, by the Option Agreement will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers referred to in Section 5.01(b), (ii) the approval of the stockholders of the Company referred to in Section 2.01(d) and (iii) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement or the Option Agreement.

     (f) Consents. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Home Owners' Loan Act of 1933, as amended (the "HOLA"), the Bank Merger Act, as amended (the "BMA"), the FDIA, the NYBL, the rules and regulations of the OTS, and the environmental, corporation, securities or "blue sky" laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by the Company of the Merger or the other transactions contemplated by this Merger Agreement. As of the date hereof, the Company knows of no reason why the approvals, consents and waivers of governmental authorities referred to in this Section 2.03(f) that are required to be obtained should not be obtained without the imposition of any condition or restriction referred to in the last sentence in Section 5.01(b).

     (g) Reports. (i) As of their respective dates, neither the Company's Annual Report on Form F-2 for the fiscal year ended December 31, 1996, nor any other document filed subsequent to December 31, 1996 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including exhibits and any documents specifically incorporated by reference therein) filed with the FDIC or the Securities and Exchange Commission (the "SEC") (collectively, the "Company's Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets contained or incorporated by reference in the Company's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and of cash flows, contained or incorporated by reference in the Company's Reports (including in each case any related notes and schedules), fairly presented the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

        (ii) The Company and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1992 with (A) the Banking Department of the State of New York, (B) the FDIC, (C) the National Association of Securities Dealers, Inc. (the "NASD"), and (D) any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith.

     (h) Absence of Certain Changes or Events. Except as disclosed in the Company's Reports filed on or prior to the date of this Agreement, true and complete copies of which have been provided by the Company to the Parent, since December 31, 1996, and except in connection with the formation of a holding company for the Company (which exception shall not include the consummation of such holding company formation) (i) the Company and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company.

     (i) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted, and all other taxes required to be paid by the Company or any of its Subsidiaries, have been paid in full or adequate provision has been made for any such taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). For purposes of this Section 2.03(i), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation with respect to any taxes of the Company or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where the Company or any of its Subsidiaries do not file tax returns that the Company or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). The Company and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. The Company and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and the Company and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Internal Revenue Code of 1986 (the "Code") and similar applicable state and local information reporting requirements.

     (j) Absence of Claims. No litigation, proceeding, controversy, claim or action before any court or governmental agency is pending, against the Company or any of its Subsidiaries and, to the best of the Company's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

     (k) Absence of Regulatory Actions. Neither the Company nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits (the "Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking.

     (l) Agreements. (i) Except for the Option Agreement and arrangements made in the ordinary course of business, the Company and its Subsidiaries are not bound by any material contract (as defined in Section 335.312 of the rules and regulations of the FDIC) to be performed after the date hereof that has not been filed with or incorporated by reference in the Company's Reports. Except as disclosed in the Company's Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to an oral or written
(A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on thirty (30) days' or less notice, (B) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement or the Option Agreement, (C) agreement with respect to any employee or director of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than sixty (60) days or for the payment of in excess of $30,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Option Agreement or (E) agreement containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required bylaw or any regulatory agency).

        (ii) Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision, and is not aware of any fact or circumstance that would constitute a default or violation, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

        (iii) The Company and each of its Subsidiaries owns or possesses valid and binding license and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses and neither the Company nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of the Company and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

     (m) Labor Matters. Neither the Company nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of the Company aware of any strike, other labor dispute or organizational effort involving the Company or any of its Subsidiaries pending or threatened. The Company and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors, and are in compliance with applicable employment tax laws.

     (n) Employee Benefit Plans. The Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers, or other employees of the Company or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"). All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or
Section 4975 of the Code upon the Company or any of its Subsidiaries. No liability, to the Pension Benefit Guaranty Corporation, has been or is expected by the Company or any of its Subsidiaries to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by the Company or any entity which is considered one employer with the Company under Section 4001(b)(1) of ERISA or
Section 414 of the Code (an "ERISA Affiliate"). No Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan as of the end of the most recent plan year with respect to the respective Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof. Neither the Company nor any Subsidiary of the Company has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Company, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980. Each Employee Plan of the Company or of any of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service (the "IRS") and the Company and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness. There is no pending or, to the knowledge of the Company, threatened litigation, administrative action or proceeding relating to any Employee Plan. There has been no announcement or commitment by the Company or any Subsidiary of the Company to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan; and except as specifically identified on the Disclosure Letter, the Company and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan that cannot be amended or terminated upon no more than sixty (60) days' notice without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code. With respect to the Company or any of its Subsidiaries, except as specifically identified on the Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by the Company or any Subsidiary of the Company to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any Employee Plan other than a Pension Plan, or except to the extent contemplated by Sections 1.09 and 4.03 accelerate the time of payment or vesting of any such benefit. With respect to each Employee Plan, the Company has supplied to the Parent a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, (B) such Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

     (o) Termination Benefits. The Disclosure Letter contains a complete and accurate schedule showing the present value as of September 30, 1997 of the monetary amounts payable and identifying the in-kind benefits due under the Specified Compensation and Benefit Programs (as defined herein) for each Named Individual (as defined herein) individually and for all persons other than the Named Individuals as a group. For purposes hereof, "Specified Compensation and Benefit Programs" shall include all employment agreements, change in control agreements, severance or special termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation right, phantom stock or stock unit plan, and health, life, disability and other insurance or welfare plans, but shall not include any tax-qualified pension, profit-sharing or employee stock ownership plan or any Outstanding Company Options. For purposes hereof, "Named Individual" shall include each non-employee director of the Company or any of its subsidiaries and each executive officer of the Company. For purposes of preparing the Disclosure Letter, the present value of the benefits payable under the Specified Compensation and Benefit Programs shall be determined as follows: (i) it shall be assumed that a change of control of the Company occurs on September 30, 1997 and that each person entitled to benefits under the Specified Compensation and Benefit Programs is discharged as of September 30, 1997; (ii) it shall be assumed that all compensation levels remain constant; (iii) it shall be assumed that the present value of any payment or benefit which would be due and payable before November'1, 1997 is equal to the amount of such payment or the cost of such benefit; (iv) the present value of any payment or benefit that would be due and payable after November 1, 1997 shall be computed using the interest rate specified by the applicable plan for purposes of valuing lump sum payments or if no rate is specified an assumed interest rate of 6% per annum, compounded annually; and (v) that all accrued benefits under all tax-qualified plans are 100% vested. Except as set forth in the Disclosure Letter, the entire present value of the benefits payable under the Specified Compensation and Benefit Programs has been accrued as a liability on the financial statements of the Company as of December 31, 1996.

     (p) Title to Assets. The Company and each of its Subsidiaries has good and marketable title to its properties and assets other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which the Company or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of the Company and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company and its Subsidiaries.

     (q) Compliance with Laws. The Company and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of the Company, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of the Company have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any federal or state regulatory authority having jurisdiction over insured depositary institutions or their holding companies, the SEC, the NASD, or any other SRO (each, a "Governmental Entity"). The business of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule or decree approval of any Governmental Entity.

     (r) Fees. Other than financial advisory services performed for the Company by Sandler O'Neill & Partners, L.P., pursuant to an agreement, a true and complete copy of which has been previously delivered to the Parent, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any Subsidiary of the Company, in connection with the Agreement or the transactions contemplated hereby.

     (s) Environmental Matters.  (i) With respect to the Company and each of its
Subsidiaries:

           (A) Each of the Company and its Subsidiaries, the Participation Facilities, and, to the Company's knowledge, the Loan Properties (each as defined herein) are, and have been, in substantial compliance with all Environmental Laws (as defined herein);

           (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Company's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any current or, to the Company's knowledge, former Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

           (C) To the Company's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or the Company or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

           (D) To the Company's knowledge, the properties currently or formerly owned or operated by the Company or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than in compliance with applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by the Company or any of its Subsidiaries, such representation is limited to the period the Company or any such Subsidiary owned or operated such properties);

           (E) None of the Company or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party relating to Hazardous Materials or Remediation (as defined herein) thereof or indicating that it may be in violation of, or liable under, any Environmental Law, or any actual or, to the Company's knowledge, potential administrative or judicial proceedings in connection with any of the foregoing;

           (F) To the Company's knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property which are or have been in the ownership of the Company or any of its Subsidiaries; and

           (G) To the Company's knowledge, during the period of (l) the Company or any of its Subsidiaries' ownership or operation of any of their respective current or formerly owned properties, (m) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(n) its or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no Release and there is currently no threatened Release of Hazardous Material in, on, under, affecting or migrating to such properties. To the Company's knowledge, prior to the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property, Participation Facility or Loan Property.

        (ii) The following definitions apply for purposes of this Section 2.03(s): (u) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (v) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation,
(i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material and (iii) any state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of "Hazardous Substances" or other environmental condition of the Loan Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Loan Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Loan Property; (x) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, extremely hazardous wastes, or words of similar meanings or regulatory effect under any Environmental Laws, including, but not limited to, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, flammables and explosives;
(y) "Release" of any Hazardous Material includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of or requiring action under any applicable Environmental Law; and (z) "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials.

     (t) Loan Portfolio; Allowance; Asset Quality. (i) With respect to each loan owned by the Company or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of the Company:

           (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

           (B) neither the Company nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, cancelled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

           (C) the Company or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or the Company's applicable participation interest, as applicable), except as otherwise referenced on the books and records of the Company;

           (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, cancelled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

           (E) there is no pending, threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan, except as otherwise referenced on the books and records of the Company;

           (F) there is no litigation or proceeding pending, threatened, relating to the property which serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

           (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

        (ii) The allowance for possible losses reflected in the Company's audited statement of condition at December 31, 1996 was, and the allowance for possible losses shown on the balance sheets in its Reports for periods ending after December 31, 1996 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to savings banks consistently applied.

        (iii) The Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Company and its Subsidiaries that have been classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and the Company and its Subsidiaries shall promptly after the end of any month inform the Parent of any such classification arrived at any time after the date hereof. The Other Real Estate Owned ("OREO") included in any non-performing assets of the Company or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

     (u) Deposits. None of the deposits of the Company or any of its Subsidiaries is a "brokered" deposit.

     (v) Antitakeover Provisions Inapplicable. The Company and its Subsidiaries have taken all actions required to exempt the Company, the Agreement, the Merger and the Option Agreement from any provisions of an antitakeover nature in their organization certificate and bylaws and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

     (w) Material Interests of Certain Persons. Except as disclosed in the Company's Proxy Statement for its 1997 Annual Meeting of Stockholders, no officer or director of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries. No such interest has been created or modified since the date of the last regulatory examination of the Company.

     (x) Insurance. The Company and its Subsidiaries are presently insured, and since December 31, 1994, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

     (y) Investment Securities; Borrowings. (i) Except for investments in Federal Home Loan Bank Stock and pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of the Company included in the Company's Report on Form F-2 for the quarter ended December 31, 1996, and none of the investment securities held by it or any of its Subsidiaries since December 31, 1996, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

        (ii) Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in the Disclosure Letter or disclosed in its Reports filed on or prior to the date hereof.

        (iii) Set forth in the Disclosure Letter is a true and correct list of the Company's borrowed funds (excluding deposit accounts) as of the date hereof.

     (z) Indemnification. Except as provided in the Company's Employment Agreements or the organization certificate or bylaws of the Company, neither the Company nor any Company Subsidiary is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a "Covered Person"), and, except as set forth in the Disclosure Letter, to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under the organization certificate or bylaws of the Company or any Subsidiary of the Company, applicable law regulation or any indemnification agreement.

     (aa) Books and Records. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     (bb) Corporate Documents. The Company has delivered to the Parent true and complete copies of its organization certificate and bylaws. The minute books of the Company constitute a complete and correct record of all actions taken by the board of directors of the Company (and each committee thereof) and the stockholders of the Company. The minute books of each of the Company's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each such Subsidiary.

     (cc) Liquidation Account. The Merger will not result in any payment or distribution payable out of the Liquidation Account of the Company.

     (dd) Tax Treatment of the Merger. As of the date hereof, the Company has no knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

     SECTION 2.04 Representations and Warranties of the Parent. Subject to Sections 2.01 and 2.02, the Parent represents and warrants to the Company that:

     (a) Organization. (i) The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a savings and loan holding company duly registered with the OTS under the HOLA. The Association is a savings and loan association duly incorporated, validly existing and in good standing under the laws of the United States of America. Each Subsidiary of the Association is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Parent, the Association and the Association's Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The only Subsidiary of the Parent is the Association.

        (ii) The Parent, the Association and each Subsidiary of the Association is duly qualified and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

        (iii) The Disclosure Letter sets forth all of the Subsidiaries of the Association and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership in which the Association owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each Subsidiary, as of the such date, its jurisdiction of organization and the jurisdiction wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. The Association owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of the Association is an "insured depositary institution" as defined in the Federal Deposit Insurance Act, as amended (the "FDIA"), and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by the Association or by another Subsidiary of the Association are fully paid, nonassessable and not subject to any preemptive rights and are owned by the Association or a Subsidiary of the Association free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

        (iv) The deposits of the Association are insured by the Savings Association Insurance Fund of the FDIC to the extent provided in the FDIA.

     (b) Capital Structure. (i) The authorized capital stock of the Parent consists of 70,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Parent Series B Preferred Stock"). As of the date of this Agreement, (A) 26,361,704 shares of Parent Common Stock were issued and 21,230,708 were outstanding, (B) no shares of Parent Series B Preferred Stock were outstanding; (C) no shares of Parent Common Stock were reserved for issuance except that 300,000 shares of Parent Common Stock were reserved for issuance pursuant to the Parent's dividend reinvestment plan, (D) no shares of Parent Series B Preferred Stock were reserved for issuance except pursuant to Parent's rights agreement and (E) 5,130,996 shares of Parent Common Stock were held by the Parent in its treasury or by its subsidiaries. The authorized capital stock of the Association consists of 35,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 1,000 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by the Parent. All outstanding shares of capital stock of the Parent and the Association are, validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by the Parent in its treasury or by its Subsidiaries, are free and clear of all liens, encumbrances or restrictions (other than those imposed by applicable federal or state securities laws) and there are no agreements or understandings with respect to the voting or disposition of such shares.

        (ii) As of the date of this Agreement, except for this Agreement, and as set forth in the Disclosure Letter, neither the Parent nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Parent or any of its Subsidiaries or obligating the Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent or any of its Subsidiaries.

     (c) Authority. Each of the Parent and the Association has the requisite corporate power and authority and subject to approval of this Agreement by the requisite vote of the stockholders of the Parent and receipt of all required regulatory or governmental approvals as contemplated by Section 5.01(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by the stockholders of the Parent, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of the Parent and the Association. This Agreement has been duly executed and delivered by the Parent and the Association and constitutes a valid and binding obligation of the Parent and the Association, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

     (d) Fairness Opinion. The Parent has received the written opinion of Merrill Lynch & Co. to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Parent.

     (e) No Violations. Subject to approval of this Agreement by the Parent's stockholders, the execution, delivery and performance of this Agreement by the Parent or the Association do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, including any Environmental Law rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Parent or the Association or to which the Parent or the Association (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby,
(ii) a breach or violation of, or a default under, the certificate or articles of incorporation or bylaws of the Parent or the Association or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Parent or the Association under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Parent or the Association is a party, or to which any of its respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.01(b),
(ii) the approval of the stockholders as the Parent referred to in Section 2.04(d). The Parent and the Association know of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.01(b) should not be obtained without the imposition of any material conditions or restrictions.

     (f) Consents. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, the HOLA, the BMA, the FDIA, the rules and regulations of the OTS, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by the Parent or the Association of the Merger or the other transactions contemplated by this Merger Agreement. As of the date hereof, the Parent knows of no reason why the approvals, consents and waivers of governmental authorities referred to in this
Section 2.04(f) that are required to be obtained should not be obtained without the imposition of any material condition or restriction referred to in the last sentence of 5.01(b).

     (g) Access to Funds. The Parent and the Association have, or on the Closing Date (as defined herein) will have, access to all funds necessary to consummate the Merger and pay the aggregate Merger Consideration.

     (h) Reports. (i) As of their respective dates, neither the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, nor any other document filed subsequent to December 31, 1996 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including exhibits and any documents specifically incorporated by reference therein) filed with the SEC (collectively, the "Parent Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets contained or incorporated by reference in the Parent's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and of cash flows, contained or incorporated by reference in the Parent's Reports (including in each case any related notes and schedules), fairly presented the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

        (ii) The Parent and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1992 with (A) the OTS, (B) the SEC, (C) the NASD and (D) any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.

     (i) Absence of Certain Changes or Events. Except as disclosed in the Parent's Reports filed on or prior to the date of this Agreement, true and complete copies of which have been provided by the Parent to the Company, since December 31, 1996, (i) the Parent and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) the Parent and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Parent.

     (j) Absence of Claims. No litigation, proceeding or controversy claim or action before any court or governmental agency is pending against the Parent, the Association or any of its Subsidiaries, and, to the best of the Parent's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

     (k) Absence of Regulatory Actions. Neither the Parent, the Association nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any action, proceeding order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulator, nor has it been advised by any Governmental Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.

     (l) Parent Common Stock. The shares of Parent Common Stock and shares of Parent Series B Preferred Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

     (m) Labor Matters. Neither the Parent, the Association nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is the Parent, the Association or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel the Parent, the Association or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is the management of the Parent aware of any strike, other labor dispute or organizational effort involving the Parent, the Association or any of its Subsidiaries pending or threatened. The Parent, the Association and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors, and are in compliance with applicable employment tax laws.

     (n) Employee Benefit Plans. The Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers, or other employees of the Parent or any of its

Subsidiaries (hereinafter referred to collectively as the "Parent Employee Plans"). All of the Parent Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code upon the Parent or any of its subsidiaries. No liability, to the Pension Benefit Guaranty Corporation, has been or is expected by the Parent or any of its Subsidiaries to be incurred with respect to any Parent Employee Plan which is subject to Title IV of ERISA ("Parent Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by the Parent or any entity which is considered one employer with the Parent under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No Parent Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Parent Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Parent Pension Plan as of the end of the most recent plan year with respect to the respective Parent Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Parent Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Parent Pension Plan within the 12-month period ending on the date hereof. Neither the Parent nor any Subsidiary of the Parent has provided, or is required to provide, security to any Parent Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Parent, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980. Each Parent Employee Plan of the Parent or of any of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Parent Qualified Plan") has received a favorable determination letter from the IRS and the Parent and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Parent, threatened litigation, administrative action or proceeding relating to any Parent Employee Plan.

     (o) Compliance with Laws. The Parent, the Association and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of the Parent, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of the Parent have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. The business of the Parent and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule or decree approval of any Governmental Entity.

     (p) Fees. Other than the financial advisory services performed for the Parent by Merrill Lynch & Co., pursuant to an agreement, a true and complete copy of which has been previously delivered to the Company, neither the Parent, the Association nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokage fees, commissions, or finder's fee, and no broker or finder has acted directly or indirectly for the purchase of any Subsidiary of the Parent, in connection with the Agreement or the transactions contemplated hereby.

     (q) Environmental Matters.  (i) With respect to the Parent and each of its
Subsidiaries:

           (A) Each of the Parent and its Subsidiaries, the Participation Facilities, and, to the Parent's knowledge, the Loan Properties (each as defined herein) are, and have been, in substantial compliance with all Environmental Laws (as defined herein);

           (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Parent's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any current or, to the Parent's knowledge, former Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

           (C) To the Parent's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or the Parent or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

           (D) To the Parent's knowledge, the properties currently or formerly owned or operated by the Parent or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than in compliance with applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by the Parent or any of its Subsidiaries, such representation is limited to the period the Parent or any such Subsidiary owned or operated such properties);

           (E) None of the Parent or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party relating to Hazardous Materials or Remediation (as defined herein) thereof or indicating that it may be in violation of, or liable under, any Environmental Law, or any actual or, to the Parent's knowledge, potential administrative or judicial proceedings in connection with any of the foregoing;

           (F) To the Parent's knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by the Parent or any of its Subsidiaries, any Participation Facility or any Loan Property and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by the Parent or any of its Subsidiaries, any Participation Facility or any Loan Property which are or have been in the ownership of the Parent or any of its Subsidiaries; and

           (G) To the Parent's knowledge, during the period of (l) the Parent or any of its Subsidiaries' ownership or operation of any of their respective current or formerly owned properties, (m) the Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(n) its or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no Release and there is currently no threatened Release of Hazardous Material in, on, under, affecting or migrating to such properties. To the Parent's knowledge, prior to the period of (x) the Parent's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) the Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) the Parent's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property, Participation Facility or Loan Property.

        (ii) The following definitions apply for purposes of this Section 2.04(q): (u) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (v) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material and (iii) any state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Loan Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Loan Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Loan Property; (x) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, extremely hazardous wastes, or words of similar meanings or regulatory effect under any Environmental Laws, including, but not limited to, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, flammables and explosives; (y) "Release" of any Hazardous Material includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of or requiring action under any applicable Environmental Law; and (z) "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials.

     (r) Loan Portfolio; Allowance; Asset Quality. (i) With respect to each loan owned by the Parent, the Association or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of the Parent:

           (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

           (B) neither the Parent, the Association nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, cancelled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

           (C) the Parent, the Association or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or the Association's applicable participation interest, as applicable); except as otherwise referenced on the books and records of the Association;

           (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, cancelled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

           (E) there is no pending, threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan; except as otherwise referenced on the books and records of the Association;

           (F) there is no litigation or proceeding pending, threatened, relating to the property which serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

           (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

        (ii) The allowance for possible losses reflected in the Parent's audited statement of condition at December 31, 1996 was, and the allowance for possible losses shown on the balance sheets in its Reports for periods ending after December 31, 1996 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to federal savings and loan associations consistently applied.

        (iii) The Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Association and its Subsidiaries that have been classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and the Association and its Subsidiaries shall promptly after the end of any month inform the Company of any such classification arrived at any time after the date hereof. The OREO included in any non-performing assets of the Association or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

     (s) Investment Securities. (i) Except for investments in Federal Home Loan Bank Stock and pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of the Parent included in the Parent's Report on Form 10-K for the year ended December 31, 1996, and none of the investment securities held by it or any of its Subsidiaries since December 31, 1996, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

        (ii) Except as set forth in the Disclosure Letter, neither the Parent nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives

Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in the Disclosure Letter or disclosed in its Reports filed on or prior to the date hereof.

     (t) Registration Statement. The information to be supplied by it for inclusion in (i) the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act, with the SEC by the Parent for the purpose of, among other things, registering the Parent Common Stock to be issued to the Stockholders of the Company in the Merger (the "Registration Statement"), or (ii) the proxy statement to be filed with the FDIC by the Company under the Exchange Act and distributed in connection with the Company's meeting of its Stockholders to vote upon this Agreement (as amended or supplemented from time to time, the "Proxy Statement", and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement-Prospectus") will not, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (u) Books and Records. The books and records of the Parent and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     (v) Corporate Documents. The Parent has delivered to the Company true and complete copies of its certificate of incorporation and bylaws and of the Association's charter and bylaws. The minute books of the Parent and the Association constitute a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of the Parent and the Association. The minute books of each of the Parent's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each Subsidiary.

     (w) Beneficial Ownership of Company Common Stock. As of the date hereof, the Parent beneficially owns 240,000 shares of Company Common Stock and, other than as contemplated by the Option Agreement, does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of Company Common Stock.

     (x) Tax Treatment of the Merger. As of the date hereof, the Parent has no knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

                                  ARTICLE III

                           CONDUCT PENDING THE MERGER

     SECTION 3.01 Conduct of the Company's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company, the Parent or the Association to perform its covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of the Company, the Parent or the Association to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on the Company.

     SECTION 3.02 Forbearance by the Company. Without limiting the covenants set forth in Section 3.01 hereof, during the period from the date of this Agreement to the Effective Time the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of the Parent which shall not be unreasonably withheld, to:

     (a) complete any reorganization into a holding company structure or otherwise change its corporate structure from that in effect on the date hereof, or put into effect any change in any provisions of the organization certificate or bylaws of the Company, or any similar governing documents of the Company's Subsidiaries;

     (b) issue any shares of capital stock or change the terms of any outstanding stock options or warrants or issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company except pursuant to (i) the exercise of stock options or warrants as set forth in the Disclosure Letter, (ii) the Option Agreement; (iii) the terms of the certificate of designations of the Series A Preferred Stock (the "Series A Certificate of Designations") or (iv)'pursuant to the terms of the Rights Agreement; adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock except for the Company's regular quarterly dividend of $0.05 per share and dividends payable pursuant to the Series A Certificate of Designations and the certificate of designations of the Series B Preferred Stock. As promptly as practicable following the date of this Agreement, the Board of Directors of the Company shall cause its regular quarterly dividend record dates and payment dates to be the same as Parent's regular quarterly dividend record dates and payments dates for Parent Common Stock, and the Company shall not thereafter change its regular dividend payment dates and record dates. Nothing contained in this Section 3.02(b) or in any other Section of this Agreement shall be construed to permit holders of shares of the Company to receive two dividends either from the Company or from Parent or the Company and Parent in any one quarter or to deny or prohibit such holders from receiving one dividend from the Company or Parent in any quarter;

     (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of the Company or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force at the date of this Agreement and which have been described to the Parent;

     (d) except to the extent required by law or as disclosed in Section 3.02(d) of the Company's Disclosure Letter or specifically provided for elsewhere herein, increase in any manner the compensation or fringe benefits of any of its employees or directors other than general increases in compensation for non-officer employees in the ordinary course of business consistent with past practice that do not cause the aggregate annualized compensation of all of the Company's non-officer employees participating in the increase being granted, immediately following such increase, to exceed by more than 5% the aggregate total annual compensation expense of the Company with respect to such persons for the twelve month period ended March 31, 1997 and that do not cause the aggregate annual rates of base salaries of all of the Company's non-officer employees participating in the increase being granted to increase by more than 5% over such aggregate base salaries at March 31, 1997, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan (as defined in Section 2.03(n)) with or for the benefit of any employee or director; voluntarily accelerate the vesting of any stock options or other compensation or benefit; terminate or increase the costs to the Company or any Subsidiary of any Employee Plan; hire any employee with an annual compensation in excess of $50,000 or enter into any employment contract; or make any discretionary contributions to any Employee Plan;

     (e) except as contemplated by Section 4.02, change its method of accounting as in effect at December 31, 1996, except as required by changes in generally accepted accounting principles as concurred in writing by the Company's independent auditors;

     (f) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000 and other than investments for the Company's portfolio made in accordance with

Section 3.02(g), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

     (g) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than US government and US government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS, that are purchased in the ordinary course of business consistent with past practice;

     (h) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $100,000 per annum and other than contracts or agreements covered by Section 3.02(k);

     (i) settle any claim, action or proceeding involving any liability of the Company or any of its Subsidiaries for money damages in excess of $500,000 or material restrictions upon the operations of the Company or any of its Subsidiaries;

     (j) except in the ordinary course of business and in amounts less than $500,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

     (k) make, renegotiate, renew, increase, extend or purchase any (i) loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) in conformity with existing lending practices in amounts not to exceed $1,000,000 to any individual borrower or (B) loans or advances as to which the Company has a legally binding obligation to make such loan or advances as of the date hereof and a description of which has been provided by the Company in writing to the Parent prior to the execution of this Agreement; provided, however, that the Company may not make, renegotiate, renew, increase, extend or purchase any loan that is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such a loan; or (ii) loans, advances or commitments to directors, officers or other affiliated parties of the Company or any of its Subsidiaries;

     (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to the Company except in satisfaction of debts previously contracted;

     (m) incur any additional borrowings beyond those set forth on the Disclosure Letter other than short-term (two years or less) Federal Home Loan Bank borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of the Company or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

     (n) make any capital expenditures in excess of $100,000 per expenditure from the date of this Agreement until the Effective Date other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair;

     (o) make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans and investments or commitments approved by the Board of Directors of the Company prior to the date of this Agreement and disclosed in writing to the Parent;

     (p) except pursuant to commitments existing at the date hereof which have previously been disclosed in writing to the Parent, make any real estate loans secured by undeveloped land or real estate located outside the State of New York or make any construction loan;

     (q) establish or make any commitment relating to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained; with respect to any such new branch or other office facility for which regulatory approval has been received, make any capital expenditures that in the aggregate would exceed the aggregate capital expenditures for such facilities indicated in the Company's 1997 capital budget, a copy of which has been provided to the Parent;

     (r) organize, capitalize, lend to or otherwise invest in any Subsidiary, or invest in or acquire a 10% or greater equity or voting interest in any firm, corporation or business enterprise;

     (s) elect to the Board of Directors of the Company any person who is not a member of the Board of Directors of the Company as of the date of this Agreement; or

     (t) agree or make any commitment to take any action that is prohibited by this Section 3.02.

     In the event that the Parent does not respond in writing to the Company within five business days of a written request for the Company to engage in any of the actions for which the Parent's prior written consent is required pursuant to this Section 3.02, the Parent shall be deemed to have consented to such action. Any request by the Company or response thereto by the Parent shall be made in accordance with the notice provisions of Section 8.07.

     SECTION 3.03  Conduct of the Parent's Business Prior to the Effective
Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Parent shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company, the Parent or the Association to perform its covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of the Company, the Parent or the Association to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on the Parent. Without limiting the foregoing, during the period from the date of this Agreement to the Effective Time, the Parent shall not, without the prior written consent of the Company, which shall not be unreasonably withheld, make, declare or pay any cash dividends in an amount in excess of $0.25 per share quarter.

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.01 Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of the respective officers and directors of the Company or its Subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, (a) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or more than 10% of the assets or any equity securities of, the Company or any of its material Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, (b) except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will notify the Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company after the date hereof, and the identity of

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the person making such inquiry, proposal or offer and the substance thereof.
Subject to the foregoing, the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section
4.01. The Company will promptly request each person (other than the Parent) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with the Company or any Subsidiary of the Company to return or destroy all confidential information previously furnished to such person by or on behalf of the Company or any of its Subsidiaries.

     SECTION 4.02 Certain Policies of the Company. (a) At the request of the Parent, the Company shall modify and change its loan, litigation, real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all required regulatory approval and shareholder approvals are received and after receipt of written confirmation from the Parent that it is not aware of any fact or circumstance that would prevent completion of the Merger and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of the Association; provided, that such policies and procedures are not prohibited by generally accepted accounting principles or all applicable laws and regulations.

     (b) The Company's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.02.

     SECTION 4.03 Employees; Benefit Plans and Programs. (a) Each person who is employed by the Company immediately prior to the Effective Time (a "Company Employee") shall, at the Effective Time, become an employee (but not an officer) of the Association. Beginning at the Effective Time, each of the Company Employees shall serve the Association in the same capacity in which he or she served the Company immediately prior to the Effective Time and upon the same terms and conditions generally applicable to other employees of the Association with comparable positions, with the following special provisions:

        (i) If it is not practical to enroll the Company Employees as of the Effective Time in a particular employee benefit plan or program maintained by the Association for its employees (the "Association Plans"), the Association shall continue any comparable plan or program of the Company in effect immediately prior to the Effective Time (the "Company Plans") for a transition period. During the transition period, the Company Employees shall continue to participate in the Company Plans which are continued, and all other employees of the Association will participate only in the comparable Association Plans.

        (ii) The Parent and the Association will amend each of their respective employee benefit plans and programs to recognize the service of each of the Company Employees with the Company as service with the Parent and the Association for all purposes. Each of the Company's tax-qualified plans will be amended, if necessary, to provide that all benefits accrued by Continuing Employees through the Effective Time will be fully vested without regard to their length of service.

        (iii) The Association will amend its tax-qualified defined benefit plan to recognize the service of each of the Company Employees with the Company as service with the Association for purposes of benefit accrual, with an offset for vested benefits accrued under the Company's tax-qualified defined benefit plan. The Company will take all necessary action to amend its tax-qualified defined benefit plan, effective no later than the Effective Time, to cease all future benefit accruals.

        (iv) If Continuing Employees become eligible to participate in a medical, dental or health plan of the Parent or the Association, the Parent shall cause such plan to (A) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company and (B) honor any deductible and out of pocket expenses incurred by the Continuing Employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation. If Continuing Employees of the Company become eligible to participate in a life insurance plan maintained by the Parent or the Association, Parent shall cause such plan to waive any medical certification for the Continuing Employees up to the amount of coverage the Continuing Employees had under the life insurance plan of the Company (but subject to any limits on the maximum amount of coverage under the life insurance plan of the Parent or the Association).

        (v) The Company shall amend its Supplemental Executive Retirement Plan to provide that amounts includable in the wages of a Company Employee reportable on IRS Form W-2 as a result of stock option exercises that occur after the date of execution of this Agreement and payments in settlement of the Company obligations under any employment agreement or change of control agreement will not be included as compensation for purposes of benefit accrual under such plan. The Company shall amend its Supplemental Executive Retirement Plan to cease all future benefit accruals effective no later than the Effective Time, but such amendment shall not affect the calculation of any "make-up" payment provided for under any employment agreement or change in control severance agreement.

     (b) (i) The Parent shall assume the obligations of the Company with respect to the employment agreements between the Company and the persons identified on the Disclosure Schedule as having such agreements and with respect to the change in control severance agreements between the Company and the persons identified in the Disclosure Schedule as having such agreements. The Company shall use reasonable efforts to secure from each Named Individual and deliver to the Association within ten (10) business days after the execution of this Agreement an agreement substantially in the form attached hereto as Exhibit A (the "Settlement Agreement") to (A) accept as full settlement of his or her rights in, to and under the Specified Compensation and Benefit Programs the monetary amount and in-kind benefits reflected for such person on the Disclosure Schedule and (B) agree to deliver in exchange for such payment and benefits a written release, substantially in the form attached hereto as Exhibit B (the "Release"), of any further claim in, to and under the Specified Compensation and Benefit Programs.

        (ii) As soon as practicable following the Effective Time, the Parent shall pay to each of Messrs. Keegan, Harris and Henchy whose Settlement Agreement has been timely delivered to the Association the monetary payment and benefits set forth in Settlement Agreement in exchange for his Release.

     (c) The Company shall amend its retirement plan for non-employee directors to cease all future benefit accruals, and shall terminate its deferred compensation plan for non-employee directors, in each case effective no later than the Effective Time, but such amendment shall not prevent the application of
Section 4.4 of the retirement plan for non-employee directors providing for immediate, unreduced benefits.

     (d) Parent shall pay, in accordance with the terms of the 1997 Annual Incentive Plan, the cash awards provided thereunder based, if applicable, on performance through the Effective Time or if the Effective Time occurs prior to September 30, 1997, a pro rata portion of such amount.

     SECTION 4.04 Access and Information. (a) Upon reasonable notice, the Company and the Parent shall (and shall cause its respective Subsidiaries to) afford to each other and their respective representatives (including, without limitation, directors, officers and employees of such party and its affiliates, and counsel, accountants and other professionals retained) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as either party may reasonably request; provided, however, that no investigation pursuant to this Section 4.04 shall affect or be deemed to modify any representation or warranty made herein. The Parent, the Association and the Company will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 4.04 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each of the Parent, the Association and the Company will keep confidential, and will cause its respective representatives to keep confidential, all information and documents obtained pursuant to this Section
4.04 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality obligation or agreement, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same.

     (b) During the period of time beginning on the day application materials are initially filed with the OTS and continuing to the Effective Time, including weekends and holidays, the Company shall provide the Association and its authorized agents and representatives full access to the Company's offices for the purpose of installing necessary wiring and equipment to be utilized by the Association after the Effective Time; provided, that:

        (i) reasonable advance notice of each entry shall be given to the Company,and the Company approves of each entry, which approval shall not be unreasonably withheld;

        (ii) the Company shall have the right to have its employees or contractors present to inspect the work being done;

        (iii) to the extent practicable, such work shall be done in a manner that will not interfere with the Company's business conducted at the Branch;

        (iv) all such work shall be done in compliance with all applicable laws and government regulation, and the Association shall be responsible for the procurement, at the Association's expense, of all required governmental or administrative permits and approvals;

        (v) the Association shall maintain appropriate insurance satisfactory to the Company in connection with any work done by the Association's agents and representatives pursuant to this Section 4.13;

        (vi) the Association shall reimburse the Company for any material out-of-pocket costs or expenses incurred by the Company in connection with this undertaking; and

        (vii) in the event this Agreement is Terminated in accordance with
Article VI hereof, the Association, within a reasonable time period and at its sole cost and expense, will restore such offices to their condition prior to the commencement of any such installation.

     SECTION 4.05 Certain Filings, Consents and Arrangements. The Parent, the Association and the Company shall (a) as soon as practicable (and in any event within 75 days after the date hereof) make (or cause to be made) any filings and applications and provide any notices, required to be filed or provided in order to obtain all approvals, consents and waivers of governmental authorities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby or by the Option Agreement, (b) cooperate with one another
(i) in promptly determining what filings and notices are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation or under any relevant agreement or other document and (ii) in promptly making any such filings and notices, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of the publicly available portions of all such filings, notices and applications promptly after they are filed.

     SECTION 4.06 Antitakeover Provisions. (a) The Company and its Subsidiaries shall take all steps (i) to exempt or continue to exempt the Company, the Agreement, the Merger and the Option Agreement from any provisions of an antitakeover nature in the Company's or its Subsidiaries' organization certificates and bylaws and the provisions of any federal or state antitakeover laws, and (ii) upon the request of the Parent, to assist in any challenge by the Parent to the applicability to the Agreement, the Merger or the Option Agreement of any state antitakeover law.

     (b) Except for the Amendment and amendments approved in writing by the Parent, the Company will not, following the date hereof, amend or waive any of the provisions of or take any action to exempt any other persons from the provisions of the Rights Agreement in any manner that adversely affects the Parent or the Association with respect to the consummation of the Merger or except as provided in the next sentence redeem the rights thereunder provided, however, that nothing herein shall prevent the Company from

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

amending or otherwise taking any action under the Rights Agreement to delay the Distribution Date (as defined in the Rights Agreement). If requested by the Parent, the Company will redeem all outstanding Rights at a redemption price of not more than $.01 per Right effective immediately prior to the Effective Time with respect to the consummation of the Merger.

     SECTION 4.07 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals; it being understood and agreed that the Company may delay the Closing for up to thirty (30) days after all conditions set forth in Article V have been met if the provisions of Section 6.01(e) are in effect.

     SECTION 4.08 Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter the Company and the Parent shall consult with each other in issuing any press releases or otherwise making public statements with respect to the acquisition contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

     SECTION 4.09 Stockholders' Meeting. The Company and the Parent each shall take all action necessary, in accordance with applicable law and its corporate documents, to convene a meeting of its respective stockholders (each, "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, the board of directors of each of the Company and the Parent shall (a) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement, and (b) use its best efforts to solicit such approvals.

     SECTION 4.10 Proxy; Registration Statement. As soon as practicable after the date hereof, the Parent and the Company shall cooperate with respect to the preparation of a Proxy Statement-Prospectus for the purpose of taking stockholder action on the Merger and this Agreement, file the Proxy Statement-Prospectus with the SEC and the FDIC, respond to comments of the staff of the SEC and the FDIC and promptly thereafter mail the Proxy Statement-Prospectus to all holders of record (as of the applicable record date) of shares of voting stock. The Parent and the Company each represents and covenants to the other party that the Proxy Statement-Prospectus and any amendment or supplement thereto, with respect to the information pertaining to it or its subsidiaries at the date of mailing to its stockholders and the date of its meeting of its stockholders to be held in connection with the Merger, will be in compliance with the Exchange Act and all relevant rules and regulations of the SEC and the FDIC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent and the Company, in consultation with the other, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the Merger.

     SECTION 4.11 Registration of Parent Common Stock. (a) The Parent shall, as promptly as practicable following the preparation thereof, and in any event within 60 days after the date hereof, file the Proxy Statement-Prospectus with the SEC under the Exchange Act or Registration Statement, which includes the Proxy Statement-Prospectus on Form S-4 (including any pre-effective or post-effective amendments or supplements thereto) with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement, and the Parent and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Parent will advise the Company promptly after the Parent receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the

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

Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. The Parent will provide the Company with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as the Company may reasonably request.

     (b) The Parent shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

     (c) The Parent shall use its best efforts to list, prior to the Effective Time, on the Nasdaq National Market, subject only to official notice of issuance, the shares of Parent Common Stock to be issued by the Parent in exchange for the shares of Company Common Stock.

     SECTION 4.12 Affiliate Letters. No later than the tenth business day following the mailing of the Proxy Statement-Prospectus referred to in Section 4.10, the Company shall deliver to the Parent, after consultation with legal counsel, a list of the names and addresses of those persons it deems to be "Affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act and a letter in the form attached hereto as Exhibit C restricting the disposition of shares of Parent Common Stock to be received by such Affiliate in exchange for such Affiliate's shares of Company Common Stock.

     SECTION 4.13 Notification of Certain Matters. Each party shall give prompt notice to the others of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of the Company and its Subsidiaries taken as a whole to which the Company or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Event. Each of the Company and the Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     SECTION 4.14 Advisory Board. The Parent shall, promptly following the Effective Time, cause all of the non-officer members of the Company's Board as of the date of this Agreement who are willing to so serve to be elected or appointed as members of an advisory board (the "Advisory Board") established by the Parent, the function of which shall be to advise the Parent with respect to deposit and lending activities in the Company's former market area and to maintain and develop customer relationships. The members of the Advisory Board who are willing to so serve shall be elected to serve a three year term beginning on the Effective Date. Each member of the Advisory Board who is not a director of the Parent and who is not an employee of the Parent shall receive a retainer fee for such service at an annual rate of $24,000, payable in monthly installments or in one lump sum at any time in advance at the option of the Parent. Within 30 days after the Effective Date, each member of the Advisory Board shall receive a grant of options to purchase 4,000 shares of the Parent Common Stock which subject to the terms of an option agreement to be provided by the Parent and reasonably acceptable to the Company shall extend for a term of ten (10) years beginning on the Effective Date; shall be exercisable at any time after the Effective Date at an exercise price per share equal to the closing sales price for a share of Parent Common Stock on the date of grant as reported in The Wall Street Journal and shall provide for reasonable registration rights. At or prior to the Effective Time, Parent shall (i) take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of options granted in accordance with this Section and (ii) file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Parent Common Stock subject to such options. Parent shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding.

     SECTION 4.15 Directors. The Parent agrees to cause Mr. Gerard C. Keegan and one other member of the Company's board of directors (on the date hereof) selected by the Company and acceptable to the Parent, who are willing so to serve ("Former Company Directors"), to be elected or appointed as directors of the Parent and Association at, or as promptly as practicable after, the Effective Time (such appointment or election of Former Company Directors to be as evenly distributed as possible among the classes of the Parent directors).

     SECTION 4.16 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time through the sixth anniversary of the Effective Date, the Parent agrees to indemnify and hold harmless each present and former director and officer of the Company or its Subsidiaries and each officer or employee of the Company or its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at the Company's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement, including the entering into of the Stock Option Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent then permitted under applicable law.

     (b) Any Indemnified Party wishing to claim indemnification under Section 4.16(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Parent thereof, but the failure to so notify shall not relieve the Parent of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) the Parent shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and the Parent shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Parent does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between the Parent and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and the Parent shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; provided, however, that the Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) the Parent shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

     (c) Parent shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 4.16 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

     (d) For a period of six years after the Effective Time, the Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amount containing terms which are no less advantageous to the beneficiaries thereof); provided, however, that in no event shall the Parent be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 4.16(d), any premium per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by the Company for such insurance (the "Maximum Agreement"); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount; and provided, further, that officers and directors of the Company may be required to make

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

application and provide customary representations and warranties to the Parent's insurance carrier for the purpose of obtaining such insurance.

     SECTION 4.17 Transition Committee. The Parent recognizes that the Company has a talented group of officers and employees that will be important to the future growth of the combined companies. In recognition of the foregoing, immediately after the execution of this Agreement, the Parent shall form an Employee Merger Transition Committee consisting of Mr. George L. Engelke, Jr. and Mr. Gerard C. Keegan, who shall each serve as co-chairman, and such other persons, if any, as they shall mutually select. The Employee Merger Transition Committee shall have sole responsibility for all decisions affecting the employees of the Company and its Subsidiaries after the Merger.

     SECTION 4.18 Series A ESOP Convertible Preferred Stock. If the stockholders of the Company and the Parent have each approved the transactions contemplated hereby and all requisite regulatory approvals have been obtained, the Company, within 5 business days of receiving a notice (the "Redemptive Notice") from the Parent that it has waived all conditions to its obligations to consummate the Merger, shall take all appropriate steps to call the Series A ESOP Convertible Preferred Stock for redemption as long as, as of the date of the Redemptive Notice the closing price of the Parent Common Stock is not less than $34.125; it being understood that there is no obligation to redeem the Series A Convertible Preferred Stock except as set forth in this Section 4.18.

                                   ARTICLE V

                           CONDITIONS TO CONSUMMATION

     SECTION 5.01 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment of the following conditions:

     (a) this Agreement shall have been approved by the requisite vote of the Company's stockholders and the Parent's stockholders in accordance with applicable law;

     (b) all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on the Company and its subsidiaries taken as a whole or (ii) on the Parent and its Subsidiaries taken as a whole. None of the approvals or waivers referred to herein shall contain any term or condition which would have a Material Adverse Effect on (x) the Company and its Subsidiaries taken as a whole or (y) the Parent and its Subsidiaries taken as a whole;

     (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger;

     (d) no statute, rule or regulation, shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger;

     (e) the Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained; and the shares of Parent Common Stock issuable pursuant to this Agreement shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance; and

     (f) the Parent shall have received the agreement referred to in Section
4.12 from each affiliate of the Company, and the letters from the three persons referred to in the last sentence of Section 4.03(b).

     SECTION 5.02 Conditions to the Obligations of the Parent and the Association Under this Agreement. The obligations of the Parent and the Association to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by the Parent:

     (a) each of the obligations of the Company required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Company contained in this Agreement shall be true and correct, subject to Sections 2.01 and 2.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). The Parent shall have received a certificate to the foregoing effect signed by the president and the chief financial or principal accounting officer of the Company;

     (b) all action required to be taken by, or on the part of, the Company to authorize the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of the Company, and the Parent shall have received certified copies of the resolutions evidencing such authorization;

     (c) the Parent shall have received certificates (such certificates to be dated as of a day as close as practicable to the date of the Closing) from appropriate authorities as to the good standing of the Company;

     (d) the Parent shall have received an opinion of Thacher Proffitt & Wood, counsel to the Parent, dated as of the Effective Date in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to the Parent, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

        (i) No gain or loss will be recognized by the Parent, the Association or the Company as a result of the Merger;

        (ii) Except to the extent of any cash received in lieu of a fractional share interest in Parent Common Stock or of any Cash Consideration received, no gain or loss will be recognized by the stockholders of the Company who exchange their Company Stock for Parent Common Stock pursuant to the Merger;

        (iii) The tax basis of the Parent Common Stock received by stockholders who exchange their Company Common Stock for Parent Common Stock in the Merger will be the same as the tax basis of the Company Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and by the amount of any Cash Consideration received and increased by any gain recognized on the exchange;

        (iv) The holding period of the Parent Stock received by each stockholder in the Merger will include the holding period of the Company Common Stock exchanged therefor, provided that such stockholder held such Company Common Stock as a capital asset on the date of the Merger;

        (v) No gain or loss will be recognized by the stockholders of the Company who exchange their Company Series B Preferred Stock solely for Parent Series A Preferred Stock pursuant to the Merger;

        (vi) The tax basis of the Parent Series A Preferred Stock received by stockholders who exchange their Company Series B Preferred Stock solely for Parent Series A Preferred Stock in the Merger will be the same as the tax basis of the Company Series B Preferred Stock surrendered pursuant to the Merger; and

        (vii) The holding period of the Parent Series A Preferred Stock received by each stockholder in the Merger will include the holding period of the Company Series B Preferred Stock exchanged therefor, provided that such stockholder held such Company Series B Preferred Stock as a capital asset on the date of the Merger.

     Such opinion may be based on, in addition to the review of such matters of fact and law as Thacher Proffitt & Wood considers appropriate, (i) representations made at the request of Thacher Proffitt & Wood by the Parent, the Association, the Company, stockholders of the Parent or the Company, or any combination of such persons and (ii) certificates provided at the request of Thacher Proffitt & Wood by officers of the Parent, the Association, the Company and other appropriate persons;

     (e) the Company shall have caused to be delivered to the Parent "cold comfort" letters or letters of procedures from the Company's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to the Company's stockholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to the Parent, concerning such matters as are customarily covered in transactions of the type contemplated hereby;

     (f) the Parent shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby; and

     (g) neither the Parent nor the Association shall have become an "Acquiring Person" and no "Stock Acquisition Date" or "Distribution Date" shall have occurred under the Rights Agreement, and the rights reserved thereunder shall not have become distributable, unredeemable or exercisable.

     (h) The Company shall have provided to the trustee of the ESOP a notice of its intention to redeem the Series A ESOP Convertible Preferred Stock, in accordance with the terms thereof, sufficiently in advance of the Closing Date to permit redemption prior to the Effective Time.

     SECTION 5.03 Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by the Company:

     (a) each of the obligations of the Parent and the Association, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Parent and the Association contained in this Agreement shall be true and correct, subject to Sections 2.01 and 2.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). The Company shall have received a certificate to the foregoing effect signed by the president and the chief financial officer of the Parent;

     (b) all action required to be taken by, or on the part of, the Parent and the Association to authorize the execution, delivery and performance of this Agreement and the consummation by the Parent and the Association of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of the Parent, and the Company shall have received certified copies of the resolutions evidencing such authorization;

     (c) the Company shall have received certificates (such certificates to be dated as of a day as close as practicable to the date of the Closing) from appropriate authorities as to the good standing of the Parent;

     (d) the Company shall have received an opinion of Sullivan & Cromwell, counsel to the Company, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to the Company, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

        (i) No gain or loss will be recognized by the Parent, the Association or the Company as a result of the Merger;

        (ii) Except to the extent of any cash received in lieu of a fractional share interest in Parent Common Stock or of any Cash Consideration received, no gain or loss will be recognized by the stockholders of the Company who exchange their Company Common Stock for Parent Common Stock pursuant to the Merger;

        (iii) The tax basis of the Parent Stock received by stockholders who exchange their Company Common Stock for Parent Common Stock in the Merger will be the same as the tax basis of the Company

Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and by the amount of any Cash Consideration received and increased by any gain recognized on the exchange;

        (iv) The holding period of the Parent Stock received by each stockholder in the Merger will include the holding period of the Company Common Stock exchanged therefor, provided that such stockholder held such Company Common Stock as a capital asset on the date of the Merger;

        (v) No gain or loss will be recognized by the shareholders of the Company who exchange their Company Series B Preferred Stock solely for Parent Series A Preferred Stock pursuant to the Merger;

        (vi) The tax basis of the Parent Series A Preferred Stock received by stockholders who exchange their Company Series B Preferred Stock solely for Parent Series A Preferred Stock in the Merger will be the same as the tax basis of the Company Series B Preferred Stock surrendered pursuant to the Merger;

        (vii) The holding period of the Parent Series A Preferred Stock received by each stockholder in the Merger will include the holding period of the Company Series B Preferred Stock exchanged therefore, provided that such stockholder held such Company Series B Preferred Stock as a capital asset on the date of the Merger.

     Such opinion may be based on, in addition to the review of such matters of fact and law as Sullivan & Cromwell considers appropriate, (i) representations made at the request of Sullivan & Cromwell by the Parent, the Association, the Company, stockholders of the Parent or the Company, or any combination of such persons and (ii) certificates provided at the request of Sullivan & Cromwell by officers of the Parent, the Association, the Company and other appropriate persons;

     (e) the Parent shall have caused to be delivered to the Company "cold comfort" letters or letters of procedures from the Parent's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to the Parent's stockholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to the Company, concerning such matters as are the customarily covered in transactions of the type contemplated hereby;

     (f) the Parent shall have filed with the Secretary of State of the State of Delaware the amendment to the certificate of incorporation changing the par value of the shares of Parent Preferred Stock to $1.00 per share and the certificate of designations with respect to Parent Series B Preferred Stock and such document shall have become effective under the DGCL; and

     (g) No "Shares Acquisition Date" or "Distribution Date" shall have occurred under the Parent Rights Agreement, and the rights reserved thereunder shall not have become distributable, unredeemable or exercisable.

                                   ARTICLE VI

                                  TERMINATION

     SECTION 6.01 Termination. This Agreement may be terminated, and the Merger abandoned, at or prior to the Effective Date, either before or after its approval by the stockholders of the Company and the Parent:

     (a) by the mutual consent of the Parent and the Company, if the board of directors of each so determines by vote of a majority of the members of its entire board;

     (b) by the Parent or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the stockholders of the Company or the Parent, as the case may be, to approve the Agreement at its meeting called to consider such approval; provided, however, that the Company or the Parent, as the case may be, shall only be entitled to terminate the Agreement pursuant to this clause (i) if it has complied in all material respects with its obligations under Sections 4.09 and 4.10, or (ii) a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which causes the conditions set forth in
Section 5.02(a) (in the case of termination by the Parent) and Section 5.03(a) (in the case of the termination by the Company) not to be satisfied and such breach is not cured within 25 business days after written notice of such breach is given to the party committing such breach by the other party; or which breach is not capable of being cured by the date set forth in Section 6.01(d) or any extension thereof;

     (c) by the Parent or the Company by written notice to the other party if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

     (d) by the Parent or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1998, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; provided, that such date shall be extended for a period of 30 days following the Valuation Date, as such term is defined in Section 1.02(a)(iv), in the event the Company delivers the written notice referred to in Section 6.01(e); or

     (e) by the Company, if its board of directors so determines by a majority vote of members of its entire board, at any time during the five-day period commencing with the Valuation Date, such termination to be effective on the 30th day following such Valuation Date (the "Effective Termination Date"), if both of the following conditions are satisfied:

        (i) the Parent Market Value on such Valuation Date of shares of Parent Common Stock shall be less than an amount equal to $30.30, adjusted as indicated in the last sentence of this Section 6.01(e); and

        (ii) (A) the number (the "Parent Ratio") obtained by dividing the Parent Market Value on such Valuation Date by $37.88 (the "Initial Parent Market Value") shall be less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting .15 from the quotient in this clause (ii)(B) (the "Index Ratio");

subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 6.01(e), it shall give prompt written notice to the Parent (provided that such notice of election to terminate may be withdrawn at any time prior to the Effective Termination Date). During the seven-day period commencing with its receipt of such notice, the Parent shall have the option to increase the consideration to be received by the holders of Company Common Stock hereunder, by adjusting the Stock Consideration to equal the lesser of (x) a number equal to a fraction, the numerator of which is $15.15 and the denominator of which is the Parent Market Value, and (y) a number equal to a fraction, the numerator of which is the Index Ratio multiplied by .50 and the denominator of which is the Parent Ratio. If the Parent so elects it shall give prompt written notice to the Company of such election and the revised Stock Consideration, whereupon no termination shall have occurred pursuant to this Section 6.01(e) and this Agreement shall remain in effect in accordance with its terms (except as the Stock Consideration shall have been so modified).

     For purposes of this Section 6.01(e), the following terms shall have the meanings indicated below:

        "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the appropriate weighting.

        "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 30 trading days ending on the Valuation Date.

        "Index Group" means the 15 financial institution holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal at any time during the period beginning on the date of this Agreement and ending on the Valuation Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of this Agreement and ending on the Valuation Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 15 financial institution holding companies and the weights attributed to them are as follows:

                HOLDING COMPANY                                            WEIGHTING
                ---------------------------------------------------------  ---------
                ALBANK Financial Corporation.............................      2.4%
                Bank United Corp.........................................      5.9%
                Charter One Financial....................................      8.6%
                Commercial Federal Corporation...........................      4.0%
                GreenPoint Financial Corp................................      8.8%
                Sovereign Bancorp, Inc...................................     11.8%
                First Financial Corp.....................................      6.8%
                North Fork Bancorporation Inc............................      6.0%
                Dime Bancorp,Inc.........................................     19.4%
                Long Island Bancorp, Inc.................................      4.5%
                New York Bancorp Inc.....................................      3.1%
                Peoples Heritage Finl Group..............................      5.2%
                RCSB Financial, Inc......................................      2.8%
                St. Paul Bancorp, Inc....................................      4.2%
                TCF Financial Corp.......................................      6.4%

        "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the trading day immediately preceding the public announcement of this Agreement.

        "Parent Market Value" shall have the meaning set forth in Section 1.02(a)(iv) hereof.

        "Valuation Date" means the Valuation Date, as defined in Section 1.02(a)(iv) hereof.

If the Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Valuation Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 6.01(e);

     (f) by the Parent or the Company if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement at a time when an Acquisition Transaction (as defined in Section 6.03(b)) has been proposed or (ii) the Board of Directors of the Parent shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Parent has not convened a meeting of stockholders at which a vote was taken to approve the transactions contemplated by the Merger prior to the termination of this Agreement pursuant to the terms hereof. In the event of such termination, the party referred to in clause (i) or clause (ii), whichever is applicable, shall pay to the other party the termination fee of five million and 00/100 Dollars ($5,000,000) in cash on demand in recognition of the efforts, expenses and other opportunities foregone by the other party while structuring the Merger, and if the Company makes the payment as set forth herein, it shall have no further obligations to pay any termination fee pursuant to Section 6.03. Such payment shall have no effect on the ability of the Parent to exercise its then existing rights, if any, under the Option Agreement.

     SECTION 6.02 Effect of Termination. In the event of the termination of this Agreement by either the Parent or the Company, as provided above, this Agreement shall thereafter become void and, subject to the provisions of Section 8.02, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Agreement.

     SECTION 6.03 Third Party Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by the Parent while structuring the Merger, the parties agree that the Company shall pay to the Parent the termination fee of five million and 00/100 Dollars ($5,000,000) in cash on demand if, during a period of eighteen (18) months after the date hereof, any of the following occurs:

     (a) the acquisition by any person other than the Parent or an affiliate of the Parent of beneficial ownership of 20% or more of the then outstanding voting power of the Company;

     (b) the Company or any of its Subsidiaries, without having received the Parent's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than the Parent or any of its Subsidiaries or the Board of Directors of the Company shall have recommended that the stockholders of the Company approve or accept any Acquisition Transaction with any person other than the Parent or any of its Subsidiaries. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Company, (y) a purchase, lease or other acquisition of all or substantially all of the assets of the Company or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of the Company; provided, that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only the Company and/or its Subsidiaries; or

     (c) after a bona fide proposal is made by a third party to the Company or its stockholders to engage in an Acquisition Transaction, (i) the Company shall have breached any covenant or obligation contained in the Agreement and such breach would entitle the Parent to terminate the Agreement or (ii) the holders of Company stock shall not have approved the Agreement at the meeting of such stockholders held for the purpose of voting on the Agreement, or such meeting shall not have been held or shall have been canceled prior to termination of the Agreement or (iii) the Company's Board of Directors shall have withdrawn or modified in a manner adverse to the Parent the recommendation of the Company's Board of Directors with respect to the Agreement.

     Any fee payable to the Parent pursuant to this Section 6.03 or Section 6.01(f) shall be reduced dollar for dollar (but shall not be reduced to a negative number) to the extent that the Total Profit (as defined in the Option Agreement) exceeds $10,000,000. Notwithstanding the foregoing, the Company shall not be obligated to pay to the Parent such termination fees in the event that
(i) the Company or Parent validly terminate this Agreement pursuant to Section 6.01(a), 6.01(c) or 6.01(b)(i) if the stockholders of the Parent fail to approve the transactions contemplated by this Agreement, (ii) the Parent shall have received the termination fee set forth in Section 6.01(f), (iii) the Company terminates this Agreement pursuant to Section 6.01(b)(ii) or 6.01(e) or (iv) the Merger is terminated under Section 6.01(d) as a result of the failure to satisfy the conditions set forth in Section 5.02(h).

                                  ARTICLE VII

                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

     SECTION 7.01 Effective Date and Effective Time. The closing of the transactions contemplated hereby shall take place at the offices of Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048, on such date (the "Closing Date") and at such time as the Parent reasonably selects that is not later than the last business day of the month in which the expiration of the last applicable waiting period in connection with approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such earlier or later date as may be agreed by the parties. On the Closing Date, the Association and the Company shall execute articles of merger in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such articles of merger. The date of such filing or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be as set forth in such articles of merger.

     SECTION 7.02 Deliveries at the Closing. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to the Parent and the Company the documents and instruments required to be delivered under
Article V.

                                  ARTICLE VIII

                                 OTHER MATTERS

     SECTION 8.01 Certain Definitions; Interpretation. As used in this Agreement, the following terms shall have the meanings indicated:

        "material" means material to the Parent or the Company (as the case may be) and its respective subsidiaries, taken as a whole.

        "person" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

     When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to any other gender.

     SECTION 8.02 Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including without limitation Sections 4.03, 4.04(a), 4.14, 4.15, 4.16, 4.17 and
8.06 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time. If the Agreement shall be terminated, the agreements of the parties in the last three sentences of Section 4.04 and Section 8.06 shall survive such termination.

     SECTION 8.03 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of the Company or the Parent, no amendment may be made that would reduce the aggregate Merger Consideration or contravene applicable New York or federal banking laws, rules and regulations.

     SECTION 8.04 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     SECTION 8.05 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

     SECTION 8.06 Expenses. Except as provided in Section 6.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     SECTION 8.07 Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice to the other party hereto.

     If to the Company, to:

              The Greater New York Savings Bank
              One Penn Plaza
              New York, New York 10119
              Facsimile: (212) 613-4195
              Attention: Gerard C. Keegan
                       Chairman, President and Chief
                       Executive Officer

     With copies to:

              Sullivan & Cromwell
              125 Broad Street
              New York, New York 10004
              Facsimile: (212) 558-3345
              Attention: Mark J. Menting, Esq.

                       and
              Sonnenschein Nath & Rosenthal
              1221 Avenue of the Americas
              New York, New York 10020
              Facsimile: (212) 391-1247
              Attention: Robert E. Curry, Jr., Esq.

     If to the Parent or the Association, to:

              Astoria Financial Corporation
              One Astoria Federal Plaza
              Lake Success, New York 11042-1805
              Facsimile: (516) 327-7860
              Attention: Mr. George L. Engelke, Jr.
                       President and Chief Executive Officer

        With copies to:

              Thacher Proffitt & Wood
              Two World Trade Center
              New York, New York 10048
              Facsimile: (212) 912-7751
              Attention: Omer S. J. Williams, Esq.

     SECTION 8.08 Entire Agreement; etc. This Agreement, together with the Option Agreement, the Disclosure Letters and the Confidentiality Agreements, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Sections 1.09(b), 4.03(b)(ii), 4.14, 4.15 and 4.16, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.09 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          ASTORIA FINANCIAL CORPORATION

                                          By: /s/ GEORGE L. ENGELKE, JR.

                                            ------------------------------------
                                            George L. Engelke, Jr.
                                            President and Chief Executive
                                              Officer

                                          ASTORIA FEDERAL SAVINGS AND LOAN
                                          ASSOCIATION

                                          By: /s/ GEORGE L. ENGELKE, JR.

                                            ------------------------------------
                                            George L. Engelke, Jr.
                                            President and Chief Executive
                                              Officer

                                          THE GREATER NEW YORK SAVINGS BANK

                                          By: /s/ GERARD C. KEEGAN

                                            ------------------------------------
                                            Gerard C. Keegan
                                              Chairman, President and Chief
                                              Executive Officer

                                                                      APPENDIX B

                       THE TRANSFER OF THIS AGREEMENT IS
                    SUBJECT TO CERTAIN PROVISIONS CONTAINED
                     HEREIN AND MAY BE SUBJECT TO TRANSFER
                               RESTRICTIONS UNDER
                         FEDERAL AND STATE BANKING LAW

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of March 29, 1997 (the "Agreement"), by and between The Greater New York Savings Bank, a New York chartered stock savings bank ("Issuer"), and Astoria Financial Corporation, a Delaware corporation ("Grantee").

                                    RECITALS

     A. The Plan. Grantee, Issuer and the Association have entered into an Agreement and Plan of Merger, dated as of March 29, 1997 (the "Plan"), providing for, among other things, the merger of Issuer with and into a wholly-owned subsidiary of Grantee, with such subsidiary being the surviving corporation.

     B. Condition to Plan. As a condition and an inducement to Grantee's execution and delivery of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

     2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 2,721,536 shares of common stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock), at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $17.875. Each Option Share issued upon exercise of the Option shall be accompanied by the related preferred share purchase right ("Company Rights") issued pursuant to the Rights Agreement between the Company and The Chase Manhattan Bank (as successor in interest to Manufacturers Hanover Trust Company), dated as of June 14, 1990, as amended ("Company Rights Agreement").

     3. Exercise of Option. (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time, following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event other than a termination thereof by Grantee pursuant to Section 6.01(b)(ii) of the Plan (a termination of the Plan by Grantee pursuant to Section 6.01(b)(ii) of the Plan, being referred to herein as a "Default Termination"), (C) 15 months after a Default Termination or (D) 15 months after termination of the Plan (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event;

provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

     (b) As used herein, a "Purchase Event" means any of the following events:

          (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or Issuer shall have entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 25% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in the case of (A) or (C), any transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such transaction (provided any such transaction is not violative of the Plan) (each of (A), (B) or (C), an "Acquisition Transaction"); or

          (ii) Any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3, promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act") of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the voting power of Issuer or any of its significant subsidiaries.

     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

          (i) Any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2, promulgated under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the voting power of Issuer (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

          (ii) The stockholders shall not have approved the Plan by the requisite vote at the stockholders meeting of the Issuer called for that purpose ("Company Meeting"), the Company Meeting shall not have been held or shall have been canceled prior to termination of the Plan or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act of 1933, as amended, the Bank Holding Company Act, as amended, the Bank Merger Act, as amended or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

          (iii) Any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

          (iv) After a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 6.01(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan).

     As used in this Agreement, the term "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the "Stock Exercise Notice," the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified. If prior notification to or approval of any Regulatory Authority is required in connection with any such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval, and the Closing shall occur immediately following such regulatory approvals and any mandatory waiting periods. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     4. Payment and Delivery of Certificates. (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) of this Agreement.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a) of this Agreement, (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens (as defined in the Plan) and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH 29, 1997. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities Exchange Commission (the "SEC"), or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4 in the name of Holder or its assignee, transferee or designee.

     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

     5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

          (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

          (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 15% of the issued and outstanding shares of Issuer Common Stock.

          (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

          (d) No Violations. The execution, delivery and performance of this Agreement does not and will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case, give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

     6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

     7. Adjustment upon Changes in Issuer Capitalization, Etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, exercise of the Company Rights or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing any such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this
Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

     (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (A) the Acquiring Corporation (as hereinafter defined), (B) any person that controls the Acquiring Corporation or (C) in the case of a merger described in clause
(ii), Issuer (such person being referred to as "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

     (e) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, or (C) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

          (ii) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

          (iii) "Assigned Value" shall mean the highest of (A) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (B) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (C) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (D) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (x) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder, divided by (y) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

          (iv) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that, if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder.

     (g) Issuer shall not enter into any transaction described in Section 7(b) of this Agreement unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares Substitute Common Stock are restricted securities, as defined in Rule 144, promulgated under the Securities Act ("Rule 144"), or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

     (h) Notwithstanding anything herein to the contrary and in lieu of any other adjustments provided for herein, in the event that the Issuer completes a reorganization involving the formation of a holding company for the Issuer, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option of such holding company with terms substantially identical to those contained herein.

     8. Repurchase at the Option of Holder.  (a) Subject to the last sentence of
Section 3(a) of this Agreement, at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d) hereof) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

          (i) The aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

          (ii) The excess, if any, of (A) the Applicable Price (as defined below) for each share of Issuer Common Stock over (B) the Purchase Price (subject to adjustment pursuant to Section 7 of this Agreement), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) The excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7 of this Agreement) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to this Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder and Holder shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) of this Agreement. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase. Notwithstanding anything herein to the contrary, in the event that Issuer delivers to the Holder written notice accompanied by a certification of Issuer's independent auditor each stating that a requested repurchase of the Option or Issuer Common Stock would result in the recapture of Issuer's bad debt reserves under the Internal Revenue Code of 1986, as amended, Holder's repurchase request shall be deemed to be automatically revoked and be of no effect.

     Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a) of this Agreement.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) hereof, (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger, sale or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement, or (iii) the highest closing sales price per share of

Issuer Common Stock quoted on the Nasdaq (or if Issuer Common Stock is not quoted on the Nasdaq, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or
(ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3, promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

     9. Registration Rights. (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c) of this Agreement, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible, prepare and file a registration statement under the Securities Act or equivalent statements under the rules and regulations of the Federal Deposit Insurance Corporation ("FDIC") or the Banking Law of the State of New York ("NYBL"), as applicable, if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415, promulgated under the Securities Act, or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act, the NYBL or the rules and regulations of the FDIC in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any equivalent or successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some, but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

     (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) of this Agreement to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) of this Agreement for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) hereof:

          (i) Prior to the earliest of (A) termination of the Plan pursuant to
     Article VI thereof, (B) failure to obtain the requisite stockholder approval pursuant to Section 6.01 of Article VI of the Plan, and (C) a Purchase Event or a Preliminary Purchase Event;

          (ii) On more than one occasion during any calendar year;

          (iii) Within 90 days after the effective date of a registration referred to in Section 9(b) of this Agreement pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

          (iv) Unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 9(a) or 9(b) of this Agreement (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) of this Agreement.

     (e) Indemnification. In connection with any registration under Section 9(a) or 9(b) of this Agreement, Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

     In connection with any registration pursuant to Section 9(a) or 9(b) of this Agreement, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of Section 9(e) of this Agreement.

     (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule
144. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12. Profit Limitation. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $10 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) deliver to the Issuer for cancellation Shares previously purchased by Grantee, (b) pay cash or other consideration to the Issuer or (c) undertake any combination thereof, so that Grantee's Total Profit shall not exceed $10 million after taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of Shares as would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than $10 million and, if exercise of the Option otherwise would exceed such amount, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Stock Exercise Notice so that the Notional Total Profit shall not exceed $10 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 2 hereof.

     (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Grantee pursuant to Section 6.01(f) or 6.03 of the Merger Agreement and Section 8(a)(ii) hereof, (ii) (x) the amount received by Grantee pursuant to the Issuer's repurchase of Option Shares pursuant to Section 8 hereof, less (y) the Grantee's purchase price for such Option Shares, and (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Option Shares.

     (d) As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of the Stock Exercise Notice assuming that this Option was exercised on such date for such number of Shares and assuming that such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     13. Miscellaneous. (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement: No Third-Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) of this Agreement and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h) of this Agreement) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 3 of this Agreement (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer, and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          THE GREATER NEW YORK SAVINGS BANK

                                          By:     /s/ GERARD C. KEEGAN
                                            ------------------------------------
                                                      Gerard C. Keegan
                                                  Chairman, President and
                                                  Chief Executive Officer

                                          ASTORIA FINANCIAL CORPORATION

                                          By:  /s/ GEORGE L. ENGELKE, JR.
                                            ------------------------------------
                                                   George L. Engelke, Jr.
                                               President and Chief Executive
                                                           Officer

                                                                      APPENDIX C

                              PLAN OF BANK MERGER

     THIS PLAN OF BANK MERGER ("Plan of Merger") dated             , 1997 (the
"Agreement"), is by and between Astoria Federal Savings and Loan Association (the "Association"), a federally chartered savings and loan association and a wholly-owned subsidiary of Astoria Financial Corporation, a Delaware corporation ("AFC"), and The Greater New York Savings Bank, a New York State chartered savings bank ("GNYSB"), pursuant to an Agreement and Plan of Merger dated as of March 29, 1997, as amended (the "Agreement") by and among AFC, the Association and GNYSB. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

                                   BACKGROUND

     1. The authorized capital stock of the Association consists of 35,000,000 shares of common stock, par value $1.00 per share ("Association Common Stock"), of which 1,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which none are issued and outstanding.

     2. The authorized capital stock of GNYSB consists of 45,000,000 shares of common stock, par value $1.00 per share ("GNYSB Common Stock"), of which 13,676,065 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $1.00 per share, of which 2,000,000 shares of 12% Noncumulative Perpetual Preferred Stock, Series B, are issued and outstanding.

     3. The respective Boards of Directors of the Association and GNYSB deem the merger of GNYSB with and into the Association, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective shareholders.

     4. The respective Boards of Directors of the Association and GNYSB have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of AFC, the Association, and GNYSB have adopted resolutions approving the Agreement, pursuant to which this Plan of Merger is being executed by the Association and GNYSB.

                                   AGREEMENT

     In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America and the State of New York, the Association and GNYSB, intending to be legally bound hereby, agree:

                                   ARTICLE I

                                     MERGER

     Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the United States of America and the State of New York, on the Effective Date (as that term is defined in Article V hereof) GNYSB shall merge with and into the Association; the separate existence of GNYSB shall cease; and the Association shall be the surviving corporation (such transaction is referred to herein as the "Merger" and the Association, as the surviving corporation in the Merger, is referred to herein as the "Surviving Bank"). The Association will have its home office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 and its branch offices at the locations listed on Exhibit "A."

                                   ARTICLE II

                               CHARTER AND BYLAWS

     On and after the Effective Date, the Federal Stock Charter and Bylaws of the Association, as in effect immediately prior to the Effective Date, shall automatically be and remain the Federal Stock Charter and Bylaws of the Surviving Bank, until altered, amended, or repealed; provided, that prior to the Effective Time (as defined in Section 7.01 of the Agreement), the Association will amend its Bylaws to increase the size of the Board of Directors to 11 persons in accordance with the applicable rules and regulations of the Office of Thrift Supervision.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     3.1 Board of Directors. On and after the Effective Date, the directors of the Surviving Bank shall consist of the directors of the Association duly elected and holding office immediately prior to the Effective Date, and Mr. Gerard C. Keegan and one other member of GNYSB's Board of Directors (on March 29, 1997) selected by GNYSB and acceptable to AFC who is willing so to serve. The names and residence addresses of the directors are:

    NAME                                                         RESIDENCE ADDRESS
    -----------------------------------------------------  -----------------------------
    George L. Engelke, Jr................................  83 Chelsea Road
                                                           Garden City, New York 11530
    Robert G. Bolton.....................................  RD4 Box 83
                                                           Oneonta, New York 13820
    Andrew M. Burger.....................................  83 Puritan Avenue
                                                           Yonkers, New York 10710
    Denis J. Connors.....................................  51 Garner Lane
                                                           Bayshore, New York 11706
    Thomas J. Donahue....................................  201 Cashel Drive
                                                           Aberdeen, New Jersey 07747
    William J. Fendt.....................................  211 Nassau Boulevard
                                                           Garden City, New York 11530
    Ralph F. Palleschi...................................  12 Auerbach Lane
                                                           Lawrence, New York 11559
    Thomas V. Powderly...................................  83 Hunt Drive
                                                           Jericho, New York 11753
    Gerard C. Keegan.....................................  151 Brixton Road
                                                           Garden City, New York 11530
    [person to be named by GNYSB]

                                   ARTICLE IV

                              CONVERSION OF SHARES

     4.1 Stock of the Association. Each share of the Association's Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

     4.2 Common Stock of GNYSB. (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of GNYSB Common Stock issued and outstanding at the Effective Time (other than (i) shares the holder of which pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "Dissenters' Shares"), (ii) shares held directly or indirectly by the AFC (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and (iii) shares held as treasury stock of GNYSB (the "Excluded Shares") shall become and be converted into, at the election of the holder thereof (subject to the provisions of Article I of the Agreement), the right to receive: (x) the "Cash Consideration," described below, or (y) the "Stock Consideration" consisting of shares of AFC Common Stock, together with the related preferred share purchase right issued pursuant to the rights agreement between the AFC and ChaseMellon Shareholder Services, L.L.C. dated as of July 17, 1996 (collectively, the "Merger Consideration").

     (i) The Cash Consideration shall be $19.00 for each share of GNYSB Common Stock.

     (ii) The Stock Consideration shall be 0.50 of a share of AFC Common Stock for each share of GNYSB Common Stock.

     (iii) If between the date of the Agreement and the Effective Time the outstanding shares of AFC Common Stock shall have been changed into a different number of shares or into a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (each, a "Stock Adjustment"), the Merger Consideration shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

     (iv) As used herein, "AFC Market Value" shall be the average of the mean between the closing high bid and low asked prices of a share of AFC Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System National Market System, for the 30 consecutive trading days immediately preceding the day which is the day that is the latest of (i) the day of expiration of the last waiting period with respect to any of the required regulatory approvals, as defined in Section 5.01(b) of the Agreement, (ii) the day on which the last of the required regulatory approvals, as defined in
Section 5.01(b) of the Agreement, is obtained and (iii) the day on which the last of the required stockholder approvals have been received.

     (b) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

     (c) As of the Effective Time, all shares of GNYSB Common Stock other than Excluded Shares shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares of GNYSB Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of AFC.

     4.3 Preferred Stock of GNYSB. At or immediately prior to the Effective Time, the Certificate of Incorporation of AFC shall be amended to (i) change the par value of the authorized shares of the AFC Preferred Stock from $0.01 per share to $1.00 per share and (ii) fix the preferences of a newly-created Series B Preferred Stock of AFC (the "AFC Series B Preferred Stock") to have terms substantially identical, and in any event no less favorable, to those of the 12% Noncumulative Preferred Stock, Series B of GNYSB (the "GNYSB Series B Preferred Stock") and agreeable to GNYSB; provided, that, AFC may, in its sole discretion, effect such an amendment provided for in clause (ii) above through a Certificate of Designations filed pursuant to Section 151 of the Delaware General Corporation Law. At the Effective Time, each share of the GNYSB Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and shall become, one share of the AFC Series B Preferred Stock, as provided in Article I of the Agreement.

     4.4 Fractional Shares. Notwithstanding any other provision hereof, no fraction of a whole share of the AFC Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, the AFC shall pay to each holder of the GNYSB Common Stock who would otherwise be entitled to a fractional share an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the AFC Market Value.

                                   ARTICLE V

                          EFFECTIVE DATE OF THE MERGER

     The Merger shall be effective on the date on which all filings with government agencies, as may be required under applicable laws and regulations for the Merger to become effective, are made and accepted by the applicable agencies (the "Effective Date").

                                   ARTICLE VI

                              EFFECT OF THE MERGER

     6.1 Separate Existence. On the Effective Date the separate existence of GNYSB shall cease and all of the property (real, personal and mixed), rights, powers, duties and obligations of GNYSB shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.

     6.2 Savings Accounts. After the Effective Date, the Association will continue to issue savings accounts on the same basis as immediately prior to the Effective Date.

     6.3 Liquidation Account. After the Effective Date, the Association will continue to maintain the Association's liquidation account for the benefit of eligible account holders on the same basis as immediately prior to the Effective Date, and GNYSB's liquidation account for the benefit of eligible account holders shall automatically be expressly assumed by the Association, as of the Effective Date, on the same basis as it existed immediately prior to the Effective Date.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     The obligations of the Association and GNYSB to effect the Merger shall be subject to satisfaction, unless duly waived by the party permitted to do so, of the conditions precedent set forth in the Agreement.

                                  ARTICLE VIII

                                  TERMINATION

     This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

                                   ARTICLE IX

                                   AMENDMENT

     Subject to applicable law, this Plan of Merger may be amended at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Plan of Merger.

     10.2 Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 8.07 of the Agreement.

     10.3 Captions. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

     10.4 Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

     10.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the United States of America and, in the absence of controlling Federal law, in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Association and GNYSB have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

                                          ASTORIA FEDERAL SAVINGS AND LOAN
                                          ASSOCIATION

                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                                          THE GREATER NEW YORK SAVINGS BANK

                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                                  EXHIBIT "A"
                               TO PLAN OF MERGER

                                  ASSOCIATION
                                BRANCH LOCATIONS

37-16 30th Avenue, Long Island City, New York 11103
29-34 30th Avenue, Long Island City, New York 11102
31-24 Ditmars Boulevard, Long Island City, New York 11105
46-08 Francis Lewis Boulevard, Flushing, New York 11361
63-72 108th Street, Forest Hills, New York 11375
68-17 Myrtle Avenue, Glendale, New York 11385
116-22 Metropolitan Avenue, Kew Gardens, New York 11418
71-20 Kissena Boulevard, Flushing, New York 11367
57-07 Junction Boulevard, Elmhurst, New York 11373
30-33 Stratton Street, Pathmark Shopping Center, Flushing, New York 11354 72-25 Metropolitan Avenue, Middle Village, New York 11379
153-17 Cross Island Parkway, Whitestone, New York 11357
60-20 Woodside Avenue, New York 11377
464 Atlantic Avenue, East Rockaway, New York 11518
1622 Hempstead Turnpike, East Meadow, New York 11554
1585 Dutch Broadway, Elmont, New York 11003
99 Covert Avenue, Floral Park, New York 11001
155 Jericho Turnpike, Floral Park, New York 11001
955 Hempstead Turnpike, Franklin Square, New York 11010
711 Franklin Avenue, Franklin Square, New York 11010
1000 Franklin Avenue, Garden City, New York 11530
44 Cedar Swamp Road, Glen Cove, New York 11542
260 Glen Head Road, Glen Head, New York 11545
4 Great Neck Road, Great Neck, New York 11021
114 Northern Boulevard, Greenvale, New York 11548
360 Merrick Road, Lynbrook, New York 11563
363 Hempstead Avenue, Malverne, New York 11565
995 Hicksville Road, Massapequa, New York 11758
52 Manetto Hill Mall, Plainview, New York 11801
490 Hempstead Turnpike, West Hempstead, New York 11552
162 Hillside Avenue, Williston Park, New York 11596
320 Walt Whitman Road, Huntington Station, New York 11746
33 Main Street, Kings Park, New York 11754
361 Sunrise Highway, Patchogue, New York 11772
1015 Route 112, Port Jefferson Station, New York 11776
1880 Middle County Road, Ridge, New York 11961
861 Montauk Highway, West Babylon, New York 11704
729 Saw Mill River Road, Ardsley, New York 10502
560 Warburton Avenue, Hastings-on-Hudson, New York 10706
Towne Centre at Somers, Somers, New York 10589
18 South Broad Street, Norwich, New York 13815
62 Pioneer Street, Cooperstown, New York 13326
107 Oneida Street, Oneonta, New York 13820
Southside Mall, Oneonta, New York 13820
One Wall Street, Oneonta, New York 13820
451 5th Avenue at 9th Street, Park Slope, New York 11215
110 7th Avenue at President Street, Park Slope, New York 11215

101 Church Avenue at McDonald Avenue, Kensington, New York 11218
1045 Flatbush Avenue at Duryea Place, Flatbush, New York 11226
1550 Flatbush Avenue at Nostrand Avenue, Flatbush, New York 11210
5220 13th Avenue at 53rd Street, Borough Park, New York 11219
4302 18th Avenue at East 2nd Street, Borough Park, New York 11218
489 Neptune Avenue at West 5th Street, Coney Island, New York 11224
1672 Sheepshead Bay Road at Voorhies Avenue, Sheepshead Bay, New York 11235 179-25 Hillside Avenue at 179th Street, Hillside, New York 11432
222 Station Plaza North, Mineola, New York 11501
Sands Shopping Center, 3535 Long Beach Road, Oceanside, New York 11572
102 Broadway Mall, Route 106/107, Hicksville, New York 11801
King Kullen Shopping Center, 2775 Route 112, Medford, New York 11763
401 Avenue M, Midwood, New York 11230
2239/45 65th Street, Bensonhurst, New York 11204
2133 Knapp Street, Midwood, New York 11229

                                                                      APPENDIX D

                [LETTERHEAD OF SANDLER O'NEILL & PARTNERS, L.P.]

June 24, 1997

Board of Directors
The Greater New York Savings Bank
One Penn Plaza
New York, New York 10119

Ladies and Gentlemen:

     The Greater New York Savings Bank ("GNYSB"), Astoria Financial Corporation ("Astoria") and Astoria Federal Savings and Loan Association, a wholly-owned subsidiary of Astoria (the "Association"), have entered into an Agreement and Plan of Merger, dated as of March 29, 1997 (the "Agreement"), pursuant to which GNYSB will be merged with and into the Association (the "Merger"). Upon consummation of the Merger, each outstanding share of GNYSB common stock, par value $1.00 per share (including any shares that are issued upon the conversion of shares of GNYSB Series A 8.25% ESOP Cumulative Convertible Preferred Stock, par value $1.00 per share, the "GNYSB Shares"), other than certain GNYSB Shares specified in the Agreement, will be converted into the right to receive, at the election of the holder thereof, either .50 of a share of common stock, par value $.01 per share, of Astoria (the "Astoria Shares") or $19.00 in cash, subject in each case to proration so that 75% of the entire consideration payable by Astoria will be common stock and 25% will be cash. In addition, each share of GNYSB 12% Noncumulative Perpetual Preferred Stock, Series B, par value $1.00 per share (the "Series B Preferred"), will be converted into one share of a newly created series of preferred stock of Astoria (the "Astoria Preferred") having substantially identical, and in any event no less favorable, terms and conditions as the Series B Preferred (the "Preferred Exchange"). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of the GNYSB Shares and the Series B Preferred.

     Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of March 29, 1997, by and between Astoria and GNYSB; (iii) the Joint Proxy Statement-Prospectus of GNYSB and Astoria dated as of the date hereof;
(iv) Astoria's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations as contained in its annual report to shareholders for the year ended December 31, 1996; (v) GNYSB's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations as contained in its annual report to shareholders for the year ended December 31, 1996; (vi) the Proxy Statement of GNYSB dated March 14, 1997; (vii) Astoria's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (viii) GNYSB's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (ix) certain financial analyses and forecasts of GNYSB prepared by and reviewed with management of GNYSB and the views of senior management of GNYSB regarding GNYSB's past and current business operations, results thereof, financial condition and future prospects; (x) certain financial analyses and forecasts of Astoria prepared by and reviewed with management of Astoria and the views of senior management of Astoria regarding Astoria's past and current business operations, results thereof, financial condition and future prospects; (xi) the pro forma impact of the Merger on Astoria, including discussions with senior management of Astoria regarding their dividend philosophy and policy with respect to the Astoria Shares and the Astoria Preferred; (xii) the historical reported price and trading activity for Astoria's and GNYSB's common stock, including a comparison of certain financial and stock market information for Astoria and GNYSB with similar information for certain other companies the securities of which are publicly traded; (xiii) the financial terms of recent business combinations in the savings institution and banking industries; (xiv) the current market environment generally and the banking environment in particular; and (xv) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We were not asked to, and did not, solicit indications of interest in a potential transaction from other third parties other than one third party specifically identified to us by GNYSB's Board of Directors.

     In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with us, and we did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Astoria or GNYSB or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Astoria and GNYSB). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Astoria and GNYSB and that such performances will be achieved. We have also assumed that there has been no material change in Astoria's or GNYSB's assets, financial condition, results of operations, business or prospects since March 31, 1997, the date of the last financial statements noted above. We have assumed that Astoria will remain as a going concern for all periods relevant to our analyses and that the conditions precedent in the Agreement are not waived. With respect to the Preferred Exchange, we have also assumed that the terms and conditions of the Astoria Preferred are substantially identical to the Series B Preferred and that there are no material and adverse differences in the rights and privileges of the holders of the Astoria Preferred under Delaware law as compared to the rights and privileges of holders of the Series B Preferred under New York law.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof.

     We have acted as GNYSB's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion. We have also provided and continue to provide general financial advisory services for GNYSB and have received and will continue to receive fees for such services.

     In the ordinary course of our business, we may actively trade the equity securities of Astoria and GNYSB for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion is directed to the Board of Directors of GNYSB and does not constitute a recommendation to any stockholder of GNYSB as to how such stockholder should vote at the special meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an exhibit to the Joint Proxy Statement-Prospectus of GNYSB and Astoria dated the date hereof.

     Based upon and subject to the foregoing, it is our opinion that the consideration to be received by the holders of the GNYSB Shares and the Series B Preferred is fair, from a financial point of view, to the holders of such shares.

                                          Very truly yours,

                                      /s/ Sandler O'Neill & Partners, L.P.

                                                                      APPENDIX E

       [LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

                                                                   June 24, 1997

Board of Directors
Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, NY 11042-1085

Members of the Board:

     We understand that Astoria Financial Corporation (along with its subsidiaries, "Astoria"), Astoria Federal Savings and Loan Association, a wholly owned subsidiary of Astoria (along with its subsidiaries, "Astoria Federal") and The Greater New York Savings Bank (along with its subsidiaries, "Greater") have entered into an Agreement and Plan of Merger, dated as of March 29, 1997 (the "Agreement"), pursuant to which Greater will be merged with and into Astoria Federal in a transaction (the "Merger") in which each outstanding share of Greater common stock, par value $1.00 per share (the "Greater Shares"), will be converted into the right to receive, at the option of the holder of such share (subject to certain proration limitations set forth below) either (i) 0.50 of a share of the common stock, par value $0.01 per share, of Astoria (the "Astoria Shares") or (ii) $19.00 in cash (such fraction of an Astoria Share or such amount of cash being referred to herein as the "Merger Consideration"); that proration limitations will apply to any stockholder's election to choose Astoria Shares or cash such that the number of Greater Shares to be converted into Astoria Shares in the Merger shall be equal to 75% of the number of Greater Shares outstanding on the effective date of the Merger; and that each outstanding share of Greater Series A ESOP Convertible Preferred Stock will be redeemed prior to the Merger (subject to the rights of the holders thereof to convert into Greater Shares) and each outstanding share of Greater 12% Noncumulative Preferred Stock, Series B (the "Greater Series B Preferred") will become and be converted into one share of a new series of preferred stock of Astoria having terms substantially identical to those of the Greater Series B Preferred, all as set forth more fully in the Agreement.

     You have asked us whether, in our opinion, the proposed Merger Consideration is fair to Astoria from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

     (1) reviewed certain publicly available business and financial information relating to Astoria and Greater which we deemed to be relevant;

     (2) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Astoria and Greater, as well as the amount and timing of the cost savings and related expenses and revenue enhancements expected to result from the Merger (the "Expected Synergies"), furnished to us by senior management of Astoria and Greater;

     (3) conducted discussions with members of senior management of Astoria and Greater concerning the foregoing, including the respective businesses, prospects, regulatory condition and contingencies of Astoria and Greater, before and after giving effect to the Merger, and the Expected Synergies;

     (4) reviewed the market prices and valuation multiples for the Astoria Shares and the Greater Shares and compared them with those of certain publicly traded companies which we deemed to be relevant;

     (5) reviewed the results of operations of Astoria and Greater and compared them with those of certain publicly traded companies which we deemed to be relevant;

     (6) reviewed the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

     (7) reviewed the pro forma impact of the Merger;

     (8) reviewed the Agreement and Plan of Merger; and

     (9) reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of Astoria or Greater or any of their subsidiaries, nor have we been furnished with any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses and we have not made an independent evaluation of the adequacy of the allowance for loan losses of Astoria or Greater, nor have we reviewed any individual credit files relating to Greater or Astoria and we have assumed that the aggregate allowance for loan losses for each of Greater and Astoria is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity, utilizing Astoria's ordinary course practice for such allowances. In addition, we have not conducted any physical inspection of the properties or facilities of Astoria or Greater. With respect to the financial forecast information, including, without limitation, financial forecasts, evaluations of contingencies and projections regarding under-performing and non-performing assets, net charge-offs, adequacy of reserves and future economic conditions, and the Expected Synergies, furnished to or discussed with us by Astoria or Greater, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, allocations and judgment of Astoria's or Greater's management as to the expected future financial performance of Astoria or Greater, as the case may be, and the Expected Synergies. We express no opinion as to such financial forecast information or the Expected Synergies or the assumptions on which they were based. We have further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles and that it will qualify as a tax-free reorganization for United States federal income tax purposes.

     Our opinion is necessarily based upon market, economic and other conditions as in effect on, and the information made available to us as of, the date hereof. For purposes of rendering this opinion we have assumed, in all respects material to our analysis, that the representations and warranties of each party in the Agreement and all related documents and instruments (collectively, the "Documents") contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We are acting as financial advisor to Astoria in connection with the Merger and will receive a fee from Astoria for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, Astoria has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and/or financing services to Astoria and Greater and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade debt and/or equity securities of Astoria and Greater and their respective affiliates for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of Astoria. Our opinion does not address the merits of the underlying decision by Astoria to engage in the Merger, and does not constitute a recommendation to any shareholder as to how such shareholder should vote on or with respect to the proposed Merger.

     We are not expressing any opinion herein as to the prices at which the Astoria Shares will trade following the announcement or consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to Astoria.

                                          Very truly yours,

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED

                                                                      APPENDIX F

SEC.6022. PROCEDURE TO ENFORCE STOCKHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES

     1. A stockholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of stockholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a statement that he intends to demand payment for his shares if the action is taken. Such objection is not required from any stockholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of stockholders without a meeting.

     2. Within ten days after the stockholders' authorization date, which term as used in this section means the date on which the stockholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite stockholders, the corporation shall give written notice of such authorization or consent by registered mail to each stockholder who filed written objection or from whom written objection was not required, excepting any who voted for or consented in writing to the proposed action.

     3. Within twenty days after the giving of notice to him, any stockholder to whom the corporation was required to give such notice and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares.

     4. A stockholder may not dissent as to less than all of the shares, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner held of record by such nominee or fiduciary.

     5. Upon filing a notice of election to dissent, the stockholder shall cease to have any of the rights of a stockholder except the right to be paid the fair value of his shares and any other rights under this section. Withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the stockholder is not entitled to receive payment for his shares, or the stockholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a stockholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     6. At the time of filing the notice of election to dissent or within one month thereafter the stockholder shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the stockholder or other person who submitted them on his behalf. Any stockholder who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting stockholder had after filing his notice of election.

     7. Within seven days after the expiration of the period within which stockholders may file their notices of election to dissent, or within seven days after the proposed corporate action is consummated, whichever is later, the corporation or, in the case of a merger, the receiving corporation, shall make a written offer by registered mail to each stockholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be made at the same price per share to all dissenting stockholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting stockholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. If within thirty days after the making of such offer, the corporation making the offer and any stockholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer upon the surrender of the certificates representing such shares.

     8. The following procedure shall apply if the corporation fails to make such offer within such period of seven days, or if it makes the offer and any dissenting stockholder or stockholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (a) The corporation or, in the case of a merger, the receiving corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting stockholders and to fix the fair value of their shares.

          (b) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting stockholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (c) All dissenting stockholders, excepting those who, as provided in subdivision seven, have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting stockholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting stockholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (d) The court shall determine whether each dissenting stockholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting stockholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the stockholders' authorization date, excluding any appreciation or depreciation directly or indirectly induced by such corporate action or its proposal. The court may, if it so elects, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. Such appraiser shall have the power, authority and duties specified in the order appointing him, or any amendment thereof.

          (e) The final order in the proceeding shall be entered against the corporation in favor of each dissenting stockholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (f) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the stockholders' authorization date to the date of payment. If the court finds that the refusal of any stockholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (g) The costs and expenses of such proceeding shall be determined by the court and shall be assessed against the corporation, or, in the case of a merger, the receiving corporation, except that all or any part of such costs and expenses may be apportioned and assessed, as the court may determine, against any or all of the dissenting stockholders who are parties to the proceeding if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. Such expenses shall include reasonable compensation for and the reasonable expenses of the appraiser, but shall exclude the fees and expenses of counsel for and experts employed by any party unless the court, in its discretion, awards such fees and expenses. In exercising such discretion, the court shall consider any of the following:
     (A) that the fair value of the shares as determined materially exceeds the amount which such corporation offered to pay; (B) that no offer was made by such corporation; and (C) that such corporation failed to institute the special proceeding within the period specified therefor.

          (h) Within sixty days after final determination of the proceeding, the corporation or, in the case of a merger, the receiving corporation shall pay to each dissenting stockholder the amount found to be due him, upon surrender of the certificates representing his shares.

     9. Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall be dealt with as provided in section five thousand fourteen, except that, in the case of a merger, they shall be disposed of as provided in the plan of merger or consolidation.

     10. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such stockholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subdivision five, and except that this section shall not exclude the right of such stockholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

     11. Except as otherwise expressly provided in this section, any notice to be given by a corporation to a stockholder under this section shall be given in the manner provided in section six thousand five.

Added L.1964, c. 849, sec.1, eff. Sept. 1, 1964.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("Delaware General Corporation Law"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Registrant has also entered into employment agreements with certain executive officers, which agreements require that the Registrant maintain a directors' and officers' liability policy for the benefit of such officers and that the Registrant will indemnify such officers to the fullest extent permitted by law.

     In addition, pursuant to the Merger Agreement, the Registrant has agreed for a period of six years following the effective time of the Merger to indemnify certain employees, directors and officers The Greater New York Savings Bank with respect to acts or omissions occurring prior to the effective time of the Merger. The Registrant has also agreed in the Merger Agreement to maintain for a period of six years following the effective time of the Merger the directors' and officers' liability insurance coverage maintained by The Greater New York Savings Bank (or substantially equivalent coverage under substitute policies) with respect to any claims arising out of any actions or omissions occurring prior to the effective time of the Merger.

     In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation of or a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

     A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) LIST OF EXHIBITS.

EXHIBIT NO.                                     DESCRIPTION
-----------    ------------------------------------------------------------------------------
   2.1         Agreement and Plan of Merger dated as of the 29th day of March, 1997 by and among Astoria Financial Corporation, Astoria Federal Savings and Loan
               Association and The Greater New York Savings Bank, as amended (included as
               Appendix A to the Joint Proxy Statement-Prospectus)
   3.1         Certificate of Incorporation of Astoria Financial Corporation(1)
   3.2         Bylaws of Astoria Financial Corporation(1)
   4.1         Astoria Financial Corporation Specimen Stock Certificate(2)
   4.2         Federal Stock Charter of Astoria Federal Savings and Loan Association(3)
   4.3         Bylaws of Astoria Federal Savings and Loan Association(2)
   4.4         Certificate of Designations, Preferences and Rights of Series A Junior
               Participating Preferred Stock(4)
   4.5         Rights Agreement between Astoria Financial Corporation and ChaseMellon
               Shareholder Services, L.L.C., as Rights Agent, dated as of July 17, 1996(4)
   4.6         Form of Rights Certificate(4)
   4.7         Astoria Financial Corporation Automatic Dividend Reinvestment and Stock
               Purchase Plan(5)
   5.1         Opinion of Thacher Proffitt & Wood re: legality*
   8.1         Form of opinion of Thacher Proffitt & Wood re: tax matters*
   8.2         Form of opinion of Sullivan & Cromwell re: tax matters*

EXHIBIT NO.                                     DESCRIPTION
-----------    ------------------------------------------------------------------------------
  10.1         Astoria Federal Savings and Loan Association Employee Stock Ownership Trust
               Loan and Security Agreement(1)
  10.2         Amendment to Astoria Federal Savings and Loan Association Employee Stock
               Ownership Trust Loan and Security Agreement, Promissory Note, and Security
               Agreement Re Instruments or Negotiable Documents to be Deposited(1)
  10.3         Astoria Federal Savings and Loan Association and Astoria Financial Corporation
               Directors' Retirement Plan, as amended and restated, effective February 21,
               1996(6)
  10.4         Astoria Financial Corporation Death Benefit Plan for Outside Directors(6)
  10.5         Deferred Compensation Plan for Directors of Astoria Financial Corporation(6)
  10.6         1996 Stock Option Plan for Officers and Employees of Astoria Financial
               Corporation(6)
  10.7         1996 Stock Option Plan for Outside Directors of Astoria Financial
               Corporation(6)
  10.8         Astoria Federal Savings and Loan Association Recognition and Retention Plan
               for Outside Directors as amended March 1, 1996(6)
  10.9         Astoria Federal Savings and Loan Association Annual Incentive Plan for
               Selected Executives(1)
  10.10        Astoria Financial Corporation Employment Agreement with George L. Engelke,
               Jr.(6)
  10.11        Astoria Federal Savings and Loan Association Employment Agreement with George
               L. Engelke, Jr.(6)
  10.12        Astoria Financial Corporation Employment Agreement with Senior Vice President by and between Astoria Financial Corporation and Arnold K. Greenberg(6)
  10.13        Astoria Federal Savings and Loan Association Employment Agreement with Senior
               Vice President by and between Astoria Federal Savings and Loan Association and
               Arnold K. Greenberg(6)
  10.14        Astoria Financial Corporation Employment Agreement with Senior Vice President by and between Astoria Financial Corporation and Thomas W. Drennan(6)
  10.15        Astoria Federal Savings and Loan Association Employment Agreement with Senior
               Vice President by and between Astoria Federal Savings and Loan Association and
               Thomas W. Drennan(6)
  10.16        Astoria Financial Corporation Employment Agreement with Senior Vice President by and between Astoria Financial Corporation and Monte N. Redman(6)
  10.17        Astoria Federal Savings and Loan Association Employment Agreement with Senior
               Vice President by and between Astoria Federal Savings and Loan Association and
               Monte N. Redman(6)
  10.18        Astoria Financial Corporation Employment Agreement with Senior Vice President by and between Astoria Financial Corporation and William K. Sheerin(6)
  10.19        Astoria Federal Savings and Loan Association Employment Agreement with Senior
               Vice President by and between Astoria Federal Savings and Loan Association and
               William K. Sheerin(6)
  10.20        Astoria Financial Corporation Employment Agreement with Senior Vice President by and between Astoria Financial Corporation and Alan P. Eggleston(6)
  10.21        Astoria Federal Savings and Loan Association Employment Agreement with Senior
               Vice President by and between Astoria Federal Savings and Loan Association and
               Alan P. Eggleston(6)
  10.22        Memorandum For the Record dated June 11, 1993 regarding Increased Health
               Benefits for Senior Officers(1)
  10.23        Consulting and Other Arrangements Concerning Messrs. Drewitz and Bolton(1)
  10.24        Amended and Restated Agreement and Plan of Merger, dated as of July 12, 1994, by and among Astoria Financial Corporation, Astoria Federal Savings and Loan
               Association and Fidelity New York F.S.B.(7)

EXHIBIT NO.                                     DESCRIPTION
-----------    ------------------------------------------------------------------------------
  10.25        Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger,
               dated as of January 27, 1995, by and among Astoria Financial Corporation,
               Astoria Federal Savings and Loan Association and Fidelity New York F.S.B.(7)
  10.26        Form of Option Conversion Agreement by and between Astoria Financial
               Corporation and each of Mr. Thomas V. Powderly, Mr. William A. Wesp and
               Frederick J. Meyer, respectively(7)
  10.27        Consulting Agreement by and between Astoria Financial Corporation and Mr.
               Thomas V. Powderly dated January 31, 1995(7)
  10.28        Trust Agreement, dated as of January 31, 1995 between Astoria Financial
               Corporation and State Street Bank and Trust Company(7)
  10.29        Astoria Financial Corporation 1993 Incentive Stock Option Plan(1)
  10.30        Astoria Financial Corporation 1993 Stock Option Plan For Outside Directors(1)
  10.31        Astoria Federal Savings and Loan Association Recognition and Retention Plan
               for Officers and Employees(1)
  10.32        Stock Option Agreement dated as of the 29th of March, 1997, by and between The
               Greater New York Savings Bank and Astoria Financial Corporation (included as
               Appendix B to the Joint Proxy Statement-Prospectus)
  10.33        Plan of Bank Merger (included as Appendix C to the Joint Proxy
               Statement-Prospectus)
  11.1         Statement regarding computation of earnings per share(2)
  13.1         1996 Annual Report to security holders(2)
  21.1         Subsidiaries of Astoria Financial Corporation(2)
  23.1         Consent of KPMG Peat Marwick LLP, Independent Auditors for the Registrant
  23.2         Consent of KPMG Peat Marwick LLP, Independent Auditors for The Greater New
               York Savings Bank
  23.3         Consent of Thacher Proffitt & Wood (included in Exhibits 5.1 and 8.1)*
  23.4         Consent of Sullivan & Cromwell (included in Exhibit 8.2)*
  23.5         Consent of Merrill Lynch & Co.*
  23.6         Consent of Sandler O'Neill & Partners L.P.*
  24.1         Powers of Attorney (included in the signature page of this registration statement)*
  99.1         Certificate of Designations of Astoria Financial Corporation 12% Noncumulative
               Perpetual Preferred Stock, Series B*

---------------
 *  Filed herewith.

(1) Incorporated by reference to Astoria Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed with the Securities and Exchange Commission on March 30, 1994.

(2) Incorporated by reference to Astoria Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 28, 1997.

(3) Incorporated by reference to Astoria Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on March 15, 1995.

(4) Incorporated by reference to Astoria Financial Corporation's Registration Statement on Form 8-A dated July 17, 1996 and filed with the Securities and Exchange Commission on July 23, 1996.

(5) Incorporated by reference to Form S-3 Registration Statement as filed with the Securities and Exchange Commission on October 23, 1995.

(6) Incorporated by reference to Astoria Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Securities and Exchange Commission on March 29, 1996.

(7) Incorporated by reference to Astoria Financial Corporation's Current Report on Form 8-K, dated January 31, 1995 and filed with the Securities and Exchange Commission on February 9, 1995.

(b) FINANCIAL STATEMENT SCHEDULES.

     All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

(c) REPORTS, OPINIONS OR APPRAISALS OF OUTSIDE PARTIES.

     The opinions of Sandler O'Neill & Partners L.P. and Merrill Lynch & Co. are included as Appendices D and E, respectively, to the Joint Proxy
Statement-Prospectus.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus: (i) that is filed pursuant to paragraph
     (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement-Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the town of Lake Success in the State of New York on June 24, 1997.

                                          ASTORIA FINANCIAL CORPORATION

                                          By:  /s/ GEORGE L. ENGELKE, JR.

                                            ------------------------------------
                                                   George L. Engelke, Jr.
                                                   Chairman of the Board
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan P. Eggleston as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Form S-4 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

                   NAME                                   TITLE                       DATE
------------------------------------------  ---------------------------------    --------------

        /s/ GEORGE L. ENGELKE, JR.          Chairman of the Board, President,     June 24, 1997
------------------------------------------  Chief Executive Officer and
          George L. Engelke, Jr.            Director (principal executive
                                            officer)
           /s/ MONTE N. REDMAN              Senior Vice President, Treasurer      June 24, 1997
------------------------------------------  and Chief Financial Officer
             Monte N. Redman                (principal financial officer)
                                            (principal accounting officer)

           /s/ ROBERT G. BOLTON             Director                              June 24, 1997
------------------------------------------
             Robert G. Bolton

           /s/ ANDREW M. BURGER             Director                              June 24, 1997
------------------------------------------
             Andrew M. Burger

           /s/ DENIS J. CONNORS             Director                              June 24, 1997
------------------------------------------
             Denis J. Connors

          /s/ THOMAS J. DONAHUE             Director                              June 24, 1997
------------------------------------------
            Thomas J. Donahue

                   NAME                                   TITLE                       DATE
------------------------------------------  ---------------------------------    --------------

           /s/ WILLIAM J. FENDT             Director                              June 24, 1997
------------------------------------------
             William J. Fendt

          /s/ RALPH F. PALLESCHI            Director                              June 24, 1997
------------------------------------------
            Ralph F. Palleschi

          /s/ THOMAS V. POWDERLY            Director                              June 24, 1997
------------------------------------------
            Thomas V. Powderly

                                 EXHIBIT INDEX

                                                                                        SEQUENTIAL
                                                                                           PAGE
EXHIBIT NO.                                 DESCRIPTION                                   NUMBER
-----------     --------------------------------------------------------------------    ----------
   2.1       -- Agreement and Plan of Merger dated as of the 29th day of March, 1997 by and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and The Greater New York Savings Bank, as
                amended (included as Appendix A to the Joint Proxy
                Statement-Prospectus)
   3.1       -- Certificate of Incorporation of Astoria Financial Corporation(1)
   3.2       -- Bylaws of Astoria Financial Corporation(1)
   4.1       -- Astoria Financial Corporation Specimen Stock Certificate(2)
   4.2       -- Federal Stock Charter of Astoria Federal Savings and Loan
                Association(3)
   4.3       -- Bylaws of Astoria Federal Savings and Loan Association(2)
   4.4       -- Certificate of Designations, Preferences and Rights of Series A
                Junior Participating Preferred Stock(4)
   4.5       -- Rights Agreement between Astoria Financial Corporation and
                ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated as of July 17, 1996(4)
   4.6       -- Form of Rights Certificate(4)
   4.7       -- Astoria Financial Corporation Automatic Dividend Reinvestment and
                Stock Purchase Plan(5)
   5.1       -- Opinion of Thacher Proffitt & Wood re: legality*
   8.1       -- Form of opinion of Thacher Proffitt & Wood re: tax matters*
   8.2       -- Form of opinion of Sullivan & Cromwell re: tax matters*
  10.1       -- Astoria Federal Savings and Loan Association Employee Stock
                Ownership Trust Loan and Security Agreement(1)
  10.2       -- Amendment to Astoria Federal Savings and Loan Association Employee
                Stock Ownership Trust Loan and Security Agreement, Promissory Note,
                and Security Agreement Re Instruments or Negotiable Documents to be
                Deposited(1)
  10.3       -- Astoria Federal Savings and Loan Association and Astoria Financial
                Corporation Directors' Retirement Plan, as amended and restated, effective February 21, 1996(6)
  10.4       -- Astoria Financial Corporation Death Benefit Plan for Outside
                Directors(6)
  10.5       -- Deferred Compensation Plan for Directors of Astoria Financial
                Corporation(6)
  10.6       -- 1996 Stock Option Plan for Officers and Employees of Astoria
                Financial Corporation(6)
  10.7       -- 1996 Stock Option Plan for Outside Directors of Astoria Financial
                Corporation(6)
  10.8       -- Astoria Federal Savings and Loan Association Recognition and
                Retention Plan for Outside Directors as amended March 1, 1996(6)
  10.9       -- Astoria Federal Savings and Loan Association Annual Incentive Plan
                for Selected Executives(1)
  10.10      -- Astoria Financial Corporation Employment Agreement with George L.
                Engelke, Jr.(6)
  10.11      -- Astoria Federal Savings and Loan Association Employment Agreement
                with George L. Engelke, Jr.(6)

                                                                                        SEQUENTIAL
                                                                                           PAGE
EXHIBIT NO.                                 DESCRIPTION                                   NUMBER
-----------     --------------------------------------------------------------------    ----------
  10.12      -- Astoria Financial Corporation Employment Agreement with Senior Vice
                President by and between Astoria Financial Corporation and Arnold K.
                Greenberg(6)
  10.13      -- Astoria Federal Savings and Loan Association Employment Agreement
                with Senior Vice President by and between Astoria Federal Savings and Loan Association and Arnold K. Greenberg(6)
  10.14      -- Astoria Financial Corporation Employment Agreement with Senior Vice
                President by and between Astoria Financial Corporation and Thomas W.
                Drennan(6)
  10.15      -- Astoria Federal Savings and Loan Association Employment Agreement
                with Senior Vice President by and between Astoria Federal Savings and Loan Association and Thomas W. Drennan(6)
  10.16      -- Astoria Financial Corporation Employment Agreement with Senior Vice
                President by and between Astoria Financial Corporation and Monte N.
                Redman(6)
  10.17      -- Astoria Federal Savings and Loan Association Employment Agreement
                with Senior Vice President by and between Astoria Federal Savings and Loan Association and Monte N. Redman(6)
  10.18      -- Astoria Financial Corporation Employment Agreement with Senior Vice
                President by and between Astoria Financial Corporation and William
                K. Sheerin(6)
  10.19      -- Astoria Federal Savings and Loan Association Employment Agreement
                with Senior Vice President by and between Astoria Federal Savings and Loan Association and William K. Sheerin(6)
  10.20      -- Astoria Financial Corporation Employment Agreement with Senior Vice
                President by and between Astoria Financial Corporation and Alan P.
                Eggleston(6)
  10.21      -- Astoria Federal Savings and Loan Association Employment Agreement
                with Senior Vice President by and between Astoria Federal Savings and Loan Association and Alan P. Eggleston(6)
  10.22      -- Memorandum For the Record dated June 11, 1993 regarding Increased
                Health Benefits for Senior Officers(1)
  10.23      -- Consulting and Other Arrangements Concerning Messrs. Drewitz and
                Bolton(1)
  10.24      -- Amended and Restated Agreement and Plan of Merger, dated as of July
                12, 1994, by and among Astoria Financial Corporation, Astoria
                Federal Savings and Loan Association and Fidelity New York F.S.B.(7)
  10.25      -- Amendment No. 1 to the Amended and Restated Agreement and Plan of
                Merger, dated as of January 27, 1995, by and among Astoria Financial
                Corporation, Astoria Federal Savings and Loan Association and
                Fidelity New York F.S.B.(7)
  10.26      -- Form of Option Conversion Agreement by and between Astoria Financial
                Corporation and each of Mr. Thomas V. Powderly, Mr. William A. Wesp and Frederick J. Meyer, respectively(7)
  10.27      -- Consulting Agreement by and between Astoria Financial Corporation and Mr. Thomas V. Powderly dated January 31, 1995(7)
  10.28      -- Trust Agreement, dated as of January 31, 1995 between Astoria
                Financial Corporation and State Street Bank and Trust Company(7)

                                                                                        SEQUENTIAL
                                                                                           PAGE
EXHIBIT NO.                                 DESCRIPTION                                   NUMBER
-----------     --------------------------------------------------------------------    ----------
  10.29      -- Astoria Financial Corporation 1993 Incentive Stock Option Plan(1)
  10.30      -- Astoria Financial Corporation 1993 Stock Option Plan For Outside
                Directors(1)
  10.31      -- Astoria Federal Savings and Loan Association Recognition and
                Retention Plan for Officers and Employees(1)
  10.32      -- Stock Option Agreement dated as of the 29th of March, 1997, by and between The Greater New York Savings Bank and Astoria Financial
                Corporation (included as Appendix B to the Joint Proxy
                Statement-Prospectus)
  10.33      -- Plan of Bank Merger (included as Appendix C to the Joint Proxy
                Statement-Prospectus)
  11.1       -- Statement regarding computation of earnings per share(2)
  13.1       -- 1996 Annual Report to security holders(2)
  21.1       -- Subsidiaries of Astoria Financial Corporation(2)
  23.1       -- Consent of KPMG Peat Marwick LLP, Independent Auditors for the
                Registrant
  23.2       -- Consent of KPMG Peat Marwick LLP, Independent Auditors for The
                Greater New York Savings Bank
  23.3       -- Consent of Thacher Proffitt & Wood (included in Exhibits 5.1 and
                8.1)*
  23.4       -- Consent of Sullivan & Cromwell (included in Exhibit 8.2)*
  23.5       -- Consent of Merrill Lynch & Co.*
  23.6       -- Consent of Sandler O'Neill & Partners L.P.*
  24.1       -- Powers of Attorney (included in the signature page of this registration statement)*
  99.1       -- Certificate of Designations of Astoria Financial Corporation 12%
                Noncumulative Perpetual Preferred Stock, Series B*

---------------
 *  Filed herewith.

(1) Incorporated by reference to Astoria Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed with the Securities and Exchange Commission on March 30, 1994.

(2) Incorporated by reference to Astoria Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 28, 1997.

(3) Incorporated by reference to Astoria Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on March 15, 1995.

(4) Incorporated by reference to Astoria Financial Corporation's Registration Statement on Form 8-A dated July 17, 1996 and filed with the Securities and Exchange Commission on July 23, 1996.

(5) Incorporated by reference to Form S-3 Registration Statement as filed with the Securities and Exchange Commission on October 23, 1995.

(6) Incorporated by reference to Astoria Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Securities and Exchange Commission on March 29, 1996.

(7) Incorporated by reference to Astoria Financial Corporation's Current Report on Form 8-K, dated January 31, 1995 and filed with the Securities and Exchange Commission on February 9, 1995.